 As filed with the Securities and Exchange Commission on December 5, 2001


                                             Registration No. 333-73638


                                                              333-73638-001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1


                                    TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

National Commerce Financial Corporation       National Commerce Capital Trust II
            (Exact name of co-registrants as specified in charters)


      Tennessee              62-0784645                  Delaware                   36-7372327
(State or other
jurisdiction of
incorporation or          (I.R.S. Employer    (State or other jurisdiction of    (I.R.S. Employer
organization)          Identification Number) incorporation or organization)  Identification Number)


                                      6711
            (Primary Standard Industrial Classification Code Number)

                              One Commerce Square
                            Memphis, Tennessee 38150
                                 (901) 523-3434
    (Address, including zip code, and telephone number, including area code, of co-registrant's principal executive offices)

                               ----------------

                             CHARLES A. NEALE, ESQ.
                       Vice President And General Counsel
                    National Commerce Financial Corporation
                              One Commerce Square
                            Memphis, Tennessee 38150
                                 (901) 523-3371
 (Name, address, including zip code, and telephone number, including area code, of agent for service for co-registrants)

                               ----------------

                                with copies to:
            JOHN A. GOOD, ESQ.                    WILLIAM V. FOGG, ESQ.
          Bass, Berry & Sims PLC                 Cravath, Swaine & Moore
       100 Peabody Place, Suite 900         Worldwide Plaza, 825 Eighth Ave.
         Memphis, Tennessee 38103               New York, New York 10019
        Telephone: (901) 543-5901               Telephone: (212) 474-1000
        Facsimile: (888) 543-4644               Facsimile: (212) 474-3700

  Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                               ----------------

                                                        (continued on next page)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                  (continued from previous page)


                               ----------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED DECEMBER 5, 2001


PROSPECTUS

                               $200,000,000

                       National Commerce Capital Trust II

                           % Trust Preferred Securities
              Liquidation Amount $25 per Trust Preferred Security

    Fully and Unconditionally Guaranteed, to the extent described below, by
                    National Commerce Financial Corporation

  National Commerce Capital Trust II, a subsidiary of National Commerce Financial Corporation, or "NCF," will issue the trust preferred securities. The trust's only assets will be junior subordinated debentures to be issued by NCF. The junior subordinated debentures will have substantially the same payment terms as the trust preferred securities. The trust can make distributions on the trust preferred securities only if NCF makes interest payments on the junior subordinated debentures.



  Distributions with respect to the trust preferred securities are payable
quarterly, beginning           , 2002 and will accumulate from December  ,
2001. Distributions may be postponed for up to five years, but not beyond the maturity date of the junior subordinated debentures held by the trust. The
junior subordinated debentures will mature on        ,     . The trust
preferred securities may be redeemed in whole or in part at any time on or
after        ,      or earlier upon certain events involving taxation or
capital treatment as described in this prospectus.


  The junior subordinated debentures will be subordinated to all existing and future senior and senior subordinated debt of NCF and effectively subordinated to all liabilities of its subsidiaries. As a result, the trust preferred securities also will be effectively subordinated to the same debt and liabilities. NCF will guarantee payments of amounts due on the trust preferred securities, but only to the extent described in this prospectus.


  The trust preferred securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol "NCF Pr".


                      -----------------------------------

  See "Risk Factors" beginning on page 11 for a discussion of certain risks that you should consider in connection with an investment in the trust preferred securities.


  These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                      -----------------------------------



                                              Price to   Underwriting  Proceeds
                                              Public/1/ Commissions/2/  To NCF
                                              --------- -------------- --------
Per trust preferred security.................   $           $           $
Total........................................   $           $           $



/1/Your purchase price will also include any distributions accrued on the trust
  preferred securities since December   , 2001.



/2/NCF will pay underwriting commissions of $   per trust preferred security
  ($     in total).



  National Commerce Capital Trust II expects to deliver the trust preferred securities to investors through the book-entry facilities of The Depository Trust Company and its direct participants Euroclear and Clearstream on or about December , 2001.



JPMorgan                Joint Book-Running Managers



                                                        Merrill Lynch & Co.


                                  ----------

NBC Capital Market_sGroup  Salomon Smith Barne_ UBSyWarbur_ WachoviagSecurities

                                  ----------

Keefe, Bruyette & Woods, Inc.



          Morgan Keegan & Company, Inc.



                     Sandler O'Neill & Partners, L.P.



                                                 SunTrust Robinson Humphrey



December   , 2001.

   You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, the trust preferred securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the trust preferred securities.



   No action is being taken in any jurisdiction outside the U.S. to permit a public offering of the trust preferred securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.


                               TABLE OF CONTENTS

Summary...................................................................    1
Risk Factors..............................................................   11
Use of Proceeds...........................................................   19
Capitalization............................................................   19
Accounting and Regulatory Treatment.......................................   20
Information About National Commerce Financial Corporation.................   21
Selected Historical Consolidated Financial Data of NCF....................   30
Management's Discussion and Analysis of Financial Condition and Results of
 Operations of NCF........................................................   32
Directors and Executive Officers of NCF...................................   62
Description of the Trust..................................................   76
Description of the Trust Preferred Securities.............................   77
Description of the Junior Subordinated Debentures.........................   91
Book-Entry Issuance.......................................................  101
Description of the Guarantee..............................................  106
Relationship Among the Trust Preferred Securities, the Junior Subordinated
 Debentures and the Guarantee.............................................  109
Material Federal Income Tax Consequences..................................  111
ERISA Considerations......................................................  117
Certain Transactions with Directors and Management of NCF.................  120
Underwriting..............................................................  121
Validity of Securities....................................................  123
Experts...................................................................  123
Where You Can Find More Information.......................................  123
Index to Financial Statements.............................................  F-1


               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

   This prospectus includes forward-looking statements. NCF has based these statements on its current expectations and projections about future events. When the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan(s)," "seek(s)," "should," "will" and similar expressions or their negative are used in the prospectus, these are forward-looking statements. Many possible events or factors, including those discussed in "Risk Factors" beginning on page 11 of this prospectus, could affect NCF's future financial results and performance. This could cause results or performance to differ materially from those expressed in NCF's forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only to the date of this prospectus.

                                    SUMMARY

   This summary highlights information contained elsewhere in this prospectus, but does not contain all the information that may be important to you. Therefore, you should read the entire prospectus, including the financial statements and related notes included elsewhere in this prospectus, before making a decision to invest in the trust preferred securities.

                    National Commerce Financial Corporation

   National Commerce Financial Corporation, referred to as "NCF" in this prospectus, is a regional bank holding company operating commercial banking offices in approximately 390 locations in Tennessee, North Carolina, South Carolina, Georgia, Virginia, West Virginia, Mississippi and Arkansas. NCF also provides trust and asset management, transaction processing, retail banking consulting and securities services. As of September 30, 2001, NCF had consolidated assets of $18.5 billion, consolidated loans of $11.5 billion and consolidated deposits of $11.9 billion.


   In July 2000 NCF engaged in a merger-of-equals transaction with CCB Financial Corporation, called "CCB" in this prospectus, headquartered in Durham, North Carolina. In the merger NCF combined the retail and supermarket banking strength of its principal banking subsidiary, National Bank of Commerce, referred to as "NBC" in this prospectus, in the Tennessee, Virginia, West Virginia and Georgia markets with the commercial banking strength of Central Carolina Bank and Trust Company, which we call "Central Carolina Bank" in this prospectus, in North and South Carolina. Since the merger, NCF has maintained the NBC and Central Carolina Bank brand names in its historical markets but has consolidated operations and executive functions, achieving significant cost savings in the process. NCF has announced that, effective December 31, 2001, Central Carolina Bank will merge into NBC, and NCF will thereafter conduct substantially all of its banking operations through a single national bank subsidiary. NCF believes this merger will provide for more efficient delivery of banking services. However, NCF will continue to operate under the NBC brand name in Tennessee, Georgia, Virginia, West Virginia, Mississippi and Arkansas and the Central Carolina Bank brand name in North and South Carolina.


   NCF owns a 49% interest in First Market Bank, FSB, a federal savings bank located in Richmond, Virginia. The remaining 51% is owned by the Ukrop family, which controls Ukrop Supermarkets, a Richmond-based supermarket chain. First Market Bank operates six traditional branch offices and 18 in-store branches in Ukrop Supermarket stores in the Richmond area.


   On November 19, 2001, NCF expanded its franchise in South Carolina through its acquisition of SouthBanc Shares, Inc., a savings and loan holding company which operates in 11 branches in the Anderson, South Carolina area through its primary operating subsidiary SouthBank, a federally chartered savings bank. In addition, NCF has agreed to acquire 37 bank branches and related ATMs in North Carolina, South Carolina, Georgia and Virginia from First Union National Bank and Wachovia Bank N.A. These branches and ATMs were required by the United States Department of Justice to be divested by First Union and Wachovia to meet antitrust guidelines as a condition to the merger of First Union Corporation and Wachovia Corporation. In connection with NCF's purchase of these branches, NCF will acquire the bank properties and related furniture and fixtures, loans and deposits. NCF intends to close this transaction on or about February 15, 2002. NCF believes that the addition of the SouthBank and First Union/Wachovia locations through these acquisitions further strengthens its brand name and banking franchise in the Carolinas, Virginia and Georgia.


   Over 90% of NCF's deposits are concentrated in high-growth Southeastern metropolitan statistical areas. These markets include:

  .  Greensboro/Winston Salem/High Point, North Carolina

  .  Raleigh/Durham/Chapel Hill, North Carolina

  .  Charlotte, North Carolina

  .  Greenville/Spartanburg/Anderson, South Carolina

  .  Nashville, Tennessee

  .  Memphis, Tennessee

  .  Knoxville, Tennessee

  .  Roanoke, Virginia

  .  Richmond, Virginia

  .  Charleston, West Virginia

   In addition to its traditional banking business, NCF operates several non-banking businesses through several subsidiaries. These businesses generate predominately fee-based revenue. Through NCF's subsidiary TransPlatinum Service Corporation, NCF provides financial services, including transaction processing, to the trucking and petroleum industries and bankcard services to merchants. Through NCF's banks and its subsidiaries First Mercantile Trust Company, First Mercantile Capital Management, Inc. and Salem Trust Company, NCF provides trust and investment management services to individuals, businesses, endowment funds, non-profit organizations, governmental bodies and other institutions. Professional asset management and administration for retirement plans, as well as investment management services for employee benefit plans, are provided by First Mercantile through a nationwide network of brokers and agents. Through its banks and broker/dealer subsidiaries, NCF offers retail and institutional securities brokerage services, insurance, annuity and mutual fund products, as well as underwriting of government and corporate debt securities. Leveraging its historical success and expertise in supermarket banking, NCF offers retail banking consulting services to other financial institutions through its subsidiary National Commerce Bank Services.


   NCF's principal executive offices are located at One Commerce Square, Memphis, Tennessee 38150. Its main telephone number is (901) 523-3434. The trust's principal offices will have the same address and telephone number.

                       National Commerce Capital Trust II

   National Commerce Capital Trust II, referred to in this prospectus as the "trust," is a business trust organized under the laws of the State of Delaware. The trust was formed for the limited purposes of:

  .  issuing the trust preferred securities and trust common securities;

  . acquiring junior subordinated debentures with the proceeds it receives from the issuance of the trust preferred securities and the trust common securities; and


  .  engaging in activities related to the foregoing.

   The trust preferred securities will be offered for sale by the trust to the public. NCF will purchase all the trust common securities to be issued by the trust. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of the total capital of the trust.


   The junior subordinated debentures will be the only assets of the trust. Payments on the junior subordinated debentures will be the only source of payment of dividends on and liquidation or redemption payments with respect to the trust preferred securities.

   The Bank of New York will be the property trustee of the trust. The Bank of New York (Delaware) will be the Delaware trustee of the trust. Charles A. Neale and Sheldon M. Fox, the General Counsel and Chief Financial Officer, respectively, of NCF, will be the administrative trustees of the trust. The trust will be governed by a trust agreement among the trustees named above and NCF, as depositor.

                    The Trust Preferred Securities Offering

Issuer....................  The issuer of the trust preferred securities is
                            National Commerce Capital Trust II, a single-purpose Delaware statutory business trust and a subsidiary of NCF. The trust was formed by NCF solely for the purposes of issuing the trust preferred securities and trust common securities; acquiring junior subordinated debentures with the proceeds it receives from the issuance of the trust preferred securities and the trust common securities; and engaging in activities related to the foregoing.

The Trust Preferred
Securities................  The trust will sell its trust preferred securities to the public and its trust common securities to NCF. Each trust preferred security and trust common security will represent an undivided beneficial ownership interest in the assets of the trust. The trust will use the proceeds from the sale of the trust preferred securities to purchase $200,000,000 aggregate principal amount of NCF's % junior
                            subordinated debentures due         . NCF will pay
                            interest on the junior subordinated debentures at the same rates and on the same dates as the trust makes payments on the trust preferred securities. The trust will use payments it receives on the junior subordinated debentures to make the corresponding payments on the trust preferred securities.

Distributions ............  If you purchase trust preferred securities, you will be entitled to receive cumulative cash
                            distributions at the annual rate of % of the stated liquidation amount of $25 per trust preferred security, which we refer to as the "liquidation amount". Distributions will accumulate from December , 2001. The trust will make distribution payments on the trust preferred
                            securities quarterly in arrears, on   ,   ,   , and
                               of each year, beginning   , 2002, unless those
                            payments are deferred as described below.

Deferral of Distributions.  NCF may elect, on one or more occasions, to defer the quarterly interest payments on the junior subordinated debentures for a period of up to 20 consecutive quarterly periods. In other words, NCF can declare one or more interest payment moratoriums on the junior subordinated debentures, each of which may last for up to five years. However, no interest deferral may (1) extend beyond the stated maturity date of the junior subordinated debentures or (2) begin during the existence of an event of default with respect to the junior subordinated debentures.


                            If NCF exercises its right to defer interest payments on the junior subordinated debentures, the trust will also defer distribution payments on the trust preferred securities.

                            Although you will not receive distribution payments on the trust preferred securities if interest payments are deferred, interest will continue to accrue, compounded quarterly, on the junior subordinated debentures, and deferred interest payments will accrue additional interest. As a result, distributions on the trust preferred securities will continue to accumulate on the liquidation amount and the deferred distributions at the annual rate of %, compounded quarterly.

                            If NCF defers payments of interest on the junior subordinated debentures, the junior subordinated debentures will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include in gross income for United States federal income tax purposes interest income with respect to the deferred distributions on your trust preferred securities prior to receiving any cash distributions. See "Material Federal Income Tax Consequences--Interest Income and Original Issue Discount."

Redemption of Trust
Preferred Securities......  The trust will redeem the trust preferred
                            securities and the trust common securities on   ,
                            the stated maturity date of the junior subordinated debentures. If NCF redeems or repays any junior subordinated debenture prior to its stated maturity date, the trust will use the cash it receives to redeem, on a proportionate basis, an equal amount of trust preferred securities and trust common securities.


                            The redemption terms of the junior subordinated debentures are summarized below under "Summary-- Redemption of Junior Subordinated Debentures."

                            Upon any redemption of your trust preferred securities, you will be entitled to receive a redemption price equal to the liquidation amount of the trust preferred securities redeemed, plus any accumulated and unpaid distributions to the date of redemption.

Exchange of Trust
Preferred Securities......  NCF and any of its affiliates will have the right to exchange any trust preferred securities that they hold or own beneficially for a Like Amount (as defined herein) of junior subordinated debentures on any distribution date for the trust preferred securities. If any trust preferred securities are so exchanged, the trust will on the same day exchange a proportionate amount of trust common securities held by NCF for junior subordinated debentures having a principal amount equal to such proportionate amount of trust common securities. All trust preferred and trust common securities exchanged as described above will then be canceled and no longer be deemed to be outstanding. See "Description of the Trust Preferred Securities-- Exchange Procedures."

Liquidation of Trust and
Distribution of Junior
Subordinated Debentures...  NCF may dissolve the trust at any time, subject to its receipt of any required prior approval by the Board of Governors of the Federal Reserve System, which is referred to in this prospectus as the "Federal Reserve."

                            If NCF dissolves the trust, after the trust satisfies all of its liabilities as required by law the trustees will:


                            . distribute the junior subordinated debentures to
                              the holders of the trust preferred securities and the trust common securities; or


                            . if the property trustee determines that a
                              distribution of the junior subordinated
                              debentures is not practical, pay out of the assets of the trust available for distribution to the holders of the trust preferred securities the liquidation amount of the trust preferred securities, plus any accumulated and unpaid distributions to the payment date, in cash.

                            For more information concerning distribution of the junior subordinated debentures, see "Description of the Trust Preferred Securities--Redemption or Exchange--Optional Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

Guarantee by NCF .........  NCF will fully and unconditionally guarantee payment of amounts due under the trust preferred securities on a subordinated basis and only to the extent the trust has funds available for payment of those amounts. We refer to this obligation as the "Guarantee." However, the Guarantee does not cover payments if the trust does not have sufficient funds to make the distribution payments, including, for example, if NCF has failed to pay to the trust amounts due under the junior subordinated debentures.

                            NCF, as issuer of the junior subordinated debentures, is also obligated to pay the expenses and other obligations of the trust, other than its obligations to make payments on the trust preferred securities.

                            For more information concerning NCF's guarantee of the trust preferred securities, see "Risk Factors-- Risks Related to an Investment in the Trust Preferred Securities " and "Description of the Guarantee."


Ranking ..................  NCF's obligations under the Guarantee and the junior subordinated debentures are unsecured and rank junior and are subordinate in right of payment to all of NCF's existing and future Senior Debt. For a definition of "Senior Debt," see page 100. As of September 30, 2001, NCF had $39 million in aggregate principal amount of Senior Debt and $43 million in aggregate principal amount of debt pari passu with the junior subordinated debentures and the Guarantee, consisting of NCF's floating rate junior subordinated deferred interest debentures due 2027, which are referred to as the "1997 Debentures" in this prospectus, and NCF's guarantee of floating rate capital trust pass-through securities, which are referred to as the "1997 Trust Preferred Securities" in this prospectus. In addition, because NCF is a holding company that relies on dividends from its subsidiaries for virtually all of its income, all existing and future borrowings and other liabilities of its subsidiaries will effectively rank senior to the Guarantee and the junior subordinated debentures. As of September 30, 2001, NCF's subsidiaries had approximately $15.3 billion of total liabilities (including trade payables), of which deposits comprise $11.9 billion. See "Risk Factors--Risks Related to an Investment in the Trust Preferred Securities" and the financial statements included elsewhere in this prospectus.

                            The Indenture pursuant to which the junior subordinated debentures are to be issued, which we refer to as the "Indenture," the Guarantee and the Amended and Restated Trust Agreement governing administration of the trust, which we refer to as the "Trust Agreement," do not limit NCF's ability to incur additional secured or unsecured debt, including Senior Debt.


Voting Rights ............  As a holder of trust preferred securities, you will have very limited voting rights. See "Risk
                            Factors--Risks Related to an Investment in the Trust Preferred Securities" and "Description of the Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement."

Book Entry ...............  You will not receive a certificate for your trust preferred securities. Instead, the trust preferred securities will be represented by a global security that will be deposited with The Depository Trust Company, or "DTC," or its custodian and registered in the name of DTC or its nominee.

Listing of the Trust
Preferred Securities......  The trust preferred securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the trading symbol "NCF Pr."


                       The Junior Subordinated Debentures

Maturity and Interest.....  The junior subordinated debentures will mature on
                              . They will bear interest at the annual rate of
                             % of their principal amount. Interest on the
                            junior subordinated debentures will accrue from December , 2001. NCF will pay interest quarterly
                            in arrears on   ,   ,   , and   , of each year
                            beginning   , 2002.

Certain Payment
Restrictions Applicable
to NCF....................  During any period in which NCF has elected to defer interest payments on the junior subordinated debentures, NCF generally may not make payments on its capital stock, debt securities or guarantees, subject to certain limited exceptions.

Redemption of Junior
Subordinated Debentures...  NCF may elect to redeem any or all of the junior subordinated debentures at one or more times on or after . In addition, if certain changes occur relating to the tax or capital treatment of the trust preferred securities, NCF may elect to redeem all, but not less than all, of the junior subordinated debentures. For a description of the changes that would permit such a redemption, see "Description of the Junior Subordinated Debentures--Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event."

                            If required under the capital rules of the Federal Reserve, NCF will obtain the approval of the Federal Reserve prior to exercising the redemption rights described above.

                            The trust will use the proceeds of any redemption of the junior subordinated debentures to redeem the trust preferred securities and trust common securities. The redemption price for any redemption of the junior subordinated debentures will be equal to the principal amount of the junior subordinated debentures being redeemed, plus accrued and unpaid interest on those junior subordinated debentures to the date of redemption.


Events of Default Under
the Indenture.............  The following events, which are referred to as
                            "debenture events of default," are events of default with respect to the junior subordinated debentures:

                            . NCF fails to pay interest within 30 days after the due date;

                            .  NCF fails to pay principal or premium when due;

                            . NCF materially breaches a covenant in the Indenture and the breach continues for 90 days after notice from the trustee under the Indenture or from holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures; or


                            . Certain events involving the bankruptcy, insolvency or reorganization of NCF.

                            Upon a debenture event of default, the trustee under the Indenture may declare all principal and interest on the junior subordinated debentures immediately due and payable. Under certain limited circumstances, the holders of a majority of the aggregate liquidation amount of trust preferred securities may make that declaration or directly exercise certain rights and remedies under the Indenture.

Trustees .................  The trust will have four trustees. Two of the trustees are officers of NCF and will act as "administrative trustees" for the trust. The Bank of New York will act as "property trustee" for the trust, "debenture trustee" for the junior subordinated debentures and "guarantee trustee" for the Guarantee. Its offices are located at 101 Barclay Street 21W, New York, New York 10286
                            Attention: Corporate Trust Administration. The Bank of New York (Delaware) will act as the "Delaware trustee." Its offices in Delaware are located at 700 White Clay Center, Route 273, Newark, Delaware 19711 Attention: Delaware Trustee. The property trustee, the Delaware trustee and the administrative trustees are collectively referred to in this prospectus as the "trustees."

Use of proceeds ..........  NCF will use the proceeds from the sale of the junior subordinated debentures for general corporate purposes, including capital investments in NCF's subsidiaries and to finance further expansion of existing product lines and potential acquisitions. See "Use of Proceeds" and "Capitalization."


Listing of Junior
Subordinated Debentures
Upon Distribution ........  If the trustees distribute junior subordinated debentures to holders of the trust preferred securities upon liquidation of the trust, NCF will use its best efforts to have the junior subordinated debentures so distributed listed or quoted on any stock exchange or quotation system on which the trust preferred securities were listed at the time of the trust's termination. See "Risk Factors--Risks Related to an Investment in the Trust Preferred Securities" and "Underwriting."

          Summary Historical Consolidated Financial Information Of NCF

   The following table sets forth NCF's summary historical consolidated financial information. The historical consolidated financial information as of December 31, 2000 and December 31, 1999 and for the years ended December 31, 2000, 1999 and 1998 have been derived from, and should be read together with, NCF's audited consolidated financial statements and the related notes included elsewhere in this prospectus. The historical consolidated financial information as of December 31, 1998, December 31, 1997 and December 31, 1996 and for the years ended December 31, 1997 and 1996 have been derived from NCF's audited consolidated financial statements and the related notes, which have not been included in this prospectus. NCF's historical consolidated financial information as of and for the nine months ended September 30, 2001 and September 30, 2000 have been derived from, and should be read together with, NCF's unaudited historical financial statements and the related notes included elsewhere in this prospectus. In the opinion of NCF's management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of NCF's financial position, the results of NCF's operations and cash flows, have been made. The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the operating results to be expected for the full fiscal year.

   On July 5, 2000, NCF consummated a merger of equals transaction with CCB which was accounted for as a purchase. The merger with CCB had a material effect on NCF's consolidated financial data as of and for the year ended December 31, 2000, and for the interim periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of NCF" and "Unaudited Pro Forma Condensed Combined Financial Statements."


                            Nine Months Ended
                              September 30,                    Years Ended December 31,
                          ----------------------- ---------------------------------------------------
                             2001         2000       2000      1999       1998      1997      1996
                          -----------  ---------- ---------- ---------  --------- --------- ---------
                                                       (in thousands)
Summary of Operations(1)
Interest income.........  $   935,603     603,903    937,976   455,974    379,730   336,993   286,567
Interest expense........      454,858     331,170    513,403   226,098    189,652   174,172   151,101
                          -----------  ---------- ---------- ---------  --------- --------- ---------
Net interest income.....      480,745     272,733    424,573   229,876    190,078   162,821   135,466
Provision for loan
 losses.................       22,307      11,139     16,456    16,921     10,710    17,013    14,134
                          -----------  ---------- ---------- ---------  --------- --------- ---------
Net interest income
 after provision........      458,438     261,594    408,117   212,955    179,368   145,808   121,332
Other income(2).........      232,227     120,245    189,491    87,227     82,784    82,405    69,635
Losses (gains) on
 interest rate swaps....          672      20,006     77,227    (1,499)        --        --        --
Merger-related expense..        3,122      44,765     70,657        --         --        --        --
Other expenses(3).......      422,154     226,077    369,814   161,841    142,716   123,460   103,875
                          -----------  ---------- ---------- ---------  --------- --------- ---------
Income before income
 taxes..................      264,717      90,991     79,910   139,840    119,436   104,753    87,092
Income taxes............       99,281      37,269     34,600    47,208     40,569    34,973    29,579
                          -----------  ---------- ---------- ---------  --------- --------- ---------
Net income..............  $   165,436      53,722     45,310    92,632     78,867    69,780    57,513
                          ===========  ========== ========== =========  ========= ========= =========
Average Balances
Assets..................  $17,696,543  10,666,900 12,401,982 6,358,828  5,383,017 4,404,852 3,812,114
Loans...................   11,183,586   6,252,886  7,427,320 3,489,625  3,040,662 2,513,327 2,130,810
Earning assets..........   15,471,233   9,569,993 11,033,301 5,905,404  4,983,531 4,148,590 3,611,580
Deposits................   11,884,268   6,919,469  8,158,282 4,120,703  3,675,427 2,954,813 2,652,559
Interest-bearing
 liabilities............   13,434,871   8,411,882  9,658,886 5,195,698  4,363,458 3,633,713 3,160,897
Stockholders' equity....    2,410,397   1,227,228  1,522,217   542,259    419,437   333,528   295,826
Selected Period End
 Balances
Assets..................  $18,481,554  17,665,793 17,745,792 6,913,786  5,811,054 4,692,011 4,200,409
Loans...................   11,516,651  10,866,301 11,008,419 3,985,789  3,197,673 2,608,967 2,347,973
Allowance for loan
 losses.................      150,487     143,510    143,614    59,597     49,122    43,297    35,514
Deposits................   11,945,208  11,703,489 11,979,631 4,495,900  3,947,275 3,251,242 2,976,430
Stockholders' equity....    2,414,864   2,389,157  2,364,838   649,241    408,549   352,148   313,329
Ratios
Return on average
 assets.................         1.25%        .67        .37      1.46       1.47      1.58      1.51
Return on average
 equity.................         9.18        5.85       2.98     17.08      18.80     20.92     19.44
Net interest margin,
 taxable equivalent.....         4.34        4.03       4.06      4.12       4.20      4.04      3.89
Net loan losses to
 average loans..........          .20         .20        .20       .24        .26       .39       .35
Average equity to
 average assets.........        13.62       11.51      12.27      8.53       7.79      7.57      7.76
Tier 1 capital..........         9.72        9.93       9.52     12.15      11.79     12.61     11.05
Total capital...........        10.97       11.13      10.79     13.40      13.04     13.86     12.30
Earnings to combined
 fixed charges and
 preference
 distributions(4)
 Including interest on
  deposits..............         1.57x      1.26x      1.15x     1.59x      1.59x     1.57x      1.57x
 Excluding interest on
  deposits..............         3.22x      1.80x      1.48x     2.70x      2.82x     2.68x      2.89x
Pro forma earnings to
 combined fixed charges
 and preference
 distributions(4)(5)
 Including interest on
  deposits..............
 Excluding interest on
  deposits..............

(footnotes on next page)

--------

(1) The financial results of the acquired companies are included in the historical financial statements for all periods subsequent to the business combinations, including NCF's merger-of-equals with CCB on July 5, 2000. For information regarding other business combinations, see "Information about National Commerce Financial Corporation."

(2) Other income in 1997 includes $8 million of gain on the sale of credit card receivables and in 1996 includes $5.9 million of gain on the sales of certain assets.
(3) Other expenses include the FDIC's levy of a $1.3 million special assessment to recapitalize the SAIF in 1996.

(4) For purposes of calculating the ratio of earnings to combined fixed charges and preference distributions, earnings consist of income before income taxes plus interest and one-half of rental expense (which is deemed representative of the interest factor). Combined fixed charges and preference distributions, excluding interest on deposits, consist of interest on indebtedness, distributions in respect of trust preferred securities and one-half of rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, consists of the foregoing items plus interest on deposits.

(5) Pro forma ratio of earnings to combined fixed charges and preference distributions includes distributions on the trust preferred securities computed as if the trust preferred securities had been issued at the beginning of each period presented.

                                  RISK FACTORS

   Investing in the trust preferred securities involves a number of risks. Please read all of the information contained in this prospectus. In addition, please consider carefully the following factors in evaluating an investment in the trust before you purchase the trust preferred securities.

   Because the trust will rely on the payments it receives on the junior subordinated debentures to fund all payments on the trust preferred securities, and because the trust may distribute the junior subordinated debentures in exchange for the trust preferred securities, purchasers of the trust preferred securities are making an investment decision that relates to the junior subordinated debentures being issued by NCF as well as the trust preferred securities. Purchasers should carefully review the information in this prospectus about the trust preferred securities, the junior subordinated debentures and the Guarantee.

Risks Related to an Investment in National Commerce Financial Corporation

If Economic or Political Conditions in General or in NCF's Primary Market Areas in Particular Deteriorate, NCF's Results of Operations and Financial Condition, as well as NCF's Ability to Timely Pay Interest and Principal on the Junior Subordinated Debentures, Could Be Adversely Impacted.


   NCF's financial results may be adversely affected by changes in prevailing economic conditions, including declines in real estate values, changes in interest rates, adverse employment conditions, the monetary and fiscal policies of the federal government and other significant external events.

   United States economists have declared that the United States economy is currently in recession. The recession has adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These current conditions could have a material adverse affect on loan and deposit growth, loan loss reserves and, as a result, NCF's financial condition and results of operations in future periods.


   The events of September 11, 2001, in New York and Washington, D.C., as well as the United States' war on terrorism, may have an unpredictable effect on economic conditions in general and in NCF's primary market areas. NCF's results of operations, financial condition and ability to timely pay the principal of or interest on the junior subordinated debentures could be adversely impacted if those events and other related events cause a further decline in the economy in general or in NCF's primary market areas in particular.


NCF's Financial Performance May Suffer as a Result of NCF's Merger with CCB and its Purchase and Integration of 37 Former First Union and Wachovia Branches.

   There are many risks associated with completing a merger-of-equals transaction like the one NCF completed on July 5, 2000 with CCB. The respective businesses of NCF and CCB may not be successfully integrated within the time frame envisioned prior to the merger. The synergies anticipated from this business combination may fail to be achieved within the expected time frame, or at all. Additionally, NCF has announced that it has signed a definitive agreement to acquire 37 branches from First Union and Wachovia, which it expects to close in the first quarter of 2002. NCF may lose deposits or be unable to attract new deposits to these branches. Moreover, NCF may lose key employees in these branches who control key customer relationships. Integration may also divert management's attention from operational matters, which could adversely affect results of operations. These risks may hinder NCF's ability to attain the level of financial performance it has historically achieved.

NCF Is Subject to Significant Government Regulation Over Which It Has No Control. Unforeseen Changes in Regulations Applicable to NCF's Business Could Affect Its Financial Condition.

   The banking industry is heavily regulated under both federal and state law. These regulations are primarily intended to protect customers and the federal deposit insurance funds, not creditors or shareholders. Regulations affecting banks and financial services companies are continuously changing, and NCF cannot predict the ultimate effect of such changes, which could have a material adverse effect on NCF's profitability or financial condition. Regulations and laws may be modified at any time, and new legislation may be enacted that adversely affects NCF and its subsidiaries.

   In the fourth quarter of 1999, then-President Clinton signed into law the Gramm-Leach-Bliley Act, or the "GLBA," which permits qualifying bank holding companies to become financial holding companies. The GLBA authorized financial holding companies, national banks and their financial subsidiaries to engage in activities that are financial in nature. The GLBA also permits insurance companies and securities companies that meet certain criteria to become financial holding companies and thereby acquire banks and bank holding companies, possibly increasing competition. See "Information about National Commerce Financial Corporation--Government Regulation and Supervision" for further discussion of these matters.


NCF Must Act as a Source of Financial and Managerial Strength to Each of its Subsidiary Banks.

   Under Federal Reserve policy, NCF, as a bank holding company, is expected to maintain resources adequate to support each subsidiary bank. This support may be required at times when NCF may not have the resources to provide it. In addition, Section 55 of the National Bank Act, as amended, permits the Office of the Comptroller of the Currency, or "OCC," to order the pro rata assessment of shareholders of a national bank whose capital has become impaired. If a shareholder fails within three months to pay such an assessment, the OCC can order the sale of the shareholder's stock to cover the deficiency. NCF, as the sole shareholder of its subsidiary banks, is subject to such provisions. Such an assessment could have a material adverse effect on NCF's financial condition and its ability to timely pay the principal of or interest on the junior subordinated debentures.

There Are Restrictions on the Ability of NCF's Banking Subsidiaries to Pay Dividends.

   NCF relies on dividends from its subsidiary banks as its principal source for the payment of interest and principal on its debt. Federal and state banking regulations restrict the ability of the banking subsidiaries to pay dividends. Although NCF expects to continue receiving dividends from its subsidiary banks sufficient to meet its current and anticipated cash needs, a decline in the profitability of those subsidiaries could result in restrictions on the payment of such dividends in the future. Also, there can be no assurance that additional federal or state regulations will not further restrict the ability of banking subsidiaries to pay dividends. Restrictions on the ability of NCF's banking subsidiaries to pay dividends could have a material adverse effect on NCF's ability to pay interest and principal on the junior subordinated debentures and the trust's ability to pay distributions on the trust preferred securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Interest-Sensitivity" and "Information about National Commerce Financial Corporation-- Government Regulation and Supervision."


Competition With Other Financial Institutions Could Adversely Affect NCF's Profitability.

   Vigorous competition for loans and deposits exists in all major geographic and product areas where NCF is presently engaged in business. Its subsidiary banks compete not only with other commercial banks but also with diversified financial institutions such as thrift institutions, money market and other mutual funds, securities firms, mortgage companies, leasing companies, finance companies, insurance companies and a variety of financial services and advisory companies.

Moreover, competition is not limited to NCF's immediate geographic markets, as an increased variety of financial services is being offered on the Internet. Larger competing financial institutions may be able to offer services and products that are not cost-efficient for NCF's subsidiary banks to offer. In addition, larger competing financial institutions have access to greater financial resources than NCF's subsidiary banks. NCF's non-banking subsidiaries face competition from other commercial banks, securities firms, transaction processing companies, trust companies, investment advisers and other firms engaged in retirement plan consulting/ administration. Several of these competitors are larger and have more experience, ability to provide broader services and greater financial resources than the NCF subsidiaries. NCF's long-term success will depend on its ability to compete successfully in its markets.

If NCF's Allowance for Loan Losses Is Not Sufficient to Cover Actual Loan Losses, NCF's Net Income Could Decrease.

   NCF's loan customers may not repay their loans according to the terms of these loans, and the collateral securing the payment of these loans may be insufficient to assure repayment. Such loan losses could have a material adverse effect on the company's operating results. NCF makes various assumptions and judgments about the collectibility of its loan portfolio, including the creditworthiness of its borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of its loans. In determining the size of the allowance for loan losses, NCF relies on its experience and its evaluation of economic conditions. If NCF's assumptions prove to be incorrect, its current allowance for loan losses may not be sufficient to cover losses inherent in its loan portfolio and adjustments may be necessary to allow for different economic conditions or adverse developments in its loan portfolio. The current economic downturn could have a material adverse effect on corporate profits, household incomes, real estate values and values of other types of collateral, all of which could result in a larger amount of loan losses than NCF has estimated. Material additions to NCF's allowance for loan losses could materially decrease its net income.

   In addition, federal and state regulators periodically review NCF's allowance for loan losses and may require NCF to increase its provision for loan losses or recognize additional loan charge-offs. Any increase in NCF's allowance for loan losses or loan charge-offs as required by these regulatory agencies could have a material adverse effect on NCF's results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Asset Quality" for a more complete discussion of NCF's method of estimating loan losses and its loan loss experience over the last five fiscal years and related interim periods.


Fluctuations in Interest Rates Could Reduce NCF's Profitability.

   A major element of NCF's net income is its net interest income, which consists largely of the difference between interest earned on loans and investments and the interest paid on deposits and borrowings. NCF expects to periodically experience "gaps" in the interest rate sensitivities of its assets and liabilities, meaning that either its interest-bearing liabilities will be more sensitive to changes in market interest rates than its interest-earning assets, or vice versa. In either event, if market interest rates should move contrary to NCF's position, NCF's net interest margin and, consequently, its net income may be negatively affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of NCF--Liquidity and Interest Sensitivity" for a more complete discussion of NCF's exposure to and management of its interest rate risk.

   NCF cannot predict fluctuations of market interest rates, which are affected by, among other factors, changes in the following:

  .  inflation rates;

  .  levels of business activity;

  .  unemployment levels;

  . monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve;

  .  money supply; and

  .  domestic and foreign financial markets.

Decreased Growth Rates in Traditional Deposits May Result in the Need to Fund Loan Growth With Higher-Cost Sources.

   NCF's loan growth has been more rapid than its growth in lower-cost deposits. Substantially all deposits originate within the subsidiary banks' market areas. As with the rest of the financial institutions industry, NCF has seen decreased growth rates in traditional deposits as consumers elect other savings and investment opportunities. Continued slow growth in traditional deposits may result in the need to fund loan growth in part with higher-cost funding sources, which may contribute to decreases in NCF's net interest margin. This in turn may negatively affect NCF's net income. There is no assurance that NCF will be able to achieve growth in or retain existing deposits in the future.

NCF Relies Heavily on Its Management Team, and the Unexpected Loss of Key Managers May Adversely Affect NCF's Operations.

   NCF's success to date has been influenced strongly by its ability to attract and to retain senior management experienced in banking and financial services. NCF's ability to retain executive officers and the current management teams of each of NCF's lines of business will continue to be important to successful implementation of the company's strategies and integration of its acquisitions. The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on NCF's business and financial results.

Risks Related to an Investment in the Trust Preferred Securities

If NCF Does Not Make Interest Payments Under the Junior Subordinated Debentures, the Trust Will be Unable to Pay Distributions and Liquidation Amounts on the Trust Preferred Securities.

   The trust will depend solely on NCF's payments on the junior subordinated debentures to pay amounts due to you on the trust preferred securities. If NCF defaults on its obligation to pay the principal or interest on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions or the liquidation amount on the trust preferred securities. In that case, you will not be able to rely on the Guarantee for payment of these amounts because the Guarantee only applies if the trust has sufficient funds to make distributions on or to pay the liquidation amount of the trust preferred securities. Instead, you or the property trustee will have to institute a direct action against NCF to enforce the property trustee's rights under the Indenture relating to the junior subordinated debentures.

NCF's Status as a Holding Company.

   NCF is a holding company and substantially all of its assets are held by its subsidiaries. NCF's ability to make payments on the junior subordinated debentures when due will depend primarily on dividends from its subsidiaries. Dividend payments or extensions of credit from NCF's banking subsidiaries are subject to regulatory limitations that are generally based on capital levels and current and retained earnings. The ability of each banking subsidiary to pay dividends is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements. NCF cannot assure you that its subsidiaries will be able to pay dividends in the future.

   In addition, NCF's right to participate in any distribution of assets from any subsidiary, upon the subsidiary's liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that NCF is recognized as a creditor of that subsidiary. As a result, the junior subordinated debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of NCF's subsidiaries. You should look only to the assets of NCF as the source of payment for the junior subordinated debentures and the Guarantee. As of September 30, 2001, NCF's subsidiaries had approximately $15.3 billion of total liabilities (including trade payables), of which deposits comprised $11.9 billion.


   NCF could also be precluded from making interest payments on the junior subordinated debentures by regulators if in the future they were to perceive deficiencies in liquidity or regulatory capital levels. If this were to occur, NCF may be required to obtain the consent of its regulators prior to paying interest on the junior subordinated debentures. If consent were to be required and NCF's regulators were to withhold their consent, NCF would likely exercise its right to defer interest payments on the junior subordinated debentures, and the trust would not have funds available to make distributions on the trust preferred securities during such period.

The Junior Subordinated Debentures and the Guarantee Rank Junior in Right of Payment to Most of NCF's Other Indebtedness, and NCF's Holding Company Structure Effectively Subordinates any Claims Against NCF to Those of Its Subsidiaries' Creditors.

   NCF's obligations under the junior subordinated debentures and the Guarantee are unsecured and rank junior in right of payment to all of NCF's existing and future Senior Debt. This means that NCF cannot make any payments on the junior subordinated debentures or under the Guarantee if NCF is in default in the payment of principal, premium, interest or any other payment due on any Senior Debt following any grace period, or in the event that the maturity of any Senior Debt has been accelerated because of a default. In addition, in the event of the bankruptcy, insolvency or liquidation of NCF, the company's assets must be used to pay off its Senior Debt in full before any payments may be made on the junior subordinated debentures or under the Guarantee. Substantially all of NCF's existing debt, other than the junior subordinated debentures, is Senior Debt except for the 1997 Debentures held by National Commerce Capital Trust I, which we call the "1997 Trust" in this prospectus. The 1997 Trust purchased the 1997 Debentures with the proceeds from the sale of the 1997 Trust Preferred Securities. The junior subordinated debentures will rank pari passu with the 1997 Debentures and NCF's guarantee of the 1997 Trust Preferred Securities. Consequently, the 1997 Trust and holders of the 1997 Trust Preferred Securities will have an equal claim with the trust and holders of the trust preferred securities to payments from NCF's assets. These equal and competing claims could reduce the amount available to holders of the trust preferred securities. As of September 30, 2001, NCF had $39 million in aggregate principal amount of Senior Debt and $43 million in aggregate principal amount of pari passu debt consisting of the 1997 Debentures and NCF's guarantee of the 1997 Trust Preferred Securities.


   The Indenture, the Guarantee and the Trust Agreement do not limit NCF's ability to incur additional secured or unsecured debt, including Senior Debt. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Junior Subordinated Debentures--Subordination."

NCF Has the Option to Defer Interest Payments on the Junior Subordinated Debentures for Substantial Periods.

   NCF may, at one or more times, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarters. If NCF defers interest payments on the junior subordinated debentures, the trust will defer distributions on the trust preferred securities. During a deferral period, you will be required to recognize as income for federal income tax purposes the amount approximately equal to the interest that accrues on your proportionate share of the junior subordinated debentures held by the trust in the tax year in which that interest accrues, even though you will not receive these amounts until a later date.

   You will also not receive the cash related to any accrued and unpaid distributions from the trust if you sell the trust preferred securities before the end of any deferral period. During a deferral period, accrued but unpaid distributions will increase your tax basis in the trust preferred securities. If you sell the trust preferred securities during a deferral period, your adjusted tax basis will decrease the amount of any capital gain or increase the amount of any capital loss that you may have otherwise realized on the sale. For United States federal tax purposes, a capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income. As a result, deferral of distributions could result in ordinary income, and a related tax liability for the holder, and a capital loss that may only be used to offset a capital gain.


   NCF does not currently intend to exercise its right to defer interest payments on the junior subordinated debentures. However, if NCF exercises its right in the future, the market price of the trust preferred securities would likely be adversely affected. The trust preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debentures. If you sell the trust preferred securities during a deferral period, you may not receive the same return on investment as someone who continues to hold the trust preferred securities. Due to NCF's right to defer interest payments, the market price of the trust preferred securities may be more volatile than the market prices of other securities without the deferral feature.

NCF May Redeem the Junior Subordinated Debentures.

   Under the following circumstances, NCF may redeem the junior subordinated debentures before their stated maturity:

  .  NCF may redeem the junior subordinated debentures, in whole or in part,
     at any time on or after    .

  . NCF may redeem the junior subordinated debentures in whole, but not in part, within 90 days after certain occurrences at any time during the life of the trust. These occurrences include adverse tax or bank regulatory developments. See "Description of the Junior Subordinated Debentures--Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event."

   You should assume that an early redemption may be attractive to NCF if it is able to obtain capital at a lower cost than it must pay on the junior subordinated debentures or if it is otherwise in its interest to redeem the junior subordinated debentures. If the junior subordinated debentures are redeemed, the trust must redeem trust preferred securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debentures redeemed.

The Trust Can Distribute the Junior Subordinated Debentures to You, Which May Have Adverse Tax Consequences for You and Which May Adversely Affect the Market Price of the Trust Preferred Securities.

   NCF may dissolve the trust at any time before maturity of the junior
subordinated debentures on          . As a result, and subject to the terms of
the Trust Agreement, the trustees may distribute junior subordinated debentures to you.


   NCF cannot predict the market prices for the junior subordinated debentures that may be distributed in exchange for trust preferred securities upon liquidation of the trust or whether a trading market will develop. The trust preferred securities, or the junior subordinated debentures that you may receive if the trust is liquidated, may trade at a discount to the price that you paid to purchase the trust preferred securities. Because you may receive junior subordinated debentures, your investment decision with regard to the trust preferred securities will also be an investment decision with regard to the junior subordinated debentures. You should carefully review all of the information contained in this prospectus regarding the junior subordinated debentures.

   Under current interpretations of United States federal income tax laws supporting classification of the trust as a grantor trust for tax purposes, a distribution of the junior subordinated debentures to you upon the dissolution of the trust would not be a taxable event to you. Nevertheless, if the trust is classified for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of the junior subordinated debentures would be a taxable event to you. In addition, if there is a change in law, a distribution of junior subordinated debentures upon the dissolution of the trust could be a taxable event to you.

There is No Current Public Market for the Trust Preferred Securities and Their Market Price May Be Subject to Significant Fluctuations.

   There is currently no public market for the trust preferred securities. The trust preferred securities have been approved for listing on the New York Stock Exchange, and trading is expected to commence on or prior to delivery of the trust preferred securities. The underwriters of this offering have advised NCF that they intend to make a market in the trust preferred securities prior to the date the trust preferred securities begin trading on the New York Stock Exchange. However, the underwriters may discontinue market making at any time. There is no guarantee that an active or liquid trading market will develop for the trust preferred securities or that the quotation of the trust preferred securities will continue on the New York Stock Exchange. If an active trading market does not develop, or even if such a market does develop, there is no guarantee that the market price for the trust preferred securities will equal or exceed the price you pay for the trust preferred securities.


   Future trading prices of the trust preferred securities may be subject to significant fluctuations in response to prevailing interest rates, NCF's future operating results and financial condition, the market for similar securities and general economic and market conditions. The initial public offering price of the trust preferred securities has been set at the liquidation amount of the trust preferred securities, but the market price following the offering may be less than the offering price.

   The market price for the trust preferred securities, or the junior subordinated debentures that you may receive in a distribution, is also likely to decline during any period that NCF is deferring interest payments on the junior subordinated debentures.

You Must Rely on the Property Trustee to Enforce Your Rights if There is an Event of Default Under the Indenture.

   You may not be able to directly enforce your rights against NCF if an event of default under the Indenture occurs. If an event of default under the Indenture occurs and is continuing, this event will also be an event of default under the Trust Agreement. In that case, you must rely on the enforcement by the property trustee, as holder of the junior subordinated debentures, of its rights against NCF. The holders of a majority in liquidation amount of the outstanding trust preferred securities will have the right to direct the property trustee to enforce its rights. If the property trustee does not enforce its rights following an event of default and a request by the record holders to do so, any record holder may, to the extent permitted by applicable law, take action directly against NCF to enforce the property trustee's rights. If an event of default occurs under the Trust Agreement that is attributable to NCF's failure to pay interest or principal on the junior subordinated debentures, or if NCF defaults under the Guarantee, you may proceed directly against NCF. You will not be able to exercise directly any other remedies available to the holders of the junior subordinated debentures unless the property trustee fails to do so.

As a Holder of Trust Preferred Securities, You Have Limited Voting Rights.

   Holders of the trust preferred securities have limited voting rights. Your voting rights pertain primarily to amendments to the Trust Agreement. In general, only NCF, as holder of the trust common securities, can replace or remove any of the trustees. However, if a debenture event of default occurs and is continuing, the holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities may replace the property trustee and the Delaware trustee. The holders of the trust preferred securities do not have the right to appoint, remove or replace the administrative trustees. See "Description of the Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Trustees."

                                USE OF PROCEEDS

   The trust will use all of the proceeds from the sale of the trust preferred securities and trust common securities to purchase the junior subordinated debentures. NCF anticipates that the net proceeds from the sale of the junior
subordinated debentures will be approximately $    million after underwriting
commissions and payment of offering expenses which NCF estimates will be $825,000.



   NCF expects to use the proceeds from the sale of the junior subordinated debentures for general corporate purposes, including capital investments in NCF's subsidiaries and to finance further expansion of existing product lines and potential acquisitions.


                                 CAPITALIZATION

   The following table sets forth the consolidated capitalization of NCF as of September 30, 2001, and as adjusted to give effect to the issuance of the trust preferred securities and the junior subordinated debentures. You should also read NCF's consolidated historical financial statements and related notes included elsewhere in this prospectus.


                                                        September 30, 2001
                                                       ------------------------
                                                                         As
                                                         Actual       Adjusted
                                                       ----------    ----------
                                                          (unaudited, in
                                                            thousands)
Total short-term debt................................. $1,308,387(1) $1,308,387
Federal Home Loan Bank advances.......................  2,243,509     2,243,509
Total long-term debt..................................     39,375(2)     39,375
                                                       ----------    ----------
Total debt............................................  3,591,271     3,591,271
Capital trust pass-through securities.................     42,642(3)
Stockholders' Equity
  Preferred stock.....................................        --            --
  Common stock........................................    408,064       408,064
  Additional paid-in capital..........................  1,726,548     1,726,548
  Retained earnings...................................    247,153       247,153
  Other comprehensive income (loss)...................     33,099        33,099
                                                       ----------    ----------
    Total Stockholder's Equity........................  2,414,864     2,414,864
                                                       ----------    ----------
    Total Capitalization.............................. $6,048,777
                                                       ==========    ==========

--------

(1) Includes federal funds purchased, master notes that mature daily and securities sold under agreements to repurchase.


(2) Represents debt of NCF that will rank senior to the junior subordinated debentures.


(3) As of September 30, 2001, capital trust pass-through securities consisted entirely of the 1997 Trust Preferred Securities issued by the 1997 Trust on March 27, 1997, which will rank pari passu with the trust preferred securities issued in this offering.

                      ACCOUNTING AND REGULATORY TREATMENT

   The trust will be treated, for financial reporting purposes, as NCF's subsidiary. Accordingly, the accounts of the trust will be included in NCF's consolidated financial statements. The trust preferred securities will be reported (along with any other outstanding capital trust pass-through securities, including the 1997 Trust Preferred Securities) as a separate line item in NCF's consolidated balance sheet under the caption "Capital Trust Pass-Through Securities" or other similar caption. In addition, appropriate disclosures about the trust preferred securities, the Guarantee and the junior subordinated debentures will be included in the notes to NCF's consolidated financial statements. For financial reporting purposes, NCF will record distributions payable on the trust preferred securities as an expense in its consolidated statements of income.

   NCF's future reports filed under the Securities Exchange Act of 1934 will include a footnote to the audited consolidated financial statements stating that: (1) the trust is wholly owned; (2) the sole assets of the trust are the junior subordinated debentures, specifying the junior subordinated debentures' outstanding principal amount, interest rate and maturity date; and (3) NCF's obligations described in this prospectus, in the aggregate, constitute a full, irrevocable and unconditional guarantee on a junior subordinated basis of the obligations of the trust under the trust preferred securities.


   Under accounting rules of the SEC, NCF is not required to include separate financial statements of the trust in this prospectus because it will own all of the trust's voting securities, the trust has no independent operations and NCF guarantees the payments on the trust preferred securities to the extent described in this prospectus.

           INFORMATION ABOUT NATIONAL COMMERCE FINANCIAL CORPORATION

General

   NCF is a registered bank holding company whose principal business is providing banking and other financial services through its banking and non-banking subsidiaries. NCF's principal office is located at One Commerce Square, Memphis, Tennessee 38103, and its telephone number is (901) 523-3434. At September 30, 2001, NCF had consolidated assets of $18.5 billion, consolidated loans of $11.5 billion and consolidated deposits of $11.9 billion.

   NCF was incorporated in 1966 in the State of Tennessee as the holding company of NBC, a national banking association. NCF has experienced significant growth in the past several years, due in part to its acquisitions of other financial institutions. In July 2000, NCF merged with CCB in a tax-free share exchange in which each CCB shareholder received 2.45 shares of NCF common stock. CCB had $8.8 billion in consolidated assets at the time of the merger and provided a wide range of banking services through its primary subsidiary, Central Carolina Bank. In addition, in April 2000, NCF acquired the former Piedmont Bancorp, Inc., called "Piedmont" elsewhere in this prospectus, a bank holding company headquartered in Hillsborough, North Carolina that had $151 million in consolidated assets at the time of the merger. The acquisition, for an aggregate purchase price of approximately $32.3 million, was structured as a tax-free share exchange in which the Piedmont shareholders received .60499 NCF shares for each share of Piedmont stock. Also in 2000, TransPlatinum Service Corporation, a wholly owned subsidiary of NCF, acquired Prime Financial Services, Inc., and NCF acquired First Mercantile Trust Company and First Mercantile Capital Management, Inc., collectively called "First Mercantile" elsewhere in this prospectus. In this transaction, First Mercantile shareholders received 1.7 million shares of NCF common stock for all of the First Mercantile stock outstanding. The approximate cost of the acquisition was $32.9 million. In 1999, NCF acquired through mergers Southeastern Mortgage of Tennessee, Inc. and First Financial Corporation of Mt. Juliet, Tennessee, a bank holding company with consolidated assets of $277.7 million at the time of the acquisition. Under the terms of the agreement, FFC shareholders received
2.8502 shares of NCF common stock for each share of FFC held. The approximate cost of the acquisition, including the fair value of stock options assumed and transaction costs, was $77.1 million.


   During 1998, NCF completed mergers with four financial institutions with combined assets of $312.6 million in transactions accounted for as purchases. Approximately 3.1 million shares of NCF common stock were issued in connection with these mergers. The approximate cost of these acquisitions was $78.0 million.


   All of these transactions were accounted for as purchases and, accordingly, the results of operations of these acquired companies have been included in NCF's consolidated statements of income from the dates of acquisition.

   More recently, on August 13, 2001, NCF acquired First Vantage-Tennessee, a financial institution headquartered in Knoxville, Tennessee, that had 10 banking locations and $165 million in consolidated assets at the time of acquisition. In addition, on November 19, 2001, NCF completed its acquisition of SouthBanc Shares, Inc., whose primary operating subsidiary is SouthBank. SouthBank is a federally chartered savings bank headquartered in Anderson, South Carolina that was formerly known as Perpetual Bank, A Federal Savings Bank. SouthBanc Shares, Inc. merged with and into NCF and SouthBank merged with and into Central Carolina Bank immediately thereafter. The transaction was valued at approximately $126 million with total consideration paid 50% in NCF stock and 50% in cash. SouthBanc Shares, Inc. had $655 million in consolidated assets at September 30, 2001.

   On August 13, 2001, NCF announced that it had signed a definitive agreement to purchase 37 bank branches and corresponding ATMs in North Carolina, South Carolina, Georgia and Virginia from First Union and Wachovia. The branches are to be divested as part of the merger of Wachovia Corporation and First Union Corporation in order to meet U.S. Department of Justice antitrust guidelines. Under the agreement, NCF will acquire bank properties and related furniture and fixtures, loans and deposits and will offer employment to branch personnel. The acquisition is subject to approval of appropriate regulatory authorities and is expected to close in the first quarter of 2002.


   As a legal entity separate and distinct from its bank and non-bank subsidiaries, NCF's principal sources of revenues are dividends and fees from its bank and non-bank subsidiaries. The subsidiaries that operate in the banking, insurance and securities business can pay dividends only if they are in compliance with the applicable regulatory requirements imposed on them by federal and state regulatory authorities.

Banking Services

   NCF provides banking services primarily through Central Carolina Bank and NBC. Central Carolina Bank offers commercial and retail banking, savings and trust services through 232 offices located in North Carolina and South Carolina. In addition, it offers trust services through its subsidiaries located in Virginia and Florida. Central Carolina Bank provides a full range of financial products including demand and time deposits; secured and unsecured commercial and consumer loans; safe deposit boxes; trust services for corporations, employee benefit plans and individuals; and certain insurance and securities brokerage services.

   NBC offers commercial and retail banking, savings and trust services through 144 offices in Tennessee, Mississippi, Arkansas, Georgia, Virginia and West Virginia. Eighty-nine of these offices are located within supermarkets as part of NBC's in-store retail banking system. NBC provides the same full range of financial products as Central Carolina Bank.

   On August 13, 2001, NCF announced that it intends to merge Central Carolina Bank into NBC effective December 31, 2001, and thereafter to provide banking services predominately through a single national banking association. NCF believes that it will achieve additional efficiencies and cost savings in the compliance, regulatory and operations areas as a result of the merger. However, after the merger NCF will continue to operate under the NBC brand name in Tennessee, Georgia, Virginia, West Virginia, Mississippi and Arkansas and the Central Carolina Bank brand name in North and South Carolina.


   In addition to providing banking products through Central Carolina Bank and NBC, NCF owns a 49% interest in First Market Bank, FSB. A federal savings bank headquartered in Richmond, Virginia, First Market Bank operates six traditional branch offices and 18 in-store branches in Ukrop Supermarkets in the Richmond area, each of which provides traditional banking products and services. First Market Bank had $723.8 million in consolidated assets as of September 30, 2001.

   NCF also owns 100% of the capital stock of NBC Bank, FSB, a federally chartered bank headquartered in Memphis, Tennessee. It offers commercial and retail banking through two offices located in DeSoto County, Mississippi.

Non-Bank Services

   In addition to traditional banking services, NCF provides non-banking financial services through several subsidiaries of NCF, Central Carolina Bank and NBC.

   NCF provides financial services, including transaction processing, to the trucking and petroleum industries and bankcard services to merchants through its wholly owned subsidiary TransPlatinum Service Corporation.


   NCF also provides trust and investment management services to individuals, businesses, endowment funds, non-profit organizations, governmental bodies and other institutions through NBC and Central Carolina Bank, as well as through its wholly owned subsidiaries Commerce Capital Management, Inc. and First Mercantile and through Central Carolina Bank's wholly owned subsidiary Salem Trust Company. In addition, First Mercantile offers professional asset management and administration for retirement plans and investment management services for employee benefit plans through a nationwide network of brokers and agents.


   NCF offers institutional and retail securities brokerage, insurance, annuities and mutual fund products, as well as underwriting of government and corporate debt securities, through Central Carolina Bank's wholly owned securities broker/dealer subsidiary CCB Investment and Insurance Service Corporation and through NBC's 80% owned securities broker/dealer subsidiary NBC Capital Markets Group, Inc. In addition, NCF provides retail banking consulting services to other financial institutions through its wholly owned subsidiary National Commerce Bank Services, Inc. NCF offers life, property and casualty insurance and annuities in NBC's in-store retail banking system through its wholly owned subsidiary National Bank of Commerce Insurance Services, Inc.


Competition

   Vigorous competition exists in all major geographic and product areas, bank and non-bank, in which NCF is presently engaged in business. NBC and Central Carolina Bank compete in the banking business with commercial banks, diversified financial institutions such as thrift institutions, money market and other mutual funds, securities firms, mortgage companies, leasing companies, insurance companies, finance companies and a variety of financial services and advisory companies. Moreover, competition is not limited to NCF's immediate geographic markets, as an increased variety of financial services is being offered on the Internet. Larger competing financial institutions may be able to offer services and products that are not cost-efficient for NCF's subsidiary banks to offer. In addition, larger competing financial institutions have access to greater financial resources than NCF's subsidiary banks. NCF competes in its non-bank businesses with securities firms, trust companies, other commercial banks, transaction processing companies, investment advisers and other firms engaged in retirement plan consulting/administration. Some of these companies are much larger, more experienced, have the ability to provide broader services and/or have far greater capital and other resources than NCF.

   In the fourth quarter of 1999, President Clinton signed into law the Gramm-Leach-Bliley Act, or "GLBA," which permits qualifying bank holding companies to become financial holding companies and, by doing so, to affiliate with securities firms and insurance companies and engage in other activities that are financial in nature or complementary thereto. Activities cited by the GLBA as being "financial in nature" include: securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking activities; and activities that the Federal Reserve Board has determined to be closely related to banking. A bank holding company may become a financial holding company if each of its subsidiary banks (i) is well-capitalized under the prompt corrective actions provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991, (ii) is well-managed and (iii) has at least a satisfactory rating under the Community Reinvestment Act. See "Information about National Commerce Financial Corporation--Government Regulation and Supervision" for further discussion of the Federal Deposit Insurance Corporation Improvement Act of 1991 and the Community Reinvestment Act.

   Subject to certain limitations on investment, the GLBA also authorizes a national bank or its financial subsidiary to engage in activities that are financial in nature, other than insurance underwriting (except through an affiliate that is an insurance company), insurance company portfolio investment, real estate development and real estate investment, so long as the bank is well-capitalized, well-managed and has at least a satisfactory Community Reinvestment Act rating. Subsidiary banks of a financial holding company or national banks with financial subsidiaries must continue to be well-capitalized and well-managed in order to continue to engage in activities that are financial in nature. In addition, a financial holding company or a bank may not acquire a company that is engaged in activities that are financial in nature unless each of the subsidiary banks of the financial holding company or the bank has at least a satisfactory Community Reinvestment Act rating.

   The GLBA permits insurance companies and securities companies that meet certain criteria to become financial holding companies and thereby acquire banks and bank holding companies, possibly increasing competition. The GLBA will continue to change the operating environment of NCF and its subsidiaries in substantial and unpredictable ways. NCF cannot accurately predict the ultimate effect that this legislation, or implementing regulations, will have upon the financial condition or results of operations of NCF or any of its subsidiaries.

Government Regulation and Supervision

   The following discussion sets forth certain of the elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to NCF and its subsidiaries. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of securityholders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to NCF or its subsidiaries may have a material adverse effect on NCF's business.

   General. As a bank holding company, NCF is subject to regulation under the Bank Holding Company Act of 1956, as amended, referred to in this prospectus as the "BHCA." NCF is also subject to inspection, examination and supervision by the Federal Reserve. Under the BHCA, bank holding companies generally may not acquire the ownership or control of more than 5% of the voting shares or substantially all the assets of any company, including a bank, without the Federal Reserve's prior approval.

   Various governmental requirements, including Sections 23A and 23B of the Federal Reserve Act, as amended, limit borrowings by NCF and its non-bank subsidiaries from affiliate banks. These requirements also limit various other transactions between NCF and its non-bank subsidiaries, on the one hand, and NCF's affiliate banks, on the other. For example, Section 23A limits to no more than 10% of its total capital the aggregate outstanding amount of any bank's loans and other "covered transactions" with any particular non-bank affiliate, and limits to no more than 20% of its total capital the aggregate outstanding amount of any bank's covered transactions with all of its non-bank affiliates.
Section 23A also generally requires that a bank's loans to its non-bank affiliates be secured, and Section 23B generally requires that a bank's transactions with its non-bank affiliates be on arms' length terms.

   NBC is a national banking association and, as such, is subject to regulation primarily by the OCC and, secondarily, by the FDIC and the Federal Reserve. Central Carolina Bank is a state bank chartered by the State of North Carolina and is subject to regulation primarily by the FDIC, and, in addition, is regulated and examined by the North Carolina Banking Commission and Commissioner of Banks.

   Liability for Bank Subsidiaries. Under the Federal Reserve policy, NCF, as a bank holding company, is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to maintain resources adequate to support each such subsidiary bank. This support may be required at times when NCF may not have the resources to provide it. In addition, Section 55 of the National Bank Act, as amended, permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital has become impaired. If a shareholder fails within three months to pay such assessment, the OCC can order the sale of the shareholder's stock to cover the deficiency. NCF, as the sole shareholder of its subsidiary banks, is subject to such provisions. In the event of NCF's bankruptcy, any commitment by NCF to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

   Any depository institution insured by the FDIC can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. All of NCF's subsidiary banks are FDIC-insured institutions. Also, in the event that such a default occurred with respect to any of NCF's subsidiary banks, any capital loans from NCF to such bank would be subordinate in right of payment to payment of the bank's depositors and certain of the bank's other obligations.

   Capital Requirements. NCF is subject to risk-based capital requirements and guidelines imposed by the Federal Reserve. NCF's subsidiary banks are subject to similar capital requirements and guidelines imposed by the Federal Reserve, the OTS, the OCC and the FDIC, as applicable. For this purpose, a depository institution's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories, each weighted differently based on the level of credit risk that is ascribed to such assets or commitments. In addition, risk weighted assets are adjusted for low-level recourse and market risk equivalent assets. A depository institution's or holding company's capital, in turn, is divided into three tiers:

  . core ("Tier 1") capital, which includes common equity, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, including trust preferred securities, and related surplus (excluding auction rate issues), and minority interests in equity accounts of consolidated subsidiaries, less goodwill, certain identifiable intangible assets and certain other assets;

  . supplementary ("Tier 2") capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions; and

  . market risk ("Tier 3") capital, which includes qualifying unsecured subordinated debt.

   NCF, like other bank holding companies, currently is required to maintain Tier 1 and total capital (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8% of its total risk-weighted assets, respectively. At December 31, 2000 and September 30, 2001, NCF met both requirements. Tier 1 and total capital were equal to 9.52% and 10.79% of NCF's total risk-weighted assets, respectively, at December 31, 2000 and 9.72% and 10.97%, respectively, at September 30, 2001. The proceeds of this offering of trust preferred securities will provide additional Tier I capital to NCF.

   The Federal Reserve, the FDIC, the OTS and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under the new market risk requirements, capital is allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

   The Federal Reserve also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital to adjusted total assets) of 3%, if the holding company has the highest regulatory rating or has implemented the risk-based capital measures for market risk, or 4% if the holding company does not meet these requirements. At December 31, 2000, NCF's leverage ratio was 7.15% and at September 30, 2001, it was 7.59%. The Federal Reserve may set capital requirements higher than the minimums noted above for holding companies if circumstances warrant. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital ratios including tangible capital positions, well above the minimum levels. The Federal Reserve has not, however, imposed any such special capital requirement on NCF.

   Each of the subsidiary banks is subject to similar risk-based and leverage capital requirements adopted by their respective primary regulators. Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described below. Each of the bank subsidiaries was in compliance with the applicable minimum capital requirements as of December 31, 2000 and September 30, 2001.

   FDICIA. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. NCF's subsidiary banks are subject to such regulation.


   The FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a depository institution to capital raising requirements. In the event a depository institution's capital deteriorates to the "undercapitalized" category or below, the FDICIA and OTS regulations prescribe an increasing amount of regulatory intervention, including the adoption by the institution of a capital restoration plan and a guarantee of the plan by its parent holding company and the placement of a hold on increases in assets, number of branches and lines of business. NCF's liability as the parent holding company under any such guarantee is limited to the lesser of 5% of the depository institution's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of NCF's bankruptcy, such guarantee would take priority over NCF's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

   As of December 31, 2000 and September 30, 2001, each of NCF's subsidiary banks was "well capitalized," based on the "prompt corrective action" ratios and guidelines described above. A bank's capital category, however, is determined solely for the purpose of applying the "prompt corrective action" regulations and the capital category may not constitute an accurate representation of the bank's overall financial condition or prospects.

   Dividend Restrictions. Various federal and state statutory provisions limit the amount of dividends NCF's affiliate banks can pay to NCF without regulatory approval. Dividend payments by national banks, such as NBC, are limited to the lesser of (i) the level of undivided profits and (ii) absent regulatory approval, an amount not in excess of net income for the current year combined with retained net income for the preceding two years. North Carolina State banks, such as Central Carolina Bank, can pay dividends out of the undivided profits. The OTS regulation governing dividends by savings associations generally permits well-capitalized institutions, with certain exceptions, to pay dividends without regulatory notice or approval in an amount not in excess of net income for the current year combined with retained net income for the preceding two years.

   In addition, federal bank regulatory authorities have authority to prohibit NCF's bank subsidiaries from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of NCF's bank subsidiaries to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies and capital guidelines. For example, under the FDICIA, each of NCF's bank subsidiaries may not make capital distributions, including the payment of dividends, or pay any management fees to NCF if NCF is undercapitalized or if such payment would cause it to become undercapitalized. See "--FDICIA."


   Deposit Insurance Assessments. The deposits of each of NCF's bank subsidiaries are insured up to regulatory limits by the FDIC and are subject to the FDIC's deposit insurance assessments to maintain the Bank Insurance Fund ("BIF") and Savings Association Insurance Fund ("SAIF"). The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Each financial institution is assigned to one of three capital groups-- well capitalized, adequately capitalized or undercapitalized--and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The assessment rate applicable to NCF's bank subsidiaries in the future will depend in part upon the risk assessment classification assigned to each bank by the FDIC and in part on the BIF assessment schedule adopted by the FDIC. Institutions are prohibited from disclosing the risk classification to which they have been assigned.

   Depositor Preference Statute. Federal legislation has been enacted providing that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such institution, including federal funds and letters of credit, in the "liquidation or other resolution" of the institution by any receiver.

   Brokered Deposits. Under FDIC regulations, no FDIC-insured depository institution may accept brokered deposits unless the institution (i) is well capitalized or (ii) is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well capitalized from (y) paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or (z) offering "pass through" deposit insurance on certain employee benefit plan accounts unless it provides certain notice to affected depositors.

   Interstate Banking. Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, referred to as "Riegle-Neal" in this prospectus, subject to certain concentration limits and other requirements:

  . bank holding companies such as NCF are permitted to acquire banks and bank holding companies located in any state;

  . any bank that is a subsidiary of a bank holding company is permitted to receive deposits, renew time deposits, close loans, service loans and receive loan payments as an agent for any other bank subsidiary of that holding company; and

  . banks are permitted to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states, and establishing de novo branch offices in other states.

   However, in the case of any such purchase or opening of individual branches, the host state must have adopted legislation "opting in" to those provisions of Riegle-Neal and, in the case of a merger with a bank located in another state, the host state must not have adopted legislation "opting out" of that provision of Riegle-Neal. NCF may use Riegle-Neal to acquire banks in additional states and to consolidate its bank subsidiaries under a smaller number of separate charters. The authorization of interstate branching is likely to continue to encourage branching and merger activity and enhance competition among financial institutions.

   NCF's non-banking subsidiaries are regulated and supervised by applicable bank regulatory agencies, as well as by various other regulatory bodies. For example, Commerce Finance Company is a consumer finance company organized under the laws of the State of Tennessee. It is primarily regulated by the Consumer Finance Division of the Tennessee Department of Financial Institutions. The Federal Trade Commission has primary federal regulatory authority. Commerce Capital Management, Inc. is registered with the Securities and Exchange Commission, referred to in this prospectus as the "SEC," and is an investment adviser pursuant to the Investment Advisers Act of 1940, as amended. NBC Capital Markets Group, Inc. is registered as a broker-dealer with the SEC and the National Association of Securities Dealers, Inc. It is also a member of the Security Investor Protection Corporation. All regulatory agencies require periodic audits and regularly scheduled reports of financial information.

   Community Reinvestment Act. NCF's subsidiary banks are subject to the Community Reinvestment Act, sometimes referred to in this prospectus as the "CRA." The CRA and the regulations issued under the CRA are intended to encourage banks to help meet the credit needs of their service area, including low and moderate income neighborhoods, consistent with the safe and sound operations of the banks. These regulations also provide for regulatory assessment of a bank's record in meeting the needs of its service area when considering applications to establish branches, merger applications and applications to acquire the assets and assume the liabilities of another bank. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 requires federal banking agencies to make public a rating of a bank's performance under the CRA. In the case of a bank holding company, the CRA performance records of the banks involved in the transaction are reviewed by federal banking agencies in connection with the filing of an application to acquire ownership or control of shares or assets of a bank or thrift or to merge with any other bank holding company. An unsatisfactory record can substantially delay or block the transaction. Each of NCF's banking subsidiaries has received a satisfactory CRA rating from federal banking agencies.

Fiscal and Monetary Policy

   Banking is a business that depends on interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and its other borrowings, and the interest received by a bank on its loan and securities holdings, constitutes the major portion of its earnings. Thus, the earnings and growth of NCF and its subsidiary banks are subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The Federal Reserve regulates the supply of money through various means, including open market dealings in United States government securities, setting the discount rate at which banks may borrow from the Federal Reserve, and setting the reserve requirements on deposits. The nature and timing of any changes in such policies and their effect on NCF and its subsidiaries cannot be predicted.

Employee Relations

   As of September 30, 2001, NCF and its subsidiaries employed approximately 4,950 full-time equivalent employees, including approximately 200 employees of First Market Bank. NCF and its subsidiaries are not parties to any collective bargaining agreements and consider their relations with their employees to be good.

Properties

   NCF's principal executive offices are located in leased space at One Commerce Square, Memphis, Tennessee. NCF's Customer Service Center is a leased building located in Durham, North Carolina. NCF's subsidiary banks operate approximately 390 banking offices, approximately 300 of which are either leased buildings or leased property on which the subsidiary banks have constructed banking offices. The subsidiary banks and First Market Bank have 449 ATM locations in operation.

Legal Proceedings

   NCF and certain of its subsidiary banks have been named as defendants in lawsuits that have arisen in the normal course of business. Although NCF cannot determine the amount of any ultimate liability with respect to such matters, in the opinion of management and counsel, none of the lawsuits, individually or in the aggregate, will have a material effect on NCF's financial position or results of operations.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF NCF

   Set forth below are selected consolidated historical financial data for NCF for the five years ended December 31, 2000 and the nine months ended September 30, 2001 and September 30, 2000. The selected consolidated historical financial data of NCF for and as of the end of each of the periods indicated in the five-year period ended December 31, 2000 have been derived from the audited consolidated financial statements of NCF. The selected historical consolidated financial data for the nine-month periods ended September 30, 2001 and September 30, 2000 and as of September 30, 2001 and September 30, 2000 have been derived from the unaudited consolidated historical financial statements of NCF, which reflect, in the opinion of management of NCF, all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the financial data for such periods. The results for these interim periods are not necessarily indicative of the results for the full year.

   On July 5, 2000, NCF consummated a merger of equals transaction with CCB which was accounted for as a purchase. The merger with CCB had a material effect on NCF's consolidated financial data as of and for the year ended December 31, 2000, and for the interim periods. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of NCF" and "Unaudited Pro Forma Condensed Combined Financial Statements."



                            Nine Months Ended
                              September 30,                     Years Ended December 31,
                          -----------------------  ------------------------------------------------------
                             2001         2000        2000       1999       1998       1997       1996
                          -----------  ----------  ----------  ---------  ---------  ---------  ---------
                                                       (in thousands)
Summary of Operations(1)
Interest income.........  $   935,603     603,903     937,976    455,974    379,730    336,993    286,567
Interest expense........      454,858     331,170     513,403    226,098    189,652    174,172    151,101
                          -----------  ----------  ----------  ---------  ---------  ---------  ---------
Net interest income.....      480,745     272,733     424,573    229,876    190,078    162,821    135,466
Provision for loan
 losses.................       22,307      11,139      16,456     16,921     10,710     17,013     14,134
                          -----------  ----------  ----------  ---------  ---------  ---------  ---------
Net interest income
 after provision........      458,438     261,594     408,117    212,955    179,368    145,808    121,332
Other income(2).........      232,227     120,245     189,491     87,227     82,784     82,405     69,635
Losses (gains) on
 interest rate swaps....          672      20,006      77,227     (1,499)        --         --         --
Merger-related expense..        3,122      44,765      70,657         --         --         --         --
Other expenses(3).......      422,154     226,077     369,814    161,841    142,716    123,460    103,875
                          -----------  ----------  ----------  ---------  ---------  ---------  ---------
Income before income
 taxes..................      264,717      90,991      79,910    139,840    119,436    104,753     87,092
Income taxes............       99,281      37,269      34,600     47,208     40,569     34,973     29,579
                          -----------  ----------  ----------  ---------  ---------  ---------  ---------
Net income..............  $   165,436      53,722      45,310     92,632     78,867     69,780     57,513
                          ===========  ==========  ==========  =========  =========  =========  =========
Average Balances
Assets..................  $17,696,543  10,666,900  12,401,982  6,358,828  5,383,017  4,404,852  3,812,114
Loans...................   11,183,586   6,252,886   7,427,320  3,489,625  3,040,662  2,513,327  2,130,810
Earning assets..........   15,471,233   9,569,993  11,033,301  5,905,404  4,983,531  4,148,590  3,611,580
Deposits................   11,884,268   6,919,469   8,158,282  4,120,703  3,675,427  2,954,813  2,652,559
Interest-bearing
 liabilities............   13,434,871   8,411,882   9,658,886  5,195,698  4,363,458  3,633,713  3,160,897
Stockholders' equity....    2,410,397   1,227,228   1,522,217    542,259    419,437    333,528    295,826
Selected Period End
 Balances
Assets..................  $18,481,554  17,665,793  17,745,792  6,913,786  5,811,054  4,692,011  4,200,409
Loans...................   11,516,651  10,866,301  11,008,419  3,985,789  3,197,673  2,608,967  2,347,973
Allowance for loan
 losses.................      150,487     143,510     143,614     59,597     49,122     43,297     35,514
Deposits................   11,945,208  11,703,489  11,979,631  4,495,900  3,947,275  3,251,242  2,976,430
Stockholders' equity....    2,414,864   2,389,157   2,364,838    649,241    408,549    352,148    313,329
Ratios
Return on average
 assets.................         1.25%        .67         .37       1.46       1.47       1.58       1.51
Return on average
 equity.................         9.18        5.85        2.98      17.08      18.80      20.92      19.44
Net interest margin,
 taxable equivalent.....         4.34        4.03        4.06       4.12       4.20       4.04       3.89
Net loan losses to
 average loans..........          .20         .20         .20        .24        .26        .39        .35
Average equity to
 average assets.........        13.62       11.51       12.27       8.53       7.79       7.57       7.76
Tier 1 capital..........         9.72        9.93        9.52      12.15      11.79      12.61      11.05
Total capital...........        10.97       11.13       10.79      13.40      13.04      13.86      12.30
Earnings to combined
 fixed charges and
 preference
 distributions(4)
 Including interest on
  deposits..............         1.57x       1.26x       1.15x      1.59x      1.59x      1.57x      1.57x
 Excluding interest on
  deposits..............         3.22x       1.80x       1.48x      2.70x      2.82x      2.68x      2.89x
Pro forma earnings to
 fixed charges(4)(5)
 Including interest on
  deposits..............
 Excluding interest on
  deposits..............

   (footnotes next page)

--------

(1) The financial results of the acquired companies are included in the historical financial statements for all periods subsequent to the business combinations, including NCF's merger-of-equals with CCB on July 5, 2000. For more information regarding other business combinations, see "Information about National Commerce Financial Corporation."

(2) Other income in 1997 includes $8 million of gain on the sale of credit card receivables and in 1996 includes $5.9 million of gain on the sales of certain assets.
(3) Other expenses include the FDIC's levy of a $1.3 million special assessment to recapitalize the SAIF in 1996.
(4) For purposes of calculating the ratio of earnings to combined fixed charges and preference distributions, earnings consist of earnings before income taxes plus interest and one-half of rental expense (which is deemed representative of the interest factor). Combined fixed charges and preference distributions, excluding interest on deposits, consist of interest on indebtedness, distributions in respect of trust preferred securities and one-half of rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, consists of the foregoing items plus interest on deposits.
(5) Pro forma ratio of earnings to combined fixed charges and preference distributions includes distributions on the trust preferred securities computed as if the trust preferred securities had been issued at the beginning of each period presented.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF NCF

   The following is a discussion and analysis by NCF management of NCF's consolidated financial condition and results of operations as of and for the nine months ended September 30, 2001 and September 30, 2000, and as of and for the years ended December 31, 2000, 1999 and 1998. The discussion and analysis of financial condition and results of operations should be read in conjunction with the consolidated audited and unaudited financial statements and accompanying notes appearing elsewhere in this prospectus and "Selected Historical Consolidated Financial Data of NCF."

Results of Operations

   The tragic events of September 11, 2001 further eroded an already weakened economy. The short- and long-term impact of reduced consumer confidence, corporate job reductions and increased costs of security cannot be currently assessed but are expected to translate into decreased spending and negative gross domestic product growth for the rest of 2001 and possibly into 2002. Additionally, the U.S. economic downturn is expected to negatively impact the international economy. All of these factors may have a negative effect on NCF's earnings and asset quality. However, management believes that the long-term economic outlook may be improving. For example, the Federal Reserve cut the target federal funds rate by an additional 50 basis points in both October and November 2001, bringing that rate to its lowest level in 40 years. The Federal Reserve may further cut short-term interest rates to combat recession fears and slowdowns in the economy. U.S. Government spending is starting to rise through aid to New York City, bail-outs of the aviation industry and build-up of U.S. military forces. Additionally, a more general economic stimulus package is currently being negotiated between the Bush Administration and Congress.

   United States economists have declared that the United States economy is currently in recession. The recession has adversely affected employment and other significant elements of the economy that drive productivity and the financial strength of businesses. These current conditions could have a material adverse affect on loan and deposit growth, loan loss reserves and, as a result, NCF's financial condition and results of operations in future periods.


   Results of operations for the nine months ended September 30, 2001 as compared to the nine months ended September 30, 2000 are impacted significantly by the acquisitions of Piedmont in April 2000; CCB in July 2000; and First Mercantile in July 2000. Additionally, NCF acquired First Vantage-Tennessee, a financial institution located in Knoxville, Tennessee with $165 million in total consolidated assets, in August 2001. These companies are referred to collectively in the remainder of this discussion as the "acquired companies." Each of these acquisitions was accounted for as a purchase. Consequently, NCF's 2001 and 2000 results include the acquired companies' operating results only from the dates of acquisition. In addition, significant amounts of amortization of goodwill and core deposit intangibles have been recognized since the acquisition dates.

 Net Income

   Net income for the nine months ended September 30, 2001 totaled $165.4 million, or diluted earnings per share of $.80 compared to $53.7 million or diluted earnings per share of $.38 for the nine months ended September 30, 2000. Annualized returns on average assets and average stockholders' equity were 1.25% and 9.18%, respectively, for the 2001 period compared to .67% and 5.85% for the 2000 period. A substantial portion of the increase in net income is attributable to earnings generated by the acquired companies.


   Net income for the year ended December 31, 2000 totaled $45.3 million compared to $92.6 million for the year ended December 31, 1999, or $.28 per diluted share for the year ended December 31, 2000 versus $.87 for the year ended December 31, 1999. Net income per diluted share was $.77 for the year ended December 31, 1998. Returns on average assets and average stockholders' equity for the year ended December 31, 2000 were .37% and 2.98%, respectively, compared to 1.46% and 17.08% for the year ended December 31, 1999. These ratios were 1.47%
and 18.80% for the year ended December 31, 1998. NCF's financial results for the year ended December 31, 2000 were significantly impacted by two non-recurring items, merger and conversion-related expenses and losses on interest rate swaps. Excluding these items, NCF's diluted earnings per share for the year ended December 31, 2000 totaled $.92 compared to $.86 for the year ended December 31, 1999 and returns on average assets and average stockholders' equity for the year ended December 31, 2000 were 1.18% and 9.59%, respectively, compared to 1.44% and 16.92%, respectively for the year ended December 31, 1999.


   The following table compares the contributions to net income per diluted share by income statement caption for the nine months ended September 30, 2001 and 2000, respectively, the years ended December 31, 2000, 1999 and 1998, respectively, and the respective changes from period to period and year to year.

                     Components of Diluted Income Per Share

                                         Increase
                          Nine Months   (Decrease)
                             Ended      from Prior   Year Ended   Increase (Decrease)
                         September 30,    Period    December 31,    from Prior Year
                         -------------- ---------- -------------- -------------------
                          2001    2000             2000 1999 1998 2000/1999 1999/1998
                         ------- ------            ---- ---- ---- --------- ---------
Interest income......... $  4.50   4.22     .28    5.89 4.27 3.72   1.62       .55
Interest expense........    2.19   2.32    (.13)   3.22 2.12 1.86   1.10       .26
                         ------- ------    ----    ---- ---- ----   ----       ---
Net interest income.....    2.31   1.90     .41    2.67 2.15 1.86    .52       .29
Provision for loan
 losses.................     .11    .08     .03     .10  .16  .11   (.06)      .05
                         ------- ------    ----    ---- ---- ----   ----       ---
Net interest income
 after provision........    2.20   1.82     .38    2.57 1.99 1.75    .58       .24
Other income............    1.12    .84     .28    1.19  .82  .81    .37       .01
Other expenses(1).......    2.05   2.03     .02    3.26 1.50 1.39   1.76       .11
                         ------- ------    ----    ---- ---- ----   ----       ---
Income before income
 taxes..................    1.27    .63     .64     .50 1.31 1.17   (.81)      .14
Income taxes............     .47    .25     .22     .22  .44  .40   (.22)      .04
                         ------- ------    ----    ---- ---- ----   ----       ---
Net income(1)........... $   .80    .38     .42     .28  .87  .77   (.59)      .10
                         ======= ======    ====    ==== ==== ====   ====       ===

--------
(1) Other expenses in 2000 include merger-related and other conversion expense totaling $.44 ($.32 after-tax); losses on interest rate swaps totaling $.48 ($.32 after-tax); goodwill amortization totaling $.17 ($.17 after-tax); and core deposit intangibles amortization representing the premium paid on acquired deposits totaling $.22 ($.13 after-tax). These amounts were not significant in 1999 or 1998. Other expenses for the nine months ended September 30, 2001 include merger-related and other conversion expense totaling $.02 ($.01 after-tax), goodwill amortization totaling $.17 ($.17 after-tax), and core deposit intangibles amortization totaling $.21 ($.12 after-tax). Other expenses for the nine months ended September 30, 2000 include merger-related and other conversion expense totaling $.31 ($.24 after-tax); losses on interest rate swaps totaling $.14 ($.09 after-tax); goodwill amortization totaling $.10 ($.10 after-tax); and core deposit intangibles amortization totaling $.13 ($.08 after-tax).

 Operating Income

   Over the past three years, NCF's results of operations have been significantly impacted by the non-recurring items described below:

  . As a result of its acquisitions of First Vantage and SouthBanc and the pending First Union and Wachovia branch acquisitions, NCF incurred $3.1 million of merger-related expenses for the nine months ended September 30, 2001. These expenses primarily included costs associated with system conversions. The after-tax effect of the merger-related expenses was $1.9 million.

  . In 2000, NCF recognized $77.2 million ($50.2 million after-tax) of unrealized losses on interest rate swaps which did not qualify for hedge accounting under SFAS No. 133. NCF entered into the swaps in the first half of the year during a rising interest rate environment.

     By entering into these contracts, NCF reduced its interest rate sensitivity to wholesale funding. When the rate environment changed in the latter half of 2000, NCF incurred losses on the swaps which were recognized as a charge to earnings. The swaps were terminated in the first quarter of 2001. In 1999, NCF recognized $1.5 million ($.9 million after-tax) of unrealized gains on similar interest rate swap contracts. These contracts were called in the first quarter of 2000.

  . In connection with its merger with CCB and its acquisitions of Piedmont and First Mercantile in 2000, NCF incurred $70.7 million of merger-related expense. This expense included severance and other employee benefit costs, excess facilities costs and system conversion costs. The after-tax effect of the merger-related expense and other conversion expenses was $50.5 million for the year ended December 31, 2000.

 Net Interest Income

   Net interest income is one of the major determining factors in a financial institution's performance, as it is generally the principal source of bank earnings. Net interest income is impacted by the volume, yield/cost and relative mix of both earning assets and interest-bearing and non-interest-bearing sources of funds. The difference between earning asset yields (with a taxable equivalent adjustment made to provide comparability between tax-exempt and taxable income) and the average rate paid for interest-bearing funds is measured by the interest rate spread and net interest margin.

   Average earning assets for the first nine months of 2001 increased by $5.9 billion compared to first nine months of 2000. The increase was primarily attributable to the acquired companies.

   The net interest margin increased 31 basis points to 4.34% for the nine months ended September 30, 2001 compared to 4.03% for the nine months ended September 30, 2000 and the interest rate spread increased to 3.74% for the first nine months of 2001 compared to 3.39% in the first nine months of 2000. The increase in the net interest margin is primarily attributable to the declining interest rate environment and NCF's ability to lower its cost of interest bearing liabilities faster than its yield on earning assets declines. Average Balances and Net Interest Income Analyses on a taxable equivalent basis for each of the nine month periods are included in the following table.

                Average Balances and Net Interest Income Analysis
               (Taxable Equivalent Basis--Dollars in Thousands) (1)


                               Nine Months Ended            Nine Months Ended
                               September 30, 2001          September 30, 2000
                          ---------------------------- ---------------------------
                                      Interest Average            Interest Average
                            Average   Income/  Yield/   Average   Income/  Yield/
                            Balance   Expense   Rate    Balance   Expense   Rate
                          ----------- -------- ------- ---------- -------- -------
Earning assets:
Loans(2)................  $11,183,586  729,487  8.72%   6,252,886 440,373   9.40
U.S. Treasury and agency
 obligations(3).........    2,939,998  157,940  7.17    2,234,642 119,461   7.13
States and political
 subdivision
 obligations............      169,463    9,275  7.35      148,785   9,024   8.09
Equity securities and
 other securities(3)....    1,022,784   54,879  7.15      708,240  40,809   7.68
Trading account
 securities.............       59,529    2,313  5.18       35,074   1,684   6.40
Federal funds sold and
 other short-term
 investments............       68,398    2,609  5.10      166,582   8,075   6.47
Time deposits in other
 banks..................       27,475    1,010  4.92       23,784     910   5.11
                          ----------- --------  ----   ---------- -------   ----
 Total earning assets...   15,471,233  957,513  8.27    9,569,993 620,336   8.65
                                      --------  ----              -------   ----
Non-earning assets:
Cash due from banks.....      391,440       --    --      252,282      --     --
Premises and equipment..      203,873       --    --       97,925      --     --
Goodwill................      919,791       --    --      378,905      --     --
Core deposit premium....      267,846       --    --      118,940      --     --
All other assets, net...      442,360       --    --      248,855      --     --
                          -----------                  ----------
 Total assets...........  $17,696,543                  10,666,900
                          ===========                  ==========
Interest-bearing
 liabilities:
Savings and time
 deposits...............  $10,485,919  346,223  4.41%   6,144,315 228,283   4.96
Short-term borrowed
 funds..................    1,070,108   34,011  4.34    1,160,313  51,728   5.97
FHLB advances...........    1,839,466   72,690  5.28    1,090,271  50,327   6.17
Long-term debt..........       39,378    1,934  6.58       16,983     832   6.58
                          ----------- --------  ----   ---------- -------   ----
 Total interest-bearing
  liabilities...........   13,434,871  454,858  4.53    8,411,882 331,170   5.26
                                      --------  ----              -------   ----
Other liabilities and
 stockholders' equity:
Demand deposits.........    1,398,349       --    --      775,154      --     --
Other liabilities.......      407,913       --    --      202,722      --     --
Capital trust pass-
 through securities.....       45,013       --    --       49,914      --     --
Stockholders' equity....    2,410,397       --    --    1,227,228      --     --
                          -----------                  ----------
 Total liabilities and
  stockholders' equity..  $17,696,543       --    --   10,666,900      --     --
                          ===========                  ==========
Net interest income and
 net interest
 margin(4)..............              $502,655  4.34%             289,166   4.03
                                      ========  ====              =======   ====
Interest rate
 spread(5)..............                        3.74%                       3.39
                                                ====                        ====

--------

(1) The taxable equivalent basis is computed by grossing up tax-exempt interest income as if it were fully taxable using 35% federal and applicable state tax rates in 2001 and 2000.

(2) The average loan balances include non-accruing loans for which interest income is not currently recognized due to concerns about collectibility. Loan fees of $15,783,000 and $9,229,000 for the nine months ended September 30, 2001 and September 30, 2000, respectively, are included in interest income.
(3) The average balances for debt and equity securities exclude the effect of their mark-to-market adjustment, if any.
(4) Net interest margin is computed by dividing net interest income by total earning assets.
(5) Interest rate spread equals the earning asset yield minus the interest-bearing liability rate.

   The following table presents Average Balances and a Net Interest Income Analysis on a taxable equivalent basis for each of the years in the three-year period ended December 31, 2000.

               Average Balances and Net Interest Income Analysis


                                                       Years Ended December 31,
                          ----------------------------------------------------------------------------------
                                      2000                        1999                       1998
                          ---------------------------- -------------------------- --------------------------
                                      Interest Average           Interest Average           Interest Average
                            Average   Income/  Yield/   Average  Income/  Yield/   Average  Income/  Yield/
                            Balance   Expense   Rate    Balance  Expense   Rate    Balance  Expense   Rate
                          ----------- -------- ------- --------- -------- ------- --------- -------- -------
                                         (taxable equivalent basis--dollars in thousands)(1)
EARNING ASSETS:
Loans(2)................  $ 7,427,320 698,614   9.41%  3,489,625 306,213   8.77   3,040,662 277,141   9.11
U.S. Treasury and U.S.
Government agencies and
corporations(3).........    2,488,612 177,307   7.12   1,510,661 100,628   6.66   1,445,551  96,957   6.71
States and political
subdivisions............      158,693  12,815   8.08     137,523  11,521   8.38     159,873  13,214   8.27
Equity and other
securities(3)...........      754,632  59,581   7.90     637,899  43,064   6.75     212,394  14,228   6.70
Trading account
securities..............       40,064   2,482   6.20      42,285   2,336   5.52      51,163   3,112   6.08
Federal funds sold and
other short-term
investments.............      136,043   8,893   6.54      63,804   4,877   7.64      44,562   3,426   7.69
Time deposits in other
banks...................       27,937   1,597   5.72      23,607     951   4.03      19,326   1,619   8.38
                          ----------- -------          --------- -------          --------- -------
 Total earning assets...   11,033,301 961,289   8.71   5,905,404 469,590   7.95   4,983,531 409,697   8.22
                                      -------                    -------                    -------
NON-EARNING ASSETS:
Cash and due from
banks...................      293,618      --     --     174,582      --     --     178,269      --     --
Premises and equipment..      123,688      --     --      42,337      --     --      40,238      --     --
All other assets, net...      951,375      --     --     236,505      --     --     180,979      --     --
                          -----------                  ---------                  ---------
 Total assets...........  $12,401,982                  6,358,828                  5,383,017
                          ===========                  =========                  =========
INTEREST-BEARING
LIABILITIES:
Savings and time
deposits................  $ 7,227,569 364,433   5.04   3,673,287 153,120   4.17   3,232,032 132,889   4.11
Short-term borrowed
funds...................    1,159,814  69,577   6.00     683,833  31,177   4.56     476,147  22,743   4.78
Federal Home Loan Bank
advances................    1,247,613  77,913   6.24     832,206  41,432   4.98     552,176  27,885   5.05
Long-term debt..........       22,614   1,480   6.54       6,372     369   5.79     103,103   6,135   5.95
                          ----------- -------          --------- -------          --------- -------
 Total interest-bearing
 liabilities............    9,657,610 513,403   5.32   5,195,698 226,098   4.35   4,363,458 189,652   4.35
                                      -------                    -------                    -------
OTHER LIABILITIES AND
STOCKHOLDERS' EQUITY:
Demand deposits.........      930,713      --     --     447,416      --     --     443,395      --     --
Other liabilities.......      241,526      --     --     123,552      --     --     106,836      --     --
Capital trust pass-
through securities......       49,916      --     --      59,903      --     --      49,891      --     --
Stockholders' equity....    1,522,217      --     --     542,259      --     --     419,437      --     --
                          -----------                  ---------                  ---------
 Total liabilities and
 stockholders' equity...  $12,401,982                  6,358,828                  5,383,017
                          ===========                  =========                  =========
Net interest income and
net interest margin(4)..              447,886   4.06             243,492   4.12             220,045   4.20
                                      =======   ====             =======   ====             =======   ====
Interest rate
spread(5)...............                        3.39                       3.60                       3.87
                                                ====                       ====                       ====

-----
(1) The taxable equivalent basis is computed using 35% federal and applicable state tax rates in 2000, 1999 and 1998.
(2) The average loan balances include non-accruing loans.
(3) The average balances for debt and equity securities exclude the effect of their mark-to-market adjustment, if any.
(4) Net interest margin is computed by dividing net interest income by total earning assets.
(5) Interest rate spread equals the earning asset yield minus the interest-bearing liability rate.

   As experienced by most financial institutions during the year ended December 31, 2000, NCF was subject to increased pressure on its net interest margin due to rising interest rates. The net interest margin was 4.06% for the year ended December 31, 2000, 6 basis points lower than the 4.12% for the 1999 year and 14 basis points lower than the 4.20% for the 1998 year. The principal factors impacting NCF's yields, costs of funds and net interest income are discussed below.

 Interest Rates

   During the third quarter of 2001, the Federal Reserve decreased the target federal funds rate twice by a total of 75 basis points, which followed 150 and 125 basis point declines in the first and second quarters of 2001, respectively. Upon the action by the Federal Reserve, NCF's subsidiary banks lowered their prime lending rate to keep pace with the changes in funding costs. The subsidiary banks' prime rates have fallen from 9.50% at December 31, 2000 to 6.00% at September 30, 2001, compared to the September 30, 2000 prime rate of 9.50%. Because NCF's interest-bearing liabilities reprice in a shorter period than do its interest-earning assets, its balance sheet is liability sensitive, so that in times of falling interest rates, the decrease in interest expense from the lower cost of interest-bearing liabilities exceeds the decrease in interest income from the lower yield on interest-earning assets. This resulted in a higher net interest margin for the nine months ended September 30, 2001 compared to the nine months ended September 30, 2000. The target federal funds rate decreased again by 50 basis points each in October and November, 2001, and additional decreases in short-term interest rates in 2001 are possible as the Federal Reserve acts to combat recession fears and perceived slowdowns in the economy. NCF expects that such actions will not impact its net interest income significantly.

   During the second half of 1999, interest rates began to climb in small increments as the Federal Reserve increased the target federal funds rate. Changes in the federal funds rate generally affect other interest rates including the prime interest rate charged to borrowers and rates paid on deposits. This trend continued during the first half of 2000 as the Federal Reserve continued to increase the federal funds rate 25 basis points in February and March. A final 50 basis point increase in the federal funds rate occurred in May 2000. The prime rate began the year at 8.50% and ended the year at 9.50%. Consequently, average yield on loans for the year ended December 31, 2000 improved 64 basis points over 1999 to 9.41% and NCF's average yield on earning assets improved 76 basis points over 1999 to 8.71%. Unfortunately, NCF's cost of interest-bearing liabilities increased also. The cost of savings and time deposits increased for the year ended December 31, 2000 by 87 basis points over 1999 to 5.04% and the cost of total interest-bearing liabilities increased by 97 basis points over 1999 to 5.32%. These changes were consistent with NCF's liability sensitive balance sheet, as increases in interest rates generally decrease NCF's net interest margin. NCF's interest rate spread for the year ended December 31, 2000 tightened to 3.39% compared to 3.60% for 1999 and 3.87% for 1998 due in part to the changes in interest rates discussed above. The following table provides further analysis of the effects of volume and rate on net interest income during the years ended December 31, 2000 and December 31, 1999.

                       Volume and Rate Variance Analysis

                                        Years Ended December 31,
                                     2000                         1999
                          ---------------------------- ---------------------------
                           Volume     Rate     Total    Volume    Rate     Total
                          Variance  Variance  Variance Variance Variance  Variance
                          --------  --------  -------- -------- --------  --------
                                  (taxable equivalent basis--dollars in
                                            thousands)(1)(2)
Interest income:
Loans...................  $368,565   23,836   392,401   39,711  (10,639)   29,072
U.S. Treasury and U.S.
 Government agencies and
 corporations...........    69,287    7,392    76,679    3,671       --     3,671
States and political
 subdivisions...........     1,719     (425)    1,294   (1,867)     174    (1,693)
Equity and other
 securities.............     8,554    7,963    16,517   28,729      107    28,836
Trading account
 securities.............      (128)     274       146     (507)    (269)     (776)
Federal funds sold and
 short-term
 investments............     4,808     (792)    4,016    1,473      (22)    1,451
Time deposits in other
 banks..................       197      449       646      303     (971)     (668)
                          --------  -------   -------   ------  -------    ------
Increase (decrease) in
 interest income........   453,002   38,697   491,699   71,513  (11,620)   59,893
                          --------  -------   -------   ------  -------    ------
Interest expense:
Savings and time
 deposits...............   173,832   37,481   211,313   25,731   (5,500)   20,231
Short-term borrowed
 funds..................    26,245   12,155    38,400    9,936   (1,502)    8,434
Federal Home Loan Bank
 advances...............    24,210   12,271    36,481   13,939     (392)   13,547
Long-term debt..........     1,058       53     1,111   (5,605)    (161)   (5,766)
                          --------  -------   -------   ------  -------    ------
Increase (decrease) in
 interest expense.......   225,345   61,960   287,305   44,001   (7,555)   36,446
                          --------  -------   -------   ------  -------    ------
Increase (decrease) in
 net interest income....  $227,657  (23,263)  204,394   27,512   (4,065)   23,447
                          ========  =======   =======   ======  =======    ======

--------
(1) The taxable equivalent basis is computed using 35% federal and applicable state tax rates in 2000 and 1999.
(2) The rate/volume variance for the category has been allocated on a consistent basis between rate and volume variances based on the percentage of the rate or volume variance to the sum of the absolute value of the two variances.

 Interest-Earning Assets

   Total average earning assets increased to $15.5 billion for the nine month period ended September 30, 2001 from $9.6 billion for the nine month period ended September 30, 2000. The increase in 2001 was due primarily to the acquired companies, as well as loan growth at both NBC and Central Carolina Bank. Loans constituted 72.3% of average earning assets for the nine month period ended September 30, 2001, compared to 65.3% for the similar period in 2000. Management anticipates continued loan growth in the remainder of 2001 and in 2002, although at a slower rate than in 2000.

   Total average earning assets increased to $11.0 billion for the year ended December 31, 2000 from $5.9 billion for the year ended December 31, 1999 and $5.0 billion for the year ended December 31, 1998, due primarily to the acquired companies, as well as strong loan demand at both NBC and Central Carolina Bank. Due to this demand, NCF's mix of earning assets shifted to higher yielding categories, with loans constituting 67.3% of average earning assets during 2000 compared to 59.1% in 1999 and 61.0% in 1998. Average earning assets as a percentage of average tangible assets (average total assets reduced by goodwill and core deposit intangibles) has been between 92% and 95% over the last three years.


 Interest-Bearing Liabilities

   NCF's loan growth has been more rapid than its growth in lower-cost deposits. This disparity has resulted in the need to fund loan growth in part with higher-cost funding sources, primarily consisting of advances from the Federal Home Loan Bank, or "FHLB," which has in turn contributed to the decreases in NCF's net interest margins between 1998 and 2000. Substantially all deposits originate within the subsidiary banks' market areas. As with the rest of the financial institutions industry, NCF has seen decreased growth rates in traditional deposits as consumers elect other savings and investment opportunities.

 Non-Interest Income and Non-Interest Expenses

   NCF's levels of non-interest income are, and will continue to be, a significant factor in determining its financial success.

   Non-interest income, excluding investment securities transactions, increased from $115.6 million in the first nine months of 2000 to $228.3 million in the first nine months of 2001. Of this increase, $86.1 million is due to the acquired companies and $20.6 million resulted from increased broker/dealer revenues generated by NBC Capital Markets Group, Inc. Annualized non-interest income as a percentage of average tangible assets improved to 1.88% for the nine months ended September 30, 2001 compared to 1.58% for the nine months ended September 30, 2000.

   Non-interest expenses, after excluding the loss on interest rate swaps incurred in the 2000 period and merger/conversion expenses incurred in both periods, increased to $422.8 million for the first nine months of 2001 from $226.1 million for the same period in 2000. Of this increase, $169.8 million related to the acquired companies and $12.9 million was due to higher expenses incurred by NBC Capital Markets Group, Inc. Amortization of goodwill and core deposit intangibles amounted to $80.2 million and $33.9 million for the first nine months of 2001 and 2000, respectively.

   Non-interest income, excluding net securities gains and losses, totaled $185.0 million for the year ended December 31, 2000 compared to $90.3 million for the year ended December 31, 1999 and $83.6 million for the year ended December 31, 1998. The acquired companies accounted for $71.4 million of this increase. The remaining increase in non-interest income of $23.3 million was due to growth of the asset and customer bases of NCF's subsidiary banks, a stronger emphasis on the collection of fees for services rendered and revenue growth by NCF's non-bank subsidiaries.


   Service charges on deposit accounts continue to be NCF's largest source of non-interest income, totaling $68.8 million for the year ended December 31, 2000, $21.0 million for the year ended December 31, 1999 and $18.5 million for the year ended December 31, 1998. The acquired companies contributed $37.6 million to the increase in service charges on deposit accounts over 1999. The remaining increase of $10.2 million was due primarily to an increase in the number of accounts subject to service charges, repricing of certain customer services and ATM surcharge income on NCF's expanding ATM network.


   Trust and custodian fees increased to $33.0 million for the year ended December 31, 2000 from $8.1 million for the year ended December 31, 1999 due to trust businesses acquired and growth of assets managed. The July 2000 acquisitions of First Mercantile and Central Carolina Bank collectively contributed $25.3 million of trust and custodian fees to the 2000 increase. Managed and custodial assets totaled $10.5 billion at December 31, 2000 and $3 billion at December 31, 1999.

   Other service charges and fees totaled $29.9 million for the year ended December 31, 2000, $20.0 million for the year ended December 31, 1999 and $17.9 million for the year ended December 31, 1998. Fees from NCF's TransPlatinum subsidiary increased $10.0 million in 2000 due to higher transaction volumes and acquisitions completed in 1999 and 2000.

   Broker/dealer revenue and other commissions income totaled $28.8 million for the year ended December 31, 2000, $18.1 million for the year ended December 31, 1999 and $20.4 million for the year ended December 31, 1998. The acquired companies contributed $6.4 million of broker/dealer revenue and other commissions income in 2000. Institutional broker/dealer revenue is derived from NBC Capital Markets Group, Inc. and increased $2.5 million during 2000. Retail brokerage services are offered through an affiliation with an independent brokerage firm.

   Non-interest expense, excluding non-recurring items and amortization of goodwill and core deposit intangibles, increased $154.0 million for the year ended December 31, 2000 to $308.4 million over $154.4 million for the year ended December 31, 1999. Non-interest expense amounted to $139.8 million for the year ended December 31, 1998. NCF's 2000 acquisitions added $126.0 million in non-interest expense in 2000, including $61.6 million of additional personnel expense, $23.0 million of net additional occupancy and equipment expense, and $41.4 million of additional other operating expense. Excluding those amounts, NCF's personnel expense rose $15.6 million from $82.9 million for the year ended December 31, 1999 to $98.5 million for the year ended December 31, 2000, due to mergers completed in the third quarter of 1999, growth of the subsidiary branches, and employee benefits-related expenses. Net of the acquired companies, occupancy and equipment expenses increased 3.7% and other operating expense increased by 13.8% for the year ended December 31, 2000 over the 1999 period. Other operating expense categories which increased in 2000 included legal and professional services, telecommunications and marketing expense. Amortization of goodwill and core deposit intangibles totaled $61.4 million for the year ended December 31, 2000, of which $50.4 million related to the acquired companies.

   NCF's cash efficiency ratio (non-interest expense, less intangibles amortization and the non-recurring expenses set forth on pages 33 and 34 above, as a percentage of taxable equivalent net interest income and non-interest income) was 46.62% for the nine months ended September 30, 2001 and 46.94% for the nine months ended September 30, 2000. The following table presents various cash efficiency ratios for the nine months ended September 30, 2001 and September 30, 2000 and for the prior five years ended December 31, 2000.


                             Cash Efficiency Ratios

                                   Nine Months
                                      Ended
                                  September 30,    Years Ended December 31,
                                  -------------- -----------------------------
                                   2001    2000  2000  1999  1998  1997  1996
                                  ------  ------ ----- ----- ----- ----- -----
As a percentage of average
 assets:
  Non-interest income(1).........   1.75%   1.50  1.53  1.37  1.54  1.69  1.67
                                  ------  ------ ----- ----- ----- ----- -----
  Personnel expense..............   1.36    1.24  1.29  1.30  1.34  1.28  1.27
  Occupancy and equipment
   expense.......................    .35     .35   .36   .33   .32   .35   .35
  Other operating expense(2).....    .87     .81   .84   .80   .94  1.17  1.16
                                  ------  ------ ----- ----- ----- ----- -----
  Total non-interest expense.....   2.58    2.40  2.49  2.43  2.60  2.80  2.78
                                  ------  ------ ----- ----- ----- ----- -----
  Net overhead (non-interest
   expense less non-interest
   income).......................    .83%    .90   .96  1.06  1.06  1.11  1.11
                                  ------  ------ ----- ----- ----- ----- -----
Non-interest expense as a
 percentage of net interest
 income and non-interest
 income(1)(2)(3).................  46.62%  46.94 48.38 46.68 46.16 51.04 51.96

--------
(1) Excludes the sales of credit card receivables in 1997 and gains on sales of certain assets in 1996.

(2) Excludes the amortization of intangibles in 2001 and 2000; gains and losses on interest rate swaps in 2000 and 1999; merger-related expenses in 2001 and 2000; and the FDIC special assessment in 1996.

(3) Presented using taxable equivalent net interest income. The taxable equivalent basis is computed using a 35% federal tax rate and applicable state tax rates.

 Income Taxes

   Income tax expense was $99.3 million and $37.3 million for the nine month periods ended September 30, 2001 and 2000, respectively. NCF's effective income tax rate was 37.5% and 41.0% for the nine months ended September 30, 2001 and 2000, respectively. The higher tax rate in 2000 is primarily attributable to non-deductible merger-related expenses.


   Income tax expense was $34.6 million for the year ended December 31, 2000, $47.2 million for the year ended December 31, 1999 and $40.6 million for the year ended December 31, 1998. NCF's effective income tax rates were 43.3%, 33.8% and 34.0% for the years ended December 31, 2000, 1999 and 1998, respectively. The increase in the effective tax rate from 1999 to 2000 is attributable to non-deductible goodwill amortization and non-deductible merger-related expenses. Net deferred tax liabilities totaled $120.6 million as of December 31, 2000. NCF has determined that no valuation allowance for deferred tax assets was warranted at December 31, 2000.

Financial Position

   Total assets increased to $18.5 billion at September 30, 2001 from $17.7 billion at September 30, 2000. Quarterly average assets increased to $17.9 billion for the third quarter of 2001 from $17.1 billion for the same quarter in 2000.

 Loans

   Loans are the largest category of NCF's earning assets and generate the highest yields. NCF's loan growth and maintenance of a high quality loan portfolio are key ingredients to improving NCF's earnings. NCF's loan portfolio is comprised primarily of diversified credits with no significant borrower or industry concentration. NCF believes its strategy of lending to consumers and small- and medium-sized commercial customers allows a higher interest rate spread, which helps support the net interest margin.

   Substantially all loans are made on a secured basis with the exception of certain revolving credit accounts and are generally originated for retention in NCF's portfolio, with the exception of marketable mortgage loans, which are typically sold to third parties. Lending officers of NCF's subsidiary banks generally evaluate the cash flow and/or earnings power of the borrower as the primary source of repayment. The subsidiary banks do not engage in highly leveraged transactions or foreign lending activities. The acquired companies added over $6 billion to outstanding loans in 2000. The following table presents the year-end breakdown of the major categories of the loan portfolio as of September 30, 2001 and 2000 and as of December 31 of the previous five years based upon regulatory classifications.


                                 Loan Portfolio

                          As of September 30,                   As of December 31,
                         ---------------------- --------------------------------------------------
                            2001        2000       2000      1999      1998      1997      1996
                         ----------- ---------- ---------- --------- --------- --------- ---------
                                                      (in thousands)
Commercial, financial
 and agricultural....... $ 1,300,819  1,228,165  1,223,032   689,945   592,136   512,534   466,830
Real estate--
 construction...........   2,104,567  1,824,774  1,907,533   283,033   242,993   241,334   170,188
Real estate--mortgage...   6,521,943  5,775,029  5,959,114 1,625,374 1,153,717   781,826   602,064
Consumer................   1,390,120  1,838,633  1,730,940 1,356,824 1,181,659 1,045,420 1,086,104
Revolving credit........      61,896     70,930     58,840        --        --        --        --
Lease financing.........     155,381    145,569    145,833    33,405    29,568    30,046    22,790
                         ----------- ---------- ---------- --------- --------- --------- ---------
Total gross loans.......  11,534,726 10,883,100 11,025,342 3,988,581 3,200,073 2,611,160 2,347,976
Less unearned
 income(1)..............      18,075     16,799     16,923     2,792     2,400     2,193         3
                         ----------- ---------- ---------- --------- --------- --------- ---------
Total loans............. $11,516,651 10,866,301 11,008,419 3,985,789 3,197,673 2,608,967 2,347,973
                         =========== ========== ========== ========= ========= ========= =========

--------
(1) Represents unearned discount on installment loans, which is recognized as interest income over the lives of the loans utilizing a method which approximates the interest method.

   Loans in the commercial, financial and agricultural category consist primarily of short-term and/or floating rate commercial loans made to medium-sized companies. There is no substantial loan concentration in any one industry or to any one borrower. Real estate-construction loans are primarily made to commercial developers and residential contractors on a floating rate basis. Cash flow analysis for the project is the primary factor considered in a commercial lending decision, with additional reliance upon collateral values. NCF expects moderate to strong growth in these categories during the remainder of 2001 and in 2002 while maintaining its focus on quality credit underwriting.

   Real estate-mortgage loans consist of loans secured by first or second mortgages or deeds of trust on primary residences, multifamily residential properties and commercial properties. NCF's general policy is to sell all marketable originations of 30-year, fixed-rate residential mortgages and retain only certain loans in the portfolio. Consequently, NCF expects very modest growth in this category during the remainder of 2001 and in 2002.

   Consumer loans consist primarily of loans secured by automobiles and other consumer personal property. Lending officers consider the customer's debt obligations, ability and willingness to repay and general economic trends in their decision to extend credit. Revolving credit includes overdraft protection and traditional business credit card products. NCF expects only moderate growth during the remainder of 2001 and in 2002.

   The leasing portfolio is not concentrated in any one line of business or type of equipment. NCF anticipates moderate growth in this category during the remainder of 2001 and in 2002.

   The following table presents as of December 31, 2000 the breakdown of maturities of NCF's loan portfolio, including the breakdown between fixed and variable rate loans to reflect sensitivities of the loan portfolio to changes in interest rates.

       Maturities and Sensitivities of Loans to Changes in Interest Rates

                                                  As of December 31, 2000
                                            -----------------------------------
                                            Commercial,
                                             Financial
                                                and      Real Estate-
                                            Agricultural Construction   Total
                                            ------------ ------------ ---------
                                                      (in thousands)
Due in one year or less....................  $  398,489     185,084     583,573
Due after one year through five years:
  Fixed interest rates.....................     459,457     789,159   1,248,616
  Floating interest rates..................      99,000     103,665     202,665
Due after five years:
  Fixed interest rates.....................     154,949     252,945     407,894
  Floating interest rates..................     111,137     576,680     687,817
                                             ----------   ---------   ---------
    Total..................................  $1,223,032   1,907,533   3,130,565
                                             ==========   =========   =========

 Investment Securities

   Average investment securities increased $1.1 billion from December 31, 1999 to December 31, 2000, primarily due to the acquired companies. Taxable securities remain the primary component of the portfolio. The following table presents additional information about NCF's investment securities portfolio at December 31, 2000, which is segregated into available for sale and held to maturity categories.

                         Investment Securities Portfolio

                                                 As of December 31,
                                       ----------------------------------------
                                               2000                 1999
                                       --------------------  ------------------
                                       Amortized  Carrying   Amortized Carrying
                                          Cost      Value      Cost     Value
                                       ---------- ---------  --------- --------
                                                   (in thousands)
Securities Available for Sale:
U.S. Treasury......................... $   54,580    55,295    28,523   28,386
U.S. Government agencies and
 corporations.........................  1,550,026 1,582,051   239,554  235,624
States and political subdivisions.....    111,222   113,831   122,076  123,516
Debt and equity securities............    647,182   650,349   170,608  166,402
                                       ---------- ---------   -------  -------
 Total securities available for sale.. $2,363,010 2,401,526   560,761  553,928
                                       ========== =========   =======  =======

Maturity and Yield Schedule as of December 31, 2000

                                                  Weighted
                                        Carrying   Average
                                         Value     Yield(1)
                                       ---------- ---------
U.S. Treasury:
 Within 1 year........................ $   20,905      5.42%
 After 1 but within 5 years...........     34,390      7.72
                                       ----------
  Total U.S. Treasury.................     55,295      6.80
                                       ----------
U.S. Government agencies and
 corporations:
 Within 1 year........................     90,044     11.52
 After 1 but within 5 years...........    177,357      7.42
 After 5 but within 10 years..........    476,214      7.14
 After 10 years(2)....................    838,436      7.24
                                       ----------
  Total U.S. Government agencies and
   corporations.......................  1,582,051      7.47
                                       ----------
States and political subdivisions:
 Within 1 year........................     12,803      7.21
 After 1 but within 5 years...........     33,387      7.31
 After 5 but within 10 years..........     57,764      8.69
 After 10 years.......................      9,877      8.98
                                       ----------
  Total state and political
   subdivisions.......................    113,831      8.14
                                       ----------
Debt and equity securities............    650,349      7.48
                                       ----------
  Total securities available for
   sale............................... $2,401,526      7.49
                                       ==========

                                                 As of December 31,
                                      -----------------------------------------
                                              2000                 1999
                                      --------------------  -------------------
                                       Carrying   Market    Carrying   Market
                                        Value      Value      Value     Value
                                      ---------- ---------  --------- ---------
                                                   (in thousands)
Securities Held to Maturity:
U.S. Government agencies and
 corporations........................ $1,434,282 1,407,912  1,322,109 1,250,418
States and political subdivisions....     75,702    77,109      5,292     5,425
Debt securities......................    506,811   499,679    431,982   411,740
                                      ---------- ---------  --------- ---------
  Total securities held to maturity.. $2,016,795 1,984,700  1,759,383 1,667,583
                                      ========== =========  ========= =========

Maturity and Yield Schedule as of December 31, 2000 (continued)

                                                 Weighted
                                       Carrying   Average
                                        Value     Yield(1)
                                      ---------- ---------
U.S. Government agencies and
 corporations:
 Within 1 year....................... $   50,017      7.36%
 After 1 but within 5 years..........      3,024      6.23
 After 5 but within 10 years.........    838,850      6.68
 After 10 years(2)...................    542,391      6.53
                                      ----------
  Total U.S. Government agencies and
   corporations......................  1,434,282      6.64
                                      ----------
States and political subdivisions:
 Within 1 year.......................        163      0.93
 After 1 but within 5 years..........     20,159      8.20
 After 5 but within 10 years.........     47,416      8.62
 After 10 years......................      7,964      8.61
                                      ----------
  Total state and political
   subdivisions......................     75,702      8.49
                                      ----------
Debt securities......................    506,811      7.07
                                      ----------
  Total securities held to maturity.. $2,016,795      6.82
                                      ==========

--------
(1) Where applicable, the weighted average yield is computed on a taxable equivalent basis using a 35% federal tax rate and applicable state tax rates.
(2) The amount shown consists primarily of mortgage-backed securities which have monthly curtailments of principal even though the final maturity of the security is in excess of 10 years.

   NCF segregates debt and equity securities that have readily determinable fair values into one of three categories for accounting and reporting purposes. Debt securities that NCF has the positive intent and ability to hold until maturity are classified as held to maturity and are reported at amortized cost. Securities held to maturity totaled $2 billion, comprising 44.9% of the total securities portfolio at December 31, 2000. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. Trading securities totaled $74.4 million at December 31, 2000. Debt and equity securities not classified as either held to maturity or as trading securities are classified as available for sale securities and are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity entitled "other comprehensive gains and losses," net of taxes. At December 31, 2000, securities available for sale totaled $2.4 billion, which represented 53.4% of the total portfolio. The mark-to-market adjustment for available for sale securities totaled $38.5 million in net unrealized gains at December 31, 2000. After considering applicable tax benefits, the mark-to-market adjustment resulted in a $22.8 million increase to total stockholders' equity. As of December 31, 1999, the mark-to-market adjustment for unrealized losses on available for sale securities totaled $6.8 million and resulted in a net $4.2 million decrease to total stockholders' equity after applying applicable taxes. NCF does not currently anticipate selling a significant amount of the securities available for sale in the near future. Future fluctuations in stockholders' equity may occur due to changes in the market values of debt and equity securities classified as available for sale.

   The unrealized gains on investment securities available for sale, net of applicable tax expense, increased $10.3 million from December 31, 2000 to result in an after-tax unrealized gain at September 30, 2001 of $33.1 million. As of September 30, 2001, unrealized gains on investment securities available for sale, net of applicable tax expense, increased book value by $.17 per share.

   Securities inventory held by NCF's institutional broker-dealer subsidiary is classified as trading securities. Trading securities totaled approximately $131.4 million as of September 30, 2001.

 Deposits

   Average deposits increased for the nine-month period ended September 30, 2001 over the same period in 2000 due primarily to the acquisitions of CCB and Piedmont.

   Average deposits increased during 2000 from 1999 levels due to the acquired companies. Interest-bearing deposits as a percentage of total deposits remained at 89% during 1999 and 2000. As noted previously, NCF has experienced lower levels of deposit growth due to competitive pressures from other investment opportunities available to consumers. In addition, higher interest rates in 2000 resulted in increased debt service payments for consumers and businesses, constraining growth in deposit balances. The following table presents average deposits by type for the nine month periods ended September 30, 2001 and 2000, and three-year period ended December 31, 2000.

                                Average Deposits

                            Nine Months Ended September 30,                  Years Ended December 31,
                         ------------------------------------- -----------------------------------------------------
                                2001               2000              2000              1999              1998
                         ------------------- ----------------- ----------------- ----------------- -----------------
                           Average   Average  Average  Average  Average  Average  Average  Average  Average  Average
                           Balance    Rate    Balance   Rate    Balance   Rate    Balance   Rate    Balance   Rate
                         ----------- ------- --------- ------- --------- ------- --------- ------- --------- -------
                                                           (dollars in thousands)
Savings and time
 deposits:
Savings, NOW and money
 market accounts........ $ 4,546,759  2.69%  2,496,589  3.32   2,960,959  3.85   1,641,984  3.63   1,550,361  3.31
Time deposits...........   5,939,160  5.74%  3,647,726  6.09   4,266,610  6.31   2,031,305  5.08   1,681,671  5.45
                         -----------         ---------         ---------         ---------         ---------
 Total savings and time
  deposits..............  10,485,919  4.41%  6,144,315  4.96   7,227,569  5.04   3,673,287  4.17   3,232,032  4.11
Demand deposits.........   1,398,349           775,154           930,713           447,416           443,395
                         -----------         ---------         ---------         ---------         ---------
 Total deposits......... $11,884,268         6,919,469         8,158,282         4,120,703         3,675,427
                         ===========         =========         =========         =========         =========

 Long-Term Debt and Other Borrowings

   After assuming $33.0 million of long-term debt from the acquired companies, NCF's ratio of average long-term debt to average equity was 1.6% for the year ended December 31, 2000.

   Average advances from the FHLB increased $415.4 million in 2000 over 1999 due to $498.6 million of FHLB advances assumed from the acquired companies and the need to fund NCF's loan growth. The 2000 FHLB advances consist primarily of advances having maturities in excess of one year. FHLB advances have increased $594.5 million since December 31, 2000, primarily to fund loan growth and to replace other sources of borrowed funds. This source of liquidity had an average rate of 5.28% for the nine months ended September 30, 2001.


   Other borrowing totaled approximately $39 million at both September 30, 2001 and December 31, 2000.

Capital Requirements and Resources

   NCF's capital position has historically been strong as evidenced by the ratio of average tangible equity to average tangible assets of 7.41% and 7.17% for the nine months ended September 30, 2001 and September 30, 2000, respectively, and of 7.15% and 7.45% for the years ended December 31, 2000 and December 31, 1999, respectively.

 Equity Capital

   NCF's management plans to continue its efforts to increase the return on average equity while providing stockholders with a reasonable cash return. A stock repurchase plan was authorized beginning in 1996 for purposes of offsetting stock issuances planned for stock option and other employee benefit plans. During 2000, 1999 and 1998, a total of 4.0 million shares have been repurchased. Substantially all had been re-issued under employee benefit plans as of December 31, 2000. Management plans to maintain a dividend payout ratio between 30 and 40 percent of operating income in order to achieve continued internal capital growth. On October 16, 2001, NCF's Board of Directors declared a quarterly cash dividend of $.15 per common share. The dividend is payable January 2, 2002, to stockholders of record as of December 7, 2001. On July 25, 2001, NCF's common stock was listed on the New York Stock Exchange and began trading under the symbol NCF. Prior to that date, NCF's common stock was traded on the Nasdaq National Market under the symbol NCBC.

   On September 17, 2001, NCF resumed a share repurchase program announced in July 2001. During the third quarter of 2001, 570,000 shares of common stock were acquired at an average cost of $23.44 and subsequently retired. The share repurchase program has continued into the fourth quarter; the remaining authorization allows for approximately 4 million shares to be repurchased through December 31, 2002. During the nine months ended September 30, 2001, 2.7 million common shares had been repurchased and retired.

   The following table presents NCF's rate of internal capital growth for the five previous years.

                         Rate of Internal Capital Growth


                                                 Year Ended December 31,
                                          -------------------------------------
                                          2000(1) 1999(1) 1998  1997(1) 1996(1)
                                          ------- ------- ----- ------- -------
Average assets to average equity times...   8.13x  11.75  12.79  13.24   12.92
Return on average assets equals..........   1.18%   1.44   1.47   1.47    1.43
Return on average equity equals..........   9.59%  16.92  18.80  19.46   18.48
Earnings retained equals.................  47.77%  56.72  60.02  65.29   64.59
Rate of internal capital growth..........   4.58%   9.60  11.28  12.71   11.94

--------
(1) Excludes the after-tax impact of non-recurring items as applicable: for the year ended December 31, 2000, merger-related and other conversion expenses of $50.5 million and losses from interest rate swaps of $50.2 million; for the year ended December 31, 1999, gains from interest rate swaps of $.9 million; for the year ended December 31, 1997, gain on sales of credit card receivables of $4.9 million; and for the year ended December 31, 1996, gains on sales of certain assets of $3.6 million and special deposit assessments of $.8 million.

   NCF has announced that it has signed a definitive agreement to purchase 37 bank branches and corresponding ATMs in North Carolina, South Carolina, Georgia and Virginia from First Union and Wachovia. In the branch purchase, NCF will acquire approximately $1.5 billion in deposits and approximately $400 million in loans, as well as related premises and equipment. NCF anticipates that a portion of the capital raised through the issuance of the trust preferred securities will be contributed to NBC to support the branch purchase.

 Regulatory Capital

   Bank holding companies are required to comply with the Federal Reserve's risk-based capital guidelines requiring a minimum leverage ratio relative to total assets and minimum capital ratios relative to risk-adjusted assets. The minimum leverage ratio is 3% if the holding company has the highest regulatory rating and meets other requirements but the leverage ratio required may be raised from 100 to 200 basis points if the holding company does not meet these requirements. The minimum risk-adjusted capital ratios are 4% for Tier I capital and 8% for total capital. Additionally, the Federal Reserve may set capital requirements higher than the minimums for holding companies whose circumstances warrant it. NCF and its subsidiary banks continue to maintain higher capital ratios than required under regulatory guidelines. The following table discloses NCF's components of capital, risk-adjusted asset information and capital ratios at September 30, 2001 and December 31, 2001 and 2000, respectively:

                         Capital Information and Ratios

                                        As of September 30,  As of December 31,
                                        ------------------- --------------------
                                               2001            2000      1999
                                        ------------------- ---------- ---------
                                                     (in thousands)
Tier I capital.........................     $ 1,265,004      1,169,780   572,976
Tier II capital:
 Allowable loan loss allowance.........         150,487        143,614    58,941
 Subordinated debt.....................          13,201         13,194        --
 Other.................................              24             --        --
                                            -----------     ---------- ---------
  Total capital........................     $ 1,428,716      1,326,588   631,917
                                            ===========     ========== =========
Risk-adjusted assets...................     $13,020,372     12,292,660 4,715,316
Average regulatory assets..............      16,664,634     16,365,141 6,651,254
Tier I capital ratio...................            9.72%          9.52     12.15
Total capital ratio....................           10.97          10.79     13.40
Leverage ratio.........................            7.59           7.15      8.61

   NCF's subsidiary banks are subject to similar risk-based and leverage capital requirements adopted by their applicable federal banking agency. NCF was in compliance with the applicable capital requirements as of each of the dates presented above.

Asset Quality

   At September 30, 2001, total risk assets (consisting of non-accrual loans, foreclosed real estate, restructured loans and accruing loans 90 days or more past due) amounted to $56.2 million or .49% of outstanding loans plus other assets acquired through loan foreclosures. This compares to $41.5 million or
 .38% at December 31, 2000 and $39.8 million or .37% at September 30, 2000. The largest increase in total risk assets was experienced in non-accrual loans (primarily in commercial and construction lending) and accruing loans 90 days or more past due (primarily in loans secured by 1-4 family residential properties). The allowance for loan losses to risk assets was 2.68x at September 30, 2001 compared to 3.46x at December 31, 2000 and 3.60x at September 30, 2000. Looking forward, management anticipates that further increases in nonperforming loans could be experienced over the next several quarters as a result of previously discussed economic conditions.

   Total risk assets as a percentage of total loans outstanding plus other real estate were .38%, .14% and .16% at December 31, 2000, 1999 and 1998,
respectively. NCF's allowance for loan losses to total risk assets was 3.46x at December 31, 2000 compared to 10.38x and 9.46x at December 31, 1999 and 1998, respectively. Total risk assets and the ratio of the allowance for loan losses to total risk assets have been impacted significantly by NCF's merger with CCB in 2000. CCB's loan portfolio accounts for approximately 62% of total loans, and CCB's total risk assets represent approximately 75% of total risk assets at December 31, 2000. CCB's allowance for loan losses was 2.48 times total risk assets at the time of the merger. Excluding the CCB total risk assets, NCF's total risk assets increased by 82.5% in 2000 due to increases in non-accrual loans and accruing loans 90 days or more past due.

   Nonperforming assets (non-accrual loans, other real estate acquired through loan foreclosures and restructured loans) and total risk assets at the end of each of the previous five years are presented in the following table.


                          Nonperforming and Risk Assets


                                                     As of December 31,
                                               --------------------------------
                                                2000    1999  1998  1997  1996
                                               -------  ----- ----- ----- -----
                                                       (in thousands)
Non-accrual loans............................. $ 7,219     --   533    --    --
Other real estate acquired through loan
 foreclosures.................................   5,652    271   442    --    --
Restructured loans............................   2,232     --    --    --    --
                                               -------  ----- ----- ----- -----
Total nonperforming assets....................  15,103    271   975    --    --
Accruing loans 90 days or more past due.......  26,362  5,470 4,218 3,134 3,482
                                               -------  ----- ----- ----- -----
Total risk assets............................. $41,465  5,741 5,193 3,134 3,482
                                               =======  ===== ===== ===== =====
Ratio of nonperforming assets to:
 Loans outstanding and other real estate
  acquired through loan foreclosures..........     .14%   .01   .03    --    --
 Total assets.................................     .09     --   .02    --    --
Ratio of total risk assets to:
 Loans outstanding and other real estate
  acquired through loan foreclosures..........     .38    .14   .16   .12   .15
 Total assets.................................     .23    .08   .09   .07   .08
Allowance for loan losses to total risk
 assets.......................................    3.46x 10.38  9.46 10.38 10.20


   NCF's general non-accrual policy is to place credits in a non-accrual status when there are doubts regarding the collectibility of principal or interest or when payment of principal or interest is 90 days or more past due (unless determined that the collectibility is not reasonably considered in doubt). Subsequent to the 2000 merger with CCB, NCF conformed its non-accrual policy between Central Carolina Bank and the other subsidiary banks.

   Loans are considered impaired if it is probable that NCF will be unable to collect all amounts due under the terms of the loan agreement. The value of the impaired loan is based on discounted cash flows or the fair value of the collateral for a collateral-dependent loan. Any impairment losses are recognized through charges to the allowance for loan losses. At December 31, 2000, impaired loans amounted to $12.5 million, of which $6 million were not accruing interest. The related allowance for loan losses on these loans amounted to $3.6 million at December 31, 2000. There were no impaired loans at December 31, 1999.

   The following table presents a summary of loss experience and the allowance for loan losses for the previous five years. Net charge-offs (equal to loan charge-offs less recoveries from earlier charge-offs) in the five-year period ended December 31, 2000 occurred largely in the consumer loan portfolio.

       Summary of Loan Loss Experience and the Allowance for Loan Losses

                                      Years Ended December 31,
                         -------------------------------------------------------
                            2000        1999       1998       1997       1996
                         -----------  ---------  ---------  ---------  ---------
                                           (in thousands)
Balance at beginning of
 year..................  $    59,597     49,122     43,297     35,514     29,010
Loan losses charged to
 allowance:
 Commercial, financial
  and agricultural.....       (1,826)      (896)      (522)      (250)       (12)
 Real estate--
  construction.........          (29)       (40)      (946)       (95)       (70)
 Real estate--
  mortgage.............       (3,418)    (2,346)      (808)      (222)       (74)
 Consumer..............      (12,354)    (8,440)    (8,430)   (10,850)    (8,270)
 Revolving credit......       (1,863)        --         --         --         --
 Lease financing.......         (193)      (744)      (943)    (1,382)    (1,912)
                         -----------  ---------  ---------  ---------  ---------
  Total loan losses
   charged to
   allowance...........      (19,683)   (12,466)   (11,649)   (12,799)   (10,338)
                         -----------  ---------  ---------  ---------  ---------
Recoveries of loans
 previously charged-
 off:
 Commercial, financial
  and agricultural.....          258         66      1,152         73         20
 Real estate--
  construction.........            2        473        197         57        244
 Real estate--
  mortgage.............          878        222         51         33         61
 Consumer..............        2,809      2,631      2,219      2,221      1,965
 Revolving credit......          819         --         --         --         --
 Lease financing.......          250        584        420        560        533
                         -----------  ---------  ---------  ---------  ---------
  Total recoveries of
   loans previously
   charged-off.........        5,016      3,976      4,039      2,944      2,823
                         -----------  ---------  ---------  ---------  ---------
Net charge-offs........      (14,667)    (8,490)    (7,610)    (9,855)    (7,515)
Provision charged to
 operations............       16,456     16,921     10,710     17,013     14,134
Allowance related to
 credit card
 receivables and loans
 sold..................           --         --         --         --       (403)
Allowance related to
 acquired financial
 institutions..........       82,228      2,044      2,725        625        288
                         -----------  ---------  ---------  ---------  ---------
Balance at end of
 year..................  $   143,614     59,597     49,122     43,297     35,514
                         ===========  =========  =========  =========  =========
Loans outstanding at
 end of year...........  $11,008,419  3,985,789  3,197,673  2,608,967  2,347,973
Ratio of allowance for
 loan losses to loans
 outstanding at end of
 year..................         1.30%      1.50       1.54       1.66       1.51
Average loans
 outstanding...........  $ 7,427,320  3,489,625  3,040,662  2,513,327  2,130,810
Ratio of net charge-
 offs of loans to
 average loans.........          .20%       .24        .25        .39        .35
Ratio of recoveries to
 charge-offs...........        25.48      31.89      34.67      23.00      27.31

   The provision for loan losses for the nine months ended September 30, 2001 was $22.3 million compared to $11.1 million for the nine months ended September 30, 2000. Net loan charge-offs totaled $16.8 million and $9.5 million for the nine months ended September 30, 2001 and 2000, respectively and as a percentage of average loans (annualized) were .20% in both 2001 and 2000.

   NCF tracks a number of key performance indicators in establishing the allowance for loan losses. As discussed previously, the U.S. economy continues to show signs of weakening and while general economic conditions have deteriorated, NCF's portfolio quality indicators have not deteriorated as dramatically. As a result, NCF's allowance for loan losses remained stable at 1.31% of loans outstanding at September 30, 2001 compared to 1.30% of loans outstanding at December 31, 2000 and June 30, 2001. The following table summarizes indicators of portfolio quality and the allowance for loan losses as of and for the quarters ended September 30, 2001 and September 30, 2000 (dollars in thousands):

                             Performance Indicators

                                                            Quarters ended
                                                            September 30,
                                                        -----------------------
                                                           2001         2000
                                                        -----------  ----------
                                                        (dollars in thousands)
Loans outstanding...................................... $11,516,651  10,866,301
Ratio of allowance for loan losses to loans
 outstanding...........................................        1.31%       1.32
Average loans outstanding for the period............... $11,370,853  10,469,060
Ratio of annualized net charge-offs to average loans
 for the period........................................         .21%        .18
Ratio of recoveries to charge-offs for the period......       21.09%      28.01
Ratio of non-performing assets to:
 Loans outstanding and other assets acquired through
  loan foreclosures....................................         .21%        .27
 Total assets..........................................         .13%        .17
Ratio of total risk assets to:
 Loans outstanding and other assets acquired through
  loan foreclosures....................................         .49%        .37
 Total assets..........................................         .30%        .23
Allowance for loan losses to total risk assets.........        2.68x       3.60

   Management performs an analysis of the loan portfolio quarterly to determine the adequacy of the allowance for loan losses, as is more fully described below. Based on its review, management believes that the allowance for loan losses at September 30, 2001 is adequate to absorb estimated probable losses inherent in the loan portfolio. The most recent regulatory agency examinations have not revealed any material problem credits that had not been previously identified; however, future regulatory examinations may result in the regulatory agencies requiring additions to the allowance for loan losses based on information available at the date of examination.

   NCF's provision for loan losses decreased from $16.9 million for the year ended December 31, 1999 to $16.5 million for the year ended December 31, 2000. The ratio of the allowance for loan losses to loans outstanding was 1.30% and 1.50% at December 31, 2000 and 1999, respectively. The provision for loan losses and the ratio of the allowance for loan losses to loans outstanding were impacted significantly by the merger with CCB. The decreases in the provision and the ratio of the allowance to loans outstanding reflect improvements in asset quality as evidenced by the reduction in net charge-offs as a percentage of average loans, from .24% for the year ended December 31, 1999 to .20% for the year ended December 31, 2000, and a favorable change in mix of NCF's loan portfolio. Both trends are direct results of the CCB merger. CCB historically experienced a lower ratio of net charge-offs to average loans than NCF. CCB's portfolio consists predominantly of real estate-construction and real estate-mortgage loans. These categories of loans have historically experienced a low level of net charge-offs; as a result, CCB's ratio of the allowance for loan losses to loans outstanding at the time the merger was completed was lower than NCF's ratio. As a result of the CCB merger and other activity in the loan portfolio in 2000, the combined real estate-construction and real estate-mortgage portfolios increased from 48% of total loans at December 31, 1999 to 71% of total loans at December 31, 2000. Similarly, in 2000, the consumer loan portfolio, which had accounted for approximately 80% of NCF's net charge-offs in past years, declined from 34% of total loans at December 31, 1999 to 16% at December 31, 2000. This decline is attributable to the relatively smaller consumer portfolio of CCB and also to a decision to exit NCF's business affiliation with State Farm, which was a source of indirect auto loans. As a result of the improved mix and decline in net charge-off ratio, NCF reduced its unallocated component of its allowance for loan losses by $5.1 million in 2000. The improved portfolio mix and decline in net charge-off ratio were partially offset by higher levels of total risk assets at December 31, 2000 as compared to December 31, 1999 and higher levels of internally classified assets, primarily in the commercial, financial and agricultural loan category. "Internally classified assets" are those that are past due but not yet deemed non-performing.

   NCF's provision for loan losses increased from $10.7 million for the year ended December 31, 1998 to $16.9 million for the year ended December 31, 1999. The ratio of the allowance for loan losses to loans outstanding was 1.50% and 1.54% at December 31, 1999 and 1998, respectively. The increase in loan loss provision in 1999 as compared to 1998 was primarily attributable to an increase in net charge-offs of approximately $.9 million in 1999 compared to 1998 and significant growth in NCF's total loan portfolio of approximately 25%. Other key factors were NCF's assessment of increased risk in its consumer loan portfolio, which grew 29% in 1999, and the growth of higher-risk real estate-mortgage products, including more than 80% loan-to-value first and second mortgages, which grew by approximately $165 million, almost 45%, from $368 million at December 31, 1998 to $533 million at December 31, 1999.

   Management performs an analysis of the loan portfolio quarterly to determine the adequacy of the allowance for loan losses. The overall allowance analysis considers the results of the loan reviews, quantitative and qualitative indicators of the current quality of the loan portfolio and the inherent risk not captured in the reviews and assessments of pools of loans. Members of management responsible for credit and financial matters perform the assessment and establish the amount of the allowance for loan losses.

   The analysis of individual credit relationships is the first factor in the evaluation process. Individual credit relationships in excess of $500,000 or with specific credit characteristics are evaluated for collectibility and for potential impairment by NCF's independent loan review staff. Impaired loans are measured using the approach specified by SFAS No. 114.

   Commercial, residential construction, small business and consumer loans not reviewed for impairment under SFAS 114, or not considered impaired after an SFAS 114 review, are considered on a portfolio basis as the second factor in the evaluation process. These loans are evaluated as pools of loans based on payment status for the consumer portfolio and an internal credit risk grading system for commercial and small business loans. An allowance is calculated for the consumer loan pool using loss factors based on a monthly analysis of delinquency trends and historical loss experience. Loss factors for the commercial and small business loan pools are based on average historical yearly loss experience. Various credit quality trends (i.e., internal grading changes, delinquencies, charge-offs, non-accruals, and criticized/classified assets), which may impact portfolio performance, are also considered in determining the loss factors for the loan pool.

   The third factor in the evaluation process is the unallocated allowance which considers factors including the following: industry, borrower or collateral concentrations; changes in lending policies and underwriting; current loan volumes; experience of NCF's lending staff; current general economic data and conditions; fraud risk; and risk inherent in the loss estimation process for pools of loans.

   NCF's quarterly evaluation process provides for self-correction through periodic adjustment of loss factors based on actual experience if unanticipated events are encountered within an individual or group of credits.

   The following table presents an allocation of the allowance for loan losses as of the end of the previous five years.

                  Allocation of the Allowance for Loan Losses

                                                               As of December 31
                         ----------------------------------------------------------------------------------------------
                                2000               1999               1998               1997               1996
                         ------------------ ------------------ ------------------ ------------------ ------------------
                                     % of               % of               % of    Amount     % of               % of
                         Amount of Loans in Amount of Loans in Amount of Loans in    of     Loans in Amount of Loans in
                         Allowance   the    Allowance   the    Allowance   the    Allowance   the    Allowance   the
                         Allocated Category Allocated Category Allocated Category Allocated Category Allocated Category
                         --------- -------- --------- -------- --------- -------- --------- -------- --------- --------
                                                             (dollars in thousands)
Commercial, financial
 and agricultural......  $ 33,866    11.1%    7,471     17.3     4,675     18.0     1,934     19.2     1,176     20.0
Real estate--
 construction..........    15,410    17.3     1,640      7.1     1,017      8.1       579      9.0       408      7.0
Real estate--mortgage..    20,183    54.1    15,324     40.8    11,366     36.0     7,223     30.8     5,539     26.0
Consumer...............    22,086    15.7    10,739     34.0     8,227     37.0     5,056     40.0     6,017     46.0
Revolving credit.......     4,280      .5        --       --        --       --        --       --        --       --
Lease financing........     1,011     1.3     1,492       .8     1,374       .9     2,634      1.0     2,024      1.0
Unallocated portion of
 allowance.............    46,778      --    22,931       --    22,463       --    25,871       --    20,350       --
                         --------   -----    ------    -----    ------    -----    ------    -----    ------    -----
 Total.................  $143,614   100.0%   59,597    100.0    49,122    100.0    43,297    100.0    35,514    100.0
                         ========   =====    ======    =====    ======    =====    ======    =====    ======    =====

   The allocated portion related to the commercial segment increased from $4.7 million at December 31, 1998 to $7.5 million at December 31, 1999 primarily due to downgrading of a large customer loan, deterioration in a portion of the aircraft lending sector and an increase in accruing loans 90 days or more past due.

   The increase in the allocated loss reserves for real estate-mortgage, from $11.4 million at December 31, 1998 to $15.3 million at December 31, 1999, relates primarily to growth of approximately $165 million in the portfolio of higher loan-to-value products and an increase in risk, as evidenced by increases in net charge-offs on these products and an increase in accruing loans 90 days or more past due.

   The allocation for loan losses in the consumer loan segment increased from $8.2 million at December 31, 1998 to $10.7 million at December 31, 1999, due to continued growth in the indirect automobile portfolio. The loss ratios associated with this sector have been higher than the remainder of the consumer loan portfolio.


   The unallocated allowance increased slightly from $22.5 million at December 31, 1998 to $22.9 million at December 31, 1999, as there were no significant changes in the factors considered in assessing the unallocated allowance.

   An analysis of the changes in the allocation of the allowance for loan losses between December 31, 1999 and 2000 is made somewhat more complex by the July 2000 merger of CCB and NCF. As mentioned previously, the CCB loan portfolio comprised approximately 62% of the total loan portfolio at December 31, 2000; accordingly, the allocated portion of the reserve for loan losses related to all loan categories increased significantly from December 31, 1999 to December 31, 2000.

   Without regard to the CCB transaction, the amount allocated to commercial, financial and agricultural loans increased from $7.5 million at December 31, 1999 to $17.4 million at December 31, 2000. This increase was due to the ongoing systematic loan review processes, which required several credits to be downgraded, which in turn required an additional amount of allocated reserve for loan losses.

   In the NCF stand alone real estate-mortgage portfolio the allocation increased from $15.3 million at December 31, 1999 to $17.2 million at December 31, 2000, mainly due to loan growth and increases in delinquencies related to the higher loan-to-value products.

   NCF's losses in the consumer loan portfolio have primarily been in the indirect automobile segment, which consists of loans originated through automobile dealers and sold to NCF. Losses from this segment represented 67% of the net charge-offs in this portfolio in 1999. Due to the termination of its relationship with State Farm, a significant indirect automobile loan provider, and a general tightening of the underwriting guidelines in the remaining portion of this segment, the 2000 net charge-offs from indirect automobile loans dropped to 56% of consumer net charge-offs. As a result of this change, accompanied by the runoff of the State Farm portfolio, the allocation for consumer loans dropped from $10.7 million at December 31, 1999 to $8.3 million at December 31, 2000.

   The overall approach and methodology used in establishing the allowance for loan losses for CCB was substantially the same as that used by NCF during the period.

   CCB's commercial, financial and agricultural portfolio carries an allocated allowance for loan losses of 3.1% compared to 2.5% for NCF, reflecting a higher level of risk assets and a higher net charge-off ratio.

   The real estate-construction portfolio has historically experienced a low level of net charge-offs at both NCF and CCB. The change in the allocation of loan losses between December 31, 1999 and December 31, 2000 is due almost exclusively to the significant real estate--construction portfolio of CCB, which is approximately six times the size of NCF's portfolio. CCB's real estate--construction portfolio carries a slightly higher allowance allocation (.9% of loans vs. .6%) due to the additional risk associated with the concentration of real estate lending in CCB's North Carolina and South Carolina markets.

   The real estate-mortgage allocation of $20.2 million at December 31, 2000 includes $3.0 million related to the CCB portfolio. As a percentage of total loans, the CCB allowance allocation at .1% is lower than NCF's historical allocation of .9% due to differences in product type between the entities and a significantly lower historical loss rate at CCB.

   As a result of the CCB merger, the consumer allocation increased by $13.8 million, to $22.1 million at December 31, 2000. As a percentage of total loans, the CCB allowance allocation at 2.8% of loans is higher than historical NCF's allocation of .7% due primarily to a relatively greater amount of credit risk associated with the CCB consumer portfolio. The increased credit risk is evident in the higher percentage of accruing loans 90 days or more past due in CCB's portfolio. In addition, CCB's consumer net charge-off ratio has historically been almost 1.5 times NCF's net charge-off ratio.

   In addition to its consumer portfolio, CCB has a small revolving credit portfolio, primarily comprised of unsecured overdraft protection credit lines, which have a high historical loss rate relative to other consumer loans and carry a reserve allocation of 7.3% of loans outstanding at December 31, 2000.

   The unallocated reserve increased by $23.8 million in 2000 from $22.9 million at December 31, 1999 to $46.8 million at December 31, 2000 (including the addition of CCB's unallocated reserve). The net increase of $23.8 million can be broken down into an increase of $29.0 million, which was CCB's unallocated reserve at the date the merger was consummated, and a decrease in the provision for loan losses of $5.2 million. The reduction in the provision related to the unallocated reserve reflects the improved net charge-off profile and portfolio mix following the CCB merger as discussed previously, and results in an unallocated reserve component of .42% of total loans at December 31, 2000 as compared to .58% for NCF at December 31, 1999, prior to the merger. Additional factors in the reduction include a decision during 2000 to withdraw from a correspondent residential construction lending program, allowing the company to begin the process of liquidating a higher risk portfolio, and a determination by management that a drought in the region was less detrimental to agricultural related customers than originally anticipated.

   Although the allocation of the allowance is an important management process, no portion of the allowance is restricted to any individual or group of loans; rather the entire allowance is available to absorb losses for the entire loan portfolio.

Liquidity and Interest-Sensitivity

   Liquidity ensures that adequate funds are available to meet deposit withdrawals, fund loan and capital expenditure commitments, maintain reserve requirements, pay operating expenses, provide funds for dividends, debt service and other commitments and operate the organization on an ongoing basis. Funds are primarily provided by NCF's subsidiary banks through financial resources from operating activities, expansion of the deposit base, borrowing funds in money market operations and through the sale or maturity of assets.

   Net cash provided by operating activities and deposits from customers have been NCF's primary sources of liquidity. Correspondent relationships are maintained with several larger banks enabling the subsidiary banks to purchase federal funds when needed. Also available as liquidity sources are access to the Federal Reserve discount window and the subsidiary banks' lines of credit maintained with the FHLB. These lines of credit are secured by blanket collateral agreements on the subsidiary banks' mortgage loan portfolios and certain other loans and securities.

   Certificates of deposit in denominations of $100,000 or more are an additional source of liquidity. At December 31, 2000, these accounts totaled $2 billion compared to $1.3 billion at December 31, 1999. During 2000, the maximum month-end balance for certificates of deposit in amounts of $100,000 or more was $2.2 billion. The following is a remaining maturity schedule of these deposits at December 31, 2000 (in thousands):

                                            Over 3   Over 6
                                  3 Months Through   Through   Over
                                  or Less  6 Months 12 Months 1 Year   Total
                                  -------- -------- --------- ------ ----------
Jumbo and brokered deposits...... $929,424 217,812   809,803  49,702 $2,006,741

   Maturities of securities held for investment and sales and maturities of securities categorized as available for sale are other sources of liquidity. Securities with carrying values of $734 million mature in 2001. Securities categorized as available for sale are considered in NCF's asset/liability management strategies and may be sold in response to changes in interest rates, liquidity needs and/or significant prepayment risk.

   NCF's liquidity is provided though cash dividends from its subsidiary banks and its other non-bank subsidiaries as well as its capacity to raise additional borrowed funds as needed.

   In addition to ensuring adequate liquidity, NCF is concerned with managing interest-sensitivity so as to avoid significant net interest margin fluctuations while promoting consistent net income increases during periods of changing interest rates. Interest sensitivity is NCF's primary market risk and is defined as the risk of economic loss resulting from adverse changes in interest rates. This risk of loss can be reflected in reduced potential net interest income in future periods. NCF's market risk arises primarily from interest rate risk inherent in its lending and deposit-taking activities. The structure of NCF's loan and deposit portfolios is such that a significant rise or decline in interest rates may adversely impact net interest margin and net interest income. Responsibility for both liquidity and interest-sensitivity management rests with the Asset/Liability Management Committee, or "ALCO," comprised of NCF senior management. ALCO reviews interest rate and liquidity exposures and, based on its view of existing and expected market conditions, adopts balance sheet strategies that are intended to optimize net interest income to the extent possible while minimizing the risk associated with changes in interest rates.

   Interest rate sensitivity varies with different types of interest-earning assets and interest-bearing liabilities. Overnight federal funds, on which rates change daily, and loans which are tied to the prime rate are much more interest rate sensitive than fixed-rate securities and loans. Similarly, time deposits of $100,000 and over and money market accounts are much more interest rate sensitive than savings accounts. The shorter term interest rate sensitivities are the key to measurement of the interest sensitivity gap, or difference between interest-sensitive earning assets and interest-sensitive liabilities. Trying to minimize this gap is a continual challenge in a changing interest rate environment and one of the objectives of the ALCO. ALCO uses gap analysis to determine and monitor the appropriate balance between interest-sensitive assets and interest-sensitive liabilities.

   Gap analysis measures the interest-sensitivity of assets and liabilities at a given point in time. The interest-sensitivity of assets and liabilities is based on the timing of contractual maturities and repricing opportunities. A positive interest-sensitive gap occurs when interest-sensitive assets exceed interest-sensitive liabilities. The reverse situation results in a negative gap. NCF management feels that an essentially balanced position (plus or minus 15% of total earning assets) between interest-sensitive assets and liabilities is necessary in order to protect against wide fluctuations in interest rates. An analysis of NCF's interest-sensitivity position at December 31, 2000 is presented in the table below. At December 31, 2000, NCF had a cumulative "negative gap" (interest-sensitive liabilities and interest rate swaps exceed interest-sensitive assets) of $972.7 million or 6.24% of total earning assets over a twelve-month horizon. The ratio of interest-sensitive assets to interest-sensitive liabilities and interest rate swaps was .86x.

                         Interest-Sensitivity Analysis

                                              As of December 31, 2000(1)
                          ---------------------------------------------------------------------
                                                   6 Months               Beyond 1
                            30 Days     6 Months   to 1 Year    Total       Year
                           Sensitive   Sensitive   Sensitive  Sensitive   Sensitive    Total
                          -----------  ----------  ---------  ----------  ---------  ----------
                                                   (in thousands)
Earning assets:
Time deposits in other
 banks..................  $    32,183          --         --      32,183         --      32,183
Federal funds sold and
 other short-term
 investments............       52,572          --         --      52,572         --      52,572
Investment
 securities(2)..........      481,574     403,237    266,767   1,151,578  3,228,227   4,379,805
Trading securities......       74,417          --         --      74,417         --      74,417
Loans...................    2,975,931     865,127    834,247   4,675,305  6,333,114  11,008,419
                          -----------  ----------  ---------  ----------  ---------  ----------
 Total earning assets...    3,616,677   1,268,364  1,101,014   5,986,055  9,561,341  15,547,396
                          ===========  ==========  =========  ==========  =========  ==========
Interest-bearing
 liabilities:
Savings deposits........    1,769,202     129,170    155,004   2,053,376  2,420,738   4,474,114
Time deposits...........    1,303,158   1,961,355  1,406,260   4,670,773  1,468,566   6,139,339
Short-term borrowed
 funds..................    1,000,176     148,044     64,683   1,212,903         --   1,212,903
Federal Home Loan Bank
 advances...............      182,809     252,787     46,198     481,794  1,167,261   1,649,055
Long-term debt..........           --          --         --          --     39,379      39,379
                          -----------  ----------  ---------  ----------  ---------  ----------
 Total interest-bearing
  liabilities...........    4,255,345   2,491,356  1,672,145   8,418,846  5,095,643  13,514,790
                          ===========  ==========  =========  ==========  =========  ==========
Interest rate swaps(3):
Pay fixed/receive
 floating(4)............   (1,500,000)         --         --  (1,500,000) 1,500,000          --
Pay floating/receive
 fixed..................      125,000          --    (75,000)     50,000    (50,000)         --
                          -----------  ----------  ---------  ----------  ---------  ----------
 Total interest rate
  swaps.................   (1,375,000)         --    (75,000) (1,450,000) 1,450,000          --
                          ===========  ==========  =========  ==========  =========  ==========
Interest-sensitivity
 gap....................  $   736,332  (1,222,992)  (496,131)   (982,791)
                                       ==========  =========  ==========
Cumulative gap..........  $   736,332    (486,660)  (982,791)
                          ===========  ==========  =========
Cumulative ratio of
 interest-sensitive
 assets to interest-
 sensitive liabilities
 and interest rate
 swaps..................        1.26x         .91        .86
                          ===========  ==========  =========
Cumulative gap to total
 earning assets.........         4.74%      (3.13)     (6.32)
                          ===========  ==========  =========

--------
(1) Assets and liabilities that mature in one year or less and/or have interest rates that can be adjusted during this period are considered interest-sensitive. The interest-sensitivity position has meaning only as of the date for which it is prepared.
(2) Investment securities are presented at their amortized cost. The mark-to-market adjustment of $38.5 million for available for sale securities is not included.
(3) Does not include $100 million of basis swaps that pay floating/receive floating.
(4) These positions were closed subsequent to December 31, 2000.

   NCF management uses both on- and off-balance sheet strategies to manage the balance sheet. The most efficient and cost-effective method of on-balance sheet management is creating desired maturity and repricing streams through the tactical pricing of interest-earning and interest-bearing on-balance sheet products. ALCO reviews the interest-earning and interest-bearing portfolios to ensure a proper mix of fixed and variable rate products. Emphasis will continue to be placed on granting loans with short maturities and floating rates where possible. This strategy increases liquidity and is necessitated by the continued shortening of maturities and more frequent repricing opportunities of NCF's funding sources.

   NCF utilizes derivative financial instruments to manage interest rate sensitivity by modifying the repricing or maturity of assets or liabilities. As of December 31, 2000, NCF had derivative financial instruments in the form of interest rate swaps with notional principal of $1.7 billion. Notional amounts do not represent amounts to be exchanged between parties and are not a measure of financial risks, but only provide the basis for calculating interest payments between the counterparties. Net interest received or paid on an interest rate swap agreement is recognized over the life of the contract as an adjustment to interest income (expense) of the modified or "hedged" financial asset or liability.

   Estimating the amount of interest rate risk requires using assumptions about the future. These estimates will be different from actual results for many reasons, including but not limited to changes in the growth of the overall economy, changes in credit spreads, market interest rates moving in patterns other than the patterns chosen for analysis, changes in customer preferences, changes in tactical and strategic plans and changes in Federal Reserve policy. Stress testing is performed on all market risk measurement analyses to help understand the relative sensitivity of key assumptions and thereby better understand NCF's risk profile.

   The table below provides information about NCF's financial instruments (used for purposes other than trading) that are sensitive to changes in interest rates as of December 31, 2000. Prior to the 2000 acquisitions, exposure to interest rate risk was managed by each of the previously separate companies. Each company used separate risk management models and assumptions in accordance with its unique risk profile. Accordingly, prior period amounts are not presented as such amounts were based on the risk profiles of the previously separate entities and are not comparable to current period amounts. The table below presents principal cash flow and related weighted average interest rates by contractual maturities for loans, securities and liabilities with contractual maturities. NCF included assumptions of the impact of interest rate fluctuations on prepayment of residential and home equity loans and mortgage-backed securities based on NCF's historical experience. For core deposits that have no contractual maturity, the principal cash flows and related weighted average interest rates presented are based upon NCF's historical experience, management's judgment and statistical analysis, as applicable, concerning their most likely withdrawal behaviors. Weighted average variable rates are based on the implied forward rates in the yield curve at December 31, 2000.

   With the current economic environment, liquidity sources have increased as NCF has experienced increases in deposits and prepayments of loans and securities. NCF's management will continue to monitor its interest-sensitivity position with the goals of ensuring adequate liquidity while at the same time seeking profitable spreads between the yields on funding uses and the rates paid for funding sources. There is a risk that in the short-term NCF may experience a significant increase in securities and loan redemptions and may be unable to quickly reinvest the cash from such redemptions at attractive rates or spreads.

                             Market Risk Disclosure


                                                                                                Approximate
                                                                                                 Fair Value
                                        Principal Amount Maturing in                                 at
                         ------------------------------------------------------------ --------- December 31,
                            2001       2002      2003      2004     2005   Thereafter   Total       2000
                         ----------  --------- --------- --------- ------- ---------- --------- ------------
                                                           (in thousands)
Rate Sensitive Assets:
Fixed interest rate
 loans.................. $1,428,236  1,141,614 1,288,610 1,145,083 712,263 1,530,809  7,246,615  7,192,000
 Average interest rate..       8.74%      8.71      8.50      8.22    8.88      8.02       8.47
Variable interest rate
 loans.................. $  895,746    331,167   285,756   229,402 283,500 1,736,233  3,761,804  3,762,000
 Average interest rate..       9.08%      8.88      8.83      8.93    8.87      8.73       8.86
Fixed interest rate
 securities............. $  716,890    360,931   316,757   224,933 210,762 2,115,809  3,946,082  3,914,000
 Average interest rate..       7.25%      7.14      7.32      7.28    7.30      6.77       6.99
Variable interest rate
 securities.............    $17,000     17,200    20,487    17,000  21,960   378,592    472,239    472,000
 Average interest rate..       6.55%      6.57      6.83      6.55    6.92      7.03       6.97
Rate Sensitive
 Liabilities:
Non-interest-bearing
 deposits............... $  792,481    143,425   143,424   143,424 143,424        --  1,366,178  1,366,000
 Average interest rate..         --         --        --        --      --        --         --
Savings and NOW
 accounts............... $1,035,012    859,775   859,776   859,775 859,776        --  4,474,114  4,474,000
 Average interest rate..       3.54%      3.40      3.40      3.40    3.40        --       3.43
Time deposits........... $4,670,138  1,301,887    68,405    31,570  24,180    43,159  6,139,339  6,295,000
 Average interest rate..       6.28%      6.56      5.79      5.53    6.61      6.65       6.33
Fixed interest rate
 borrowings............. $  982,724     47,837    69,031     1,497     369   372,084  1,473,542  1,483,000
 Average interest rate..       6.47%      6.10      6.23      4.92    4.40      5.18       6.12
Variable interest rate
 borrowings............. $1,371,501         --        --        --      --    56,294  1,427,795  1,428,000
 Average interest rate..       5.93%        --        --        --      --      7.49       5.99
Rate Sensitive
 Derivative Financial
 Instruments:
Pay fixed/receive
 variable interest rate
 swaps.................. $1,500,000         --        --        --      --        --         --         --
 Average pay rate.......       5.74%        --        --        --      --        --         --         --
 Average receive rate...       6.74         --        --        --      --        --         --         --
Pay variable/receive
 fixed interest rate
 swaps.................. $  125,000         --        --        --      --        --         --         --
 Average pay rate.......       6.57%        --        --        --      --        --         --         --
 Average receive rate...       7.14         --        --        --      --        --         --         --
Pay variable/receive
 variable interest rate
 swaps.................. $  100,000         --        --        --      --        --         --         --
 Average pay rate.......       5.96%        --        --        --      --        --         --         --
 Average receive rate...       5.70         --        --        --      --        --         --         --


Quantitative and Qualitative Disclosures About Market Risk

   Market risk reflects the risk of economic loss resulting from adverse changes in market price and interest rates. This risk of loss can be reflected in diminished current market values and/or reduced potential net interest income in future periods.

   NCF's market risk arises primarily from interest rate risk inherent in its lending and deposit-taking activities. The structure of NCF's loan and deposit portfolios is such that a significant rise or decline in interest rates may adversely impact net market values and net interest income. NCF is not subject to currency exchange risk or commodity price risk. Responsibility for monitoring interest rate risk rests with ALCO. ALCO regularly reviews NCF's interest rate risk position and adopts balance sheet strategies that are intended to optimize net interest income while maintaining market risk within a set of board-approved guidelines.

   During the quarter ended March 31, 2001, NCF terminated $1.5 billion notional amount of pay fixed/receive variable interest rate swap agreements. As of September 30, 2001, management believes that there have been no other significant changes in market risk as previously disclosed for the year ended December 31, 2000.

Change in Accountants

   On March 20, 2001, management of NCF notified Ernst & Young LLP that their appointment as independent auditors would be terminated effective upon the issuance of Ernst & Young's report on the consolidated financial statements of NCF and subsidiaries for the year ended December 31, 2000. KPMG LLP was engaged as independent auditors effective upon Ernst & Young's termination. The decision to change auditors was recommended by the audit committee of the board of directors and approved by the board of directors. NCF filed a Current Report on Form 8-K stating (i) the reasons for such termination, (ii) that there had been no disagreements between NCF and Ernst & Young, and (iii) that KPMG had been consulted with respect to the accounting treatment of certain interest rate swap transactions entered into by NCF during the first and second quarters of 2000, had orally advised NCF of its views on such accounting treatment, and had given NCF guidance that was identical to that given by Ernst & Young on such issue.

   On May 15, 2001, NCF publicly announced that it would restate its financial statements to reflect purchase accounting treatment for certain business combinations that had previously been accounted for as pooling-of-interests transactions. Notwithstanding its termination of Ernst &Young's engagement described above, NCF engaged Ernst & Young to audit the restated financial statements of NCF to be included in an Amended Annual Report on Form 10-K/A. Ernst & Young accepted such engagement and delivered its report on the restated financial statements dated June 22, 2001, which was filed with NCF's Amended Annual Report on Form 10-K/A on July 3, 2001.

   Through the date of the filing of Ernst & Young's report on the restated financial statements described above, there were no "disagreements" (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Ernst & Young at any time during NCF's two most recent fiscal years or thereafter regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, during the same period, no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) arose in the context of NCF's relationship with Ernst & Young.

Impact of Recently Issued Accounting Standards

   In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, as well as all purchase method business combinations completed after June 30, 2001. Statement 141 also specifies criteria intangible assets acquired in a purchase business combination must meet to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to the estimated residual values, and reviewed for impairment in accordance with Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

   NCF is required to adopt the provisions of Statement 141 immediately, except with regard to business combinations initiated prior to July 1, 2001, which it expects to account for using the pooling-of-interests method, and Statement 142 effective January 1, 2002. Furthermore, any goodwill and any intangible asset determined to have an indefinite useful life that are acquired in a purchase business combination completed after June 30, 2001 will not be amortized, but will continue to be evaluated for impairment in accordance with the appropriate pre-Statement 142 accounting literature. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 will continue to be amortized prior to the adoption of Statement 142.

   Statement 141 will require, upon adoption of Statement 142, that NCF evaluate its existing intangible assets and goodwill that were acquired in prior purchase business combinations, and to make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, NCF will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, NCF will be required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

   In connection with the transitional goodwill impairment evaluation, Statement 142 will require NCF to perform an assessment of whether there is an indication that goodwill is impaired as of the date of adoption. To accomplish this, NCF must identify its reporting units and determine the carrying value of the reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. NCF will then have up to six months from the date of adoption to determine the fair value of the reporting unit and compare it to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeds its fair value, an indication exists that the reporting unit's goodwill may be impaired and NCF must perform the second step of the transitional impairment test. In the second step, NCF must compare the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of its assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation in accordance with Statement 141, to its carrying amount, both of which would be measured as of the date of adoption. This second step is required to be completed as soon as possible, but no later than the end of the year of adoption. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in NCF's statement of income.

   As of the date of adoption, NCF expects to have unamortized goodwill in the amount of $897.5 million and unamortized identifiable intangible assets in the amount of $234.8 million, all of which will be subject to the transition provisions of Statements 141 and 142. Amortization expense related to goodwill totaled $26.9 million and $36.2 million for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively. Because of the extensive effort needed to comply with adoption of Statements 141 and 142, it is not currently practicable to reasonably estimate the impact of adopting these Statements on NCF's consolidated financial statements at the date of this prospectus; however, management does not anticipate that any transitional impairment losses will be required to be recognized as the cumulative effect of a change in accounting principle.


   In August 2001, FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes both Statement No. 121, Accounting for the Impairment of

Long-Lived Assets and for Long-Lived Assets to Be Disposed Of and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business (as previously defined in that Opinion). Statement 144 retains the fundamental provisions in Statement 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with Statement 121. For example, Statement 144 provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. Statement 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). Unlike Statement 121, an impairment assessment under Statement 144 will never result in a write-down of goodwill. Rather, goodwill is evaluated for impairment under Statement 142, as discussed above.

   NCF is required to adopt Statement 144 no later than the year beginning after December 15, 2001, and plans to adopt its provisions for the quarter ending March 31, 2002. Management does not expect the adoption of Statement 144 for long-lived assets held for use to have a material impact on the company's financial statements because the impairment assessment under Statement 144 is largely unchanged from Statement 121. The provisions of the Statement for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities. Therefore, management cannot determine the potential effects that adoption of Statement 144 will have on NCF's financial statements.

                    DIRECTORS AND EXECUTIVE OFFICERS OF NCF

   NCF's Amended and Restated Charter provides for a board of directors consisting of not less than three and not more than 25 directors. It divides the board into three classes as nearly equal in number as possible, with each class serving a three-year term and one class elected at the annual meeting of shareholders. The board of directors has fixed its number at 20. Currently 19 seats are filled with one unfilled vacancy.

   Pursuant to NCF's Agreement and Plan of Merger with CCB, for a period of two years after the merger, which was effective July 5, 2000, 10 of NCF's directors are to be nominated by members of the board who were directors of NCF prior to the merger, or their successors, and 10 are to be nominated by members of the board who were directors of CCB prior to the merger, or their successors. The current vacancy may be filled by the CCB directors.

   The following table sets forth information regarding NCF's current directors:

Incumbents to Serve Until the Annual Meeting of Shareholders in 2002

                              Age (as of  Principal Occupation for   Year First
                             November 15,    Past Five Years and      Elected
 Name                           2001)           Directorships         Director
 ----                        ------------ ------------------------   ----------
 Thomas C. Farnsworth, Jr...      63      Chairman of Farnsworth        1977
                                          Investment Co. (real
                                          estate developer)

 R. Lee Jenkins.............      71      Private investor;             1990
                                          Director of RFS Hotel
                                          Investors, Inc.

 Eugene J. McDonald.........      69      Executive Vice President      2000
                                          of Duke University;
                                          Founding President and
                                          Chief Executive Officer
                                          of Duke Management
                                          Company (asset
                                          management company
                                          affiliated with Duke
                                          University); Chairman of
                                          Winston Hedged Equity
                                          Group; Director of
                                          RedHat, Inc.; Director
                                          of CCB until July 2000

 James E. McGehee, Jr.......      72      Chairman of McGehee           1976
                                          Realty and Development
                                          Company

 Phillip H. McNeill, Sr.....      62      Chairman and Chief            1998
                                          Executive Officer of
                                          Equity Inns, Inc.;
                                          Director of Interstate
                                          Hotel Corp.

 Ernest C. Roessler.........      60      President and Chief           2000
                                          Executive Officer;
                                          Chairman of the Board,
                                          President and Chief
                                          Executive Officer of CCB
                                          until July 2000

 Dr. Phail Wynn, Jr.........      54      President, Durham             2000
                                          Technical Community
                                          College; Director of CCB
                                          until July 2000

 Incumbents to Serve Until the Annual Meeting of Shareholders in
  2003

 James B. Brame, Jr.........      56      President and Chief           2000
                                          Executive Officer of
                                          Brame Specialty Co.,
                                          Inc. (paper and office
                                          supplies); Director of
                                          CCB until July 2000

 John D. Canale, III........      56      President and Chief           1989
                                          Executive Officer of D.
                                          Canale & Co; Secretary-
                                          Treasurer of D. Canale
                                          Beverages, Inc.;
                                          President of D. Canale
                                          Food Services, Inc.
                                          (wholesale food
                                          distributor) until
                                          September 1999

                             Age (as of   Principal Occupation for   Year First
                            November 15,    Past Five Years and       Elected
 Name                          2001)           Directorships          Director
 ----                       ------------ -------------------------   ----------
 James H. Daughdrill, Jr...      67      President of Rhodes            1999
                                         College until his
                                         retirement in June 1999

 J. Bradbury Reed..........      61      Member of law firm of          1998
                                         Bass, Berry & Sims PLC;
                                         Director of J.
                                         Alexander's Corporation

 Dr. David E. Shi..........      50      President of Furman            2000
                                         University; Director of
                                         CCB until July 2000

 Incumbents to Serve Until the Annual Meeting of Shareholders in
  2004

 Bruce E. Campbell, Jr.....      70      Director of RFS Hotel          1976
                                         Investors, Inc.

 Blake P. Garrett..........      61      Partner in Garrett and         2000
                                         Garrett Construction and
                                         related companies
                                         (commercial real estate
                                         development); Director of
                                         CCB until July 2000

 Thomas M. Garrott.........      64      Chairman of the Board;         1977
                                         Chairman of the Executive
                                         Committee of the Board;
                                         President and Chief
                                         Executive Officer of NCF
                                         until July 2000; Chief
                                         Executive Officer and
                                         Chairman of the Board of
                                         National Bank of Commerce
                                         until July 1998; Director
                                         of Internet Pictures,
                                         Inc.

 C. Dan Joyner.............      64      President and Chief            2000
                                         Executive Officer of The
                                         Prudential/C. Dan Joyner
                                         Co., Inc. (real estate
                                         broker); Director of CCB
                                         until July 2000

 W. Neely Mallory, Jr......      67      President of Mallory           1974
                                         Group, Inc. (3rd party
                                         logistics)

 Eric B. Munson............      58      President and Chief            2000
                                         Executive Officer of
                                         University of North
                                         Carolina Hospitals;
                                         Director of CCB until
                                         July 2000

 H. Allen Tate, Jr.........      70      President and Chief            2000
                                         Executive Officer of
                                         Allen Tate Company, Inc.
                                         (real estate broker);
                                         Director of Reliance
                                         Relocation Services,
                                         Inc.; Director of CCB
                                         until July 2000

   All officers of NCF are appointed by the board of directors to hold their offices at the pleasure of the board. At November 15, 2001, the executive officers of NCF were as follows:

Name                         Age Office Held
----                         --- -----------
Thomas M. Garrott...........  64 Chairman of the Board and Director
Ernest C. Roessler..........  60 President, Chief Executive Officer and Director
William R. Reed, Jr.........  55 Chief Operating Officer
Sheldon M. Fox..............  41 Chief Financial Officer
J. Scott Edwards............  56 Chief Administrative Officer
Richard L. Furr.............  52 Chairman and President, Central Carolina Bank
David T. Popwell............  41 Executive Vice President and Secretary

   The above officers have served as executive officers for more than five years except as noted below.

   Mr. Roessler served as Chairman of the Board, President and Chief Executive Officer of CCB prior to July 2000.

   Mr. Fox served as Executive Vice President and Chief Financial Officer of CCB prior to July 2000. Prior to October 1998, he was a partner with KPMG LLP.

   Messrs. Edwards and Furr served as Senior Executive Vice Presidents of CCB prior to July 2000.

   Mr. Popwell was elected Executive Vice President of NCF in August 1998 and Secretary in October 1999. Prior to that time, he was an attorney with Baker, Donelson, Bearman and Caldwell.

Stock Ownership of Management and Principal Shareholders

   The following table sets forth the number, rounded to the nearest whole share, and the percentage of shares of NCF's outstanding common stock that were beneficially owned by the company's Chief Executive Officer, each of the four other most highly compensated executive officers (including officers of subsidiaries, if applicable), directors and all directors and named executive officers as a group, as of September 30, 2001. The number of shares of common stock outstanding used in calculating the percentage for the listed individual includes the shares of common stock underlying options or warrants exercisable currently or within 60 days of September 30, 2001 that were held by the listed individuals, but excludes shares of common stock underlying options or warrants held by other persons. NCF knows of no person that is a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of NCF's common stock as of September 30, 2001.

                                          Number of Shares of          Percent
                                 Common Stock Beneficially Owned as of   of
Name                                        September 30, 2001(1)       Class
----                             ------------------------------------- -------
James B. Brame, Jr..............                  57,896(2)                *
Bruce E. Campbell...............                 499,715(3)                *
John D. Canale III..............               5,198,292(4)             2.51
James H. Daughdrill.............                   5,452(5)                *
Thomas C. Farnsworth, Jr........                 957,490(6)                *
Richard L. Furr.................                 381,320(7)                *
Blake P. Garrett, Jr............                 260,812(8)                *
Thomas M. Garrott...............               2,152,110(9)             1.04
Lewis E. Holland................                 506,762(10)               *
R. Lee Jenkins..................                  42,772(11)               *
C. Dan Joyner...................                 116,948(12)               *
W. Neely Mallory, Jr............                 460,501(13)               *
Eugene J. McDonald..............                  81,045(14)               *
James E. McGehee, Jr............               3,499,829(15)            1.69
Phillip H. McNeill, Sr..........                 105,882(16)               *
Eric B. Munson..................                  45,529(17)               *
J. Bradbury Reed................                  16,158(18)               *
William R. Reed, Jr.............                 767,820(19)               *
Ernest C. Roessler..............                 725,766(20)               *
Dr. David E. Shi................                  53,661(21)               *
H. Allen Tate, Jr...............                 103,071(22)               *
Dr. Phail Wynn, Jr..............                  46,907(23)               *
All directors and named
 executive officers as a group
 (22 persons)...................              16,085,738(24)            7.76

(footnotes on next page)

--------
*    Less than 1% of the outstanding shares of NCF's common stock.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of stock options, warrants or other rights to acquire common stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of September 30, 2001, are deemed outstanding and beneficially owned by the person holding the option, warrant or other right for purposes of computing such person's percentage ownership. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, the shareholder identified in the table possesses sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by such shareholder.
(2) Includes 29,794 shares of common stock issuable upon exercise of an option held by Mr. Brame.
(3) Includes 99,188 shares of common stock held by Mr. Campbell through an individual retirement account; 236,204 shares held jointly by Mr. Campbell and his wife; a total of 82,452 shares held by members of Mr. Campbell's family, as to which Mr. Campbell disclaims any beneficial interest; and 4,772 shares of common stock issuable upon exercise of an option held by Mr. Campbell.
(4)  Includes 325,500 shares owned by the estate of Mr. Canale's father, John
     D. Canale. As an executor of the estate, Mr. Canale shares investment and voting power. Also includes 4,711,312 shares held by D. Canale & Co., in which Mr. Canale has a 50% voting interest. Also includes 400 shares held by Mr. Canale as custodian for his nephew and 4,772 shares of common stock issuable upon exercise of an option held by Mr. Canale.
(5) Includes 4,772 shares of common stock issuable upon the exercise of an option held by Mr. Daughdrill.
(6) Includes 500 shares held by Mr. Farnsworth's wife, as to which Mr. Farnsworth disclaims any beneficial interest, and 4,772 shares of common stock issuable upon exercise of an option held by Mr. Farnsworth.
(7) Includes 171,549 shares of common stock issuable upon exercise of stock options held by Mr. Furr; 22,360 shares held by Mr. Furr's wife; 4,900 shares held by Mr. Furr's children; and 23,283 shares attributable to Mr. Furr under NCF's 401(k) plan.
(8) Includes 111,206 shares of common stock held by members of Mr. Garrett's family; 1,377 shares held by Inn Circle Limited Partnership, of which Mr. Garrett is a partner; 5,449 shares held by Garrett, Wenck & Garrett, Inc., of which Mr. Garrett is a shareholder; and 38,016 shares issuable upon exercise of an option held by Mr. Garrett.
(9) Includes 385,000 shares of common stock issuable upon exercise of stock options held by Mr. Garrott; 95,248 shares held by Mr. Garrott's wife, as to which Mr. Garrott disclaims any beneficial interest; 99,893 shares held in trust for the benefit of Mr. Garrott's children, as to which Mr. Garrott disclaims any beneficial interest; and 2,152,110 shares attributable to Mr. Garrott under NCF's 401(k) plan.
(10) Includes 414,100 shares of common stock issuable upon exercise of stock options held by Mr. Holland; 2,729 shares attributable to Mr. Holland under NCF's 401(k) plan; and 49,562 shares held by Mr. Holland's wife, as to which he disclaims any beneficial interest. Mr. Holland retired as an officer of NCF, effective as of July 31, 2001.
(11) Includes 6,000 shares of common stock held by Mr. Jenkins's wife, as to which he disclaims any beneficial interest, and 4,772 shares of common stock issuable upon exercise of an option held by Mr. Jenkins.
(12) Includes 45,611 shares of common stock issuable upon exercise of stock options held by Mr. Joyner and 5,606 shares held by Mr. Joyner through an individual retirement account.

(13) Includes 4,000 shares of common stock held by Mr. Mallory's wife, as to which he disclaims any beneficial interest, and 4,772 shares of common stock issuable upon exercise of an option held by Mr. Mallory.
(14) Includes 34,694 shares of common stock issuable upon exercise of stock options held by Mr. McDonald.
(15) Includes 3,439,138 shares of common stock held by certain family entities, foundations or members, as to which Mr. McGehee has voting power but as to which Mr. McGehee disclaims any beneficial interest. Of those 3,439,138 shares, Mr. McGehee has no investment power with respect to 1,635,609 shares. Also includes 4,772 shares of common stock issuable upon exercise of an option by Mr. McGehee.
(16) Includes 4,772 shares of common stock issuable upon exercise of an option held by Mr. McNeill.
(17) Includes 34,694 shares of common stock issuable upon exercise of stock options held by Mr. Munson.
(18) Includes 4,772 shares of common stock issuable upon exercise of an option held by Mr. Reed.
(19) Includes 225,600 shares of common stock held by Mr. Reed's wife; 255,834 shares issuable upon exercise of stock options held by Mr. Reed; and 60,634 shares attributable to Mr. Reed under NCF's 401(k) plan.
(20) Includes 360,806 shares of common stock issuable upon exercise of stock options held by Mr. Roessler; 17,150 shares held by Mr. Roessler's wife, as to which he disclaims any beneficial interest; and 16,774 shares attributable to Mr. Roessler under NCF's 401(k) plan.
(21) Includes 33,911 shares of common stock issuable upon exercise of stock options held by Dr. Shi.
(22) Includes 34,694 shares of common stock issuable upon exercise of stock options held by Mr. Tate; 4,001 shares held by the Allen Tate Foundation; and 15,381 shares of common stock held by Mr. Tate through an individual retirement account.
(23) Includes 34,694 shares of common stock issuable upon exercise of stock options held by Dr. Wynn.
(24) Includes an aggregate of 1,916,345 shares of common stock issuable upon the exercise of stock options by all directors and named executive officers as a group. Also includes an aggregate of 197,918 shares under NCF's 401(k) plan.

Compensation of Directors

   Only directors who are not officers or employees of NCF are entitled to receive compensation for their activities carried out in connection with their board membership. The following table summarizes NCF's arrangements for compensation of its outside directors.

 Annual Retainer(1).................. $15,000
 Board Meeting Fee(1)................ $1,000
 Executive Committee Retainer(1)..... $7,500
 Committee Meeting Fee(1)............ $750
 Annual Committee Chair Retainer(1).. $1,000
 Annual Equity Compensation.......... Non-qualified stock options valued at
                                      $30,000 using the Black-Scholes method.

--------
(1) All retainer and meeting fees must be invested in either the Director's Fees Deferral Plan or the company's Dividend Reinvestment Plan.

   During 2000, NCF had a different arrangement for compensating its outside directors, both those who were NCF directors prior to the merger with CCB, or their successors, and those who were directors of CCB prior to the merger and who continued as directors of NCF after the merger. The following table sets forth that compensation:

                                                          NCF           CCB
                                                       Directors     Directors
                                                       ----------    ---------
Annual Retainer.......................................     $4,000     $12,500(3)
Executive Committee Retainer..........................         --       7,500(3)
Board Meeting Fee.....................................      2,000(1)      875(1)
Committee Meeting Fee.................................        150(1)      750(1)
Committee Chairman Fee................................        250(1)    1,000(1)
Stock Grant........................................... 100 shares(2)       --

--------
(1) Per meeting attended.
(2) Granted only if all of the board meetings for the year were attended.
(3) Prorated for the portion of the year following the merger.

   At the end of 2000, a director who was an NCF director prior to the merger was given a lump sum payment equal to the difference between what he would have been paid had he been a CCB director prior to the merger and what he was actually paid as an NCF director.

Summary Compensation Table

   The following table sets forth certain summary information for the years indicated with respect to the compensation awarded to, earned by, or paid to NCF's Chief Executive Officer and each of the four other most highly compensated executive officers of NCF and its subsidiaries. The compensation shown for Messrs. Roessler and Furr includes compensation paid to them by CCB prior to the CCB merger in July 2000.

                                                                          Long-term Compensation
                                                                      -------------------------------
                                                                             Awards          Payouts
                                                                      --------------------- ---------
                                                          Annual                 Securities
                                                      Compensation(1) Restricted Underlying
                                                      ---------------   Stock     Options/    LTIP     All other
                                                      Salary   Bonus  Awards(s)     SARs     Payouts  compensation
          Name and principal position            Year   ($)     ($)     ($)(2)     (#)(3)    ($)(4)      ($)(5)
 ----------------------------------------------  ---- ------- ------- ---------- ---------- --------- ------------
 Ernest C. Roessler   President and Chief        2000 650,000 733,107 1,581,250   449,601   1,039,354   3,222,344(6)(8)
                      Executive Officer;         1999 600,000 370,731        --    84,476     202,000      93,939(8)
                      Director of NBC;           1998 521,000 340,890        --    84,476     150,000     143,438
                      Chairman of the Board,
                      President and Chief
                      Executive Officer of CCB
                      until July 2000
 Thomas M. Garrott    Chairman of the Board      2000 625,000 758,107 2,050,375   360,000          --  12,251,182(6)(9)
                      and Director; President    1999 535,000 535,000   532,500    65,000          --   2,414,487(7)(9)
                      and Chief Executive        1998 510,000 510,000        --    80,000          --      31,000(9)
                      Officer until July 2000;
                      Director of NBC
 William R. Reed, Jr. Chief Operating Officer;   2000 322,500 217,787   474,375   137,500          --   2,526,043(6)(9)
                      Chairman and Director      1999 271,000 184,280        --    25,000          --      70,881(7)(9)
                      of NBC; Director of        1998 246,000 184,500        --    40,000          --      33,000(9)
                      Central Carolina Bank
 Lewis E. Holland     President of Financial     2000 315,000 201,012   474,375   137,500          --   3,942,803(6)(9)
                      Enterprises, Vice          1999 271,000 170,730        --    25,000          --      70,881(7)(9)
                      Chairman and Director of   1998 291,000 197,250        --    40,000          --      33,000(9)
                      NBC; Director of Central
                      Carolina Bank
 Richard L. Furr      Chairman and President     2000 339,400 216,531   474,375   163,754     449,192   1,559,443(6)(8)
                      of Central Carolina        1999 325,800 167,756        --    35,721     100,000      46,379(8)
                      Bank; Senior Executive     1998 301,658 157,900        --    35,721      86,000      67,545(8)
                      Vice President of CCB
                      until July 2000

(footnotes on next page)

--------
(1) NCF also provides certain perquisites and other personal benefits to the named executive officers that do not exceed either $50,000 or 10% of the named executive officer's total annual salary and bonus.
(2) Dollar amount shown equals number of shares multiplied by stock price on grant date. Dividends are paid on shares of restricted stock at the same rate as on unrestricted shares. The number of shares of restricted stock held by the named executive officer and the value of those shares as of December 31, 2000 are as follows:

   Name                     Aggregate Holdings (# of Shares) Aggregate Value ($)
   ----                     -------------------------------- -------------------
   Mr. Roessler............             100,000                   2,475,000
   Mr. Garrott.............             100,000                   2,475,000
   Mr. Reed................              30,000                     742,500
   Mr. Holland.............              30,000                     742,500
   Mr. Furr................              30,000                     742,500

    All shares of restricted stock vest in three equal installments on July 5, 2001, 2002 and 2003, except that Mr. Garrott was awarded 30,000 shares in 2000 and 27,000 in 1999, all of which vested on July 5, 2000.
(3) Options adjusted for 2-for-1 stock split effective July 1, 1998. The options shown for Messrs. Roessler and Furr for 1999 and 1998 represent options to acquire shares of CCB common stock that were converted into options to acquire shares of NCF's common stock upon completion of the NCF-CCB merger.
(4) Reflects amounts paid to Messrs. Roessler and Furr under CCB's Long-Term Incentive Plan ("LTIP"). In connection with the NCF-CCB merger, LTIP awards scheduled to vest in 2001 and 2002 were accelerated for all participants. The amounts listed for Messrs. Roessler and Furr include $762,000 and $332,000, respectively, which amounts were accelerated due to the merger.
(5) In addition to the other amounts footnoted below, figures in this column include directors' fees (with respect to service on the boards of NCF and NBC, as applicable) of an aggregate of $26,150 paid to Mr. Garrott, $20,000 paid to Mr. Reed, and $22,000 paid to Mr. Holland for 2000; $24,000 paid to Mr. Garrott, $22,000 paid to Mr. Reed, and $24,000 paid to Mr. Holland for 1999; and $26,000 paid to Mr. Garrott, $32,000 paid to Mr. Reed, and $28,000 paid to Mr. Holland for 1998.
(6) The amount listed for the named executive officer includes payments pursuant to contractual obligations made in connection with the NCF-CCB merger, as follows: Mr. Roessler, $3,109,600; Mr. Garrott, $12,131,293; Mr. Reed, $2,464,155; Mr. Holland, $3,873,672; and Mr. Furr, $1,519,518. The
    amount listed for Mr. Roessler also includes $18,520 in relocation costs paid to him by NCF. The amounts listed for Messrs. Roessler, Garrott, Reed, Holland and Furr also include split dollar life insurance premiums.
(7) Includes split dollar life insurance premiums. Also includes a lump sum payment received by Mr. Garrott in 1999 in the amount of $2,296,998 in accordance with an amended employment agreement that extends the date upon which he may elect to be employed on part-time status.
(8) The amounts listed for Messrs. Roessler and Furr include an employer's matching contribution on behalf of that officer to the CCB 401(k) plan. The separate amounts for 2000, 1999 and 1998 are as follows: Mr. Roessler-- $30,622, $28,227 and $39,359 and Mr. Furr--$8,715, $14,511 and $20,898. The
    1999 and 1998 amounts also include split dollar life insurance premiums.
(9) Also includes an employer's matching contribution on behalf of that officer to the NCF 401(k) plan in the amount of $5,250 for the officer in 2000 and $5,000 for the officer in each of 1999 and 1998.

Stock Option Plans

   During 1994, the shareholders approved NCF's 1994 Stock Plan (the "1994 Plan"), under which NCF reserved 6,200,000 shares of common stock. Shares that had not been subject to option or restricted stock grants under previous plans were transferred to reserved shares under the 1994 Plan. In 1997 and 2000, the shareholders approved an additional 2,000,000 and 4,000,000 shares, respectively, for grants under the 1994 Plan.


   NCF grants options under the 1994 Plan at the then prevailing market price of the common stock. Options become exercisable in equal parts over vesting periods ranging from three to five years. Only eligible officers and key employees are eligible to participate in the 1994 Plan.

   In addition, in connection with the CCB merger, NCF assumed CCB's obligations under several option plans, including the CCB Long-Term Incentive Plan. CCB shareholders approved all shares available for grant under the CCB LTIP. Immediately following the CCB merger, there were approximately 5,334,650 shares of NCF common stock available for issuance under the CCB LTIP, which remain available for issuance to executive officers and key employees of NCF following the merger.

   Amounts set forth in the following tables reflect the effect of all stock dividends and splits declared through 2000 and, with respect to Messrs. Roessler and Furr, the effect of the CCB merger with NCF.

Option Grants In Last Fiscal Year

   The following table sets forth certain information with respect to the grant of stock options under NCF's 1994 Plan, to the named executive officers and, with respect to Messrs. Roessler and Furr, the CCB LTIP for the year ended December 31, 2000.

                               Individual Grants

                                                                           Potential
                                                                      Realizable Value at
                         Number of                                      Assumed Annual
                         Securities  Percent of                         Rates of Stock
                         Underlying Total Options Exercise            Price Appreciation
                          Options    Granted to   or Base               for Option Term
                          Granted   Employees in   Price   Expiration -------------------
Name                       (#)(1)    Fiscal Year    ($)       Date       5%        10%
----                     ---------- ------------- -------- ---------- --------- ---------
Thomas M. Garrott.......   60,000        2.5%     $19.313    3-9-10     496,633 1,477,189
                          300,000       12.7%     $15.813    7-5-10   2,983,413 7,560,555
Ernest C. Roessler......   40,330        1.7%     $17.625    8-1-10     447,029 1,132,858
                           12,324        0.5%     $16.225   3-16-10     125,752   318,680
                           96,947        4.1%     $16.225   3-16-10     989,229 2,506,901
                          300,000       12.7%     $15.813    7-5-10   2,983,413 7,560,555
Lewis E. Holland........   37,500        1.6%     $19.313    3-9-10     310,396   923,243
                          100,000        4.2%     $15.813    7-5-10     994,471 2,520,185
William R. Reed, Jr.....   37,500        1.6%     $19.313    3-9-10     310,396   923,243
                          100,000        4.2%     $15.813    7-5-10     994,471 2,520,185
Richard L. Furr.........   16,860        0.7%     $17.625    8-1-10     186,881   473,593
                           12,324        0.5%     $16.225   3-16-10     125,752   318,680
                           34,570        1.5%     $16.225   3-16-10     352,746   893,927
                          100,000        4.2%     $15.813    7-5-10     994,471 2,520,185

--------
(1) Options become exercisable annually in equal parts over a three- or five-year period following the date of grant.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
Values

   The following table sets forth certain information with respect to options exercised during 2000 and the value of unexercised options and stock appreciation rights held by the named executive officers of NCF and its subsidiaries at December 31, 2000.

                                               Number of
                                              Securities
                                              Underlying
                          Shares              Unexercised     Value of Unexercised
                         Acquired           Options/SARs at       In-the-Money
                            on     Value      FY-End (#)       Options/SARs at FY-
                         Exercise Realized   Exercisable /   End($)(2) Exercisable /
Name                       (#)     ($)(1)    Unexercisable        Unexercisable
----                     -------- -------- ----------------- -----------------------
Thomas M. Garrott.......      --        -- 357,000 / 348,000 $4,664,990 / $3,056,250
Ernest C. Roessler......   8,718  $ 59,074 243,138 / 449,601   1,332,460 / 3,898,204
Lewis E. Holland........      --        -- 284,500 / 130,000   4,065,153 / 1,128,125
William R. Reed, Jr.....  60,000  $809,048 252,500 / 130,000   3,632,641 / 1,128,125
Richard L. Furr.........  10,648  $ 64,790 116,963 / 163,754     702,022 / 1,413,672

--------
(1) Market value of underlying securities at exercise minus the exercise price.
(2) Market price at year end less exercise price.

Pension Plans

   Prior to the CCB merger, NCF and CCB had established separate pension plans for the benefit of their respective employees. A new plan has now been put into place that covers all employees of the combined company; however, the old NCF and CCB plans remain in effect with respect to certain employees of the company, including the named executive officers, pursuant to the grandfathering provisions of the new plan. The plans in which the named executive officers participate are described below.

   The following table describes estimated retirement benefits payable under NCF's non-contributory, defined benefit retirement plan to employees in the specified period-of-service and compensation classifications, assuming retirement at age 65. Retirement benefits are not subject to social security deductions or offsets. The benefit amounts reflect grandfathered minimum benefits based on plan provisions in effect prior to an amendment to the plan effective July 15, 1996.

                                 Credited Service
            ---------------------------------------------------------------------
Final Pay   10 Years    15 Years    20 Years    25 Years    30 Years    35 Years
---------   --------    --------    --------    --------    --------    --------
$125,000    $22,283     $33,426     $44,568     $55,710     $66,851     $ 77,994
 150,000     27,130      40,696      54,261      67,827      81,391       94,957
 200,000     31,007*     46,512*     62,016*     77,520*     93,023*     108,527*
 175,000     31,007*     46,512*     62,016*     77,520*     93,023*     108,527*
 225,000     31,007*     46,512*     62,016*     77,520*     93,023*     108,527*
 250,000     31,007*     46,512*     62,016*     77,520*     93,023*     108,527*
 300,000     31,007*     46,512*     62,016*     77,520*     93,023*     108,527*
 400,000     31,007*     46,512*     62,016*     77,520*     93,023*     108,527*
 450,000     31,007*     46,512*     62,016*     77,520*     93,023*     108,527*
 500,000     31,007*     46,512*     62,016*     77,520*     93,023*     108,527*

--------
* Compensation is limited to $170,000 under Internal Revenue Code Section 401(a)(17).

   The NCF pension plan contains a five-year vesting requirement, effective January 1, 1989, and provides remuneration upon retirement at age 65 based generally upon average compensation for the five calendar years preceding retirement and years of service, with additional preretirement disability and death benefits. Benefits are calculated on the normal retirement option available to participants, which is ten years certain and life. Compensation covered by the retirement plan includes base salaries, overtime pay, commissions and bonuses. Covered compensation for commissioned employees is limited to $100,000. In 2000, covered compensation for Messrs. Garrott, Reed, and Holland was $1,383,107, $546,287, and $516,012, respectively. At December 31, 2000, Messrs. Garrott, Reed, and Holland had approximately 18, 31, and 7 years of credited service, respectively, under the retirement plan.

   The board of directors has also adopted a restoration pension plan that would both restore any portion of the pension payable to any participant in the retirement plan that cannot be paid from such retirement plan due to the maximum benefit limitations imposed by Section 415 and by the maximum compensation limitations imposed by Section 401(a)(17) of the Internal Revenue Code as well as provide certain additional benefits to participants. Since the adoption of this plan, NCF has annually funded actuarially determined accrued benefits under the plan. In accordance with the terms of the restoration pension plan and their respective employment agreements, the CCB merger caused the participation of Messrs. Garrott, Reed and Holland in the plan to terminate, and they received payments of $7,551,605, $2,456,690 and $904,094, respectively. These payments represented the present value of the officer's expected lifetime benefits under the plan, reflecting an additional three years of age and service as provided in their employment agreements and assuming immediate retirement. Effective August 1, 2000, Messrs. Garrott, Reed and Holland were eligible for reentry into the restoration pension plan, but only with respect to future services. Under the plan, if Messrs. Garrott and Reed work for NCF until age 65 at their 2000 rate of compensation, the plan will provide them with lifetime annuities of $36,288 and $63,385, respectively.

   CCB maintained a tax-qualified, defined benefit pension plan that NCF is continuing to maintain for certain employees pursuant to the grandfathering provisions described above. Compensation covered by the CCB pension plan each year is a participant's annual base salary and short term bonus. At his or her retirement, a participant's annual benefit under the CCB pension plan is based on his or her average covered compensation for any five consecutive plan years during the last ten years preceding normal retirement age. However, under tax laws in effect at December 31, 2000, the amount of a participant's annual compensation taken into account for benefit calculation purposes under the CCB pension plan may not exceed $170,000, and maximum annual benefits payable under the pension plan are $135,000. CCB therefore adopted a supplemental retirement plan that operates in conjunction with the CCB pension plan and under which a retiree will receive annual benefits in an amount equal to the difference, if any, between his actual benefit under the CCB pension plan and the amount he would receive under the CCB pension plan in the absence of the above limitations. The following table shows the estimated annual aggregate benefit payable under the CCB pension plan and the supplemental retirement plan to participants following retirement at age 65, which is the "normal retirement age" under the CCB pension plan, based on various specified numbers of years of service and various levels of compensation covered under the CCB pension plan:

                                    Credited Service
             -------------------------------------------------------------------------
Final Pay    10 Years     15 Years     20 Years     25 Years     30 Years     35 Years
---------    --------     --------     --------     --------     --------     --------
$125,000     $12,000      $18,000      $24,000      $30,000      $ 36,000     $ 42,000
 150,000      18,000       27,000       36,000       45,000        54,000       63,000
 200,000      24,000       36,000       48,000       60,000        72,000       84,000
 250,000      30,000       45,000       60,000       75,000        90,000      105,000
 300,000      36,000       54,000       72,000       90,000       108,000      126,000

                                    Credited Service
             -------------------------------------------------------------------------
Final Pay    10 Years     15 Years     20 Years     25 Years     30 Years     35 Years
---------    --------     --------     --------     --------     --------     --------
$350,000     $42,000      $ 63,000     $ 84,000     $105,000     $126,000     $147,000
 400,000      48,000        72,000       96,000      120,000      144,000      168,000
 450,000      54,000        81,000      108,000      135,000      162,000      189,000
 500,000      60,000        90,000      120,000      150,000      180,000      210,000
 550,000      66,000        99,000      132,000      165,000      198,000      231,000
 600,000      72,000       108,000      144,000      180,000      216,000      252,000
 650,000      78,000       117,000      156,000      195,000      234,000      273,000
 700,000      84,000       126,000      168,000      210,000      252,000      294,000
 750,000      90,000       135,000      180,000      225,000      270,000      315,000

   Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. The covered compensation in 2000 and years of service at December 31, 2000 for each of the named executive officers who participate in the CCB pension plan and the supplemental retirement plan are as follows: Mr. Roessler--$1,402,607 and 12 years, and Mr. Furr--$566,113 and 29 years.

Employment Agreements

   In connection with the CCB merger, NCF entered into employment agreements with each of Messrs. Garrott, Roessler, Reed, Holland and Furr. Each employment agreement is for an initial term of three years (five years in the case of Mr. Roessler) commencing July 5, 2000, subject to automatic renewals on the anniversary of the effective time until the executive attains age 65 (other than Mr. Garrott's agreement, which does not automatically renew). The employment agreements of Messrs. Garrott and Roessler were amended and restated effective November 1, 2001.

   During the employment period, Mr. Garrott will serve as the Chairman of NCF's board of directors and as Chairman of the executive committee of the board, and Mr. Roessler will serve as Chief Executive Officer and President and as a member of the board of directors. Mr. Reed will serve as Chief Operating Officer and Mr. Furr will serve as President of the company's Carolina and Virginia banks. Mr. Garrott and Mr. Roessler will each be entitled to an annual base salary of at least $750,000. The annual base salary of each of Messrs. Reed and Furr will be $340,000. Each employment agreement provides that the executive will be eligible to receive an annual bonus on the same basis as peer executives of NCF.

   Mr. Holland retired as an officer of NCF on July 31, 2001. Prior to his retirement, Mr. Holland had entered into an employment agreement with the company pursuant to which he would serve as President of NCF's Financial Enterprises division for an annual base salary of $325,000. That employment agreement was superseded effective as of June 29, 2001, when Mr. Holland entered into a Retirement and Consulting Agreement with the company. Pursuant to this new agreement, Mr. Holland agreed to make himself available to consult with the company on any matters consistent with his previous duties and responsibilities as an employee of NCF for the two-year period beginning August 1, 2001. Mr. Holland is entitled under the agreement to a retirement bonus totaling approximately $1,600,000, which is payable over a period of two years. The agreement also provides for Mr. Holland's continued eligibility for certain benefits under the company's various retirement, deferred compensation and other employee benefit plans. The agreement contains restrictive covenants that prohibit Mr. Holland from disclosing confidential information during the consulting period and thereafter and from competing with NCF during the consulting period and for two years thereafter.

   Mr. Garrott's employment agreement provides that, at any time after January 1, 2002 and prior to July 5, 2003 or upon the occurrence of specific events, including a breach of the agreement by

NCF, Mr. Garrott may elect to be employed on part-time status until July 5, 2006. NCF also has the right to elect to place Mr. Garrott on part-time status. In the absence of an election by Mr. Garrott or NCF, Mr. Garrott will automatically assume part-time status on July 5, 2003. While on part-time status, Mr. Garrott will be entitled to receive the following payments and benefits: (1) if Mr. Garrott goes on part-time status on or after January 1, 2002 through July 5, 2003 NCF shall pay him an amount equal to 75% of the average annual direct compensation paid to him for the two highest of the three compensation years preceding the year of part-time status election; (2) if Mr. Garrott is on part-time status on July 5, 2003 and has been paid in accordance with clause (1) above, then NCF shall pay him from July 5, 2003 until July 5, 2006 an amount equal to one-third of the part-time base salary in effect on July 5, 2003; (3) if Mr. Garrott goes on part-time status on July 5, 2003, then NCF shall pay him an amount equal to 25% of the average annual direct compensation for the two highest of the three compensation years immediately preceding the 2003 compensation year; (4) continued participation in NCF's retirement, compensation and welfare benefit plans; (5) an office and support services on the same basis as all of NCF's executive officers; and (6) except in the case of termination for cause after termination of Mr. Garrott's full or part-time employment, he will remain an affiliate and will continue to be available to consult with NCF and its employees, and all options and restricted stock held by Mr. Garrott on the date of the amended and restated agreement and thereafter granted will vest according to their terms while he remains an affiliate. In addition, the agreement provides Mr. Garrott and his spouse with lifetime medical and dental insurance coverage. The agreement also provides Mr. Garrott with change of control protection in the event of a change of control of NCF completed or approved by NCF's Board of Directors on or before July 5, 2003. Upon the occurrence of a change of control of NCF on or before the prescribed date (as defined in the employment agreement), Mr. Garrott may, during the 18 months following the change of control (12 months if Mr. Garrott is then on part-time status), give NCF notice of his intention to exercise his rights under the change of control provisions of the agreement. Within five days after Mr. Garrott gives such notice, NCF must pay Mr. Garrott an amount equal to one dollar less than three times Mr. Garrott's "base amount," as determined under Section 280G of the Internal Revenue Code, provided that the base amount shall not include amounts received in connection with the CCB merger. Mr. Garrott will also be entitled to receive a prorated bonus based on the highest bonus he received during the three-year period prior to giving notice in connection with the change of control and the actuarial equivalent of the expected benefit that would have been payable to him under NCF's defined benefit retirement plan and supplemental executive retirement plan, calculated as if he had continued his employment for three years following such notice.

   Mr. Roessler's employment agreement provides that, on or after April 7, 2003 and while employed by NCF on active status, Mr. Roessler may elect to be employed on part-time status until July 5, 2006. While on part-time status, Mr. Roessler will be entitled to receive the following payments and benefits: (1) an annual base salary equal to 75% of the average annual direct compensation paid to him for the two highest of the three compensation years preceding the year of part-time status election, increased (but not decreased) annually, on a compound basis, by the same percentage increase (if any) in the Consumer Price Index; (2) continued participation in NCF's retirement, compensation and welfare benefit plans; and (3) an office and support services on the same basis as all of NCF's executive officers. In addition, the agreement provides Mr. Roessler and his spouse with lifetime medical and dental insurance coverage. The agreement also provides Mr. Roessler with change of control protection in the event of a change of control of NCF. Upon the occurrence of a change of control of NCF (as defined in the employment agreement), Mr. Roessler may, during the 18 months following the change of control (12 months if Mr. Roessler is then on part-time status), give NCF notice of his intention to exercise his rights under the change of control provisions of the agreement. Within five days after Mr. Roessler gives such notice, NCF must pay Mr. Roessler an amount equal to three times his average total annual direct compensation for the two highest of the three compensation years immediately preceding the compensation year in which the notice is given. Mr. Roessler will also be entitled to receive a prorated bonus based on the highest bonus he received during the three-year period prior to giving notice in connection with the change of control and the actuarial equivalent of the expected benefit that would have been payable to him under NCF's defined benefit retirement plan and supplemental executive retirement plan, calculated as if he had continued his employment for three years following such notice.

   Pursuant to the employment agreements with Messrs. Reed and Furr, each of the executives will be entitled to participate in the employee benefit plans, practices and policies provided to peer executives of NCF. The employment agreement of each of the executives provides that, upon the termination of the executive's employment with NCF other than for "cause," or by reason of death or disability, or upon the executive's termination of employment for "good reason," other than in connection with a change of control, the executive is entitled to a lump-sum cash payment equal to the sum of (1) any unpaid base salary; (2) a pro rata annual bonus, based on the annual bonus payable to the executive in the year prior to the date of termination (the "recent annual bonus") and (3) the product of (x) the number of months from the date of termination until the end of the employment period divided by 12 and (y) the sum of the executive's base salary and the recent annual bonus. Upon any such termination, restrictions on restricted stock will lapse immediately, and stock options will vest immediately, and medical and dental benefits will continue through the end of the original employment period. The employment agreement also contains restrictive covenants that prohibit the executive from disclosing confidential information during the employment period and thereafter and from competing with NCF while employed and for two years following termination of employment.

   The executives are also entitled to change of control protection pursuant to separate change of control agreements. This protection is structured such that the executive has an employment period of three years that begins on the date (the "effective date") that a change of control (as defined in the agreement) occurs. During the employment period the executive will receive: (i) an annual base salary at least equal to twelve times the highest monthly base salary payable prior to the effective date; (ii) an annual bonus at least equal to the highest annual bonus paid for the three years prior to the effective date;
(iii) the ability to participate in NCF's normal employee benefit plans at an appropriate level; (iv) reimbursement for expenses in accordance with NCF policy; and (v) fringe benefits consistent with those previously afforded the executive. If, during the three-year period following the change in control, NCF terminates the executive's employment other than for "Cause" or "Disability", or the executive terminates his or her employment for "Good Reason" (all as defined in the agreement), the executive will be paid a lump sum payment equal to the sum of the following: (1) unpaid base salary through the date of termination, a prorated annual bonus amount, any previously deferred compensation and accrued vacation pay; (2) three times the sum of annual compensation plus bonus; and (3) the actuarial present value of accrued benefits under NCF's qualified defined benefit plan and any supplemental retirement plan in which the executive participates, calculated as if the executive's employment had continued for three years following the change of control. Upon such termination, all restrictions on restricted stock will lapse immediately, and all stock options will vest immediately and medical and dental benefits will continue through the end of the employment period.

   Both Mr. Garrott's and Mr. Roessler's employment agreements and the employment and change of control agreements of the other top executives provide that if any amounts payable to an executive would subject such executive to the excise tax under section 4999 of the U.S. tax code, NCF will make a payment such that after the payment of all income and excise taxes, the executive will be in the same after-tax position as if no excise tax under section 4999 had been imposed.

   On December 1, 1983, NCF and Mr. Garrott entered into a Deferred Compensation Agreement entitling Mr. Garrott to receive monthly retirement benefits equal to the excess, if any, of the monthly benefits that would have been payable to him under the NCF pension plan if he had been employed by NCF since January 1, 1964, over the monthly benefits actually payable to him under his previous employer's pension plan.

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

Compensation Committee Interlocks And Insider Participation

   Messrs. Farnsworth, McNeill, Mallory, McDonald and Munson, all of whom are non-employee directors, serve as members of NCF's compensation committee. No executive officer of NCF has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity whose executive officer served as a member of the compensation committee of NCF.

   In December 1987, National Bank of Commerce issued $1,025,000 in term notes to the Mallory Partners, a Tennessee general partnership of which W. Neely Mallory, Jr., one of NCF's directors, and two trusts for the benefit of his sons are general partners. The term notes were issued on substantially the same terms, including interest rates, as those prevailing for comparable transactions with other unaffiliated persons.

                            DESCRIPTION OF THE TRUST

   The trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by NCF, as depositor of the trust, the Delaware trustee and the two administrative trustees of the trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of the trust will be amended and restated in its entirety by NCF, as depositor of the trust, the property trustee, the Delaware trustee and the two administrative trustees (as so amended and restated, the "Trust Agreement") prior to the issuance of the trust preferred securities. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The trust exists for the exclusive purposes of (i) issuing and selling its trust preferred securities and trust common securities (ii) using the proceeds from the sale of such trust preferred and trust common securities to acquire the junior subordinated debentures issued by NCF, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the trust preferred securities). Accordingly, the junior subordinated debentures will be the sole assets of the trust, and payments under the junior subordinated debentures will be the sole revenue of the trust.


   All of the trust common securities will be owned by NCF. The trust common securities will rank pari passu, and payments will be made thereon pro rata with, the trust preferred securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of NCF as holder of the trust common securities to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the trust preferred securities. See "Description of the Trust Preferred Securities -- Subordination of Trust Common Securities." NCF will acquire trust common securities in an aggregate liquidation amount equal to not less than 3% of the total capital of the trust.


   The trust has a term of approximately   , but may dissolve earlier as
provided in the Trust Agreement. The trust's business and affairs are conducted by its trustees, each appointed by NCF as holder of the trust common securities. The trustees for the trust will be The Bank of New York, as the property trustee, The Bank of New York (Delaware), as the Delaware trustee, and two individual trustees (referred to in this prospectus as the "administrative trustees") who are employees or officers of or affiliated with NCF. The property trustee, Delaware trustee and administrative trustees are collectively referred to in this prospectus as the "trustees." The Bank of New York, as property trustee, will act as sole trustee under the Trust Agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the Guarantee and the Indenture. See "Description of the Guarantee" and "Description of the Junior Subordinated Debentures." The holder of the trust common securities, or the holders of a majority in liquidation amount of the trust preferred securities if an event of default under the Trust Agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights are vested exclusively in the holder of the trust common securities. The duties and obligations of the trustees are governed by the Trust Agreement. NCF will pay all fees and expenses related to the trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trust.


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

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

   Pursuant to the terms of the Trust Agreement, the trustees on behalf of the trust will issue the trust preferred securities and the trust common securities. The trust preferred securities represent undivided beneficial ownership interests in the trust, and the holders of the trust preferred securities will be entitled to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the trust common securities, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the trust preferred securities and the Trust Agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein, and the Trust Indenture Act. The form of the Trust Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

   The trust preferred securities will rank pari passu, and payments will be made thereon pro rata, with the trust common securities except as described under "--Subordination of Trust Common Securities." Legal title to the junior subordinated debentures will be held by the property trustee in trust for the benefit of the holders of the trust preferred securities and trust common securities. The Guarantee Agreement executed by NCF for the benefit of the holders of the trust preferred and trust common securities will be a guarantee on a subordinated basis with respect to the trust preferred and trust common securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust preferred and trust common securities when the trust does not have funds on hand available to make such payments. See "Description of the Guarantee."

Distributions

   You will be entitled to receive quarterly distributions on the trust
preferred securities at the annual rate of   % of the stated liquidation amount
of each trust preferred security ($25), which is the same as the rate payable on the junior subordinated debentures. The trust will pay distributions
quarterly in arrears on each    ,    ,     and    , beginning    , 2002.
Distributions will be cumulative and will accumulate from December  , 2001.

   In the event that any date on which distributions are payable on the trust preferred securities is not a business day (as defined below), payment of the distribution payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect to any such delay) except that, if such business day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding business day, in either case with the same force and effect as if made on such date. Any date on which distributions are payable will be referred to in this prospectus as a "distribution date." A "business day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or debenture trustee is closed for business.

   The period beginning on and including December , 2001 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a "distribution period." The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the junior subordinated debentures that is not paid on the applicable interest payment date will accrue additional
interest, to the extent permitted by law, at the annual rate of     %
compounded quarterly, from the relevant interest payment date. As a result, distributions that are not paid on the applicable distribution date will accumulate additional distributions. References to "distributions" in this prospectus include these additional distributions.

   The revenue of the trust available for distribution to holders of the trust preferred securities will be limited to payments under the junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of the trust preferred and trust common securities. See "Description of the Junior Subordinated Debentures." If NCF does not make interest payments on such junior subordinated debentures, the property trustee will not have funds available to pay distributions on the trust preferred securities. The payment of distributions if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments is guaranteed by NCF on the basis set forth under "Description of the Guarantee."

   Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, such payment will be made as described under "Book-Entry Issuance." In the event any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities shall be the date at least 15 days prior to the distribution date.

Deferral of Distributions

   If the junior subordinated debentures are not in default, NCF has the right under the Indenture, on one or more occasions, to defer the payment of interest on the junior subordinated debentures for up to 20 consecutive distribution periods (each, a "deferral period") but not beyond the stated maturity of the junior subordinated debentures. If NCF exercises this right, the trust will also defer paying quarterly distributions on the trust preferred securities during the deferral period. During such deferral period, NCF may not, and may not permit any subsidiary of NCF to:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of NCF's capital stock;

  . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of NCF that rank pari passu with or junior in interest to the junior subordinated debentures; or

  . make any guarantee payments with respect to any guarantee by NCF of debt securities of any subsidiary of NCF if such guarantee ranks pari passu with or junior in interest to the junior subordinated debentures, other than

    -  dividends or distributions in capital stock of NCF;

    - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights under such plan;

    - payments under the Guarantee with respect to the trust preferred securities; and

    - purchases of common stock related to the issuance of common stock or rights under any of NCF's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock), as consideration in an acquisition transaction that was entered into prior to the commencement of such deferral period.

   Although no interest or distribution payments will be made during a deferral period, interest on the junior subordinated debentures will continue to accrue and, as a result, distributions on the trust

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

preferred securities will continue to accumulate at the annual rate of     %,
compounded quarterly. References to "distributions" in this prospectus include these additional distributions.

   Once NCF makes all deferred interest payments on the junior subordinated debentures, it can once again defer interest payments, subject to the limitations discussed above. As a result, there could be multiple periods of varying length during which you would not receive cash distributions on your trust preferred securities.

Redemption or Exchange

   Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the property trustee to redeem a Like Amount (as defined below), upon not less than 30 nor more than 60 days' notice prior to the date of any redemption, of trust preferred securities and trust common securities, at a redemption price equal to the aggregate liquidation amount of the trust preferred securities and trust common securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by NCF upon the concurrent redemption of the junior subordinated debentures. See "Description of the Junior Subordinated Debentures -- Redemption." If less than all of the junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the outstanding trust preferred securities and the trust common securities. The amount of premium, if any, paid by NCF upon the redemption of all or any part of the junior subordinated debentures to be repaid or redeemed on a redemption date shall be allocated to the redemption pro rata of the trust preferred securities and trust common securities.


   Optional Liquidation of the Trust and Distribution of Junior Subordinated Debentures. Subject to NCF's having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies, NCF has the right at any time to terminate the trust and, after satisfaction of the liabilities of the creditors of the trust as provided by applicable law, cause the junior subordinated debentures issued by the trust to be distributed to the holders of the trust preferred securities and trust common securities upon liquidation of the trust. If the property trustee determines that a distribution of the junior subordinated debentures is not practical, it will pay out of the assets of the trust available for distribution to the holders of the trust preferred securities, the liquidation amount of the trust preferred securities, plus any accumulated and unpaid distributions to the payment date, in cash.


   After the liquidation date fixed for the distribution of junior subordinated debentures for the trust preferred securities:

  . the trust preferred securities will no longer be deemed to be outstanding;

  . DTC or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon such distribution; and

  . any certificates representing the trust preferred securities not held by DTC or its nominee will be deemed to represent the junior subordinated debentures having a principal amount equal to the stated liquidation amount of the trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the trust preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

   There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of the trust occurs. Accordingly, the trust preferred securities that you may

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

purchase, or the junior subordinated debentures that you may receive on dissolution and liquidation of the trust, may trade at a discount to the price that you paid to purchase the trust preferred securities offered hereby.

   Tax Event or Capital Treatment Event Redemption. If a Tax Event or Capital Treatment Event relating to the trust preferred securities and trust common securities shall occur and be continuing, NCF has the right to redeem the junior subordinated debentures in whole (but not in part) and thereby cause a mandatory redemption of the trust preferred securities and trust common securities in whole (but not in part) at the redemption price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event has occurred and is continuing and NCF does not elect to redeem the junior subordinated debentures and thereby cause a mandatory redemption of the trust preferred securities and trust common securities or to terminate the trust and cause the junior subordinated debentures to be distributed to holders of the trust preferred securities and trust common securities in exchange therefor upon liquidation of the trust as described above, the trust preferred securities will remain outstanding.

   A "Capital Treatment Event" means the reasonable determination by NCF that, as a result of:

  . any amendment to, or change in, the laws or regulations of the United States or any political subdivision thereof or therein that becomes effective on or after the date of the initial issuance of the trust preferred securities;


  . any proposed change in those laws or regulations that is announced on or after the date of the initial issuance of the trust preferred securities; or


  . any official administrative decision, judicial decision, administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after the date of the initial issuance of the trust preferred securities;


there is more than an insubstantial risk that NCF will not be entitled to treat an amount equal to the liquidation amount of the trust preferred securities as "Tier 1 Capital" (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to NCF.


   "Like Amount" means (i) with respect to a redemption of the trust preferred securities and trust common securities, trust preferred securities and trust common securities having a liquidation amount equal to that portion of the principal amount of junior subordinated debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the redemption price of the trust preferred securities and the trust common securities; and (ii) with respect to a distribution of junior subordinated debentures to holders of trust preferred securities and trust common securities in exchange therefor in connection with a dissolution or liquidation of the trust, junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities and trust common securities of the holder to whom such junior subordinated debentures would be distributed.


   A "Tax Event" means the receipt by the trust or NCF of an opinion of counsel experienced in such matters to the effect that, as a result of:

  . any amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein that becomes effective on or after the date of the initial issuance of the trust preferred securities;


  . any proposed change in those laws or regulations that is announced on or after the date of the initial issuance of the trust preferred securities; or


  . any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after the date of the initial issuance of the trust preferred securities;


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

there is more than an insubstantial risk that:

  . the trust is, or within 90 days of the date of that opinion will be, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

  . interest payable by NCF on the junior subordinated debentures is not, or within 90 days of the date of that opinion, will not be, deductible by NCF, in whole or in part, for United States federal income tax purposes; or

  . the trust is, or within 90 days of the date of that opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   "Liquidation amount" means $25 per trust preferred security.

Redemption Procedures

   Trust preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the junior subordinated debentures. Redemptions of the trust preferred securities shall be made and the redemption price shall be payable on the redemption date only to the extent that the trust has funds on hand available for the payment of such redemption price. See also "-- Subordination of Trust Common Securities."

   If the trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. See "Book-Entry Issuance." If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption shall be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities so called for redemption will cease, except the right of the holders of the trust preferred securities to receive the redemption price and any distribution payable on or prior to the redemption date, but without interest on such redemption price, and such trust preferred securities will cease to be outstanding. In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by NCF pursuant to the Guarantee as described under "Description of the Guarantee," distributions on such trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.


   Subject to applicable law, including, without limitation, United States federal securities law, NCF or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

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

   Payment of the redemption price on the trust preferred securities and any distribution of junior subordinated debentures to holders of trust preferred securities shall be made to the applicable recordholders thereof as they appear on the register for such trust preferred securities on the relevant record date, which shall be one business day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities shall be the date at least 15 days prior to the redemption date or the distribution date, as applicable.

   If less than all of the trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust preferred securities and trust common securities to be redeemed shall be allocated pro rata to the trust preferred securities and the trust common securities based upon the relative liquidation amounts of such classes. The particular trust preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption, by such method as the property trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the liquidation amount of trust preferred securities of a denomination larger than $25.00. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.


   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the holder of trust preferred securities and trust common securities to be redeemed at its registered address.

Exchange Procedures


   If NCF is at any time the holder or beneficial owner of any trust preferred securities, it shall have the right on any distribution date to exchange those trust preferred securities for a Like Amount of junior subordinated debentures. NCF must give the property trustee written notice of its election to exchange trust preferred securities. This notice must specify the liquidation amount of the trust preferred securities to be exchanged and the distribution date on which the exchange will occur, which may not be less than 10 business days after the date the property trustee receives the notice. In order for this exchange to be completed, NCF must deliver (or cause to be delivered) the trust preferred securities to be exchanged to the property trustee by 10:00 a.m. New York time on the distribution date on which the exchange is to take place. After the exchange, the trust preferred securities exchanged will be canceled and no longer be deemed to be outstanding.


   If such an exchange occurs, the trust shall determine the proportional amount of trust preferred securities exchanged by dividing the aggregate liquidation amount of trust preferred securities exchanged by the aggregate liquidation amount of the trust preferred securities outstanding immediately prior to such exchange. The trust will then exchange (i) such proportional amount of the trust common securities for (ii) that number of junior subordinated debentures having a principal amount equal to the proportional amount of the liquidation amount of the trust common securities. Such exchange will take place on the same date as the exchange of the trust preferred securities. In order for the exchange of trust common securities for junior subordinated debentures to be completed, NCF must deliver (or cause to be delivered) the trust common securities to be exchanged to the property trustee by 10:00 a.m. New York time on the distribution date on which the exchange is to take place. After the exchange, the trust common securities exchanged will be canceled and no longer be deemed to be outstanding.


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


   Any affiliate of NCF shall also have the right to exchange trust preferred securities, subject to the terms and conditions set forth in the preceding paragraphs.


Subordination of Trust Common Securities

   Payment of distributions on, and the redemption price of, the trust preferred securities and trust common securities, as applicable, shall be made pro rata based on the liquidation amount of such trust preferred securities and trust common securities; provided, however, that if on any distribution date or redemption date a debenture event of default shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

   In the case of any event of default under the Trust Agreement resulting from any debenture event of default, NCF as holder of the trust common securities will be deemed to have waived any right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default under the Trust Agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the trust preferred securities and not on behalf of NCF as holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.


Liquidation Distribution Upon Dissolution

   Pursuant to the Trust Agreement, the trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

  (i)   certain events of bankruptcy, dissolution or liquidation of NCF;

  (ii) the distribution of a Like Amount of the junior subordinated debentures to the holders of its trust securities, if NCF, as depositor, has given written direction to the property trustee to terminate the trust (subject to NCF having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies);

  (iii) redemption of all of the trust preferred securities as described under "--Redemption or Exchange--Mandatory Redemption"; or

  (iv) the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

   If an early dissolution occurs as described in the first, second or fourth items listed above, the trust shall be liquidated by the trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of such trust preferred securities and trust common securities in exchange therefor a Like Amount of the junior subordinated debentures, unless such distribution is determined by the property trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of trust preferred securities, the aggregate liquidation amount plus accrued and unpaid distributions thereon to the date of payment. Such amount is the "liquidation distribution." If such liquidation distribution can be paid only

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in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities shall be paid on a pro rata basis. The holder of the trust's common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its trust preferred securities, except that if a debenture event of default has occurred and is continuing, the trust preferred securities shall have priority over the trust common securities.


Events of Default; Notice

   Any one of the following events constitutes an "event of default" under the Trust Agreement, whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

  (i) the occurrence of a debenture event of default under the Indenture (see "Description of the Junior Subordinated Debentures--Debenture Events of Default"); or

  (ii) default by the trust in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

  (iii) default by the trust in the payment of any redemption price of any trust preferred security or trust common security when it becomes due and payable; or

  (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the trust or defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities of the trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "notice of default" under the Trust Agreement; or

  (v) the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure by NCF to appoint a successor property trustee within 90 days thereof.

   Within ten business days after the occurrence of any event of default actually known to the property trustee, the property trustee shall transmit notice of such event of default to the holders of the trust preferred securities, the administrative trustees and NCF, as depositor, unless such event of default shall have been cured or waived. NCF, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

   If a debenture event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities as described above. See "--Subordination of Trust Common Securities" and "-- Liquidation Distribution Upon Dissolution." The existence of an event of default does not entitle the holders of trust preferred securities to accelerate the maturity thereof.

Removal of Trustees

   Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In

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

no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in NCF as the holder of the trust common securities. No resignation or removal of the trustees and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Co-Trustees and Separate Property Trustee

   Unless an event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, NCF, as the holder of the trust common securities, and the administrative trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such Trust property, or to act as a separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

   Any person or entity into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person or entity succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the Trust Agreement, provided such person or entity shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

   The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any person or entity, except as described below or as otherwise described in the Trust Agreement. The trust may, at the request of NCF, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state; provided, that:

  (i)    such successor entity either:

         - expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or

         - substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, referred to in this prospectus as the "successor securities," so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;


  (ii) NCF, as the holder of the junior subordinated debentures, expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee;

  (iii) the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

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

  (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities (including successor securities) to be downgraded by any nationally recognized statistical rating organization;

  (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

  (vi) such successor entity has a purpose substantially identical to that of the trust;

  (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, NCF has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

           (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect; and

           (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

  (viii) NCF or any permitted successor or assignee owns all of the trust common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the Guarantee.

   Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

   Except as provided below and under "Description of the Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the trust preferred securities will have no voting rights.

   The Trust Agreement may be amended from time to time by NCF, the property trustee and the administrative trustees, without the consent of the holders of the trust preferred securities:

  (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement; or

  (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust preferred securities and trust common securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended;

provided, however, that in the case of either clause (i) or (ii) above, such action shall not adversely affect in any material respect the interests of any holder of trust preferred securities, and any such amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of trust preferred securities and trust common securities. The Trust Agreement may be amended by the trustees and NCF with:

  (i) the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities and trust common securities; and

  (ii) receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

However, without the consent of the holder of trust preferred securities and trust common securities, such Trust Agreement may not be amended to:

  (i) change the amount or timing of any distribution on the trust preferred securities and trust common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust preferred securities and trust common securities as of a specified date, or

  (ii) restrict the right of a holder of trust preferred securities and trust common securities to institute suit for the enforcement of any such payment on or after such date.

So long as any junior subordinated debentures are held by the property trustee, the trustees shall not:

  (i) direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or execute any trust or power conferred on the property trustee with respect to such junior subordinated debentures;


  (ii)   waive any past default that is waivable under the Indenture;

  (iii) exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable; or

  (iv) consent to any amendment, modification or termination of the Indenture or the junior subordinated debentures, where such consent shall be required,


without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities.


However, where a consent under the Indenture would require the consent of each holder of junior subordinated debentures affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the trust preferred securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee shall notify the holder of trust preferred securities of any notice of default with respect to the junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

   Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The

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

property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the Trust Agreement.

   No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel its trust preferred securities in accordance with the Trust Agreement.

   Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by NCF, the trustees or any affiliate of NCF or any trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

   The trust preferred securities will be issued in the form of one or more global trust preferred securities registered in the name of DTC or its nominee. Global trust preferred securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual trust preferred securities represented thereby, a global trust preferred security may not be transferred except (i) as a whole by DTC to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC or (iii) by DTC or any nominee to a successor depositary or any nominee of such successor.

   Upon the issuance of a global trust preferred security, and the deposit of such global trust preferred security with or on behalf of DTC, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual trust preferred security represented by such global trust preferred security to the accounts of participants, which may include Euroclear and Clearstream. Such accounts shall be designated by the dealers, underwriters or agents with respect to such trust preferred securities or by NCF if such trust preferred securities are offered and sold directly by NCF. Ownership of beneficial interests in a global trust preferred security will be limited to participants or persons that may hold interests through participants including Euroclear and Clearstream and their participants. Ownership of beneficial interests in such global trust preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global trust preferred security.


   So long as DTC or its nominee is the registered owner of such global trust preferred security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the trust preferred securities represented by such global trust preferred security for all purposes under the Trust Agreement. Except as provided below, owners of beneficial interests in a global trust preferred security will not be entitled to have any of the individual trust preferred securities represented by such global trust preferred security registered in their names, will not receive or be entitled to receive physical delivery of any such trust preferred securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.


   Payments of principal of (and premium, if any) and interest on individual trust preferred securities represented by a global trust preferred security registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global trust preferred security representing such trust preferred securities. None of NCF, the property trustee, any paying agent, or the securities registrar for such trust preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global trust preferred security representing such trust preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   NCF expects that DTC or its nominee, upon receipt of any payment of liquidation amount, redemption price, premium or distributions in respect of a permanent global trust preferred security representing any of such trust preferred securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global trust preferred security for such trust preferred securities as shown on the records of DTC or its nominee. NCF also expects that payments by participants to owners of beneficial interests in such global trust preferred security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.


   If DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the trust within 90 days, the trust will issue individual trust preferred securities in exchange for the global trust preferred security representing the trust preferred securities. In addition, NCF may at any time and in its sole discretion advise the trustees in writing that it elects to terminate the book-entry system or after the occurrence of a debenture event of default, owners of beneficial interests in global trust preferred securities aggregating at least a majority in liquidation amount thereof may advise the administrative trustees in writing that the continuation of the book-entry system is no longer in the best interests of such owners. In either such event, the trust will issue individual trust preferred securities in exchange for the global trust preferred security representing such trust preferred securities. An owner of a beneficial interest in a global trust preferred security will be entitled to physical delivery of individual trust preferred securities represented by such global trust preferred security equal in principal amount to such beneficial interest and to have such trust preferred securities registered in its name.


Payment and Paying Agency

   Payments in respect of the trust preferred securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the trust preferred securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and NCF. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the property trustee and NCF. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and NCF) to act as paying agent.

Registrar and Transfer Agent

   The property trustee will act as registrar and transfer agent for the trust preferred securities. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of the trust preferred securities after such trust preferred securities have been called for redemption.


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

Information Concerning the Property Trustee

   The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of trust preferred securities are entitled under the Trust Agreement to vote, then the property trustee shall take such action as is directed by NCF and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the trust preferred securities and trust common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

   The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, as amended, or classified as other than a grantor trust for United States federal income tax purposes and so that the junior subordinated debentures will be treated as indebtedness of NCF for United States federal income tax purposes. In this connection, NCF and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the Trust Agreement, that NCF and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related trust preferred securities.

   Holders of the trust preferred securities have no preemptive or similar rights.

   The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

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

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

   The junior subordinated debentures are to be issued under the Indenture, dated as of December , 2001, as supplemented from time to time (as so supplemented, the "Indenture"), between NCF and The Bank of New York, as trustee. The trustee under the Indenture shall be referred to as the "debenture trustee" in this prospectus. This summary of certain terms and provisions of the junior subordinated debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to in this prospectus, such defined terms are incorporated herein by reference.


General

   The junior subordinated debentures will be issued under the Indenture with terms corresponding to the terms of the trust preferred securities. Concurrently with the issuance of the trust preferred securities, the trust will invest the proceeds thereof and the consideration paid by NCF for the trust common securities in the junior subordinated debentures issued by NCF to the trust. The junior subordinated debentures will be in the principal amount equal to the aggregate liquidation amount of the trust preferred securities and the trust common securities. Holders of the trust preferred securities will have the rights, in connection with modifications to the Indenture or upon occurrence of debenture events of default, as described under "--Modification of Indenture," "--Debenture Events of Default" and "--Enforcement of Certain Rights by Holders of Trust Preferred Securities."

   The junior subordinated debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all senior debt of NCF. A large portion of NCF's existing indebtedness is senior debt. See "--Subordination." Because NCF is a holding company, the right of NCF to participate in any distribution of assets of any subsidiary of NCF upon such subsidiary's liquidation or reorganization or otherwise is restricted except to the extent NCF may itself be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debentures and the Guarantee will be effectively subordinated to all existing and future liabilities of NCF's subsidiaries, and holders of junior subordinated debentures should look only to the assets of NCF for payments on the junior subordinated debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of NCF, including senior debt, whether under any existing indenture or any other indenture that NCF may enter into in the future or otherwise. See "--Subordination."


   NCF will covenant:

  . to maintain directly or indirectly 100% ownership of the trust common securities of the trust, provided that certain successors which are permitted pursuant to the Indenture may succeed to NCF's ownership of the trust common securities;

  . not to voluntarily terminate, wind up or liquidate the trust, except (a) in connection with a distribution of the junior subordinated debentures to the holders of the trust preferred securities in exchange therefor upon liquidation of the trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement; and


  . to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

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

Interest Rate and Maturity

   The junior subordinated debentures will bear interest at the annual rate of
     % of their principal amount. Interest will be payable quarterly in
arrears, on each of    ,    ,     and    , beginning         , 2002, and at
maturity.


   The amount of interest payable for any interest period will be computed on the basis of a 360-day year of twelve 30-day months. An interest period for the junior subordinated debentures will be (1) the period beginning on and including December , 2001 and ending on but excluding the first interest payment date and (2) each subsequent period beginning on and including an interest payment date and ending on but excluding the next interest payment date. In the event that any interest payment date would fall on a day that is not a business day, that interest payment date will be postponed until the next day that is a business day and no interest or other payment will accrue as a result of that postponement. However, if the postponement would cause the interest payment date to fall in the next calendar year, the interest payment date will instead be brought forward to the preceding business day.


   To the extent permitted by law, accrued interest that is not paid on the applicable interest payment date will bear additional interest from that date
on the unpaid amount at the annual rate of      %, compounded quarterly.
References to "interest" in this prospectus include quarterly interest payments and interest on unpaid amounts.

   The junior subordinated debentures will mature on                ,     . If
the maturity date of the junior subordinated debentures falls on a day that is not a business day, the amount due at maturity will be paid on the following business day, and no interest on that amount will accrue after the stated maturity date.

Option to Defer Interest Payments

   NCF may elect at one or more times to defer payment of interest on the junior subordinated debentures for up to 20 consecutive quarterly periods if the junior subordinated debentures are not in default. However, no deferral period may extend beyond the stated maturity date of the junior subordinated debentures.

   During the deferral period, interest will continue to accrue on the junior subordinated debentures, and, to the extent permitted by law, additional
interest will accrue on the unpaid interest at the annual rate of      %,
compounded quarterly. At the end of each deferral period, or, if earlier, upon redemption of the junior subordinated debentures, NCF will pay all accrued and unpaid interest on the junior subordinated debentures.

   NCF at any time may pay all or any portion of the interest accrued to that point during a deferral period.

   Once NCF pays all accrued and unpaid interest on the junior subordinated debentures, it can again defer interest payments on the junior subordinated debentures as described above.

   During any deferral period, neither NCF nor its subsidiaries will be permitted to:

  . declare or pay any dividends or distributions on any of NCF's capital stock;

  . redeem, purchase, acquire or make a liquidation payment on any of NCF's capital stock;

  . repay, repurchase or redeem, or make any principal, interest or premium payment on, any of NCF's debt securities that have the same rank as or rank junior to the junior subordinated debentures (including other junior subordinated debentures); or

  . make any guarantee payment with respect to debt securities of any of NCF's subsidiaries if the guarantee has the same rank as or ranks junior to the junior subordinated debentures.

   However, the following will not be prohibited:

  .  dividends or distributions paid in NCF's capital stock;

  . any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any rights under the plan;

  .  payments under the Guarantee;

  . purchases of NCF's common stock in connection with any of its benefit plans for directors, officers or employees; and

  . purchases of common stock related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or the issuance of common stock (or securities convertible or exchangeable for common stock) as consideration in an acquisition transaction entered into prior to the beginning of the deferral period.


   NCF must notify the property trustee, the administrative trustees, the debenture trustee and, if the property trustee is not the sole holder of the junior subordinated debentures, the holders of the junior subordinated debentures, of its election to begin to defer interest payments. That notice must be given at least one business day prior to the earliest of:

  . the next date distributions on the trust preferred securities and the trust common securities would be payable in absence of the deferral election;

  . the date the administrative trustees are required to specify the record date for those distributions to the applicable stock exchange or quotation system on which the trust preferred securities are then listed or quoted or to the holders of the junior subordinated debentures; and

  .  one business day prior to that record date.

Trust Costs and Expenses

   NCF has agreed in the Indenture to pay:

  . all debts and other obligations of the trust, other than with respect to the trust preferred securities and the trust common securities;

  . all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the costs and expenses relating to the operation of the trust; and

  . all taxes and related costs and expenses to which the trust might become subject, other than United States withholding taxes.

Redemption

   At one or more times on or after               ,     , NCF may, at its
option, redeem some or all of the junior subordinated debentures.

   In addition, NCF may, subject to certain conditions, redeem all, but not less than all, of the junior subordinated debentures within 90 days after the occurrence of a Tax Event or Capital Treatment Event. See "--Conditional Right to Redeem Upon a Tax Event or a Capital Treatment Event" below.

   If required under applicable capital guidelines or policies, NCF will obtain the prior approval of the Federal Reserve before effecting any redemption.

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   The trust will use the proceeds of any redemption of the junior subordinated debentures to redeem the trust preferred securities and trust common securities. The redemption price for any redemption of the junior subordinated debentures will be equal to the principal amount of the junior subordinated debentures being redeemed, plus accrued and unpaid interest on those junior subordinated debentures to the date of redemption.

   The junior subordinated debentures will not be subject to any sinking fund.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless NCF defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debentures or portions thereof called for redemption.

Distribution of Junior Subordinated Debentures

   As described above, the junior subordinated debentures may be distributed in exchange for the trust preferred securities upon dissolution and liquidation of the trust, after satisfaction of the trust's liabilities to its creditors. See "Description of the Trust Preferred Securities--Redemption or Exchange-- Optional Liquidation of the Trust and Distribution of Junior Subordinated Debentures" above.

   If the junior subordinated debentures are distributed to the holders of trust preferred securities, NCF anticipates that the depositary arrangements for the junior subordinated debentures will be substantially identical to those in effect for the trust preferred securities. See "Book-Entry Issuance."


   If the junior subordinated debentures are distributed to the holders of trust preferred securities, NCF will use its best efforts to list the junior subordinated debentures on the New York Stock Exchange or any other stock exchange or quotation system on which the trust preferred securities are then listed or quoted.

Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event

   At any time within 90 days after a Tax Event or a Capital Treatment Event, NCF will have the right, subject to prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, to redeem all, but not less than all, of the junior subordinated debentures at a redemption price equal to 100% of the principal amount then outstanding plus accrued and unpaid interest to the redemption date. This right of redemption is subject to the provisions of the Indenture. The proceeds of any such redemption will be used by the trust to redeem the trust preferred securities and the trust common securities in accordance with their terms.


   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless NCF defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.


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

Denominations, Registration and Transfer

   The junior subordinated debentures will be issuable only in registered form without coupons. The junior subordinated debentures will be exchangeable for other junior subordinated debentures of any authorized denominations and of a like aggregate principal amount.

   The junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by NCF for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. NCF will appoint the debenture trustee as securities registrar under the Indenture.

   In the event of any redemption, neither NCF nor the debenture trustee shall be required to (i) issue, register the transfer of or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Global Junior Subordinated Debentures

   The junior subordinated debentures will be issued in the form of one or more global junior subordinated debentures that will be deposited with, or on behalf of, DTC or its nominee. Global junior subordinated debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual definitive junior subordinated debentures represented thereby, a global junior subordinated debenture may not be transferred except (i) as a whole by DTC to a nominee of DTC; (ii) by a nominee of DTC to DTC or another nominee of DTC; or
(iii) by DTC or any nominee to a successor depositary or any nominee of such successor.


   Upon the issuance of a global junior subordinated debenture, and the deposit of such global junior subordinated debenture with or on behalf of DTC, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual junior subordinated debentures represented by such global junior subordinated debenture to the accounts of DTC participants, which may include Euroclear and Clearstream. Such accounts shall be designated by the dealers, underwriters or agents with respect to such junior subordinated debentures or by NCF if such junior subordinated debentures are offered and sold directly by NCF. Ownership of beneficial interests in a global junior subordinated debenture will be limited to participants or persons that may hold interests through participants, including Euroclear and Clearstream and their participants. Ownership of beneficial interests in such global junior subordinated debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global junior subordinated debenture.


   So long as DTC or its nominee is the registered owner of such global junior subordinated debenture, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the junior subordinated debentures represented by such global junior subordinated debenture for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global junior subordinated debenture will not be entitled to have any of the individual junior subordinated debentures represented by such global junior subordinated debenture registered in their names, will not receive or be entitled to receive physical delivery of any such junior subordinated debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.


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

   Payments of principal of (and premium, if any) and interest on individual junior subordinated debentures represented by a global junior subordinated debenture registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global junior subordinated debenture representing such junior subordinated debentures. None of NCF, the debenture trustee, any paying agent, or the securities registrar for such junior subordinated debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global junior subordinated debenture representing such junior subordinated debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   NCF expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent global junior subordinated debenture representing any junior subordinated debentures, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such global junior subordinated debenture for such junior subordinated debentures as shown on the records of DTC or its nominee. NCF also expects that payments by participants to owners of beneficial interests in such global junior subordinated debenture held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

   No global junior subordinated debenture may be exchanged in whole or in part for a certificated junior subordinated debenture, and no transfer of a global junior subordinated debenture may be registered in the name of any person or entity other than DTC or its nominee except (i) if DTC is at any time unwilling, unable or ineligible to continue as depositary, or (ii) if NCF at any time advises the debenture trustee in writing that it elects to terminate the book-entry system, or (iii) there shall have occurred and be continuing a debenture event of default. In any such instance, an owner of a beneficial interest in a global junior subordinated debenture will be entitled to physical delivery of certificated junior subordinated debentures equal in aggregate principal amount to such beneficial interest and to have such junior subordinated debentures registered in its name.


Payment and Paying Agents

   Payment of principal of (and premium, if any) and any interest on junior subordinated debentures (other than junior subordinated debentures represented by global junior subordinated debentures) will be made at the office of the debenture trustee in the City of New York or at the office of such paying agent or paying agents as NCF may designate from time to time, except that at the option of NCF payment of any interest may be made (i) except in the case of global junior subordinated debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date. Payment of any interest on the junior subordinated debentures will be made to the person in whose name such junior subordinated debentures are registered at the close of business on the regular record date for such interest, except in the case of defaulted interest. NCF may at any time designate additional paying agents or rescind the designation of any paying agent; however, NCF will at all times be required to maintain an office or agent in each place of payment for the junior subordinated debentures.


   Any moneys deposited with the debenture trustee or any paying agent, or held by NCF in trust, for the payment of the principal of (and premium, if any) or interest on any junior subordinated debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of NCF, be repaid to NCF, and the holder

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

of such junior subordinated debenture shall thereafter look, as a general unsecured creditor, only to NCF for payment thereof.

Restrictions on Certain Payments

   NCF will also covenant that it will not, and will not permit any subsidiary of NCF to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of NCF's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of NCF that rank pari passu with or junior in interest to the junior subordinated debentures or (iii) make any guarantee payments with respect to any guarantee by NCF of the debt securities of any subsidiary of NCF if such guarantee ranks pari passu with or junior in interest to the junior subordinated debentures (other than (a) dividends or distributions in capital stock of NCF, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee with respect to the trust preferred securities and
(d) purchases of common stock related to the issuance of common stock or rights under any of NCF's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of the applicable deferral period) if at such time (i) there shall have occurred any event of which NCF has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute a "debenture event of default" under the Indenture with respect to the junior subordinated debentures and (b) in respect of which NCF shall not have taken reasonable steps to cure,
(ii) if the junior subordinated debentures are held by the trust, NCF shall be in default with respect to its payment of any obligations under the Guarantee relating to the trust preferred securities or (iii) NCF shall have given notice of its election of a deferral period as provided in the Indenture with respect to the junior subordinated debentures and shall not have rescinded such notice, or such deferral period, or any extension thereof, shall be continuing.


Modification of Indenture

   From time to time NCF and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such curative action does not materially adversely affect the interests of the holders of the junior subordinated debentures or the holders of the trust preferred securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting NCF and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding junior subordinated debentures affected, to modify the Indenture in any other manner (which may adversely affect the rights of the holders of the junior subordinated debentures in a material respect); provided, that no such modification may, without the consent of the holder of each outstanding junior subordinated debenture so affected, (i) change the stated maturity of the principal of or any installment of interest on the junior subordinated debentures, or reduce the principal amount or any premium payable upon the redemption thereof, or reduce the rate of interest thereon, or change the place of payment where, or the coin or currency in which, the junior subordinated debentures or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity (or redemption date, if applicable), (ii) reduce the percentage of principal amount of the junior subordinated debentures, the holders of which are required to consent to any such modification of the Indenture, (iii) modify certain voting provisions, except in favor of the holders of junior subordinated debentures or (iv) modify the subordination provisions thereof. With respect to any such modification, so long as any trust preferred securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such trust preferred securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding trust preferred securities affected unless and until the principal of the junior subordinated debentures and all accrued and unpaid interest thereon have been paid in full and (b) no amendment shall be made to the provisions of the Indenture granting the holders of the trust preferred securities the right upon certain debenture events of default to institute suit directly against NCF to enforce payment to such holders of principal and interest under junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities held by such holders without the prior consent of each holder of the trust preferred securities.


Debenture Events of Default

   The Indenture provides that any one or more of the following events with respect to the junior subordinated debentures that has occurred and is continuing constitutes a "debenture event of default" with respect to such junior subordinated debentures:

  (i) failure for 30 days to pay any interest on the junior subordinated debentures when due (subject to NCF's right to defer any interest payment); or

  (ii) failure to pay any principal or premium, if any, on the junior subordinated debentures when due whether at maturity or upon redemption; or

  (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to NCF from the debenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the junior subordinated debentures; or

  (iv)  certain events in bankruptcy, insolvency or reorganization of NCF.

   The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. Upon a debenture event of default in connection with the bankruptcy or insolvency of NCF, the principal amount of the junior subordinated debentures shall automatically become immediately due and payable. In addition, the debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of junior subordinated debentures may declare the principal due and payable immediately upon any other debenture event of default, and, should the debenture trustee or such holders of the junior subordinated debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the trust preferred securities shall have such right. The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures may annul such declaration. Should the holders of the junior subordinated debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the trust preferred securities affected shall have such right.


   The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures and the holders of a majority in aggregate liquidation amount of the trust preferred securities affected by a default may, on behalf of the holders of all the junior subordinated debentures or the holders of all the trust preferred securities, respectively, waive any such default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. NCF is required to file annually with the debenture trustee a certificate as to whether or not NCF is in compliance with all the conditions and covenants applicable to it under the Indenture.


   In case a debenture event of default shall occur and be continuing, the debenture trustee will have the right to declare the principal of and the interest on the junior subordinated debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such junior subordinated debentures.


Enforcement of Certain Rights by Holders of Trust Preferred Securities

   If a debenture event of default with respect to the junior subordinated debentures has occurred and is continuing and such event is attributable to the failure of NCF to pay interest or principal on the junior subordinated debentures on the date such interest or principal is due and payable, a holder of trust preferred securities may institute a legal proceeding directly against NCF for enforcement of payment to such holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder. NCF may not amend the Indenture to remove the foregoing right to bring such an action without the prior written consent of the holders of all of the trust preferred securities outstanding. If the right to bring such an action is removed, the trust may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. NCF shall have the right under the Indenture to set off any payment made to such holder of trust preferred securities by NCF in connection with such an action.

   The holders of the trust preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there shall have been an event of default under the Trust Agreement. See "Description of the Trust Preferred Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

   The Indenture provides that NCF shall not consolidate with or merge into any other person or entity or convey, transfer or lease its properties and assets substantially as an entirety to any person or entity, and no person or entity shall consolidate with or merge into NCF or convey, transfer or lease its properties and assets substantially as an entirety to NCF, unless (i) in case NCF consolidates with or merges into another person or entity or conveys or transfers its properties and assets substantially as an entirety to any person or entity, the successor is organized under the laws of the United States or any state or the District of Columbia, and such successor expressly assumes NCF's obligations on the junior subordinated debentures issued under the Indenture; (ii) immediately after giving effect thereto, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, shall have occurred and be continuing;
(iii) such transaction is permitted under the Trust Agreement and Guarantee and does not give rise to any breach or violation of the Trust Agreement or Guarantee, and (iv) certain other conditions as prescribed by the Indenture are met.

   The general provisions of the Indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving NCF that may adversely affect holders of the junior subordinated debentures.


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

Satisfaction and Discharge

   The Indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption by the debenture trustee in the name, and at the expense, of NCF, and NCF deposits or causes to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the stated maturity, as the case may be, then the Indenture will cease to be of further effect (except as to NCF's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and NCF will be deemed to have satisfied and discharged the Indenture.


Subordination

   In the Indenture, NCF has covenanted and agreed that the junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt (as defined below) of NCF to the extent provided in the Indenture. Upon any payment or distribution of assets of NCF upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of NCF, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the junior subordinated debentures.




   No payments on account of principal (or premium, if any) or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.




   As used in this section, "Senior Debt" means with respect to NCF (except any other obligations which rank pari passu with the junior subordinated debentures), (i) the principal and interest in respect of (A) indebtedness of NCF for money borrowed and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by NCF, including, without limitation, any current or future indebtedness under any indenture (other than the Indenture) to which NCF is a party; (ii) all capital lease obligations of NCF; (iii) all obligations of NCF issued or assumed as the deferred purchase price of property, all conditional sale obligations of NCF and all obligations of NCF under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of NCF for the reimbursement of any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons, the payment of which NCF is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of NCF (whether or not such obligation is assumed by NCF), except for (1) any indebtedness between or among NCF or any affiliate of NCF and (2) any series of junior subordinated debentures issued pursuant to the Indenture and guarantees in respect of any such series of junior subordinated debentures. Senior Debt does not include (a) the junior subordinated debentures of any series, (b) any junior subordinated debt securities issued in the future with subordinated terms substantially similar to the junior subordinated debentures of any series, (c) the guarantees in respect of the 1997 Trust Preferred Securities or (d) the 1997 Debentures. Senior Debt shall continue to be Senior Debt and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.


   Because NCF is a holding company, the right of NCF to participate in any distribution of assets of any subsidiary, including NBC and Central Carolina Bank, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent NCF may itself be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of NCF's subsidiaries, and holders of junior subordinated debentures should look only to the assets of NCF for payments on the junior subordinated debentures. The Indenture places no limitation on the amount of Senior Debt that may be incurred by NCF. NCF expects from time to time to incur additional indebtedness and other obligations constituting Senior Debt.


Governing Law

   The Indenture is, and the junior subordinated debentures will be, governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

   The debenture trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            BOOK-ENTRY ISSUANCE


   DTC will act as securities depositary for the trust preferred securities and the junior subordinated debentures. The trust preferred securities and the junior subordinated debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the trust preferred securities and the junior subordinated debentures, representing in the aggregate the total number of the trust preferred securities or aggregate principal balance of junior subordinated debentures, respectively, and will be deposited with the property trustee as custodian for DTC.


   Investors may elect to hold interests in the global securities through either DTC (in the United States), or Clearstream Banking S.A. ("Clearstream") or Euroclear Bank S.A./N.V. ("Euroclear"), as operator of Euroclear System (outside the United States), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Except as described below, you will not be entitled to receive trust preferred securities certificates. See "Description of the Trust Preferred Securities--Global Trust Preferred Securities."


   DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.


   Purchases of trust preferred securities or junior subordinated debentures within the DTC system must be made by or through direct participants, which will receive a credit for the trust preferred securities or junior subordinated debentures on DTC's records. The ownership interest of the actual purchaser of the trust preferred security and the junior subordinated debenture is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased trust preferred securities or junior subordinated debentures. Transfers of ownership interests in the trust preferred securities or junior subordinated debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in trust preferred securities or junior subordinated debentures, except in the event that use of the book-entry system for the trust preferred securities or junior subordinated debentures is discontinued.


   Transfers between participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.


   Cross-market transfers between participants, on the one hand, and Euroclear participants or Clearstream participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the trust preferred securities or junior subordinated debentures in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to DTC.


   Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a trust preferred security or junior subordinated debenture from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Clearstream as a result of sales of interests in a trust preferred security or junior subordinated debenture by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.


   DTC has no knowledge of the actual beneficial owners of the trust preferred securities or junior subordinated debentures. DTC's records reflect only the identity of the direct participants to whose accounts such trust preferred securities or junior subordinated debentures are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.


   Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.


   Redemption notices will be sent to Cede & Co. as the registered holder of the trust preferred securities or junior subordinated debentures. If less than all of the trust preferred securities or the junior subordinated debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of the direct participant to be redeemed.


   Although voting with respect to the trust preferred securities or the junior subordinated debentures is limited to the holders of record of the trust preferred securities or junior subordinated debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to trust preferred securities or junior subordinated debentures. Under its usual procedures, DTC would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such trust preferred securities or junior subordinated debentures are credited on the record date (identified in a listing attached to the omnibus proxy).


   Distribution or interest payments on the trust preferred securities or the junior debentures will be made by the trust to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the trust, or NCF, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions or interest to DTC is the responsibility of the trust, disbursement of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

   DTC may discontinue providing its services as securities depositary with respect to the trust preferred securities or the junior subordinated debentures at any time by giving reasonable notice to the trust and NCF. In the event that a successor securities depositary is not obtained, definitive trust preferred security or junior subordinated debenture certificates representing such trust preferred securities or junior subordinated debentures are required to be printed and delivered. NCF, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a debenture event of default, the holders of a majority in liquidation amount of trust preferred securities or aggregate principal amount of outstanding junior subordinated debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such trust preferred securities or junior subordinated debentures will be printed and delivered.


   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the trust and NCF believe to be accurate, but the trust and NCF assume no responsibility for the accuracy thereof. Neither the trust nor NCF has any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.


   Clearstream has advised NCF that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.


   Distributions with respect to interests in trust preferred securities or the junior subordinated debentures held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by DTC.


   Euroclear has advised NCF that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is now operated by Euroclear Bank S.A./N.V., a Belgian bank. Euroclear Bank S.A./N.V. conducts all Euroclear operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Bank S.A./N.V., not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for this offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.


   Securities clearance accounts and cash accounts with Euroclear Bank S.A./N.V. are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. Euroclear Bank S.A./N.V. holds all securities in Euroclear on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./N.V. acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.


   Distributions or interest with respect to interests in trust preferred securities or junior subordinated debentures held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by DTC.


   A global security will be exchangeable for junior subordinated debentures registered in the names of persons other than DTC or its nominee only as set forth in "Description of the Trust Preferred Securities--Global Trust Preferred Securities" and "Description of the Junior Subordinated Debentures--Global Junior Subordinated Debentures."








   Any global security that is exchangeable as described above will be exchangeable for definitive certificates registered in the names directed by DTC. Any trust preferred securities in certificated form will be in denominations of $25 and integral multiples of $25 in excess of $25.


   If the trust preferred securities are issued in certificated form, the record dates for payment of distributions will be the 15th day of the month in which the relevant distribution date occurs. If the trust preferred securities are issued in certificated form, distributions on the trust preferred securities will be paid, transfers and exchanges of trust preferred securities will be registered, and junior subordinated debentures will be distributed in exchange for trust preferred securities, at the corporate office of the property trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the administrative trustees. However, payment of any distribution on the trust preferred securities may be made at the option of the administrative trustees by check or by wire transfer.


Global Clearance and Settlement Procedures


   Initial settlement for the trust preferred securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC's rules, and those secondary market trades will settle in immediately available funds. Clearstream and/or Euroclear participants will conduct secondary market trading with other Clearstream and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, and those secondary market trades will settle in immediately available funds.


   Although DTC, Clearstream and Euroclear have agreed to the above procedures in order to facilitate transfers of trust preferred securities and junior subordinated debentures among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

                          DESCRIPTION OF THE GUARANTEE

   The Guarantee will be executed and delivered by NCF concurrently with the issuance by the trust of its trust preferred securities for the benefit of the holders from time to time of such trust preferred securities and trust common securities. The Bank of New York will act as guarantee trustee ("guarantee trustee") under the Guarantee for the purposes of compliance with the Trust Indenture Act, and the Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantee, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part. The guarantee trustee will hold the Guarantee for the benefit of the holders of the trust preferred securities and trust common securities. The Trust Agreement provides that, by your acceptance of trust preferred securities, you agree to the provisions of the Indenture and the Guarantee.


General

   NCF will irrevocably agree to pay in full on a junior subordinated basis, to the extent set forth herein, the guarantee payments (as defined below) to the holders of the trust preferred securities and the trust common securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, the "guarantee payments," will be subject to the
Guarantee: (i) any accumulated and unpaid distributions required to be paid on such trust preferred securities, to the extent that the trust has funds on hand available therefor at such time, (ii) the redemption price with respect to any trust preferred securities called for redemption, to the extent that the trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the junior subordinated debentures are distributed to holders of such trust preferred securities in exchange therefor), the lesser of (a) the liquidation distribution and (b) the amount of assets of the trust remaining available for distribution to holders of trust preferred securities and the trust common securities after satisfaction of liabilities to creditors of the trust as required by applicable law. NCF's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by NCF to the holders of the trust preferred securities and the trust common securities or by causing the trust to pay such amounts to such holders.


   The Guarantee will be an irrevocable guarantee on a junior subordinated basis of the trust's obligations under the trust preferred securities and the trust common securities, but will apply only to the extent that the trust has funds sufficient to make such payments, and is not a guarantee of collection. If NCF does not make interest payments on the junior subordinated debentures held by the trust, the trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt of NCF. See "--Status of the Guarantee." Because NCF is a holding company, the right of NCF to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent NCF may itself be recognized as a creditor of that subsidiary. Accordingly, NCF's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of NCF's subsidiaries, and claimants should look only to the assets of NCF for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of NCF, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that NCF may enter into in the future or otherwise.

   NCF has, through the Guarantee, the Trust Agreement, the junior subordinated debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

Status of the Guarantee

   The Guarantee will constitute an unsecured obligation of NCF, ranking subordinate and junior in right of payment to all Senior Debt of NCF in the same manner as the junior subordinated debentures.

   The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the trust preferred securities. The Guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust preferred securities of the junior subordinated debentures. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by NCF. NCF expects from time to time to incur additional indebtedness constituting Senior Debt.


Amendments and Assignment

   Except with respect to any changes which do not materially adversely affect the rights of holders of the related trust preferred securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding trust preferred securities. The manner of obtaining any such approval will be as set forth under "Description of the Trust Preferred Securities -- Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of NCF and shall inure to the benefit of the trust preferred securities then outstanding.


Events of Default

   An event of default under the Guarantee will occur upon the failure of NCF to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the trust preferred securities have the right to (i) to waive any past event of default and its consequences and (ii) to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the Guarantee.


   Any holder of the trust preferred securities may institute a legal proceeding directly against NCF to enforce its rights under the Guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.


   NCF, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether or not NCF is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

   The guarantee trustee, other than during the occurrence and continuance of a default by NCF in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

   The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the trust preferred securities, upon full payment of the amounts payable upon liquidation of the trust or upon distribution of junior subordinated debentures to the holders of the trust preferred securities in exchange therefor. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under such trust preferred securities or the Guarantee.


Governing Law

   The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

   RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED
                          DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

   Payments of distributions and other amounts due on the trust preferred securities (to the extent the trust has funds available for the payment of such distributions and other amounts) are irrevocably guaranteed by NCF as and to the extent set forth under "Description of the Guarantee." Taken together, NCF's obligations under the junior subordinated debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. If and to the extent that NCF does not make payments on the junior subordinated debentures, the trust will not pay distributions or other amounts due on the trust preferred securities. The Guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay such distributions. In such event, the remedy of a holder of trust preferred securities is to institute a legal proceeding directly against NCF pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such distributions to such holder. The obligations of NCF under the Guarantee are subordinate and junior in right of payment to all Senior Debt of NCF.

Sufficiency of Payments

   As long as payments of interest and other payments are made when due on the junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because

  . the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;

  . the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust preferred securities;

  . NCF shall pay for all and any costs, expenses and liabilities of the trust except the trust's obligations to holders of its trust preferred securities under such trust preferred securities; and

  . the Trust Agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

   Notwithstanding anything to the contrary in the Indenture, NCF has the right to set off any payment it is otherwise required to make thereunder with and to the extent NCF has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

   A holder of any trust preferred security may institute a legal proceeding directly against NCF to enforce its rights under the Guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

   A default or event of default under any Senior Debt of NCF would not constitute a default or event of default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of NCF, the subordination provisions of the Indenture provide that no payments may be made in respect of the junior subordinated debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated debentures would constitute an event of default under the Indenture.

Limited Purpose of the Trust

   The trust preferred securities evidence beneficial interests in the trust, and the trust exists for the sole purpose of issuing its trust preferred securities and trust common securities and investing the proceeds thereof in junior subordinated debentures. A principal difference between the rights of a holder of a trust preferred security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from NCF the principal amount of and interest accrued on junior subordinated debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or from NCF under the Guarantee) if and to the extent the trust has funds available for the payment of such distributions.

Rights Upon Dissolution

   Upon any voluntary or involuntary dissolution of the trust involving the liquidation of the junior subordinated debentures, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust preferred securities will be entitled to receive, out of the assets held by the trust, the liquidation distribution in cash. See "Description of the Trust Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of NCF, the property trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of NCF, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any shareholders of NCF receive payments or distributions. Since NCF is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of the trust preferred securities), the positions of a holder of trust preferred securities and a holder of junior subordinated debentures relative to other creditors and to shareholders of NCF in the event of liquidation or bankruptcy of NCF are expected to be substantially the same.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   The following is a general discussion of the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the trust preferred securities. Unless otherwise stated, this summary deals only with trust preferred securities held as capital assets by United States Persons who purchase the trust preferred securities upon original issuance at their original issue price.

   As used in this summary, a "United States Person" means a person that is:

  .  a citizen or resident of the United States;

  . a corporation, partnership or other entity created or organized in or under the laws of the United States or any of its political subdivisions;

  . an estate the income of which is subject to United States federal income taxation regardless of its source; or

  . a trust that (1) is subject to the supervision of a court within the United States and the control of one or more United States persons or
     (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

   Your tax treatment may vary depending on your particular situation. This summary does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as:

  .  financial institutions;

  .  real estate investment trusts;

  .  regulated investment companies;

  .  insurance companies;

  .  dealers in securities or currencies;

  .  tax-exempt investors;

  . persons holding trust preferred securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  . traders in securities that elect the mark-to-market method of accounting for their securities holdings;

  . persons holding trust preferred securities whose "functional currency" is not the U.S. dollar; or

  .  foreign investors.

   In addition, this summary does not include any description of the following, either of which may be applicable to you:

  .  alternative minimum tax consequences; or

  .  the tax laws of any state, local or foreign government.

   This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and administrative and judicial interpretations of the Code and those regulations, as of the date of this prospectus. All of the authorities on which this summary is based are subject to change at any time, possibly on a retroactive basis.

   In addition, the authorities on which this summary is based are subject to various interpretations. The Internal Revenue Service, or "IRS," or the courts could disagree with the explanations or conclusions contained in this summary. No rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus. Accordingly, there can be no assurance that the IRS will not challenge the conclusions expressed in this summary or that a court would not sustain such a challenge. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, AS WELL AS THE CONSEQUENCES TO YOU UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Classification of the Trust

   In connection with the issuance of the trust preferred securities, Bass, Berry & Sims PLC will render its opinion generally to the effect that, under current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in its opinion, the trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial interest in the junior subordinated debentures and required to include in your gross income your pro rata share of the interest income or original issue discount that is paid or accrued on the junior subordinated debentures. See "--Interest Income and Original Issue Discount" below.

Classification of the Junior Subordinated Debentures

   NCF, the trust and you, by your acceptance of a beneficial ownership interest in a trust preferred security, agree to treat the junior subordinated debentures as indebtedness for all United States tax purposes. In connection with the issuance of the junior subordinated debentures, Bass, Berry & Sims PLC will render its opinion generally to the effect that, under current law, and based on certain representations, facts and assumptions set forth in its opinion, the junior subordinated debentures will be classified as indebtedness for United States federal income tax purposes.

Interest Income and Original Issue Discount

   NCF anticipates that the junior subordinated debentures will not be issued with an issue price that is less than their stated redemption price at maturity. Thus, except as discussed below, the junior subordinated debentures will not be subject to the special original issue discount ("OID") rules, at least upon initial issuance. You will generally be taxed on the stated interest on the junior subordinated debentures as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

   If, however, NCF exercises its right to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures will become OID instruments at that time. In that case, you will be subject to special OID rules described below. Once the junior subordinated debentures become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

   Under the OID economic accrual rules, the following occurs:

  . regardless of your method of accounting, you would accrue an amount of interest income for the year that approximates the stated interest payments called for under the terms of the junior subordinated debentures using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code;

  . the actual cash payments of interest you receive on the junior subordinated debentures would not be reported separately as taxable income;

  . any amount of OID included in your gross income, whether or not during a deferral period, with respect to the trust preferred securities will increase your adjusted tax basis in those trust preferred securities; and

  . the amount of distributions that you receive in respect of that accrued OID will reduce your adjusted tax basis in those trust preferred securities.

   The Treasury regulations dealing with OID and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS. It is possible that the IRS could assert that the junior subordinated debentures were issued initially with OID. If the IRS were successful, regardless of whether NCF exercises its option to defer payments of interest on the junior subordinated debentures, you would be subject to the special OID rules described above.

   Because the junior subordinated debentures are debt for tax purposes, you will not be entitled to a dividends-received deduction with respect to any income you recognize with respect to the trust preferred securities.

Optional Liquidation of the Trust and Distribution of Junior Subordinated Debentures or Cash to Holders of Trust Preferred Securities

   As described under the caption "Description of the Trust Preferred Securities--Redemption or Exchange--Optional Liquidation of the Trust and Distribution of Junior Subordinated Debentures" above, the junior subordinated debentures held by the trust may be distributed to you in exchange for your trust preferred securities when the trust is liquidated. Under current law, this type of distribution from a grantor trust would not be taxable. Upon a distribution, you will receive your pro rata share of the junior subordinated debentures previously held indirectly through the trust. Your holding period and adjusted tax basis in the junior subordinated debentures will equal the holding period and adjusted tax basis that you had in your trust preferred securities before the distribution. If, however, the trust is treated as an association taxable as a corporation, a "Tax Event" will occur. If NCF elects to distribute the junior subordinated debentures to you at this time, the distribution would be taxable to the trust and to you.

   NCF also has the option to redeem the junior subordinated debentures and distribute the resulting cash in liquidation of the trust. This redemption would be taxable as described below in "--Sales of Trust Preferred Securities". Further, in other circumstances described under "Description of the Junior Subordinated Debentures--Redemption" and "--Conditional Right to Redeem Upon a Tax Event or Capital Treatment Event," NCF may redeem the junior subordinated debentures and distribute cash in liquidation of the trust. This redemption for cash would also be taxable as described below in "--Sales of Trust Preferred Securities."

   If you receive junior subordinated debentures in exchange for your trust preferred securities, you would accrue interest in respect of the junior subordinated debentures received from the trust in the manner described above under "--Interest Income and Original Issue Discount."

Sales of Trust Preferred Securities

   If you sell or redeem your trust preferred securities, you will recognize gain or loss equal to the difference between:

  . your amount realized on the sale or redemption (less an amount equal to any accrued but unpaid interest (other than OID) that you did not previously include in income, which will be taxable as such); and

  . your adjusted tax basis in the trust preferred securities sold or redeemed.

   Your gain or loss will be a capital gain or loss and will generally be a long-term capital gain or loss if you have held your trust preferred securities for more than one year. Long-term capital gains of individuals derived with respect to capital assets held for more than one year are subject to tax at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

Non-United States Persons

   The following discussion only applies to you if you are a non-United States Person. As discussed above, the trust preferred securities will be treated as evidence of an undivided beneficial ownership interest in the junior subordinated debentures. See "--Classification of the Trust." As a result, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

  (1) no withholding of United States federal income tax will be required with respect to the payment by NCF or any paying agent of principal or interest (which for purposes of this discussion includes any OID) to you on the trust preferred securities (or the junior subordinated debentures) if you meet all of the following requirements:


    . you do not actually or constructively own 10% or more of the total combined voting power of all classes of NCF's voting stock within the meaning of Section 871(h)(3) of the Code and the regulations under that Section;

    . you are not a controlled foreign corporation related to NCF through stock ownership; and

    . you satisfy the statement requirement, described generally below, set forth in Section 871(h) and Section 881(c) of the Code and the regulations under those sections; and

  (2) no withholding of United States federal income tax generally will be required with respect to any gain you realize upon the sale or other disposition of the trust preferred securities (or the junior subordinated debentures).

   To satisfy the requirements referred to in (1) above, you must either:

  . provide your name and address, and certify, under penalties of perjury, that you are not a United States Person; this certification may be made on an IRS Form W-8BEN or a successor form; or

  . if you hold your trust preferred securities through certain foreign intermediaries, satisfy the certification requirements of applicable United States Treasury Regulations.

   If you cannot satisfy the requirements of the "portfolio interest" exception described in (1) above, payments of premium, if any, and interest (including
OID) made to you will be subject to a 30% United States withholding tax unless you provide NCF or its paying agent, as the case may be, with one of the following properly executed forms:

  . IRS Form W-8BEN or a successor form claiming an exemption from or reduction of withholding tax under the benefit of an applicable tax treaty; or

  . IRS Form W-8ECI or a successor form stating that interest paid on the trust preferred securities (or the junior subordinated debentures) is not subject to this withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

   If you are engaged in a trade or business in the United States and interest on the trust preferred securities (or the junior subordinated debentures) is effectively connected with the conduct of your trade or business, you will generally be subject to United States federal income tax on that interest on a net income basis in the same manner as if you were a United States Person. However, you will not be subject to the withholding described above.

   In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable tax treaty) of your effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, that interest would be included in your earnings and profits.

   You will generally not be subject to United States federal income tax on any gain you realized upon a sale or other disposition of the trust preferred securities (or the junior subordinated debentures ) unless:

  . the gain is effectively connected with your trade or business in the United States; or

  . you are an individual and are present in the United States for 183 days or more in the taxable year of that sale, exchange or retirement, and certain other conditions are met; or


  . the gain represents accrued interest, in which case the rules for interest described above will apply.


   Special rules might also apply to a non-United States holder who is a qualified resident of a country with which the United States has an income tax treaty.

Information Reporting and Backup Withholding

   Income on the trust preferred securities held of record by United States Persons (other than corporations and other exempt holders) will be reported annually to those holders and to the IRS. That income will be reported to you on Form 1099, which should be mailed to the holders of record prior to January 31 following the calendar year.

   "Backup withholding" at a rate of 30.5% (to be reduced gradually to 28% effective in 2006 and increased to 31% effective in 2011) will apply to payments of interest to non-exempt United States Persons unless you:

  . furnish your taxpayer identification number in the manner prescribed in applicable Treasury regulations;

  .  certify that the number is correct;

  .  certify that you have not lost any exemption from backup withholding;
     and

  .  meet certain other conditions.

   With respect to non-United States Persons, United States information reporting requirements and backup withholding tax will not apply to payments on a trust preferred security if the beneficial owner (1) certifies its status as a non-United States Person under penalties of perjury and also satisfies documentary evidence requirements for establishing that it is a non-United States Person, or (2) otherwise establishes an exemption. In addition, information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a trust preferred security effected outside the United States by a foreign office of a foreign broker, provided that such broker derives less than 50% of its gross income for particular periods from the conduct of a trade or business in the United States, is not a controlled foreign corporation for United States federal income tax purposes, and is not a foreign partnership that, at any time during its taxable year, is 50% or more, by income or capital interest, owned by United States holders or is engaged in the conduct of a United States trade or business. Backup withholding tax will also not apply to the payment of the proceeds of the sale of a trust preferred security effected outside the United States by a foreign office of any other foreign or any U.S. broker. However, information reporting requirements will be applicable to such payment unless (1) such broker has documentary evidence in its records that the beneficial owner is a non-United States person and other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

   Information reporting requirements and backup withholding tax will apply to the payment of the proceeds of a sale of a trust preferred security by the United States office of a broker, unless the beneficial owner certifies its status as a non-United States Person under penalties of perjury or otherwise establishes an exemption.

   For purposes of applying the above rules for non-United States Persons to a person or entity that is treated as fiscally transparent, e.g., nominees, partnerships and certain trusts, the holder means each of the ultimate beneficial owners of the capital securities. In addition, the fiscally transparent person or entity will be required to provide the payer with a properly completed and executed IRS Form W-8IMY.

   Any amounts withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided that the required information is furnished to the IRS.

U.S. Federal Estate Tax

   The estate of an individual non-U.S. person will not be subject to U.S. federal estate tax on a junior subordinated debenture beneficially owned by the individual at the time of his death, provided that (1) such individual did not own 10% or more of the total combined voting power of all classes of NCF voting stock (within the meaning of the Code and the U.S. Treasury Regulations) and
(2) interest on the junior subordinated debenture would not have been, if received at the time of the individual's death, effectively connected with his conduct of a trade or business in the United States.

                              ERISA CONSIDERATIONS

   The fiduciary of any of the following (collectively referred to as "Plans"):

  . an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

  . a plan described in Section 4975(e)(1) of the Code, including an individual retirement account or a Keogh plan;

  . a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws"); and

  . any entity whose underlying assets include "plan assets" by reason of any such plan's investment in that entity, should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan's particular circumstances before authorizing an investment in the trust preferred securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

   Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest"). A violation of these "prohibited transaction" rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax exempt status, unless exemptive relief is available. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code; however, such plans may be subject to similar provisions under applicable Similar Laws.

   Under a regulation issued by the U.S. Department of Labor (the "DOL"), referred to as the "Plan Assets Regulation", the assets of the trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code (with respect to Plans subject to such laws) if "plan assets" of the Plan were used to acquire an equity interest in the trust and no exception were applicable under the Plan Assets Regulation. The Plan Assets Regulation defines an "equity interest" as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and specifically includes a beneficial interest in a trust.

   Under exceptions contained in the Plan Assets Regulation, the assets of the trust would not be deemed to be "plan assets" of investing Plans if:

  . immediately after the most recent acquisition of an equity interest in the trust, less than 25% of the value of the class of equity interests in the trust were held by "Benefit Plan Investors", defined as Plans, and other employee benefit plans not subject to any Similar Laws; or

  . the trust preferred securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. "Publicly-offered securities" are securities which are widely held, freely transferable, and either
     (i) part of a class of securities registered under Section 12(b) or 12(g)
    of the Exchange Act or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then timely registered under the Exchange Act.

   No assurance can be given that Benefit Plan Investors will hold less than 25% of the total value of the trust preferred securities at the completion of the initial offering or thereafter, and NCF does not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception. It is expected that the trust preferred securities will be offered in a manner consistent with the requirements of the publicly-offered securities exception described above; however, no assurance can be given that the trust preferred securities would be considered to be publicly-offered securities under the Plan Assets Regulation.

   Certain transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan subject to such laws if the trust preferred securities were acquired with "plan assets" of the Plan and the assets of the trust were deemed to be "plan assets" of Plans investing in the trust. For example, if NCF were a Party in Interest with respect to a Plan (either directly or by reason of its ownership of NBC, Central Carolina Bank or other subsidiaries), extensions of credit between NCF and the trust (including the junior subordinated debentures and the Guarantee) would likely be prohibited by
Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In addition, if NCF were considered to be a fiduciary with respect to the trust as a result of certain powers it holds (such as its powers to remove and replace the property trustee and the administrative trustees), it is possible that the optional redemption or acceleration of the junior subordinated debentures would be considered to be a prohibited transaction under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid these prohibited transactions, the Benefit Plan Investor, by purchasing trust preferred securities, will be deemed to have directed the trust to invest in the junior subordinated debentures and to have appointed the property trustee.

   The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the trust preferred securities. Those class exemptions are:

  . PTCE 96-23 (for certain transactions determined by in-house asset managers);

  . PTCE 95-60 (for certain transactions involving insurance company general accounts);

  . PTCE 91-38 (for certain transactions involving bank collective investment funds);

  . PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

  . PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

   Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan's investment in the trust preferred securities. To avoid certain prohibited transactions, the trust preferred securities may not be purchased or held by (or transferred to) any Plan or any person investing "plan assets" of any Plan, unless the purchaser or holder (or transferee) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

   By directly or indirectly purchasing or holding trust preferred securities or any interest in them you will be deemed to have represented that either:

  . you are not a Plan and are not purchasing the securities on behalf of or with "plan assets" of any Plan; or

  . your purchase and holding of trust preferred securities is permissible under all applicable Similar Laws and either (i) will not result in a prohibited transaction under ERISA or the Code, or (ii) satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption, and you will be deemed to have covenanted not to transfer trust preferred securities to anyone unless they could make the same representations.

   If a purchaser or holder of the trust preferred securities that is a Plan elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, NCF and the trust may require a satisfactory opinion of counsel or other evidence of the availability of that exemption.

   Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the trust preferred securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the trust were deemed to be "plan assets" and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective applicable Similar Laws on their investment in trust preferred securities, and the considerations discussed above, to the extent applicable.

           CERTAIN TRANSACTIONS WITH DIRECTORS AND MANAGEMENT OF NCF

   Some of the NCF officers and directors and certain of their associates and immediate family members (including spouses, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law) are customers of NCF's subsidiaries. As customers, they have had transactions with NCF subsidiaries in the ordinary course of business, including borrowings. All of the borrowings were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, do not involve more than normal risk of collectibility or present any other unfavorable features.

   Many of the NCF officers, directors and nominees and their associates and immediate family members maintain deposit relationships with NCF's subsidiaries in various types of accounts, including certificates of deposit. Interest rates paid on deposits of officers, directors and nominees and their associates and immediate family members are substantially similar to rates paid for comparable deposits of parties who are not affiliated with NCF.

   In December 1987, NBC issued $1,025,000 in term notes to the Mallory Partners, a Tennessee general partnership of which W. Neely Mallory, Jr., one of NCF's directors, and two trusts for the benefit of his sons are general partners. The term notes were issued on substantially the same terms, including interest rates, as those prevailing for comparable transactions with other persons.

   J. Bradbury Reed, one of NCF's directors, is a member of the law firm of Bass, Berry & Sims PLC. That firm from time to time represents NCF and certain of its subsidiaries including with respect to this offering.


   During 2000, Brame Specialty Co., Inc. supplied NCF and CCB with paper products, office supplies and equipment for approximately $1,081,000 in the aggregate. One of NCF's directors, James B. Brame, Jr., is the President of Brame Specialty Co., Inc. and owns a majority of its outstanding capital stock. In management's opinion, the terms of these transactions were fair to NCF and substantially the same as could have been obtained in transactions with unaffiliated parties.

   During 1993, Bruce E. Campbell, Jr., the former Chief Executive Officer of NCF, exercised his right under his employment agreement to convert to part-time status until age 65. Upon reaching age 65 on March 7, 1996, Mr. Campbell retired and has been retained by NCF as a consultant. Pursuant to his consulting agreement, Mr. Campbell was paid a consulting fee of $50,000 during 2000. During 2000, he received additional compensation consisting of director's fees of $20,200 and an award of 100 shares for attendance at all nine meetings of the NCF Board.

                                 UNDERWRITING

   NCF, the trust and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the trust preferred securities, the form of which is filed as an exhibit to the registration statement. In the underwriting agreement, the issuer has agreed to sell to each underwriter, and each underwriter has agreed to purchase from the issuer, the number of trust preferred securities set forth opposite its name below:


                                                                    Number of
                                                                      Trust
                                                                    Preferred
   Underwriter                                                      Securities
   -----------                                                      ----------

   J.P. Morgan Securities Inc. ....................................
   Merrill Lynch, Pierce, Fenner & Smith
           Incorporated............................................
   NBC Capital Markets Group, a division of Fenesco Financial
    Enterprises, Inc...............................................
   Salomon Smith Barney Inc........................................
   UBS Warburg LLC.................................................
   First Union Securities, Inc.....................................
   Keefe, Bruyette & Woods, Inc. ..................................
   Morgan Keegan & Company, Inc....................................
   Sandler O'Neill & Partners, L.P. ...............................
   SunTrust Capital Markets, Inc...................................
                                                                      -----
     Total.........................................................
                                                                      =====


   The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the trust preferred securities from the issuer, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the trust preferred securities if any are purchased.

   The underwriters have advised us that they propose to offer the trust preferred securities to the public at the public offering price that appears on the cover page of this prospectus. The underwriters may offer the trust preferred securities to selected dealers at the public offering price minus a
selling concession of up to $.    per trust preferred security. In addition,
the underwriters may allow, and those selected dealers may reallow, a selling
concession of up to $.    per trust preferred security to certain other
dealers. After the initial public offering, the underwriters may change the public offering price and any other selling term.

   Because the trust will use the proceeds from the sale of the trust preferred securities to purchase the junior subordinated debentures from NCF, NCF has agreed to pay the underwriters arranging the investment therein of such proceeds the following compensation:


   Per trust preferred security.......................................... $
   Total................................................................. $


   NCF will pay the expenses of NCF and the trust related to this offering, which NCF estimates will be $825,000.

   In addition, NCF and the trust agreed (i) to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933; and (ii) that until the closing of the sale of the trust preferred securities will not, without the consent of the underwriters, offer or sell any securities of the trust or NCF that are substantially similar to the trust preferred securities.

   The trust preferred securities are a new issue of securities, and there is currently no established trading market for the trust preferred securities.
The trust preferred securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance under the trading symbol "NCF Pr". NCF expects trading of the trust preferred securities on the New York Stock Exchange to begin on or prior to delivery of the trust preferred securities but can give no assurance of the actual date trading will begin. The underwriters have advised us that they intend to make a market in the trust preferred securities prior to the date trading on the New York Stock Exchange begins. However, the underwriters are not obligated to make such a market and may discontinue market making in the trust preferred securities at any time in their sole discretion. Therefore, NCF can give you no assurance as to the liquidity of the trading markets for the trust preferred securities.


   In order to meet one of the requirements for listing the trust preferred securities on the New York Stock Exchange, the underwriters have undertaken to sell lots of 100 or more trust preferred securities to a minimum of 400 beneficial holders.

   J.P. Morgan Securities Inc. will make the trust preferred securities available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by Market Axess Inc., an Internet-based communications technology provider. Market Axess Inc. is providing the system as a conduit for communications between J.P. Morgan Securities Inc. and its customers and is not a party to any transactions. Market Axess Inc., a registered broker-dealer, will receive compensation from J.P. Morgan Securities Inc. based on transactions the underwriter conducts through the system.
J.P. Morgan Securities Inc. will make the trust preferred securities available to its customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.


   In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the trust preferred securities in the open market for the purpose of pegging, fixing or maintaining the price of the trust preferred securities. Syndicate covering transactions involve purchases of the trust preferred securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the trust preferred securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover a syndicate short position. Any of the foregoing activities by the underwriters may cause the price of the trust preferred securities to be higher than it otherwise might be in the absence of such activities. If the underwriters engage in any of the foregoing activities, they may discontinue those activities at any time.

   In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with NCF and its affiliates.

   First Union Securities, Inc., a subsidiary of Wachovia Corporation, conducts its investment banking, institutional, and capital markets business under the trade name of Wachovia Securities. Any references to "Wachovia Securities" in this prospectus however, do not include Wachovia Securities, Inc., a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of First Union Securities, Inc. which may or may not be participating as a separate selling dealer in the distribution of the notes.


   NCF owns directly or indirectly all of the outstanding common equity securities of the Trust. No underwriter may make sales in this offering to any discretionary account without prior approval of the customer.

   NCF's subsidiary NBC Capital Markets Group, a division of Fenesco Financial Enterprises, Inc., is a member of the NASD and may participate as an underwriter in the offering of the trust preferred securities. Accordingly, offerings of securities in which NBC Capital Markets Group participates will conform with the provisions of Rule 2720 of the Conduct Rules of the NASD.


                             VALIDITY OF SECURITIES

   Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to NCF and the trust, will opine on certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the Trust Agreement and the creation of the trust. Bass, Berry & Sims PLC, Memphis, Tennessee, will opine on the validity of the guarantee and the junior subordinated debentures for NCF, and Cravath, Swaine & Moore, New York, New York, will opine on those matters for the underwriters. Bass, Berry & Sims PLC and Cravath, Swaine & Moore will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Bass, Berry & Sims PLC, as tax counsel, will opine on certain matters relating to the United States federal income tax considerations described in this prospectus. Attorneys at Bass, Berry & Sims PLC working on the registration statement of which this prospectus is a part owned approximately 16,886 shares of NCF common stock as of the date of this prospectus. J. Bradbury Reed, one of NCF's directors, is a member of the law firm of Bass, Berry & Sims PLC.

                                    EXPERTS

   The consolidated financial statements of NCF at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, appearing in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included herein. Such consolidated financial statements have been included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of CCB Financial Corporation and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

   NCF and the trust have filed a registration statement on Form S-1 under the Securities Act with the SEC to register the trust preferred securities, junior subordinated debentures and the Guarantee offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should refer to the registration statement and the exhibits and schedules to the registration statement for more information about NCF and the securities offered by this prospectus. NCF's statements in this prospectus concerning the contents of any document are not necessarily complete, and in each instance, you should refer to the copy of the document filed as an exhibit to the registration statement. Each statement about those documents is qualified in its entirety by this reference.


   NCF is subject to the reporting requirements of the Securities Exchange Act of 1934. In accordance with that law, NCF files reports and other information with the SEC. The registration statement and exhibits and NCF's reports and other information filed under the Securities Exchange Act may be inspected without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional office of the SEC located at the

Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Copies of all or any part of the registration statement may be obtained from the SEC's offices upon payment of fees prescribed by the SEC. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, registration statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

                         Index to Financial Statements

                                                                           Page
                                                                           ----
National Commerce Financial Corporation and Subsidiaries:

 Unaudited Pro Forma Condensed Combined Financial Statements:               F-2

  Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2000................................................  F-3
  Notes to NCF Unaudited Pro Forma Condensed Combined Statement of
   Income.................................................................  F-4

 Annual Financial Statements:

  Consolidated Balance Sheets at December 31, 2000 and 1999...............  F-5
  Consolidated Statements of Income for each of the years in the three-
   year period ended December 31, 2000....................................  F-6
  Consolidated Statements of Stockholders' Equity for each of the years in the three-year period ended December 31, 2000..........................  F-7
  Consolidated Statements of Cash Flows for each of the years in the three-year period ended December 31, 2000..............................  F-8
  Notes to Consolidated Financial Statements..............................  F-9

 Report of Independent Auditors........................................... F-38

 Quarterly Financial Statements:

  Consolidated Balance Sheets at September 30, 2001 (unaudited) and
   December 31, 2000...................................................... F-39
  Consolidated Statements of Income for the three and nine months ended
   September 30, 2001 and 2000 (unaudited)................................ F-40
  Consolidated Statements of Cash Flows for the nine months ended
   September 30, 2001 and 2000 (unaudited)................................ F-41
  Notes to Consolidated Financial Statements (unaudited).................. F-42

CCB Financial Corporation and Subsidiaries:

 Annual Financial Statements:

  Consolidated Balance Sheets at December 31, 1999 and 1998............... F-48
  Consolidated Statements of Income for each of the years in the three-
   year period ended December 31, 1999.................................... F-49
  Consolidated Statements of Shareholders' Equity and Comprehensive Income
   for each of the years in the three-year period ended December 31,
   1999................................................................... F-50
  Consolidated Statements of Cash Flows for each of the years in the three-year period ended December 31, 1999.............................. F-51
  Notes to Consolidated Financial Statements.............................. F-52

 Independent Auditors' Report............................................. F-81

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   The following unaudited pro forma condensed combined financial statements and explanatory notes are presented to show the impact on NCF's historical financial positions and results of operations of the July 5, 2000 business combination with CCB, which was accounted for utilizing the purchase method of accounting. Under the purchase method of accounting, all the assets and liabilities of the acquired company are recorded at their respective fair values as of the effective date of the transaction. The amount, if any, by which the purchase price by NCF exceeds the fair value of the net tangible and identifiable intangible assets acquired by NCF in the transaction is recorded as goodwill.

   The unaudited pro forma condensed combined statements of income give effect to the CCB merger as if it had been consummated at the beginning of the period presented. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2000 includes the results of operations of NCF for the year ended December 31, 2000 and the results of operations of CCB from January 1, 2000 to July 5, 2000 (the date of the CCB business combination).

   The unaudited pro forma condensed combined financial statements are based on, derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes of NCF, and CCB which are included elsewhere in this document. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have occurred if the merger had been consummated at the beginning of the period or as of the date for which the pro forma data are presented, nor is it necessarily indicative of future operating results or financial position of the combined company.

                    NATIONAL COMMERCE FINANCIAL CORPORATION

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                          Year Ended December 31, 2000

                                         CCB Historical-
                          NCF Historical   Period from
                            Year Ended   January 1, 2000
                           December 31,    to July 5,                    Total Pro
                               2000          2000(1)     Adjustments (1)   forma
                          -------------- --------------- --------------- ---------
Interest income:
Interest and fees on
 loans..................     $688,304        266,588          13,447       968,339
Interest and dividends
 on securities..........      239,206         55,339             682       295,227
Other...................       10,466          2,502              --        12,968
                             --------        -------         -------     ---------
    Total interest
     income.............      937,976        324,429          14,129     1,276,534
                             --------        -------         -------     ---------
Interest expense:
Deposits................      364,433        134,218           2,601       501,252
Borrowings..............      148,970         24,784           2,896       176,650
                             --------        -------         -------     ---------
    Total interest
     expense............      513,403        159,002           5,497       677,902
                             --------        -------         -------     ---------
Net interest income.....      424,573        165,427           8,632       598,632
Provision for loan
 losses.................       16,456          6,261              --        22,717
                             --------        -------         -------     ---------
Net interest income
 after provision for
 loan losses............      408,117        159,166           8,632       575,915
                             --------        -------         -------     ---------
Other income:
Service charges on
 deposit accounts.......       68,766         33,258              --       102,024
Trust and custodian
 fees...................       32,964          6,715              --        39,679
Other service charges
 and fees...............       29,919          9,071            (604)       38,386
Broker/dealer revenue
 and other commissions..       28,816          7,789              --        36,605
Other operating.........       24,517          9,560              --        34,077
Investment securities
 gains (losses).........        4,509          1,097              --         5,606
                             --------        -------         -------     ---------
    Total other income..      189,491         67,490            (604)      256,377
                             --------        -------         -------     ---------
Other expenses:
Personnel...............      160,136         70,132              --       230,268
Net occupancy and
 equipment..............       44,618         18,251              --        62,869
Losses on interest rate
 swaps..................       77,227             --              --        77,227
Merger-related expense..       70,657          3,520              --        74,177
Goodwill amortization...       26,884          1,942          19,442        48,268
Core deposit intangibles
 amortization...........       34,536            210          26,986        61,732
Other operating.........      103,640         35,301              --       138,941
                             --------        -------         -------     ---------
    Total other
     expenses...........      517,698        129,356          46,428       693,482
                             --------        -------         -------     ---------
Income before income
 taxes..................       79,910         97,300         (38,400)      138,810
Income taxes............       34,600         32,320          (7,488)       59,432
                             --------        -------         -------     ---------
Net income..............     $ 45,310         64,980         (30,912)       79,378
                             ========        =======         =======     =========
Earnings per common
 share:
  Basic.................     $    .29           1.66              --           .32
  Diluted...............          .28           1.65              --           .31
Weighted average shares
 outstanding:
  Basic.................      157,387         39,097              --       251,430
  Diluted...............      159,254         39,374              --       253,297

     The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

                   NOTES TO NCF UNAUDITED PRO FORMA CONDENSED
                          COMBINED STATEMENT OF INCOME
                      For the Year Ended December 31, 2000

(1) The following CCB pro forma adjustments related to the unaudited pro forma condensed combined statement of income for the year ended December 31, 2000 reflect amortization on a seven-year sum-of-the-quarters' digits method for the deposit base intangible and a 15-year straight-line amortization method for goodwill (in thousands).


Interest income adjustments:
  Accretion of fair value adjustments on loans..............           $ 13,447
  Accretion of fair value adjustments on securities.........                682
                                                                       --------
      Increase in interest income...........................             14,129
Interest expense adjustments:
  Amortization of fair value adjustments on deposits........              2,601
  Amortization of fair value adjustments on borrowings......              2,896
                                                                       --------
      Increase in interest expense..........................              5,497
                                                                       --------
      Increase in net interest income.......................              8,632
Other income adjustments....................................               (604)
Other expense adjustments:
  Goodwill amortization.....................................             19,442
  Core deposit intangible amortization......................             26,986
                                                                       --------
      Increase in other expense.............................             46,428
                                                                       --------
Reduction in income before income taxes.....................            (38,400)
Income tax adjustment:
  Reduction in income before income taxes................... $(38,400)
  Less non-deductible goodwill amortization.................   19,442
                                                             --------
    Taxable reduction in net income.........................  (18,958)
    Income tax rate.........................................     39.5%
                                                             --------
      Total income tax adjustment...........................             (7,488)
                                                                       --------
Reduction in income.........................................           $(30,912)
                                                                       ========


   In July 2001, the FASB issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. Statement 141 specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. Statement 142 provides that goodwill and intangible assets with indefinite useful lives should no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement
142. Statement 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. NCF is required to adopt the provisions of Statement 141 immediately and Statement 142 effective January 1, 2002. Furthermore, any goodwill and any intangible asset determined to have an indefinite useful life that are acquired in a purchase business combination completed after June 30, 2001 will not be amortized. Goodwill and intangible assets acquired in business combinations completed before July 1, 2001 will continue to be amortized prior to the adoption of Statement 142.

   The pro forma condensed combined statements of income for the year ended December 31, 2000 include the amortization of goodwill associated with business combinations of $48,268, which will not be amortized in future periods upon adoption of Statement 142.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                           As of December 31,
                                                          ---------------------
                                                             2000       1999
                                                          ----------- ---------
                                                              In Thousands
                                                            Except Share Data

                        ASSETS:

Cash and due from banks.................................  $   446,712   179,082
Time deposits in other banks............................       32,183    21,156
Federal funds sold and other short-term investments.....       52,572    61,058
Investment securities:
  Available for sale (amortized cost of $2,363,010 and
   $560,761)............................................    2,401,526   553,928
  Held to maturity (market values of $1,984,700 and
   $1,667,583)..........................................    2,016,795 1,759,383
Trading account securities..............................       74,417    30,294
Loans...................................................   11,008,419 3,985,789
  Less allowance for loan losses........................      143,614    59,597
                                                          ----------- ---------
   Net loans............................................   10,864,805 3,926,192
                                                          ----------- ---------
Premises and equipment..................................      204,903    47,830
Goodwill................................................      934,467    96,214
Core deposit intangibles................................      287,707    26,298
Other assets............................................      429,705   212,351
                                                          ----------- ---------
   Total assets.........................................  $17,745,792 6,913,786
                                                          =========== =========

         LIABILITIES AND STOCKHOLDERS' EQUITY:

Deposits:
  Demand (non-interest-bearing).........................  $ 1,366,178   454,146
  Savings, NOW and money market accounts................    4,474,114 1,707,464
  Jumbo and brokered certificates of deposit............    2,006,741 1,337,068
  Time deposits.........................................    4,132,598   997,222
                                                          ----------- ---------
   Total deposits.......................................   11,979,631 4,495,900
Short-term borrowed funds...............................    1,212,903   883,038
Federal Home Loan Bank advances.........................    1,649,055   714,335
Long-term debt..........................................       39,379     6,372
Other liabilities.......................................      450,064   114,991
                                                          ----------- ---------
   Total liabilities....................................   15,331,032 6,214,636
                                                          ----------- ---------
Capital trust pass-through securities...................       49,922    49,909
Stockholders' equity:
  Serial preferred stock. Authorized 5,000,000 shares;
   none issued..........................................           --        --
  Common stock of $2 par value. Authorized 400,000,000
   shares; 205,246,098 and 108,223,286 shares issued and
   outstanding in 2000 and 1999, respectively...........      410,492   216,446
  Additional paid-in capital............................    1,765,723   240,208
  Retained earnings.....................................      165,829   196,755
  Accumulated other comprehensive income (loss).........       22,794    (4,168)
                                                          ----------- ---------
   Total stockholders' equity...........................    2,364,838   649,241
                                                          ----------- ---------
   Total liabilities and stockholders' equity...........  $17,745,792 6,913,786
                                                          =========== =========

Commitments and contingencies (note 16)

          See accompanying notes to consolidated financial statements.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                     Years Ended December 31
                                                     -------------------------
                                                       2000    1999     1998
                                                     -------- -------  -------
                                                     In Thousands Except Per
                                                            Share Data
Interest income:
  Interest and fees on loans.......................  $688,304 301,063  257,478
  Interest and dividends on investment securities:
   U.S. Treasury...................................     4,168   2,049    3,231
   U.S. Government agencies and corporations.......   169,300  97,521   90,320
   States and political subdivisions (primarily
    tax-exempt)....................................     8,398   7,485    7,714
   Equity and other securities.....................    54,903  39,746   14,228
  Interest and dividends on trading account
   securities......................................     2,437   2,282    3,073
  Interest on time deposits in other banks.........     1,597     951       --
  Interest on federal funds sold and other short-
   term investments................................     8,869   4,877    3,686
                                                     -------- -------  -------
     Total interest income.........................   937,976 455,974  379,730
                                                     -------- -------  -------
Interest expense:
  Deposits.........................................   364,433 153,120  132,889
  Short-term borrowed funds........................    69,577  31,177   22,743
  Federal Home Loan Bank advances..................    77,913  41,432   27,885
  Long-term debt...................................     1,480     369    6,135
                                                     -------- -------  -------
     Total interest expense........................   513,403 226,098  189,652
                                                     -------- -------  -------
Net interest income................................   424,573 229,876  190,078
Provision for loan losses..........................    16,456  16,921   10,710
                                                     -------- -------  -------
Net interest income after provision for loan
 losses............................................   408,117 212,955  179,368
                                                     -------- -------  -------
Other income:
  Service charges on deposit accounts..............    68,766  21,020   18,497
  Trust and custodian fees.........................    32,964   8,100    9,395
  Other service charges and fees...................    29,919  20,024   17,939
  Broker/dealer revenue and other commissions......    28,816  18,092   20,441
  Other operating..................................    24,517  23,086   17,316
  Investment securities gains (losses).............     4,509  (3,095)    (804)
                                                     -------- -------  -------
     Total other income............................   189,491  87,227   82,784
                                                     -------- -------  -------
Other expenses:
  Personnel........................................   160,136  82,927   71,979
  Net occupancy....................................    27,251  13,800   11,883
  Equipment........................................    17,367   7,050    5,473
  Losses (gains) on interest rate swaps............    77,227  (1,499)      --
  Merger-related expense...........................    70,657      --       --
  Goodwill amortization............................    26,884   3,479    1,043
  Core deposit intangibles amortization............    34,536   3,977    1,880
  Other operating..................................   103,640  50,608   50,458
                                                     -------- -------  -------
     Total other expenses..........................   517,698 160,342  142,716
                                                     -------- -------  -------
Income before income taxes.........................    79,910 139,840  119,436
Income taxes.......................................    34,600  47,208   40,569
                                                     -------- -------  -------
Net income.........................................  $ 45,310  92,632   78,867
                                                     ======== =======  =======
Earnings per common share:
  Basic............................................  $    .29     .88      .79
  Diluted..........................................       .28     .87      .77
Weighted average shares outstanding:
  Basic............................................   157,387 104,947   99,678
  Diluted..........................................   159,254 106,807  101,984

          See accompanying notes to consolidated financial statements.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 Years Ended December 31, 2000, 1999, and 1998

                                                                       Accumulated
                                                                          Other
                                                                          Comp-
                                                 Additional             rehensive      Total
                           Number of    Common    Paid-In    Retained     Income   Stockholders'
                            Shares      Stock     Capital    Earnings     (Loss)      Equity
                          -----------  --------  ----------  --------  ----------- -------------
                                     In Thousands Except Share and Per Share Data
Balance December 31,
 1997...................   48,851,987  $ 97,704     52,523   196,025       2,250       348,502
Net income..............           --        --         --    78,867          --        78,867
Other comprehensive
 loss--
 Unrealized loss on
  securities, net of
  deferred tax benefit
  of $588 and
  reclassification
  adjustment............           --        --         --        --       (852)         (852)
                          -----------  --------  ---------   -------     -------     ---------
   Total comprehensive
    income..............                                                                78,015
Stock options exercised,
 net of shares
 tendered...............      943,427     1,887      8,400        --          --        10,287
Purchase and retirement
 of shares..............   (1,236,030)   (2,472)   (31,464)       --          --       (33,936)
Two for one stock split
 effected in the form of
 a dividend.............   49,764,186    99,528         --   (99,528)         --            --
Common stock issued for
 acquisitions...........    3,075,929     6,151     71,876        --          --        78,027
Other transactions,
 net....................       43,300        87        503        --          --           590
Cash dividends ($.32 per
 share).................           --        --         --   (31,532)         --       (31,532)
                          -----------  --------  ---------   -------     -------     ---------
Balance December 31,
 1998...................  101,442,799   202,885    101,838   143,832       1,398       449,953
Net income..............           --        --         --    92,632          --        92,632
Other comprehensive
 loss--
 Unrealized loss on
  securities, net of
  deferred tax benefit
  of $3,546 and
  reclassification
  adjustment............           --        --         --        --     (5,566)       (5,566)
                          -----------  --------  ---------   -------     -------     ---------
   Total comprehensive
    income..............                                                                87,066
Stock options exercised,
 net of shares
 tendered...............    1,063,472     2,127      9,725        --          --        11,852
Stock offering..........    3,564,529     7,129     73,119        --          --        80,248
Purchase and retirement
 of shares..............   (1,051,500)   (2,103)   (20,822)       --          --       (22,925)
Common stock issued for
 acquisitions...........    3,085,486     6,171     75,462        --          --        81,633
Other transactions,
 net....................      118,500       237        886       (12)         --         1,111
Cash dividends ($.375
 per share).............           --        --         --   (39,697)         --       (39,697)
                          -----------  --------  ---------   -------     -------     ---------
Balance December 31,
 1999...................  108,223,286   216,446    240,208   196,755      (4,168)      649,241
Net income..............           --        --         --    45,310          --        45,310
Other comprehensive
 gain--
 Unrealized gain on
  securities, net of
  deferred tax expense
  of $18,387 and
  reclassification
  adjustment............           --        --         --        --      26,962        26,962
                          -----------  --------  ---------   -------     -------     ---------
   Total comprehensive
    income..............                                                                72,272
Restricted stock
 transactions, net......      434,415       869        807        --          --         1,676
Stock options exercised,
 net of shares
 tendered...............    1,192,298     2,385     11,213        --          --        13,598
Common stock issued in
 acquisitions...........   97,342,874   194,686  1,546,339        --          --     1,741,025
Purchase and retirement
 of shares..............   (1,724,805)   (3,450)   (28,558)       --          --       (32,008)
Other transactions,
 net....................     (221,970)     (444)    (4,286)       --          --        (4,730)
Cash dividends ($.48 per
 share).................           --        --         --   (76,236)         --       (76,236)
                          -----------  --------  ---------   -------     -------     ---------
Balance December 31,
 2000...................  205,246,098  $410,492  1,765,723   165,829      22,794     2,364,838
                          ===========  ========  =========   =======     =======     =========

          See accompanying notes to consolidated financial statements.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  Years Ended December 31
                                              ---------------------------------
                                                 2000        1999       1998
                                              -----------  ---------  ---------
                                                       In Thousands
Operating activities:
  Net income................................  $    45,310     92,632     78,867
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation, amortization and accretion,
    net.....................................      (13,692)    17,169      7,095
   Provision for loan losses................       16,456     16,921     10,710
   Net loss (gain) on sales of investment
    securities..............................       (4,509)     3,095        804
   Net loss (gain) on interest rate swaps...       77,227     (1,499)        --
   Deferred income taxes....................       27,051     (4,778)    (3,036)
  Changes in:
   Trading account securities...............      (44,123)    32,443     43,667
   Other assets.............................       17,759    (48,376)    (7,052)
   Other liabilities........................       31,332     28,229     11,203
Other operating activities, net.............       (2,517)     3,771      1,652
                                              -----------  ---------  ---------
     Net cash provided by operating
      activities............................      150,294    139,607    143,910
                                              -----------  ---------  ---------
Investing activities:
  Proceeds from:
   Maturities and issuer calls of investment
    securities held to maturity.............      151,243     72,370    617,791
   Sales of investment securities available
    for sale................................    1,449,337    265,466    223,463
   Maturities and issuer calls of investment
    securities available for sale...........      123,153    130,349    530,760
  Purchases of:
   Investment securities held to maturity...     (334,518)  (454,651)  (781,312)
   Investment securities available for
    sale....................................   (1,631,343)  (194,328)  (983,922)
   Premises and equipment...................      (23,927)   (12,037)   (11,977)
Net originations of loans...................     (539,862)  (596,660)  (415,729)
Net cash acquired in acquisitions and
 dispositions...............................      318,633      7,660     27,668
                                              -----------  ---------  ---------
     Net cash used by investing activities..     (487,284)  (781,831)  (793,258)
                                              -----------  ---------  ---------
Financing activities:
  Net increase in deposit accounts..........      511,590    295,090    420,846
  Net increase (decrease) in short-term
   borrowed funds...........................      (25,900)   291,194    168,256
  Net increase (decrease) in Federal Home
   Loan Bank advances.......................      221,475    (18,239)   341,726
  Repayments of long-term debt..............           --         --   (154,056)
  Issuances of common stock from exercise of
   stock options, net.......................        8,498      4,888      2,401
  Stock offering............................           --     80,248         --
  Purchase and retirement of common stock...      (32,008)   (22,925)   (33,936)
  Other equity transactions, net............         (258)     1,111         --
  Cash dividends paid.......................      (76,236)   (39,697)   (31,532)
                                              -----------  ---------  ---------
     Net cash provided by financing
      activities............................      607,161    591,670    713,705
                                              -----------  ---------  ---------
Net increase (decrease) in cash and cash
 equivalents................................      270,171    (50,554)    64,357
Cash and cash equivalents at beginning of
 year.......................................      261,296    311,850    247,493
                                              -----------  ---------  ---------
Cash and cash equivalents at end of year....  $   531,467    261,296    311,850
                                              ===========  =========  =========
Supplemental Disclosures of Cash Flow
 Information:
  Interest paid during the year.............  $   503,514    237,412    192,208
  Income taxes paid during the year.........  $    44,789     53,315     33,878


          See accompanying notes to consolidated financial statements.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Consolidation

   The consolidated financial statements include the accounts and results of operations of National Commerce Financial Corporation ("NCF", formerly National Commerce Bancorporation) and its subsidiaries. NCF is a bank holding company that provides diverse financial services through a regional network of banking affiliates and a national network of nonbanking affiliates. NCF has two principal lines of business: traditional banking and financial enterprises. Financial enterprises include transaction processing, trust and asset management, retail banking consulting and capital markets. NCF's wholly-owned bank subsidiaries include Central Carolina Bank and Trust Company ("CCB"), National Bank of Commerce, ("NBC") and NBC Bank, FSB (collectively, the "Subsidiary Banks"). The consolidated financial statements also include the accounts and results of operations of the wholly-owned non-bank subsidiaries of
NCF: TransPlatinum Service Corp., Commerce Capital Management, Inc., First Mercantile Trust, First Mercantile Capital Management, Inc., USI Alliance, National Commerce Capital Trust I, Senior Housing Crime Prevention Foundation Investment Corporation, and Monroe Properties. Also included in the consolidated financial statements are the subsidiaries of CCB (CCB Investment and Insurance Service Corporation; CCBDE, Inc.; Salem Trust Company; Salem Advisors, Inc.; Sprunt Insurance, LTD., Finance South, Inc. and Corcoran Holdings, Inc. and its subsidiary, Watts Properties, Inc.) and NBC (National Commerce Bank Services, Inc. and its wholly-owned subsidiary, BankersMart; NBC Insurance Services, Inc.; Kenesaw Leasing Inc.; J & S Leasing, Inc.; and National Commerce Real Estate Holding Company and its wholly-owned subsidiary, Commerce Real Estate Holding Company and its wholly-owned subsidiary, Commerce Real Estate Company. Additionally, NBC owns 80% of NBC Capital Markets Group, Inc. ("Capital Markets")). All significant intercompany transactions and accounts are eliminated in consolidation. NCF operates as two business segments.

   The Subsidiary Banks provide a full range of banking services to individual and corporate customers through their branch networks based in Tennessee, Mississippi, Arkansas, Georgia, North Carolina, South Carolina, Virginia and West Virginia. Neither NCF nor its Subsidiary Banks have active foreign operations. NCF believes that there is no concentration of risk with any single customer or supplier, or small group of customers or suppliers, whose failure or nonperformance would materially affect NCF's results. Products and services offered to customers include traditional banking services such as accepting deposits; making secured and unsecured loans; renting safety deposit boxes; performing trust functions for corporations, employee benefit plans and individuals; and providing certain insurance and brokerage services. The Subsidiary Banks are subject to competition from other financial entities and are subject to the regulations of certain Federal and state agencies and undergo periodic examinations by those regulatory agencies.

 Financial Statement Presentation

   In preparing the financial statements in conformity with accounting principles generally accepted in the United States, management makes estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

   Certain amounts for prior years have been reclassified to conform to the 2000 presentation.

   For purposes of the Statements of Cash Flows, NCF considers time deposits in other banks, federal funds sold and other short-term investments to be cash equivalents.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

 Investment Securities

   Securities available for sale are carried at market. Unrealized gains or losses are excluded from earnings and reported as a separate component of stockholders' equity. Debt securities that NCF has the positive intent and ability to hold to maturity are classified as held for maturity and reported at amortized cost. Trading account securities consist of securities inventories held for the purpose of brokerage activities and are carried at fair value with changes in fair value included in earnings. Broker/dealer revenue includes the effects of adjustments to market values. The adjusted cost of the specific securities sold is used to compute gains or losses on the sale of securities.

 Loan Portfolio

   The loan portfolio is comprised of the following: commercial, financial and agricultural; real estate-construction; real estate-mortgage; consumer, revolving credit accounts and leases. The lease portfolio includes rolling stock such as automobiles, trucks and trailers as well as a broadly diversified base of equipment.

   Interest income on loans is recorded on the accrual basis. Accrual of interest on loans (including impaired loans) is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in the process of collection. Consumer and other retail loans are typically charged-off no later than 120 days past due. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

   Interest accrued but not collected on loans that are placed on non-accrual or are charged-off is reversed against interest income. Subsequent interest collected is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.

 Allowance for Loan Losses

   The allowance for loan losses is increased by provisions charged to expense and reduced by loan charge-offs, net of recoveries. The allowance is maintained at a level considered adequate by management to provide for probable loan losses. The allowance is comprised of specific loan loss allocations, non-accrual loan and classified loan allocations, and general allocations by loan type for all other loans. Specific loan loss allocations are determined for significant credits where management believes that a risk of loss exists. The evaluation of the allowance is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

   While management uses the best information available on which to base estimates, future adjustments to the allowance may be necessary if economic conditions, particularly in the Subsidiary Banks' markets, differ substantially from the assumptions used by management. Additionally, bank regulatory agency examiners periodically review the loan portfolio and may require the Subsidiary Banks to charge-off loans and/or increase the allowance for loan losses to reflect their assessment of the collectibility of loans based on available information at the time of their examination.

   For all specifically reviewed loans for which it is probable that the Subsidiary Banks will be unable to collect all amounts due according to the terms of the loan agreement, the Subsidiary Banks determine a value at either the present value of expected cash flows discounted at the loan's

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES effective interest rate, or if more practical, the market price or value of the collateral. If the resulting value of the impaired loan is less than the recorded balance, impairment is recognized by creating a valuation allowance for the difference and recognizing a corresponding bad debt expense.

 Derivatives and Hedging Activities

   NCF records derivatives at fair value in "other assets" (or "other liabilities") on the Consolidated Balance Sheets depending on whether the fair value is an unrealized gain or loss. Derivatives that are not hedges are adjusted to fair value through earnings. If the derivative is a hedge, depending on the nature of the hedge, changes in fair value of the derivatives are either offset through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value is immediately recognized in earnings. NCF's derivatives are interest rate swaps utilized to reduce interest rate sensitivity to wholesale funding and to convert U.S. Treasury-based liabilities to prime rate-based liabilities. These contracts are accounted for on the accrual basis and the net interest differential, including premiums paid, if any, are recognized as an adjustment to interest income or interest expense of the related asset or liability.

 Premises and Equipment

   Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the estimated lives of the assets on accelerated and straight-line methods. Leasehold improvements are amortized over the term of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

 Intangibles Arising from Acquisitions

   Intangible assets arising from acquisitions result from paying amounts in excess of fair value for businesses, core deposits and tangible assets acquired. Such amounts are being amortized by systematic charges to income over a period no greater than the estimated remaining life of the assets acquired or not exceeding the estimated remaining life of the existing deposit base assumed. Goodwill is amortized on a straight-line basis over 20 years. Core deposit intangibles are amortized over a period of up to 10 years using the sum of the quarters' digits method, an accelerated method.

   Unamortized intangibles are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable. NCF assesses the recoverability of these intangible assets by determining whether the unamortized balance can be recovered through the future operating cash flows of the acquired institution over the remaining life of the intangible. Impairment, if any, is measured based on projected future operating cash flows using a discount rate reflecting NCF's average cost of funds.

 Comprehensive Income

   Comprehensive income is the change in NCF's equity during the period from transactions and other events and circumstances from non-owner sources. Total comprehensive income is divided into net income and other comprehensive income
(loss). "Other comprehensive income (loss)" for the three-year period ended December 31, 2000 and "accumulated other comprehensive income (loss)" as of December 31, 2000 and 1999 are comprised of unrealized gains and losses on certain investments in debt and equity securities.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

 Income Taxes

   The provision for income taxes is based on income and expense reported for financial statement purposes after adjustment for permanent differences such as tax-exempt interest income. Deferred income taxes are provided when there is a difference between the periods items are reported for financial statement purposes and when they are reported for tax purposes and are recorded at the enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. Subsequent changes in tax rates will require adjustment to these assets and liabilities. Each subsidiary provides for income taxes based on its contribution to income tax expense (benefit) of the consolidated group.

 Incentive Plans

   NCF has incentive plans covering certain officers of NCF and its subsidiaries. The market value of shares issued under the incentive plans are being charged to operating expense over periods of up to three years.

   Generally, NCF grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares on the date of grant. NCF has elected to account for these stock option grants in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and accordingly, recognizes no compensation expense for these stock option grants. For all variable stock option grants, compensation expense is recognized in accordance with APB Opinion No. 25 over the period the employee performs related service, the vesting period.

   An employer that continues to apply APB No. 25, which utilizes the intrinsic value accounting method rather than the "fair value based method" promulgated under Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-based Compensation, must disclose certain pro forma information. Under the fair value based method, compensation cost is measured at the grant date of the option based on the value of the award and is recognized over the service period, which is usually the vesting period. The required pro forma amounts reflect the difference between compensation cost, if any, included in net income and the related cost measured by the fair value based method, including tax effects, that would have been recognized in the income statement if the fair value based method had been used.

 Earnings Per Share

   Basic earnings per share ("EPS") excludes dilution and is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during each period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Diluted EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding plus dilutive stock options (as computed under the treasury stock method) assumed to have been exercised during the period.

 Fair Value of Financial Instruments

   The financial statements include disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the financial instrument. As the fair value of certain financial instruments and all nonfinancial instruments are not presented, the aggregate fair value amounts presented do not represent the underlying value of NCF.

(2) ACQUISITIONS

   On July 26, 2000, NCF completed its merger with First Mercantile Trust and First Mercantile Capital Management, Inc. (collectively, "First Mercantile"), a $7 million trust company based in Germantown, TN, in a transaction accounted for as a purchase. Under the terms of the agreement, First Mercantile shareholders received 1.7 million shares of stock for all of the First Mercantile stock outstanding. The approximate cost of the acquisition was $32.9 million, of which $28.4 million has been recorded as goodwill. Results of operations of First Mercantile have been included in NCF's consolidated statements of income from the date of acquisition.

   On July 5, 2000, NCF completed its merger with CCB Financial Corporation ("CCBF"), an $8.8 billion bank holding company based in Durham, North Carolina, in a transaction accounted for as a purchase. Under the terms of the agreement, CCBF shareholders received 2.45 shares of NCF stock for each share of CCBF stock held. Approximately 93.8 million shares of NCF common stock were issued in exchange for all of the CCBF common stock outstanding. The approximate cost of the acquisition, including the fair value of stock options assumed and transaction costs, was $1.7 billion, of which $814.2 million has been recorded as goodwill. Results of operations of CCBF have been included in NCF's consolidated statements of income from the date of acquisition.

   On April 11, 2000, NCF completed its merger with Piedmont Bancorp, Inc. ("PBI"), a $151 million bank holding company based in Hillsborough, North Carolina, in a transaction accounted for as a purchase. Under the terms of the agreements, PBI shareholders received .60499 shares of NCF stock for each share of PBI stock held. Approximately 1.5 million shares of NCF common stock were issued in exchange for all of the PBI common stock outstanding. The approximate cost of the acquisition, including the fair value of stock options assumed and transaction costs, was $32.3 million, of which $12.7 million has been recorded as goodwill. Results of operations of PBI have been included in NCF's consolidated statements of income from the date of acquisition.

   In March of 2000, TransPlatinum acquired Prime Financial Services, Inc., a receivables financing company serving the transportation industry, in a transaction accounted for as a purchase. This transaction is not material to the consolidated financial statements.

   On December 31, 1999, TransPlatinum completed the cash acquisition of FleetOne, LLC. This transaction is not material to the consolidated financial statements.

   On August 20, 1999, NCF completed its merger with Southeastern Mortgage of Tennessee, Inc. ("SMTI"), in a transaction accounted for as a purchase. This transaction is not material to the consolidated financial statements.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

   On August 4, 1999, NCF completed its merger with First Financial Corporation of Mt. Juliet, Tennessee ("FFC"), a $277.7 million bank holding company, in a transaction accounted for as a purchase. Under the terms of the agreement, FFC shareholders received 2.8502 shares of NCF stock for each share of FFC held. Approximately 2.9 million shares of NCF stock were issued in exchange for all of the FFC common stock outstanding. The approximate cost of the acquisition, including the fair value of stock options assumed and transaction costs, was $77.1 million, of which $50.3 million has been recorded as goodwill. Results of operations of FFC have been included in NCF's consolidated statements of income from the date of acquisition.

   During 1998, NCF completed mergers with four financial institutions with combined assets of $312.6 million in transactions accounted for as purchases. Approximately 3.1 million shares of NCF stock were issued in connection with these mergers. The approximate cost of these acquisitions was $78.0 million, of which $42.2 million has been recorded as goodwill. Results of operations of these acquired companies have been included in NCF's consolidated statements of income from the dates of acquisition.

   The following unaudited proforma financial information presents the combined results of operations of NCF, First Mercantile, PBI and CCBF as if those acquisitions had occurred as of January 1, 2000 and 1999, respectively. These proforma results give effect to certain adjustments, primarily amortization of goodwill and core deposit intangibles, and related tax effects. The proforma financial information does not necessarily reflect the results of operations that would have occurred had the mergers occurred as of these proforma dates. Proforma financial information relating to other acquisitions has not been provided, as the acquisitions are not considered material to NCF's financial position or results of operations as of December 31, 2000.

                                                               2000      1999
                                                            ---------- ---------
                                                            In Thousands Except
                                                                    Per
                                                                 Share Data
     Total revenue......................................... $1,536,457 1,343,149
     Net income............................................     48,335   171,515
     Basic earnings per common share.......................        .24       .84
     Diluted earnings per common share.....................        .23       .83

   In connection with the 2000 mergers discussed above, NCF incurred merger and integration charges of $70,657,000. The components of the charges are shown below (in thousands):

     Merger and integration costs:
     Severance costs................................................... $ 2,211
     Employee retention costs..........................................     186
     Restricted stock acceleration.....................................     759
     Change-in-control related costs...................................  30,891
     Other costs accrued...............................................   1,943
                                                                        -------
     Total personnel-related costs.....................................  35,990
     Occupancy and equipment write-downs...............................   5,952
     Systems and other integration costs...............................  26,713
     Securities losses from balance sheet restructuring................   2,002
                                                                        -------
       Total merger and integration costs.............................. $70,657
                                                                        =======

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

   Personnel-related costs include accrued termination benefits for NCF employees in operational and support positions that management has elected to eliminate as a result of the CCBF merger integration plan. Of a total of 134 positions to be eliminated, 93 positions had been eliminated as of December 31, 2000. A total of $5.1 million of severance and employee retention costs for CCBF employees was included in the cost of the CCBF acquisition. Occupancy and equipment write-downs include impairment of assets and lease termination costs related to closed branches, plus redundant equipment resulting from integration of technology platforms. Systems and other integration costs include incremental costs such as consultants and contract labor related to the conversion of systems, customer communications and employee benefits integration costs.

   The following summarizes activity within NCF's merger accrual account during 2000 (in thousands):

     Balance at beginning of period................................... $     --
     Provision charged to operating expense...........................   70,657
     Cash outlays.....................................................  (52,220)
     Non-cash write-downs.............................................   (7,827)
                                                                       --------
     Balance at end of period......................................... $ 10,610
                                                                       ========

(3) RESTRICTIONS ON CASH AND DUE FROM BANKS

   The Subsidiary Banks are required to maintain reserve and clearing balances with the Federal Reserve Bank. These balances are included in "cash and due from banks" on the Consolidated Balance Sheets. For the reserve maintenance periods in effect at both December 31, 2000 and 1999, the Subsidiary Banks were required to maintain average reserve and clearing balances of $32,328,000 and $5,484,000, respectively.

(4) INVESTMENT SECURITIES

   Investment securities with amortized costs of approximately $2,352,755,000 at December 31, 2000 and $1,914,616,000 at December 31, 1999 were pledged to secure public funds on deposit, repurchase agreements and for other purposes required by law. The investment securities portfolio is segregated into securities available for sale and securities held to maturity.

   Unrealized gains and losses on certain investments in debt and equity securities included in other comprehensive income (loss) for the years ended December 31, 2000, 1999 and 1998 follows:

                                                        2000    1999    1998
                                                       ------- ------  ------
                                                           In Thousands
   Unrealized holding gains (losses) arising during
    the year.......................................... $29,690 (7,438) (1,338)
   Less reclassification adjustment for net realized
    gains (losses) net of tax.........................   2,728 (1,872)   (486)
                                                       ------- ------  ------
   Unrealized gains (losses) on securities, net of
    applicable income taxes........................... $26,962 (5,566)   (852)
                                                       ======= ======  ======

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

 Securities Available for Sale

   Securities available for sale are presented on the Consolidated Balance Sheets at their carrying value. The amortized cost and approximate carrying values of these securities at December 31, 2000 and 1999 were as follows:

                                       2000                           1999
                          ------------------------------- -----------------------------
                                        Net                            Net
                                     Unrealized                     Unrealized
                          Amortized     Gains   Carrying  Amortized    Gains   Carrying
                             Cost     (Losses)    Value     Cost     (Losses)   Value
                          ---------- ---------- --------- --------- ---------- --------
                                                  In Thousands
U.S. Treasury...........  $   54,580      715      55,295   28,523      (137)   28,386
U.S. Government agencies
 and corporations.......     528,460   12,411     540,871   78,706      (800)   77,906
Mortgage-backed
 securities.............   1,021,566   19,614   1,041,180  160,848    (3,130)  157,718
States and political
 subdivisions...........     111,222    2,609     113,831  122,076     1,440   123,516
Debt and equity
 securities.............     647,182    3,167     650,349  170,608    (4,206)  166,402
                          ----------   ------   ---------  -------    ------   -------
  Total.................  $2,363,010   38,516   2,401,526  560,761    (6,833)  553,928
                          ==========   ======   =========  =======    ======   =======

   Equity securities include the Subsidiary Banks' required investment in stock of the Federal Home Loan Bank (the "FHLB") which totaled $100,444,000 at December 31, 2000 and $61,511,000 at December 31, 1999. No ready market exists for this stock and it has no quoted market value. However, redemption of this stock has historically been at par value. Accordingly, the carrying amounts were deemed to be a reasonable estimate of fair value.

   Following is a maturity schedule of securities available for sale at December 31, 2000:

                                                            Amortized  Carrying
                                                               Cost      Value
                                                            ---------- ---------
                                                                In Thousands
   Within 1 year........................................... $  119,458   120,464
   After 1 but within 5 years..............................    100,397   105,111
   After 5 but within 10 years.............................    455,350   465,404
   After 10 years..........................................     19,057    19,018
                                                            ---------- ---------
     Subtotal..............................................    694,262   709,997
   Mortgage-backed securities..............................  1,021,566 1,041,180
   Debt and equity securities..............................    647,182   650,349
                                                            ---------- ---------
     Total securities available for sale................... $2,363,010 2,401,526
                                                            ========== =========

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

 Securities Held to Maturity

   The carrying values and approximate market values of securities held to maturity at December 31, 2000 and 1999 were as follows:

                                             2000                                      1999
                          ------------------------------------------ -----------------------------------------
                           Carrying  Unrealized Unrealized  Market   Carrying  Unrealized Unrealized  Market
                            Value      Gains      Losses     Value     Value     Gains      Losses     Value
                          ---------- ---------- ---------- --------- --------- ---------- ---------- ---------
                                                              In Thousands
U.S. Government agencies
 and corporations.......  $1,130,663    1,774    (22,411)  1,110,026   676,419     --      (46,057)    630,362
Mortgage-backed
 securities.............     303,619    1,795     (7,528)    297,886   645,690      4      (25,638)    620,056
States and political
 subdivisions...........      75,702    1,434        (27)     77,109     5,292    146          (13)      5,425
Debt and equity
 securities.............     506,811    5,573    (12,705)    499,679   431,982     --      (20,242)    411,740
                          ----------   ------    -------   --------- ---------    ---      -------   ---------
 Total..................  $2,016,795   10,576    (42,671)  1,984,700 1,759,383    150      (91,950)  1,667,583
                          ==========   ======    =======   ========= =========    ===      =======   =========

   Following is a maturity schedule of securities held to maturity at December 31, 2000:

                                                             Carrying   Market
                                                              Value      Value
                                                            ---------- ---------
                                                                In Thousands
   Within 1 year........................................... $   50,163    50,158
   After 1 but within 5 years..............................     20,159    20,299
   After 5 but within 10 years.............................    741,924   735,951
   After 10 years..........................................    394,119   380,727
                                                            ---------- ---------
     Subtotal..............................................  1,206,365 1,187,135
   Mortgage-backed securities..............................    303,619   297,886
   Debt and equity securities..............................    506,811   499,679
                                                            ---------- ---------
     Total securities held to maturity..................... $2,016,795 1,984,700
                                                            ========== =========


   At December 31, 2000, the remaining net unrealized holding loss on securities reclassified from available for sale to held to maturity was $2,052,000. Consistent with the requirements of SFAS No. 115, the difference between the amortized cost of the security and its fair value at the date of transfer is amortized as a yield adjustment in accordance with SFAS No. 91.

(5) LOANS

   A summary of loans at December 31, 2000 and 1999 follows:

                                                              2000       1999
                                                           ----------- ---------
                                                               In Thousands
   Commercial, financial and agricultural................. $ 1,223,032   689,945
   Real estate-construction...............................   1,907,533   283,033
   Real estate-mortgage...................................   5,959,114 1,625,374
   Consumer...............................................   1,730,940 1,356,824
   Revolving credit.......................................      58,840        --
   Lease financing........................................     145,883    33,405
                                                           ----------- ---------
     Total gross loans....................................  11,025,342 3,988,581
   Less: Unearned income..................................      16,923     2,792
                                                           ----------- ---------
     Total loans.......................................... $11,008,419 3,985,789
                                                           =========== =========

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

   Loans of $7,219,000 at December 31, 2000 were not accruing interest. Loans with outstanding balances of $4,569,000 in 2000 were transferred from loans to other real estate acquired through loan foreclosure. Other real estate acquired through loan foreclosures amounted to $5,652,000 and $271,000 at December 31, 2000 and 1999, respectively, and is included in "other assets" on the Consolidated Balance Sheets.

   Substantially all loans are made on a secured basis and, with the exception of marketable mortgage loans, are originated for retention in the Subsidiary Banks' portfolios. The Subsidiary Banks do not engage in highly leveraged transactions or foreign lending activities. The loan portfolios are well diversified and there are no significant concentrations of credit risk.

   At December 31, 2000, impaired loans totaled $12,533,000, of which $6,003,000 were on non-accrual status, and their related allowance for loan losses totaled $3,574,000. The average carrying value of impaired loans was $6,267,000 during 2000 and gross interest income recognized on impaired loans totaled $351,000. There were no impaired loans at December 31, 1999.

   During 2000 and 1999, the Subsidiary Banks had loan and deposit relationships with NCF's executive officers and directors and their associates. In the opinion of management, these loans do not involve more than the normal risk of collectibility and are made on terms comparable to other borrowers. Following is an analysis of these borrowings for the year ended December 31, 2000 (in thousands):

                                Beginning  New                Other    End of
                                 of Year  Loans  Repayments Changes(1)  Year
                                --------- ------ ---------- ---------- -------
Directors, executive officers
 and associates................  $54,780  35,846  (21,540)    6,955    $76,041

--------
(1) Includes changes in makeup of directors, executive officers, and their associates resulting from the merger of NCF with CCBF.

   As a result of the CCBF merger, NCF began servicing loans in 2000. Loans serviced for the benefit of others totaled $817 million at December 31, 2000. Mortgage servicing fees totaled $1,540,000 in 2000. The carrying amount of mortgage servicing rights at December 31, 2000 was $7,688,000, net of amortization of $1,097,000 during 2000. These mortgage servicing rights are included in "other assets" on the Consolidated Balance Sheets. No valuation allowance for capitalized mortgage servicing rights was required at December 31, 2000.

   Certain real estate-mortgage loans are pledged as collateral for advances from the FHLB as set forth in Note 10.

(6) ALLOWANCE FOR LOAN LOSSES

   Following is a summary of the allowance for loan losses:

                                                      2000     1999     1998
                                                    --------  -------  -------
                                                          In Thousands
   Balance at beginning of year.................... $ 59,597   49,122   43,297
   Provision charged to operations.................   16,456   16,921   10,710
   Addition from acquired financial institutions...   82,228    2,044    2,725
   Recoveries of loans previously charged-off......    5,016    3,976    4,039
   Loan losses charged to allowance................  (19,683) (12,466) (11,649)
                                                    --------  -------  -------
   Balance at end of year.......................... $143,614   59,597   49,122
                                                    ========  =======  =======

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

(7) DERIVATIVES AND HEDGING ACTIVITIES

   On April 1, 1999, NCF adopted SFAS No. 133, Accounting For Derivative Instruments and Hedging Activities. The fair value of NCF's derivative contracts at adoption was immaterial and has been included in "Gains and losses on interest rate swaps" on the Consolidated Statements of Income. Upon adoption, NCF transferred held-to-maturity securities with a par value of approximately $302 million to the available for sale category as permitted upon adoption of SFAS No. 133.

   NCF utilizes interest rate swap agreements to provide an exchange of interest payments computed on notional amounts that will offset any undesirable change in cash flows or fair value resulting from market rate changes on designated hedged transactions or items. NCF limits the credit risks of these instruments by initiating the transactions with counterparties that have significant financial positions.

   Interest rate agreements designated as fair value hedges help manage exposure of outstanding fixed-rate, large time deposits (designated hedged item) to changes in fair value. These agreements involve the receipt of fixed-rate amounts in exchange for floating-rate payments over the life of the agreement without exchange of the underlying principal amount. The differential to be paid or received is accrued as interest rates change and is recognized as an adjustment to interest expense related to the item specifically designated as being hedged at the start of the agreement. The related amount payable or receivable from counterparties is included in "other assets" or "other liabilities" on the Consolidated Balance Sheet. The fair value of interest rate swaps designated as fair value hedges at December 31, 2000 and 1999 was $3,087,000 and ($850,000), respectively, and was included in "other assets" or "other liabilities" and other income or other expense as appropriate. The offset was a reduction to the carrying value of the designated large time deposits and other income. At December 31, 2000 and 1999, the notional amounts of interest rate agreements designated as fair value hedges were $125 million and $40 million, respectively.

   During 1999 and 2000, NCF used interest rate agreements to modify the interest payment characteristics of its outstanding debt and large time deposits from a floating-rate to a fixed-rate basis. These agreements involve the receipt of floating-rate amounts in exchange for fixed-rate payments over the life of the agreement without exchange of the underlying principal amount. During the rising interest rate environment experienced in the beginning of 2000, NCF increased its position in these interest rate contracts that reduced its interest rate sensitivity to its wholesale funding. The fair values of these contracts, which did not qualify for hedge accounting treatment under SFAS No. 133, are included in "other assets" or "other liabilities" on the Consolidated Balance Sheet. When interest rates declined in the latter half of 2000, NCF recognized unrealized losses on these contracts. Changes in the fair value of these contracts have been recorded in the Consolidated Statements of Income as "Gains / losses on interest rate swaps". The fair value of these contracts was ($77.2 million) and $1.5 million at December 31, 2000 and 1999, respectively, with corresponding notional amounts of $1.5 billion and $650 million.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

(8) PREMISES AND EQUIPMENT

   Following is a summary of premises and equipment:

                                                            Accumulated
                                                            Depreciation   Net
                                                                And       Book
                                                     Cost   Amortization  Value
                                                   -------- ------------ -------
                                                           In Thousands
December 31, 2000:
  Land............................................ $ 39,645        --     39,645
  Buildings.......................................   98,648     6,943     91,705
  Leasehold improvements..........................   40,043    14,909     25,134
  Furniture and equipment.........................   96,323    47,904     48,419
                                                   --------    ------    -------
    Total premises and equipment.................. $274,659    69,756    204,903
                                                   ========    ======    =======
December 31, 1999:
  Land............................................ $  6,214        --      6,214
  Buildings.......................................   11,994     3,897      8,097
  Leasehold improvements..........................   25,779    11,537     14,242
  Furniture and equipment.........................   53,548    34,271     19,277
                                                   --------    ------    -------
    Total premises and equipment.................. $ 97,535    49,705     47,830
                                                   ========    ======    =======

(9) TIME DEPOSITS

   Maturities of time deposits for each of the years ending December 31 are as follows:

                                                                       Total
                                                                     Maturities
                                                                    ------------
                                                                    In Thousands
     2001..........................................................  $4,660,264
     2002..........................................................   1,322,110
     2003..........................................................      68,601
     2004..........................................................      55,365
     2005 and thereafter...........................................      32,999
                                                                     ----------
       Total.......................................................  $6,139,339
                                                                     ==========

(10) BORROWINGS

   At December 31, 1999, NCF had available $77 million in unsecured lines of credit with other financial institutions. No draws were outstanding as of December 31, 1999 or outstanding during 1999 or 2000. As of December 31, 2000, these lines of credit have expired and are currently under renegotiations.

 Short-term Borrowed Funds

   Short-term borrowed funds outstanding at December 31, 2000 and 1999 consisted of the following:

                                                                 2000     1999
                                                              ---------- -------
                                                                 In Thousands
     Federal funds purchased and master notes................ $  633,087 235,633
     Treasury tax and loan depository note account...........     16,532     855
     Securities sold under agreements to repurchase..........    563,284 646,550
                                                              ---------- -------
       Total short-term borrowed funds....................... $1,212,903 883,038
                                                              ========== =======

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

   Master note borrowings are unsecured obligations of NCF which mature daily and bore a weighted average interest rate of 5.64% at December 31, 2000. The treasury tax and loan depository note account is payable on demand and is collateralized by various investment securities with amortized costs of $50,318,000 and market values of $49,880,000 at December 31, 2000. Interest on borrowings under this arrangement is payable at .25% below the weekly federal funds rate as quoted by the Federal Reserve. Securities sold under agreements to repurchase are collateralized by U.S. Treasury and U.S. Government agency and corporation securities with carrying and market values of $651,716,000 at December 31, 2000.

 FHLB Advances

   FHLB advances totaled $1,649,055,000 and $714,335,000 at December 31, 2000 and 1999, respectively. The FHLB advances bear interest at either a fixed rate, variable rate equal to one-month LIBOR, or at a fixed rate for a specified period of time after the issue date, and thereafter may be converted, at the option of the Federal Home Loan Bank, to a floating-rate equal to three-month LIBOR. The FHLB advances are collateralized by mortgage-related securities and by liens on first mortgage loans with book values not less than the outstanding principal balance of the obligations. Interest on the FHLB advances totaled $77,913,000 in 2000, $41,432,000 in 1999 and $27,885,000 in 1998.

   Maturities of FHLB allowances for each of the years ending December 31 are as follows:

                                                                       Total
                                                                     Maturities
                                                                    ------------
                                                                    In Thousands
    2001...........................................................  $1,188,660
    2002...........................................................      50,128
    2003...........................................................      36,314
    2004...........................................................       1,497
    2005...........................................................         369
    Thereafter.....................................................     372,087
                                                                     ----------
      Total........................................................  $1,649,055
                                                                     ==========

 Long-Term Debt

   Following is a summary of long-term debt at December 31, 2000 and 1999:

                                                                    2000   1999
                                                                   ------- -----
                                                                   In Thousands
     6.75% subordinated notes..................................... $33,007   --
     Term notes...................................................   6,372 6,372
                                                                   ------- -----
     Total long-term debt......................................... $39,379 6,372
                                                                   ======= =====

   NCF's 6.75% subordinated notes due December 1, 2003 pay interest semi-annually and are not redeemable prior to maturity. There is no sinking fund for the notes. The notes are unsecured and subordinated to all present and future senior indebtedness of NCF. Interest on the subordinated notes totaled $1,113,000 in 2000.

   The unsecured term notes originated in 1987, bearing interest payable at calendar quarters with a variable rate which is repriced every three years based on the yield on U.S. Treasury notes. The

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES next reprice date for the notes is 2003. At December 31, 2000, the average rate was 5.48%. The notes mature in 2007. Interest on the term notes totaled $370,000 in 2000, $369,000 in 1999 and $367,000 in 1998.

(11) CAPITAL TRUST PASS-THROUGH SECURITIES

   In 1997, National Commerce Capital Trust I (the "Trust"), NCF's Delaware business trust, sold $50 million of floating rate capital trust pass-through securities (the "Capital Securities") bearing interest at a variable annual rate equal to LIBOR plus .98 percent (7.80 percent and 6.98 percent at December 31, 2000 and 1999).

   The Trust used the net proceeds from the sale of the Capital Securities to purchase a like amount of floating rate junior subordinated deferred interest debentures due 2027 (the "Subordinated Debt Securities") from NCF. The Subordinated Debt Securities, which also bear interest at a variable annual rate equal to LIBOR plus .98 percent, are the sole assets of the Trust and are eliminated, along with the related income statement effects, in the consolidated financial statements. NCF used the proceeds from the sale of the Subordinated Debt Securities for general corporate purposes.

   NCF has fully and unconditionally guaranteed all of the obligations of the Trust. The guarantee covers the distributions and payments on liquidation or redemption of the Capital Securities but only to the extent of funds held by the Trust.

   The Subordinated Debt Securities mature and become due and payable, together with any accrued and unpaid interest, if any, on April 1, 2027. The Subordinated Debt Securities are unsecured and are effectively subordinated to all existing and future liabilities of NCF. NCF has the right, at any time, so long as no event of default has occurred, to defer payments of interest on the Subordinated Debt Securities for a period not to exceed 20 consecutive quarters.

   The proceeds from the Capital Securities qualify as Tier 1 capital under the risk-based capital guidelines established by the Federal Reserve Board.

(12) EMPLOYEE BENEFITS

 Pension Plan

   NCF and CCB have noncontributory, qualified defined benefit pension plans covering substantially all full-time employees. The pension plan makes provisions for early and delayed retirement as well as normal retirement and provides participants with retirement benefits based on credited years of service. Contributions to the pension plan are funded as allowable for federal income tax purposes. No contributions were made in 2000, 1999 or 1998 by NCF due to funding limitations.

   At December 31, 2000, pension plan assets of both plans consisted primarily of corporate stocks, including 542,428 shares of NCF's common stock, corporate bonds, and obligations of U.S. government agencies and corporations. The plans' assets are held and administered by trust operations of the Subsidiary Banks. The change in benefit obligation, change in plan assets and

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES funded status of the combined pension plan and the amounts included in "other liabilities" on the Consolidated Balance Sheets at December 31, 2000 and 1999 are shown below:

                                                                 2000     1999
                                                               --------  ------
                                                                In Thousands
Change in benefit obligation:
  Benefit obligation at January 1............................. $ 38,797  44,842
  Addition for acquisitions...................................   80,394      --
  Service cost................................................    3,488   1,373
  Interest cost...............................................    6,029   2,916
  Actuarial gain..............................................      578   5,136
  Benefit payments............................................   (6,685) (9,167)
  Assumptions change..........................................    1,957  (6,303)
                                                               --------  ------
  Benefit obligation at December 31........................... $124,558  38,797
                                                               ========  ======
Change in plan assets:
  Fair value of plan assets at January 1...................... $ 44,665  49,229
  Addition for acquisitions...................................   89,940      --
  Actual return on plan assets................................    3,359   4,603
  Benefit payments............................................   (6,685) (9,167)
                                                               --------  ------
  Fair value of plan assets at December 31.................... $131,279  44,665
                                                               ========  ======
Funded status:
  As of end of year........................................... $  6,719   5,868
  Unrecognized transition asset...............................      (10)    (20)
  Unrecognized prior-service cost.............................   (1,947) (2,353)
  Unrecognized net gain.......................................   16,941   8,992
                                                               --------  ------
  Accrued pension expense..................................... $ 21,703  12,487
                                                               ========  ======

   The combined components of pension expense for the qualified plans for the years ended December 31, 2000, 1999 and 1998 are shown below:

                                                         2000     1999    1998
                                                        -------  ------  ------
                                                            In Thousands
  Service cost of benefits earned during the period.... $ 3,488   1,373   1,310
  Interest cost on projected benefit obligation........   6,029   2,916   2,880
  Expected return on plan assets.......................  (9,157) (5,234) (5,715)
  Amortization of transition asset.....................     (10)    (10)     --
  Amortization of prior service cost...................    (406)   (406)   (408)
  Amortization of net gain.............................     384     475      --
                                                        -------  ------  ------
    Net pension expense (benefit)...................... $   328    (886) (1,933)
                                                        =======  ======  ======

   NCF and CCB also have noncontributory, nonqualified defined benefit pension plans covering highly-compensated employees. The total accumulated benefit obligation and accrued pension expense for both plans was $6,643,000 and $4,935,000 at December 31, 2000. For the NCF plan, these amounts were $9,905,000 and $7,659,000 at December 31, 1999. Net pension expense for these plans was $1,244,000 for the year ended December 31, 2000. For the NCF plan, net pension expense was $404,000 and $327,000 for the years ended December 31, 1999 and 1998, respectively.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

   Assumptions used in computing the actuarial present value of the projected benefit obligation for NCF in 2000 and 1999, and for CCB in 2000, were as follows:

                                                                   2000   1999
                                                                   -----  -----
     Discount rate................................................  7.75%  8.25
     Rate of increase in compensation level of employees..........  4.00%  3.50
     Expected long-term rate of return on pension plan assets..... 10.50% 11.00

 Postretirement Health and Life Insurance Plan

   NCF sponsors retirement medical and life insurance plans that provide post-retirement healthcare and life insurance benefits. The plan is contributory and contains other cost-sharing features such as deductibles and coinsurance. NCF's policy to fund the cost of medical benefits to employees varies by age and service at retirement. CCB maintains a defined dollar benefit plan which provides postretirement health and life insurance for all employees who retire after age 55 with ten years of service. Benefits are provided through a self-insured plan administered by an insurance company. The following table sets forth the combined plans' change in benefit obligation, funded status and the amounts included in "other liabilities" on the Consolidated Balance Sheets at December 31, 2000 and 1999:

                                                                 2000     1999
                                                               --------  ------
                                                                In Thousands
   Change in benefit obligation:
     Benefit obligation at January 1.......................... $  3,449   2,587
     Addition for acquisitions................................    7,894      --
     Service cost.............................................      194      23
     Interest cost............................................      574     161
     Actuarial (gain) loss....................................     (656)    596
     Benefit payments.........................................     (602)   (346)
     Assumptions change.......................................    1,221     428
                                                               --------  ------
     Benefit obligation at December 31........................ $ 12,074   3,449
                                                               ========  ======
   Funded status:
     As of end of year........................................ $(12,074) (3,449)
     Unrecognized net loss....................................    2,146   1,654
     Unrecognized transition liability........................      243     263
     Unrecognized prior service cost..........................     (465)   (507)
                                                               --------  ------
     Accrued postretirement benefit expense................... $(10,150) (2,039)
                                                               ========  ======

   The accumulated postretirement benefit obligation at December 31, 2000 was determined using a discount rate of 7.75%. The 1999 accumulated postretirement benefit obligation was determined using a discount rate of 8.25%.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

   Combined net periodic postretirement benefit expense charged to operations for the years ended December 31, 2000, 1999 and 1998 included the following components:

                                                                2000 1999  1998
                                                                ---- ----  ----
                                                                 In Thousands
   Service cost................................................ $194  23    20
   Interest cost...............................................  574 161   169
   Amortization of net loss....................................   52  (1)   (2)
                                                                ---- ---   ---
     Net postretirement benefit expense........................ $820 183   187
                                                                ==== ===   ===

   The health care trend rate was projected to be 8.5% for 2001 and 7.0% for the two years thereafter. A 1% change in the assumed health care trend rates would have the following effects (in thousands):

                                                               1%       1%
                                                            Increase Decrease
                                                            -------- --------
   Effect on total of service and interest cost components
    of net periodic postretirement benefit expense.........   $ 55      (47)
   Effect on the accumulated postretirement benefit
    obligation.............................................    766     (650)

 Savings and Profit Sharing Plans

   NCF and CCB have defined contribution employee benefit plans covering substantially all employees with one year's service. Under these plan, employee contributions are partially matched.

 Stock Options and Restricted Stock

   Under NCF's 1994 Stock Plan, 12,200,000 shares of common stock were reserved for award to key employees as stock options and restricted stock. Options vest ratably over varying periods of up to five years from the date of grant. Under the 1994 Stock Plan, NCF instituted a program to encourage stock ownership by its employees. Under ShareNCBC, eligible employees who purchase NCF shares from its discount brokerage subsidiary are awarded two options for each share purchased. The options' exercise price equals the purchase price of the qualifying shares. The options vest after two years if the employee has held the purchased shares for the two-year period after purchase and remained in NCF's employ. As of December 31, 2000, approximately 230 employees were participating in the ShareNCBC program. NCF accounts for the ShareNCBC plan as a variable plan, and, accordingly, recognizes compensation expense ratably over the two-year vesting period based on differences in the options' exercise price and the market price of NCF stock on the reporting date. For the years ended December 31, 2000, 1999, and 1998, NCF recorded compensation expense of ($.5 million), $1.4 million, and $.6 million, respectively.

   During 2000, the terms of approximately 600,000 stock options were modified; as a result, NCF accounts for these option grants as variable grants. During 2000, $2.1 million was recorded as compensation expense related to these options.

   NCF continued in effect nonstatutory and incentive stock option plans existing at the date of merger with acquired financial institutions. The stock options under these plans were granted to directors and certain officers of the respective financial institutions and entitled them to purchase shares of common stock at an exercise price equal to the fair market value of the stock on the date

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES of grant. The options granted under these plans were exercisable for periods of up to ten years with varying vesting provisions. All options outstanding at the time of the respective mergers were converted into options to acquire NCF common stock.

   NCF has elected to follow APB No. 25 and related interpretations in accounting for its employee stock options as permitted under SFAS No. 123. In accordance with APB No. 25, no compensation expense is recognized when stock options are granted and the exercise price of the stock options equals the market price of the underlying stock on the date of grant. Had compensation expense for the stock option plans been determined consistent with SFAS No. 123, NCF's net income and net income per share for the years ended December 31, 2000, 1999 and 1998 would have been reduced to the pro forma amounts indicated below. These pro forma amounts may not be representative of the effect on reported net income in future years.

                                                          2000    1999    1998
                                                        -------- ------- -------
                                                        In Thousands Except Per
                                                               Share Data
   Net income
     As reported....................................... $ 45,301  92,632  78,867
     Pro forma.........................................   37,914  88,697  76,928

   Basic EPS
     As reported.......................................      .29     .88     .79
     Pro forma.........................................      .24     .85     .77

   Diluted EPS
     As reported.......................................      .28     .87     .77
     Pro forma.........................................      .24     .83     .75

   The weighted average fair value of options granted approximated $3.24 in 2000, $6.36 in 1999 and $5.59 in 1998. The fair values of the options granted in 2000, 1999 and 1998 are estimated on the date of the grants using the Black-Scholes option-pricing model. Option pricing models require the use of highly subjective assumptions, including expected stock volatility, which when changed can materially affect fair value estimates. The fair values were estimated using the following weighted-average assumptions:

                                                         2000     1999    1998
                                                        -------  ------- -------
     Dividend yield....................................    2.00%    2.00    2.00
     Expected volatility...............................   35.00    35.00   35.00
     Risk-free interest rate...........................    6.00     6.00    6.00
     Expected average life............................. 5 years  5 years 5 years

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

   A summary of stock option activity and related information for the years ended December 31, 2000, 1999 and 1998 follows:

                                 Outstanding                 Exercisable
                         ---------------------------- --------------------------
                           Option    Weighted Average  Option   Weighted Average
                           Shares     Exercise Price   Shares    Exercise Price
                         ----------  ---------------- --------- ----------------
At December 31, 1997....  6,188,984       $ 6.53
Granted.................    805,586        18.34
Assumed under
 acquisition of
 financial institution..    202,560         7.82
Exercised............... (1,627,317)        4.84
Forfeited...............   (343,828)        9.26
                         ----------       ------
At December 31, 1998....  5,225,985         8.74      3,116,149      $ 6.72
                         ==========       ======      =========      ======
Granted.................  1,101,100        16.49
Assumed under
 acquisition of
 financial institution..    175,404         4.90
Exercised............... (1,208,848)        7.02
Forfeited...............   (140,100)       14.08
                         ----------       ------
At December 31, 1999....  5,153,541        10.53      3,232,541      $ 7.69
                         ==========       ======      =========      ======
Granted.................  2,447,335        16.76
Assumed under
 acquisition of
 financial institution..  4,602,911        16.09
Exercised............... (1,245,805)        7.89
Forfeited...............   (287,775)       18.33
                         ----------       ------
At December 31, 2000.... 10,670,207       $14.45      7,508,818      $13.57
                         ==========       ======      =========      ======

   Exercise prices for options outstanding as of December 31, 2000 ranged from $1.06 to $26.13. The following table summarizes information about stock options outstanding at December 31, 2000:

                                      Options Outstanding             Options Exercisable
                            --------------------------------------- ------------------------
                                         Weighted       Weighted                 Weighted
           Range of         Number of  Average Years    Average     Number of    Average
       Exercise Prices       Options     Remaining   Exercise Price  Options  Exercise Price
       ---------------      ---------- ------------- -------------- --------- --------------
   $ 1.06 to $ 9.00........  2,152,486     2.95          $ 6.17     2,152,480     $ 6.17
   $ 9.19 to $15.13........  2,327,630     6.19           11.82     2,309,220      11.81
   $15.25 to $16.22........  2,370,090     4.36           15.93       187,246      15.43
   $16.25 to $18.49........  1,966,951     8.18           17.36     1,195,684      17.48
   $18.50 to $26.13........  1,853,050     5.36           22.39     1,664,188      22.56
                            ----------     ----          ------     ---------     ------
   $ 1.06 to $26.13........ 10,670,207     5.42          $14.45     7,508,818     $13.57
                            ==========     ====          ======     =========     ======

   Restricted stock awarded under the 1994 Stock Plan totaled 434,715 shares during 2000 and 30,000 shares during 1999. The grants in 2000 and 1999 were recorded at their fair values of $6,184,000 and $533,000, respectively, on the dates of grant and had weighted average fair values of $16.08 and $17.75 per share. None of the restricted stock awarded under the 1994 Stock Plan has been forfeited. Additionally, shares of restricted stock had been awarded under stock option and other incentive plans of acquired financial institutions. During 2000, 1999 and 1998, $1,003,000, $373,000, and $270,000, respectively, of compensation expense was recognized for restricted stock awards.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

(13) STOCKHOLDERS' EQUITY

 Earnings Per Share

   The following schedule reconciles the numerators and denominators of the basic and diluted EPS computations for the years ended December 31, 2000, 1999 and 1998. Dilutive common shares arise from the potentially dilutive effect of NCF's stock options outstanding.

                                                          2000    1999    1998
                                                        -------- ------- -------
                                                          In Thousands Except
                                                             Per Share Data
Basic EPS
Average common shares outstanding......................  157,387 104,947  99,678
Net income............................................. $ 45,310  92,632  78,867
Earnings per share.....................................      .29     .88     .79
                                                        ======== ======= =======
Diluted EPS
Average common shares outstanding......................  157,387 104,947  99,678
Average dilutive common shares.........................    1,867   1,860   2,306
                                                        -------- ------- -------
Adjusted average common shares.........................  159,254 106,807 101,984
                                                        -------- ------- -------
Net income............................................. $ 45,310  92,632  78,867
Earnings per share.....................................      .28     .87     .77
                                                        ======== ======= =======

 Regulatory Matters

   NCF and the Subsidiary Banks are subject to risk-based capital guidelines requiring minimum capital levels based on the perceived risk of assets and off-balance sheet instruments. As required by the Federal Deposit Insurance Corporation Improvement Act, the federal bank regulatory agencies have jointly issued rules which implement a system of prompt corrective action for financial institutions. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, there are minimum ratios of capital to risk-weighted assets. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors. Failure to meet minimum capital requirements can initiate certain mandatory and possibly discretionary actions by regulators that, if undertaken, could have a material effect on NCF's consolidated financial statements.

   Disclosure about the Subsidiary Banks' capital adequacy are set forth in the table below. Tier I capital consists of common equity less goodwill and certain other intangible assets. Tier I excludes the equity impact of adjusting available for sale securities to market value. Total capital is comprised of Tier I and Tier II capital. Tier II capital includes subordinated notes and loan loss allowance, as defined and limited according to regulatory guidelines. Balance sheet assets and the credit equivalent amount of off-balance sheet items per regulatory guidelines are assigned to broad risk categories and a category risk-weight is then applied. Management believes that as of December 31, 2000, NCF and the Subsidiary Banks met all capital adequacy requirements to which they were subject.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

   The risk-based capital and leverage ratios for NCF, CCB and NBC as of December 31, 2000 and for NCF and NBC as of December 31, 1999 are presented below.

                                     NCF                   NBC            CCB
                            ---------------------- ------------------- ---------
                               2000        1999      2000      1999      2000
                            -----------  --------- --------- --------- ---------
                                               In Thousands
Tier I capital............  $ 1,169,780    572,976   430,131   372,725   673,227
Total capital.............    1,326,588    631,917   478,556   416,265   760,173
Risk-weighted assets......   12,292,660  4,715,316 4,732,927 3,668,168 7,415,044
Adjusted quarterly average
 assets...................   16,365,141  6,651,254 6,833,251 5,467,263 9,251,932
Risk-based capital ratios:
  Tier I capital to risk-
   weighted assets:
    Actual................         9.52%     12.15      9.09     10.16      9.08
    Regulatory minimum....         4.00       4.00      4.00      4.00      4.00
    Well-capitalized under
     prompt corrective
     action provisions....           --         --      6.00      6.00      6.00
  Total capital to risk-
   weighted assets:
    Actual................        10.79      13.40     10.11     11.35     10.25
    Regulatory minimum....         8.00       8.00      8.00      8.00      8.00
  Well-capitalized under
   prompt corrective
   action provisions......           --         --     10.00     10.00     10.00
  Leverage ratio:
    Actual................         7.15       8.61      6.29      6.82      7.28
    Regulatory minimum....         3.00       3.00      4.00      4.00      4.00
    Well-capitalized under
     prompt corrective
     action provisions....           --         --      5.00      5.00      5.00

   As of their most recent regulatory examination date, the Subsidiary Banks were categorized as well-capitalized. No conditions or events have occurred since December 31, 2000 that would change the capital categorizations presented as of December 31, 2000.

   Certain restrictions exist regarding the ability of the Subsidiary Banks to transfer funds to NCF in the form of cash dividends. Regulatory capital requirements must be met by the Subsidiary Banks as well as other requirements under applicable federal and state laws. Under these requirements, the Subsidiary Banks have approximately $189 million in retained earnings at December 31, 2000 that can be transferred to NCF in the form of cash dividends without prior regulatory approval. Total dividends declared by the Subsidiary Banks to NCF in 2000 were $82,215,000.

   As a result of the above requirements, consolidated net assets of the Subsidiary Banks amounting to approximately $2.1 billion at December 31, 2000 were restricted from transfer to NCF.

   Under Federal Reserve regulations, the Subsidiary Banks are also limited as to the amount they may loan to affiliates, including the Parent Company, unless such loans are collateralized by specified obligations. At December 31, 2000, the Subsidiary Banks had loans to the Parent Company totaling $49 million.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

(14) SUPPLEMENTARY INCOME STATEMENT INFORMATION

   Following is a breakdown of the components of "other operating" expenses on the Consolidated Statements of Income:

                                                       Years Ended December 31,
                                                       --------------------------
                                                         2000     1999    1998
                                                       --------- ----------------
                                                             In Thousands
   Legal and professional fees........................ $  21,828   5,556   2,275
   Marketing..........................................     7,748   2,314   2,495
   Telecommunications.................................     9,055   3,928   2,663
   All other..........................................    65,009  38,810  43,025
                                                       --------- ------- -------
     Total other operating expenses................... $ 103,640  50,608  50,458
                                                       ========= ======= =======

(15) INCOME TAXES

   The components of income tax expense for the years ended December 31, 2000, 1999 and 1998 were as follows:

                                                         2000     1999    1998
                                                        -------  ------  ------
                                                            In Thousands
Current income taxes:
  Federal.............................................. $ 7,108  50,338  42,109
  State................................................     441   1,648   1,496
                                                        -------  ------  ------
    Total current tax expense..........................   7,549  51,986  43,605
                                                        -------  ------  ------
Deferred income tax expense (benefit):
  Federal..............................................  27,995  (4,205) (2,695)
  State................................................    (944)   (573)   (341)
                                                        -------  ------  ------
    Total deferred tax expense (benefit)...............  27,051  (4,778) (3,036)
                                                        -------  ------  ------
    Total income tax expense........................... $34,600  47,208  40,569
                                                        =======  ======  ======

   During 2000, 1999 and 1998, a total of $5,099,000, $6,964,000 and
$7,886,000, respectively, of income tax benefit was credited to additional paid-in capital as a result of the exercise of certain stock options.

   A reconciliation of income tax expense to the amount computed by multiplying income before income taxes by the statutory federal income tax rate follows:

                                                              % of Pretax
                                         Amount                 Income
                                  -----------------------  -------------------
                                   2000     1999    1998   2000   1999   1998
                                  -------  ------  ------  -----  -----  -----
                                               In Thousands
Tax expense at statutory rate on
 income before income taxes.....  $27,969  48,944  41,803  35.00% 35.00  35.00
State taxes, net of federal
 benefit........................     (327)    698     753   (.41)   .50    .63
Increase (reduction) in taxes
 resulting from:
  Tax-exempt interest on
   investment securities and
   loans........................   (2,678) (2,279) (2,793) (3.35) (1.63) (2.34)
  Non-deductible goodwill
   amortization.................    9,125   1,130     277  11.42    .81    .23
  Other, net....................      511  (1,285)    529    .64   (.92)   .44
                                  -------  ------  ------  -----  -----  -----
Income tax expense..............  $34,600  47,208  40,569  43.30% 33.76  33.96
                                  =======  ======  ======  =====  =====  =====

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

   At December 31, 2000 and 1999, NCF had recorded net deferred tax assets (liabilities) of $(120,607,000) and $7,092,000, respectively, which are included in "other assets" or "other liabilities" on the Consolidated Balance Sheets. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. In management's opinion, it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets. In addition, taxes paid during the carryback period exceed NCF's recorded net deferred tax asset at December 31, 1999. Consequently, management has determined that a valuation allowance for deferred tax assets was not required at December 31, 2000 or 1999. The sources and tax effects of cumulative temporary differences that give rise to significant deferred tax assets (liabilities) at December 31, 2000 and 1999 are shown below:

                                                                2000      1999
                                                              ---------  ------
                                                                In Thousands
   Deferred tax assets:
     Allowance for loan losses..............................  $  62,185  22,821
     Deferred compensation..................................      2,656      --
     Deductible goodwill....................................      7,388      --
     Unrealized losses on investment securities available
      for sale..............................................         --   2,665
     Other..................................................     21,815   2,333
                                                              ---------  ------
       Total gross deferred tax assets......................     94,044  27,819
                                                              ---------  ------
   Deferred tax liabilities:
     Intangible assets......................................    109,425   6,521
     Deferred loan fees and costs...........................      8,442   2,811
     Premises and equipment.................................     12,347      --
     FHLB dividends.........................................     10,287   5,696
     Pension costs..........................................      2,806   2,630
     Unrealized gains on investment securities available for
      sale..................................................     11,792      --
     Mortgage servicing rights gain.........................      4,361      --
     Deferred income........................................     45,525      --
     Other..................................................      9,666   3,069
                                                              ---------  ------
       Total gross deferred tax liabilities.................    214,651  20,727
                                                              ---------  ------
       Net deferred tax asset (liabilities).................  $(120,607)  7,092
                                                              =========  ======

(16) COMMITMENTS, CONTINGENCIES AND OFF-BALANCE SHEET RISK

 Commitments and Contingencies

   The Subsidiary Banks lease certain real property and equipment under long-term operating leases expiring at various dates to 2021. Total rental expense amounted to $14,510,000 in 2000, $7,909,000 in 1999 and $7,239,000 in 1998. A
summary of the commitments under noncancellable, long-term leases in effect at December 31, 2000 for each of the years ending December 31 follows:

                                               Type of Property
                                          --------------------------    Total
                                          Real Property  Equipment   Commitments
                                          ------------- ------------ -----------
                                                        In Thousands
   2001..................................   $ 13,263       3,712        16,975
   2002..................................     12,909       2,837        15,746
   2003..................................     11,941       1,379        13,320
   2004..................................     10,798         636        11,434
   2005..................................      9,113          --         9,113
   Thereafter............................     42,227          --        42,227
                                            --------       -----       -------
     Total lease commitments.............   $100,251       8,564       108,815
                                            ========       =====       =======

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

   Generally, real estate taxes, insurance, and maintenance expenses are obligations of the Subsidiary Banks. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will not be less than the amounts shown for 2001.

   Certain legal claims have arisen in the normal course of business in which NCF and certain of its Subsidiary Banks have been named as defendants. Although the amount of any ultimate liability with respect to such matters cannot be determined, in the opinion of management and counsel, any such liability will have no material effect on NCF's financial position or results of operations.

   Commitments to extend credit are agreements to lend to customers as long as there is no violation of any condition established in the contract. These commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of these commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's credit worthiness is evaluated on a case-by-case basis and collateral, primarily real estate or business assets, is generally obtained. At December 31, 2000 and 1999, the Subsidiary Banks had commitments to extend credit of approximately $2.5 billion and $.9 billion. These amounts include unused revolving credit lines and home mortgage equity lines of $71 million and $816 million, respectively, at December 31, 2000 and $5 million and $249 million, respectively, at December 31, 1999.

   Standby letters of credit are commitments issued by the Subsidiary Banks to guarantee the performance of a customer to a third party. The standby letters of credit are generally secured by non-depreciable assets. The Subsidiary Banks had approximately $128 million and $73 million in outstanding standby letters of credit at December 31, 2000 and 1999.

 Off-Balance Sheet Risk

   Capital Markets, for trading purposes, enters into transactions involving financial instruments with off-balance sheet risk in order to meet the financing and hedging needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include forward contracts, when issued contracts and options written. All such contracts are for United States Treasury, federal agency or municipal securities. These financial instruments involve varying degrees of credit and market risk. The contract amounts of those instruments reflect the extent of involvement in particular classes of financial instruments. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities' market values and interest rates. The extent of the Capital Market's involvement in financial instruments with off- balance sheet risk as of December 31 was as follows:

                                                                  2000    1999
                                                                 ------- -------
                                                                  In Thousands
     Forward contracts:
       Commitments to purchase.................................. $52,635 241,358
       Commitments to sell......................................  69,435 247,987
     When issued contracts:
       Commitments to purchase..................................   5,714   7,066
       Commitments to sell......................................   7,325   8,713
     Option contracts:
       Written option contracts.................................      --   3,000
       Purchased option contracts...............................      --   3,000

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

(17) NATIONAL COMMERCE FINANCIAL CORPORATION (PARENT COMPANY)
   NCF's principal asset is its investment in its subsidiary banks and dividends from the subsidiary banks are its primary source of income. Condensed Balance Sheets as of December 31, 2000 and 1999 and the related Condensed Statements of Income and Cash Flows for the years ended December 31, 2000, 1999 and 1998 follow:

                            CONDENSED BALANCE SHEETS

                        As of December 31, 2000 and 1999

                                                                 2000     1999
                                                              ---------- -------
                                                                 In Thousands
Cash and short-term investments.............................. $  234,191  22,511
Loans........................................................     71,587      --
  Less allowance for loan losses.............................        792      --
                                                              ---------- -------
    Net loans................................................     70,795      --
Investment in subsidiaries...................................  2,387,801 612,654
Other assets.................................................     37,444  72,894
                                                              ---------- -------
    Total assets............................................. $2,730,231 708,059
                                                              ========== =======
Master notes................................................. $  195,070      --
Note payable to subsidiary...................................     50,547      --
Subordinated notes...........................................     82,928  49,909
Other liabilities............................................     36,848   8,909
                                                              ---------- -------
    Total liabilities........................................    365,393  58,818
Stockholders' equity.........................................  2,364,838 649,241
                                                              ---------- -------
    Total liabilities and stockholders' equity............... $2,730,231 708,059
                                                              ========== =======

                          CONDENSED INCOME STATEMENTS

                  Years Ended December 31, 2000, 1999 and 1998

                                                       2000     1999    1998
                                                     --------  ------  ------
                                                          In Thousands
Dividends from subsidiaries......................... $ 82,215  60,844  68,402
Interest income.....................................   12,092   1,338      19
Other income........................................    1,190   3,153   1,909
                                                     --------  ------  ------
  Total operating income............................   95,497  65,335  70,330
Interest expense....................................   12,633   3,236   3,362
Other operating expenses............................    5,023   2,879   4,714
                                                     --------  ------  ------
  Total operating expenses..........................   17,656   6,115   8,076
Income before income taxes..........................   77,841  59,220  62,254
Income taxes........................................   (1,497)   (648) (2,011)
Income before equity in undistributed net income of
 subsidiaries.......................................   79,338  59,868  64,265
Equity in undistributed net income (loss) of
 subsidiaries.......................................  (34,028) 32,764  14,602
                                                     --------  ------  ------
  Net income........................................ $ 45,310  92,632  78,867
                                                     ========  ======  ======

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

                       CONDENSED STATEMENTS OF CASH FLOWS

                  Years Ended December 31, 2000, 1999 and 1998

                                                     2000     1999     1998
                                                   --------  -------  -------
                                                         In Thousands
Net cash provided by operating activities......... $144,225   43,036   70,726
                                                   --------  -------  -------
Investment in subsidiaries........................  (24,914) (48,331)  (8,103)
Net decrease in loans to subsidiaries.............       --   25,626  (25,626)
Net (increase) decrease in loans..................   (2,179)      --       --
Other, net........................................  189,094  (25,570)  26,569
                                                   --------  -------  -------
  Net cash provided (used) by investing
   activities.....................................  162,001  (48,275)  (7,160)
                                                   --------  -------  -------
Increase in master notes..........................    9,911       --       --
Net increase (decrease) in debt to subsidiaries...   (4,453)      --       --
Proceeds from stock issuance in acquisition.......       --   80,248       --
Purchase and retirement of common stock...........  (32,008) (22,925) (33,936)
Cash dividends....................................  (76,236) (39,697) (31,532)
Other, net........................................    8,240    5,999    2,991
                                                   --------  -------  -------
  Net cash provided (used) by financing
   activities.....................................  (94,546)  23,625  (62,477)
                                                   --------  -------  -------
Net increase in cash and short-term investments...  211,680   18,386    1,089
Cash and short-term investments at beginning of
 year.............................................   22,511    4,125    3,036
                                                   --------  -------  -------
Cash and short-term investments at end of year.... $234,191   22,511    4,125
                                                   ========  =======  =======

(18) SEGMENT INFORMATION

   Before the merger with CCBF, NCF segregated its business into three segments: commercial banking, retail banking and other financial services. Following the merger, management has redefined the business and considers itself to operate two principal lines: traditional banking and financial enterprises.

   The traditional banking segment includes sales and distribution of financial products and services to individuals. These products and services include loan products such as residential mortgage, home equity lending, automobile and other personal financing needs. Traditional banking also offers various deposit products that are designed for customers' saving and transaction needs. This segment also includes lending and related financial services provided to large and medium-sized corporations. Included among these services are several specialty services such as real estate finance, asset-based lending and residential construction lending. Traditional banking also includes management of the investment portfolio and non-deposit based funding.

   The financial enterprises segment is comprised of trust services and investment management, transaction processing, retail banking consulting/in-store licensing and institutional broker/dealer activities.

   The accounting policies of the individual segments are the same as those of NCF as described in Note 1. Transactions between business segments are conducted at fair value and are eliminated for reporting consolidated financial position and results of operations. There are no significant intersegment revenues. Interest income for tax-exempt loans and securities is adjusted to a taxable-equivalent basis. Expenses for centrally provided services such as data processing, human resources, accounting and other back-office support functions and management overhead are allocated to each segment based upon various statistical information.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

   The following tables present condensed income statements and average assets for each reportable segment. This presentation reflects management's determination that it operates two business segments.

                                              Traditional  Financial
                                                Banking   Enterprises   Total
                                              ----------- ----------- ----------
                                                         In Thousands
Year ended December 31, 2000:
  Net interest income........................ $   436,118    11,768      447,886
  Provision for loan loss....................      16,456        --       16,456
                                              -----------   -------   ----------
  Net interest income after provision........     419,662    11,768      431,430
  Other income...............................     109,622    79,869      189,491
  Other expense..............................     460,069    57,629      517,698
                                              -----------   -------   ----------
  Income before income taxes.................      69,215    34,008      103,223
  Income taxes...............................      44,893    13,020       57,913
                                              -----------   -------   ----------
  Net income................................. $    24,322    20,988       45,310
                                              ===========   =======   ==========
  Average assets............................. $11,917,272   484,710   12,401,982
Year ended December 31, 1999:
  Net interest income........................ $   232,318    11,173      243,491
  Provision for loan loss....................      16,921        --       16,921
                                              -----------   -------   ----------
  Net interest income after provision........     215,397    11,173      226,570
  Other income...............................      40,748    46,479       87,227
  Other expense..............................     130,401    29,941      160,342
                                              -----------   -------   ----------
  Income before income taxes.................     125,744    27,711      153,455
  Income taxes...............................      50,033    10,790       60,823
                                              -----------   -------   ----------
  Net income................................. $    75,711    16,921       92,632
                                              ===========   =======   ==========
  Average assets............................. $ 6,029,284   329,544    6,358,828
Year ended December 31, 1998:
  Net interest income........................ $   187,862     8,453      196,315
  Provision for loan loss....................      10,710        --       10,710
                                              -----------   -------   ----------
  Net interest income after provision........     177,152     8,453      185,605
  Other income...............................      34,701    48,083       82,784
  Other expense..............................     112,047    30,669      142,716
                                              -----------   -------   ----------
  Income before income taxes.................      99,806    25,867      125,673
  Income taxes...............................      36,727    10,079       46,806
                                              -----------   -------   ----------
  Net income................................. $    63,079    15,788       78,867
                                              ===========   =======   ==========
  Average assets............................. $ 5,088,751   294,266    5,383,017

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

(19) QUARTERLY FINANCIAL DATA (UNAUDITED)

                                        2000                               1999
                          ---------------------------------- -----------------------------------
                                      3rd              1st     4th                         1st
                          4th Qtr.   Qtr.   2nd Qtr.  Qtr.    Qtr.   3rd Qtr.  2nd Qtr.   Qtr.
                          --------  ------- -------- ------- ------- --------  --------  -------
                                          In Thousands Except Per Share Data
Interest income.........  $334,073  329,090 142,391  132,422 125,314 118,946   107,596   104,118
Interest expense........   182,232  180,253  79,897   71,021  61,959  59,359    53,256    51,524
                          --------  ------- -------  ------- ------- -------   -------   -------
Net interest income.....   151,841  148,837  62,494   61,401  63,355  59,587    54,340    52,594
Provision for loan
 losses.................     5,317    5,098   3,864    2,177   4,304   6,403     3,835     2,379
                          --------  ------- -------  ------- ------- -------   -------   -------
Net interest income
 after provision for
 loan losses............   146,524  143,739  58,630   59,224  59,051  53,184    50,505    50,215
Securities gains
 (losses)...............      (141)   4,522     127        1     224  (1,286)   (2,034)        1
Other income............    69,387   67,213  24,439   23,943  22,735  22,734    24,870    19,983
Other expenses..........   226,851  194,910  48,061   47,876  43,057  41,482    38,807    36,996
                          --------  ------- -------  ------- ------- -------   -------   -------
Income before income
 taxes..................   (11,081)  20,564  35,135   35,292  38,953  33,150    34,534    33,203
Income taxes............    (2,669)  14,775  11,194   11,300  13,347  11,100    11,696    11,065
                          --------  ------- -------  ------- ------- -------   -------   -------
Net income (loss).......  $ (8,412)   5,789  23,941   23,992  25,606  22,050    22,838    22,138
                          ========  ======= =======  ======= ======= =======   =======   =======
Net income (loss) per
 share:
 Basic(1)...............  $   (.04)     .03     .22      .22     .24     .21       .22       .22
 Diluted(1).............      (.04)     .03     .22      .22     .23     .20       .22       .21

--------
(1) For 2000, the sum of the quarterly per share net income amounts do not equal the annual per share net income presented elsewhere herein due to significant changes in net income and weighted average shares outstanding impacting the third and fourth quarter.

(20) FAIR VALUE OF FINANCIAL INSTRUMENTS

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

                                            2000                   1999
                                    ----------------------  -------------------
                                     Carrying               Carrying    Fair
                                      Amount    Fair Value   Amount     Value
                                    ----------  ----------  --------- ---------
                                                  In Thousands
Financial assets:
  Cash and cash equivalents........ $  531,467     531,467    261,296   261,296
  Investment securities............  4,418,321   4,386,226  2,313,311 2,221,511
  Trading account securities.......     74,417      74,417     30,294    30,294
  Net loans........................ 10,864,805  10,953,779  3,926,192 3,992,208
Financial liabilities:
  Deposits......................... 11,979,631  12,134,567  4,495,900 4,478,706
  Short-term borrowings............  1,212,903   1,212,903    883,038   883,038
  Federal Home Loan Bank advances..  1,649,055   1,648,979    714,335   712,546
  Long-term debt...................     39,379      49,088      6,372     6,372
  Capital trust pass-through
   securities......................     49,922      49,922     49,909    49,909
Derivative financial instruments:
  Interest rate swaps..............    (74,140)    (74,140)       649       649

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

 Cash and Cash Equivalents

   The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values.

 Investment and Trading Account Securities

   Fair values for investment and trading account securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

 Net Loans

   For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain mortgage loans (e.g., one-to-four family residential) and certain consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

 Deposits

   The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

 Borrowings

   The carrying amounts of short-term borrowings and capital trust pass-through securities approximate their fair values. The fair values of FHLB advances and long-term debt are estimated using discounted cash flow analyses, based on NCF's incremental borrowing rates for similar types of borrowing arrangements.

 Interest Rate Swaps

   Fair values for interest rate swaps are based on discounted cash flow projections under the swap agreements based on assumptions about future interest rate movements.

 Off-Balance Sheet Financial Instruments

   The Subsidiary Banks have commitments to extend credit and standby letters of credit. These types of credit are made at market rates; therefore, there would be no market risk associated with these credits which would create a significant fair value liability.

(21) SUBSEQUENT EVENT

   On February 15, 2001, NCF closed its position in certain interest rate swap contracts with notional amounts totaling $1.5 billion. The fair value of these contracts at the time of the transaction was $77,900,000 and consequently, NCF realized an additional $672,000 of loss on these contracts in the first quarter of 2001.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of
National Commerce Financial Corporation

   We have audited the accompanying consolidated balance sheets of National Commerce Financial Corporation and Subsidiaries ("the Company") as of December 31, 1999 and 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Memphis, Tennessee
June 22, 2001

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                    September 30, 2001 and December 31, 2000

                                                       (Unaudited)
                                                      September 30, December 31,
                                                          2001          2000
                                                      ------------- ------------
                                                             In Thousands
                                                          Except Share Data

                       ASSETS
                       ------

Cash and due from banks.............................   $   547,899      446,712
Time deposits in other banks........................        31,643       32,183
Federal funds sold and other short-term
 investments........................................        11,982       52,572
Investment securities:
 Available for sale.................................     2,794,233    2,401,526
 Held to maturity (fair values of $1,649,292 and
  $1,984,700).......................................     1,489,414    2,016,795
Trading account securities..........................       131,374       74,417
Loans...............................................    11,516,651   11,008,419
 Less allowance for loan losses.....................       150,487      143,614
                                                       -----------   ----------
   Net loans........................................    11,366,164   10,864,805
                                                       -----------   ----------
Premises and equipment..............................       202,222      204,903
Goodwill............................................       909,541      934,467
Core deposit intangibles............................       249,035      287,707
Other assets........................................       748,047      429,705
   Total assets.....................................   $18,481,554   17,745,792
                                                       ===========   ==========

                    LIABILITIES

Deposits:
 Demand (non-interest-bearing)......................   $ 1,564,212    1,366,178
 Savings, NOW and money market accounts.............     4,834,686    4,474,114
 Jumbo and brokered certificates of deposits........     1,329,640    2,006,741
 Consumer time deposits.............................     4,216,670    4,132,598
                                                       -----------   ----------
   Total deposits...................................    11,945,208   11,979,631
Short-term borrowed funds...........................     1,308,387    1,212,903
Federal Home Loan Bank advances.....................     2,243,509    1,649,055
Long-term debt......................................        39,375       39,379
Other liabilities...................................       487,569      450,064
                                                       -----------   ----------
   Total liabilities................................    16,024,048   15,331,032
                                                       -----------   ----------
Capital trust pass-through securities...............        42,642       49,922

                STOCKHOLDERS' EQUITY

Preferred stock, no par value. Authorized 5,000,000
 shares; none issued................................            --           --
Common stock, $2 par value. Authorized 400,000,000
 shares; 204,032,413 and 205,246,098 shares issued..       408,064      410,492
Additional paid-in capital..........................     1,726,548    1,765,723
Retained earnings...................................       247,153      165,829
Accumulated other comprehensive income..............        33,099       22,794
                                                       -----------   ----------
   Total stockholders' equity.......................     2,414,864    2,364,838
                                                       -----------   ----------
   Total liabilities and stockholders' equity.......   $18,481,554   17,745,792
                                                       ===========   ==========

Commitments and contingencies (note 8)

          See accompanying notes to consolidated financial statements.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
   Three Months and Nine Months Ended September 30, 2001 and 2000 (Unaudited)

                                                Three Months
                                                   Ended       Nine Months Ended
                                               September 30,     September 30,
                                              ---------------- -----------------
                                                2001    2000     2001     2000
                                              -------- ------- -------- --------
                                              In Thousands Except Per Share Data
Interest Income
Interest and fees on loans..................  $235,072 250,045  720,293  433,288
Interest and dividends on investment
 securities:
  U.S. Treasury.............................       772   2,472    2,209    3,345
  U.S. Government agencies and
   corporations.............................    47,911  56,407  147,093  113,553
  States and political subdivisions
   (primarily tax-exempt)...................     2,037   2,498    6,946    5,899
  Equity and other securities...............    15,340  13,160   53,291   37,193
Interest and dividends on trading account
 securities.................................       591     656    2,251    1,652
Interest on time deposits in other banks....       299     783    1,010      910
Interest on federal funds sold and other
 short-term investments.....................       470   3,069    2,510    8,063
                                              -------- ------- -------- --------
   Total interest income....................   302,492 329,090  935,603  603,903
                                              -------- ------- -------- --------
Interest Expense
Deposits....................................   102,057 132,028  346,223  228,283
Short-term borrowed funds...................     8,602  21,934   34,011   51,728
Federal Home Loan Bank advances.............    25,586  25,643   72,690   50,327
Long-term debt..............................       646     648    1,934      832
                                              -------- ------- -------- --------
   Total interest expense...................   136,891 180,253  454,858  331,170
                                              -------- ------- -------- --------
Net interest income.........................   165,601 148,837  480,745  272,733
Provision for loan losses...................     9,623   5,098   22,307   11,139
                                              -------- ------- -------- --------
Net interest income after provision for loan
 losses.....................................   155,978 143,739  458,438  261,594
                                              -------- ------- -------- --------
Other Income
Service charges on deposit accounts.........    29,639  26,640   87,389   42,703
Other service charges and fees..............     9,427   9,247   27,227   20,096
Trust and employee benefit plan income......    11,422  14,275   38,686   18,987
Broker/dealer revenue and other
 commissions................................    15,114   9,649   46,382   18,065
Other operating.............................    11,042   7,402   28,660   15,744
Investment securities gains.................     2,588   4,522    3,883    4,650
                                              -------- ------- -------- --------
   Total other income.......................    79,232  71,735  232,227  120,245
                                              -------- ------- -------- --------
Other Expense
Personnel...................................    58,063  57,241  180,410   99,510
Net occupancy...............................     9,610  10,119   28,091   17,590
Equipment...................................     6,399   6,464   18,369   10,104
Goodwill amortization.......................    12,060  11,941   36,180   14,824
Core deposit intangibles amortization.......    14,389  15,881   44,053   19,075
Conversion/merger expenses..................     3,122  44,765    3,122   44,765
Losses on interest rate swaps...............        --  12,324      672   20,006
Other operating.............................    39,562  36,175  115,051   64,974
                                              -------- ------- -------- --------
   Total other expenses.....................   143,205 194,910  425,948  290,848
                                              -------- ------- -------- --------
Income before income taxes..................    92,005  20,564  264,717   90,991
Income taxes................................    34,394  14,775   99,281   37,269
                                              -------- ------- -------- --------
Net income..................................  $ 57,611   5,789  165,436   53,722
                                              ======== ======= ======== ========
Earnings Per Common Share
  Basic.....................................  $    .28     .03      .81      .38
  Diluted...................................       .28     .03      .80      .38
Weighted Average Shares Outstanding
  Basic.....................................   204,308 205,458  205,120  141,289
  Diluted...................................   206,723 207,268  207,712  142,954


          See accompanying notes to consolidated financial statements.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Nine Months Ended September 30, 2001 and 2000
                                  (Unaudited)

                                                         2001         2000
                                                      -----------  ----------
                                                           In Thousands
Operating Activities
Net income........................................... $   165,436      53,722
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation, amortization and accretion, net......      78,564      44,918
  Provision for loan losses..........................      22,307      11,139
  Net gain on sales of investment securities.........      (3,883)     (4,650)
  Losses on interest rate swaps......................         672      20,006
  Deferred income taxes..............................      24,780      32,450
  Changes in:
    Trading account securities.......................     (56,957)    (11,585)
    Other assets.....................................    (329,682)   (123,422)
    Other liabilities................................      34,652      42,199
    Other operating activities, net..................        (639)          1
                                                      -----------  ----------
      Net cash provided (used) by operating
       activities....................................     (64,750)     64,778
                                                      -----------  ----------
Investing Activities
Proceeds from:
  Maturities and issuer calls of investment
   securities held to maturity.......................     624,843          --
  Sales of investment securities available for sale..      78,482   1,403,904
  Maturities and issuer calls of investment
   securities available for sale.....................     962,975     137,821
Purchases of:
  Investment securities held to maturity.............     (92,720) (1,781,768)
  Investment securities available for sale...........  (1,390,515)         --
  Premises and equipment.............................     (10,819)    (10,377)
Net originations of loans............................    (392,209)   (411,343)
Net cash acquired (paid) in business combinations....     (12,641)    318,633
                                                      -----------  ----------
      Net cash used by investing activities..........    (232,604)   (343,130)
                                                      -----------  ----------
Financing Activities
Net increase (decrease) in deposit accounts..........    (171,600)    228,967
Net increase (decrease) in short-term borrowed
 funds...............................................      81,441     106,201
Net increase in FHLB advances........................     590,412     366,955
Repurchase and retirement of capital trust pass-
 through securities..................................      (7,303)         --
Issuances of common stock from exercise of stock
 options, net........................................      13,571       3,938
Issuances of common stock and other..................          --         311
Purchase and retirement of common stock..............     (64,943)    (25,726)
Cash dividends paid..................................     (84,167)    (49,548)
                                                      -----------  ----------
      Net cash provided by financing activities......     357,411     631,098
                                                      -----------  ----------
Net increase in cash and cash equivalents............      60,057     352,746
Cash and cash equivalents at beginning of period.....     531,467     261,296
                                                      -----------  ----------
Cash and cash equivalents at end of period........... $   591,524     614,042
                                                      ===========  ==========
Supplemental Disclosure of Cash Flow Information
Interest paid during the period...................... $   495,519     299,433
                                                      ===========  ==========
Income taxes paid during the period.................. $    79,495      22,707
                                                      ===========  ==========

          See accompanying notes to consolidated financial statements.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        As of and for the Nine Months Ended September 30, 2001 and 2000
                                  (Unaudited)

(1) CONSOLIDATION AND PRESENTATION

   The accompanying unaudited consolidated financial statements of National Commerce Financial Corporation ("NCF") have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the statements reflect all adjustments necessary for a fair presentation of the financial position, results of operations and cash flows of NCF on a consolidated basis, and all such adjustments are of a normal recurring nature. These financial statements and the notes thereto should be read in conjunction with NCF's Amended Annual Report on Form 10-K/A for the year ended December 31, 2000. Operating results for the three- and nine-month periods ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

 Consolidation

   NCF is a bank holding company that provides diverse financial services through a regional network of banking affiliates and a national network of nonbanking affiliates. NCF has two principal lines of business which are operated as business segments: traditional banking and financial enterprises. Financial enterprises include transaction processing, trust and asset management, retail banking consulting and capital markets. NCF's wholly-owned bank subsidiaries include Central Carolina Bank and Trust Company ("CCB"), National Bank of Commerce, ("NBC") and NBC Bank, FSB (collectively, the "Subsidiary Banks"). The consolidated financial statements also include the accounts and results of operations of the wholly-owned non-bank subsidiaries of
NCF: TransPlatinum Service Corp., Commerce Capital Management, Inc., First Mercantile Trust, First Mercantile Capital Management, Inc., U.S.I. Alliance, Senior Housing Crime Prevention Foundation Investment Corporation, National Commerce Capital Trust I and Monroe Properties. Additionally, both CCB and NBC have subsidiaries that provide a variety of services including retail banking consulting, trust, investment advisory, insurance, broker/dealer and leasing services. All significant intercompany transactions and accounts are eliminated in consolidation.

   NCF acquired Piedmont Bancorp, Inc. in April 2000; CCB Financial Corporation, First Mercantile Trust and First Mercantile Capital in July 2000; and First Vantage-Tennessee in August 2001 in transactions accounted for as purchases. Accordingly, the results of operations of these acquired companies are included in NCF's operating results only from the dates of acquisition.

 Earnings Per Share

   Basic earnings per share ("EPS") excludes dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during each period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Diluted EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding plus dilutive stock options (as computed under the treasury stock method) assumed to have been exercised during the period.

 Comprehensive Income

   Comprehensive income is the change in equity during the period from transactions and other events and circumstances from non-owner sources. Total comprehensive income is comprised of net

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES income and other comprehensive income (loss). Other comprehensive income (loss) for the nine months ended September 30, 2001 and 2000 and accumulated other comprehensive income (loss) as of September 30, 2001, December 31, 2000 and September 30, 2000 are comprised of unrealized gains and losses on certain investments in debt and equity securities and certain hedging instruments.

(2) RESTATEMENTS

   As a result of technical violations of pooling of interest rules regarding treasury share repurchases and stock options, NCF has restated its historical financial statements for the presentation of nine business combinations as purchases rather than as poolings of interests as previously reported. The reasons for, and financial impact of, the adjustments are described in NCF's Annual Report on Form 10-K/A for the fiscal period ended December 31, 2000.

   As a result of the foregoing, NCF's 2000 consolidated financial statements have been restated for the interim periods of 2000 and 1999, and fiscal years 2000, 1999 and 1998. The restated financial statements for the periods, including condensed financial statements for the nine months ended September 30, 2000, are included in NCF's Annual Report on Form 10-K/A for the fiscal period ended December 31, 2000. Management believes that NCF's consolidated financial statements, as restated, include all adjustments necessary for a fair presentation of NCF's financial position as of September 30, 2000 and its results of operations for the nine months then ended.

(3) LOANS

   A summary of loans at September 30, 2001 and December 31, 2000 follows:

                                                             2001        2000
                                                          ----------- ----------
                                                               In Thousands
   Commercial, financial and agricultural................ $ 1,300,819  1,223,032
   Real estate-construction..............................   2,104,567  1,907,533
   Real estate-mortgage..................................   6,521,943  5,959,114
   Consumer..............................................   1,390,120  1,730,940
   Revolving credit......................................      61,896     58,840
   Lease financing.......................................     155,381    145,883
                                                          ----------- ----------
   Gross loans...........................................  11,534,726 11,025,342
   Less unearned income..................................      18,075     16,923
                                                          ----------- ----------
   Total loans........................................... $11,516,651 11,008,419
                                                          =========== ==========

(4) ALLOWANCE FOR LOAN LOSSES

   Following is the activity in the allowance for loan losses during the nine months ended September 30, 2001 and 2000:

                                                               2001      2000
                                                             ---------  -------
                                                               In Thousands
   Balance at beginning of period........................... $ 143,614   59,597
   Provision charged to operations..........................    22,307   11,139
   Addition from acquired institutions......................     1,331   82,228
   Recoveries of loans previously charged-off...............     5,360    3,695
   Loan losses charged to allowance.........................   (22,125) (13,149)
                                                             ---------  -------
     Balance at end of period............................... $ 150,487  143,510
                                                             =========  =======

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

(5) RISK ASSETS

   Following is a summary of risk assets at September 30, 2001, December 31, 2000, and September 30, 2000:

                                        September 30, December 31, September 30,
                                            2001          2000         2000
                                        ------------- ------------ -------------
                                                      In Thousands
Nonaccrual loans......................     $15,466        7,219       26,432
Other real estate acquired through
 loan foreclosures....................       8,347        5,652        3,219
Restructured loans....................          --        2,232        2,235
Accruing loans 90 days or more past
 due..................................      32,426       26,362        7,949
                                           -------       ------       ------
 Total risk assets....................     $56,239       41,465       39,835
                                           =======       ======       ======

(6) COMPREHENSIVE INCOME

   The following table presents the components of other comprehensive income and the related tax effects allocated for the nine months ended September 30, 2001 and 2000:

                                         2001                    2000
                               ------------------------- ----------------------
                               Before            Net of  Before          Net of
                                 tax     Tax      tax     tax     Tax     tax
                               amount  expense   amount  amount expense  amount
                               ------- -------  -------- ------ -------  ------
                                                In Thousands
Unrealized gains on
 securities:
 Unrealized gains arising
  during holding period......  $20,649 (7,995)    12,654 13,555 (5,354)   8,201
 Less: Reclassification
  adjustment for gains
  realized in net income.....    3,883 (1,534)     2,349  4,650 (1,837)   2,813
                               ======= ======   -------- ====== ======   ------
Other comprehensive income...                     10,305                  5,388
Net income...................                    165,436                 53,722
                                                --------                 ------
Comprehensive income.........                   $175,741                 59,110
                                                ========                 ======

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

(7) PER SHARE DATA

   The following schedule reconciles the numerators and denominators of the basic and diluted EPS computations for the three and nine months ended September 30, 2001 and 2000. Dilutive common shares arise from the potentially dilutive effect of NCF's stock options outstanding.

                                           Three Months Ended Nine Months Ended
                                             September 30,      September 30,
                                           ------------------------------------
                                             2001      2000     2001     2000
                                           --------- ----------------- --------
                                            In Thousand Except Per Share Data
BASIC EPS
Average common shares outstanding.........   204,308  205,458  205,120  141,289
Net income................................ $  57,611    5,789  165,436   53,722
Earnings per share........................       .28      .03      .81      .38
                                           --------- -------- -------- --------
DILUTED EPS
Average common shares outstanding.........   204,308  205,458  205,120  141,289
Average dilutive common shares............     2,415    1,810    2,592    1,665
                                           --------- -------- -------- --------
Adjusted average common shares............   206,723  207,268  207,712  142,954
Net income................................ $  57,611    5,789  165,436   53,722
Earnings per share........................       .28      .03      .80      .38
                                           ========= ======== ======== ========


(8) CONTINGENCIES

   Certain legal claims have arisen in the normal course of business, which, in the opinion of management and counsel, will have no material adverse effect on the financial position of NCF or its subsidiaries.

(9) SEGMENT INFORMATION

 Traditional Banking

   This segment includes sales and distribution of financial products and services to consumer and corporate customers. These products and services include loan products such as residential mortgages, home equity loans, automobile and other personal loan products. Traditional banking also offers various deposit products that are designed for customers' saving and transaction needs. This segment also includes financial services provided to large and medium-sized corporations including real estate finance, asset-based lending and residential construction lending. Traditional banking also includes management of NCF's investment portfolio and non-deposit based funding.

 Financial Enterprises

   This segment is comprised of trust services and investment management, transaction processing, retail banking consulting/in-store licensing and institutional broker/dealer activities.

   The accounting policies of the individual segments are the same as those of NCF. Transactions between business segments are conducted at fair value and are eliminated for reporting consolidated financial position and results of operations. There are no significant intersegment revenues. Net interest income is presented on a taxable-equivalent basis. Expenses for centrally provided services such as data processing, human resources, accounting and other back-office support functions and management overhead are allocated to each segment based upon various statistical information.

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

   The following tables present condensed income statements and average assets for each reportable segment.

                                            Traditional   Financial
                                              banking    Enterprises   Total
                                            -----------  ----------- ----------
                                                       In Thousands
Quarter ended September 30, 2001:
Net interest income........................ $   168,669      4,798      173,467
Provision for loan loss....................       9,623         --        9,623
                                            -----------    -------   ----------
Net interest income after provision........     159,046      4,798      163,844
Non-interest income........................      43,298     35,934       79,232
Non-interest expense.......................     116,360     26,845      143,205
                                            -----------    -------   ----------
Income before income taxes.................      85,984     13,887       99,871
Income taxes...............................      36,843      5,417       42,260
                                            -----------    -------   ----------
Net income................................. $    49,142      8,470       57,611
                                            ===========    =======   ==========
Average assets............................. $17,354,164    545,454   17,899,618

Quarter ended September 30, 2000:
Net interest income........................ $   153,551      3,108      156,659
Provision for loan loss....................      (5,098)        --       (5,098)
                                            -----------    -------   ----------
Net interest income after provision........     148,453      3,108      151,561
Non-interest income........................      42,102     29,633       71,735
Non-interest expense.......................    (172,872)   (22,038)    (194,910)
                                            -----------    -------   ----------
Income before income taxes.................      17,683     10,703       28,386
Income taxes...............................     (18,337)    (4,260)     (22,597)
                                            -----------    -------   ----------
Net income................................. $      (654)     6,443        5,789
                                            ===========    =======   ==========
Average assets............................. $16,652,810    425,524   17,078,334

            NATIONAL COMMERCE FINANCIAL CORPORATION AND SUBSIDIARIES

                                              Traditional  Financial
                                                Banking   Enterprises   Total
                                              ----------- ----------- ----------
                                                         In Thousands
Nine months ended September 30, 2001:
Net interest income.......................... $   489,274    13,381      502,655
Provision for loan loss......................      22,307        --       22,307
                                              -----------   -------   ----------
Net interest income after provision..........     466,967    13,381      480,348
Non-interest income..........................     124,502   107,725      232,227
Non-interest expense.........................     345,011    80,937      425,948
                                              -----------   -------   ----------
Income before income taxes...................     246,458    40,169      286,627
Income taxes.................................     105,476    15,715      121,191
                                              -----------   -------   ----------
Net income................................... $   140,982    24,454      165,436
                                              ===========   =======   ==========
Average assets............................... $17,168,020   528,523   17,696,543

Nine months ended September 30, 2000:
Net interest income.......................... $   280,191     8,975      289,166
Provision for loan loss......................      11,139        --       11,139
                                              -----------   -------   ----------
Net interest income after provision..........     269,052     8,975      278,027
Non-interest income..........................      63,371    56,874      120,245
Non-interest expense.........................     249,629    41,219      290,848
                                              -----------   -------   ----------
Income before income taxes...................      82,794    24,630      107,424
Income taxes.................................      43,932     9,770       53,702
                                              -----------   -------   ----------
Net income................................... $    38,862    14,860       53,722
                                              ===========   =======   ==========
Average assets............................... $10,259,575   407,325   10,666,900

(10) SUBSEQUENT EVENTS

   On July 16, 2001, NCF announced that it had executed an agreement for NCF to acquire SouthBanc Shares, Inc., a financial institution with ten locations and $660 million of assets located in South Carolina. The acquisition is subject to regulatory approval and is expected to close in the fourth quarter of 2001. The transaction is anticipated to be accounted for as a purchase.

   NCF announced on August 13, 2001 that it had signed a definitive agreement to acquire 37 First Union and Wachovia branches and corresponding ATMs in North Carolina, South Carolina, Georgia and Virginia. The branch acquisition includes approximately $1.5 billion in deposits, complements NCF's existing branch network in the Southeast and expands its presence in the Carolinas.

   The branch acquisition is expected to close in the first quarter of 2002, subject to the approval of the appropriate regulatory authorities. The branches were required to be divested for the First Union and Wachovia merger to meet the U.S. Department of Justice's antitrust guidelines. The sale will include deposits, loans and related premises and equipment. NCF has also agreed to offer employment to divested branch personnel. Branches in North Carolina and South Carolina will operate under the name Central Carolina Bank and locations in Virginia and Georgia will take the National Bank of Commerce name.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998

                                                             1999       1998
                                                          ----------  ---------
                                                          (In Thousands Except
                                                            for Share Data)

                         ASSETS:
Cash and due from banks (note 3)......................... $  300,051    250,922
Time deposits in other banks.............................     63,020     59,529
Federal funds sold and other short-term investments......     37,918    430,000
Investment securities (notes 4 and 8):
  Available for sale (amortized cost of $1,585,372 and
   $1,262,477)...........................................  1,563,120  1,284,198
  Held to maturity (market values of $75,448 and
   $85,277)..............................................     73,370     80,189
Loans (notes 5, 8 and 9).................................  5,954,184  5,487,337
   Less reserve for loan losses (note 6).................     77,266     73,182
                                                          ----------  ---------
     Net loans...........................................  5,876,918  5,414,155
Premises and equipment (notes 7 and 9)...................    113,858     92,770
Other assets (notes 5 and 13)............................    158,043    128,590
                                                          ----------  ---------
       Total assets...................................... $8,186,298  7,740,353
                                                          ==========  =========

          LIABILITIES AND SHAREHOLDERS' EQUITY:

Deposits:
  Demand (noninterest-bearing)........................... $  833,389    854,938
  Savings and NOW accounts...............................    852,265    863,920
  Money market accounts..................................  1,895,099  1,784,091
  Jumbo certificates of deposit (note 8).................    422,280    452,808
  Time deposits (note 8).................................  2,713,992  2,504,007
                                                          ----------  ---------
       Total deposits....................................  6,717,025  6,459,764
Short-term borrowed funds (note 8).......................    329,670    288,256
Long-term debt (note 9)..................................    328,922    216,695
Other liabilities (notes 10 and 13)......................     90,720     87,744
                                                          ----------  ---------
       Total liabilities.................................  7,466,337  7,052,459
                                                          ==========  =========
Shareholders' equity (notes 4, 11 and 15):
Serial preferred stock. Authorized 10,000,000 shares;
 none issued.............................................         --         --
Common stock of $5 par value. Authorized 100,000,000
 shares; 39,579,808 and 40,345,214 shares issued in 1999
 and 1998, respectively..................................    197,900    201,726
Additional paid-in capital...............................     29,690     73,771
Retained earnings........................................    506,092    399,066
Accumulated comprehensive income (loss)..................    (13,721)    13,331
                                                          ----------  ---------
       Total shareholders' equity........................    719,961    687,894
                                                          ----------  ---------
       Total liabilities and shareholders' equity........ $8,186,298  7,740,353
                                                          ==========  =========

Commitments and contingencies (note 14)


          See accompanying notes to consolidated financial statements.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                  Years Ended December 31, 1999, 1998 and 1997

                                                     1999     1998     1997
                                                   --------  -------  -------
                                                   (In Thousands Except Per
                                                         Share Data)
Interest income:
 Interest and fees on loans....................... $478,908  470,664  442,618
 Interest and dividends on investment securities:
   U.S. Treasury..................................   23,127   27,502   31,546
   U.S. Government agencies and corporations......   65,255   53,117   55,613
   States and political subdivisions (primarily
    tax-exempt)...................................    4,360    4,738    4,840
   Equity and other securities....................    3,147    3,135    3,070
Interest on time deposits in other banks..........    2,750    2,377    2,716
Interest on federal funds sold and other short-
 term investments.................................   12,052   15,893   10,060
                                                   --------  -------  -------
     Total interest income........................  589,599  577,426  550,463
                                                   --------  -------  -------
Interest expense:
 Deposits.........................................  232,767  232,609  229,600
 Short-term borrowed funds (note 8)...............   12,016   11,822   15,371
 Long-term debt (note 9)..........................   12,764   10,131    5,128
                                                   --------  -------  -------
     Total interest expense.......................  257,547  254,562  250,099
                                                   --------  -------  -------
Net interest income...............................  332,052  322,864  300,364
Provision for loan losses (note 6)................   14,296   15,884   16,376
                                                   --------  -------  -------
Net interest income after provision for loan
 losses...........................................  317,756  306,980  283,988
                                                   --------  -------  -------
Other income:
 Service charges on deposit accounts..............   61,831   54,117   44,937
 Trust and custodian fees.........................   12,574   10,221    8,415
 Sales and insurance commissions..................   12,806   10,835    9,433
 Merchant discount................................   11,866    8,826    7,017
 Secondary marketing and servicing of mortgages...    9,131   12,865    8,179
 Accretion of negative goodwill from
  acquisitions....................................    3,356    3,356    3,356
 Other operating..................................   12,675   10,683   11,582
 Gain on sale of credit card receivables..........   32,837       --       --
 Investment securities gains (note 4).............    1,381    2,205      578
 Investment securities losses (note 4)............       (3)     (27)     (98)
                                                   --------  -------  -------
     Total other income...........................  158,454  113,081   93,399
                                                   --------  -------  -------
Other expenses:
 Personnel (note 10)..............................  136,305  124,419  114,572
 Net occupancy (note 14)..........................   17,331   15,890   15,595
 Equipment (note 14)..............................   17,713   14,522   12,867
 Merger-related expense (note 2)..................       --       --   17,916
 Other operating (note 12)........................   72,687   75,386   65,248
                                                   --------  -------  -------
     Total other expenses.........................  244,036  230,217  226,198
                                                   --------  -------  -------
Income before income taxes........................  232,174  189,844  151,189
Income taxes (note 13)............................   81,351   68,632   55,765
                                                   --------  -------  -------
Net income........................................ $150,823  121,212   95,424
                                                   ========  =======  =======
Earnings per common share (note 11):
 Basic............................................ $   3.77     2.96     2.31
 Diluted..........................................     3.74     2.93     2.28
Weighted average shares outstanding (note 11):
 Basic............................................   39,944   40,898   41,438
 Diluted..........................................   40,315   41,409   41,947

          See accompanying notes to consolidated financial statements.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                            AND COMPREHENSIVE INCOME
                  Years Ended December 31, 1999, 1998 and 1997

                                                                                Accumulated
                                                                                   Other
                                                          Additional           Comprehensive Management      Total
                                                 Common    Paid-In   Retained     Income     Recognition Shareholders'
                                                 Stock     Capital   Earnings     (Loss)        Plans       Equity
                                                --------  ---------- --------  ------------- ----------- -------------
                                                                           (In Thousands)
Balance December 31, 1996.....................  $206,338   140,617   257,903        7,329        (738)      611,499
Net income....................................        --        --    95,424           --          --        95,424
Other comprehensive income--
 Unrealized gains on securities, net of
  deferred tax expense of $3,956 and
  reclassification adjustment (note 4)........        --        --        --        6,651          --         6,651
                                                                                                            -------
   Total comprehensive income.................                                                              102,075
Restricted stock transactions, net (note 10)..        54       373       (27)          --          --           400
Stock options exercised, net of shares
 tendered (note 10)...........................     1,377     2,729      (689)          --          --         3,417
Earned portion of management recognition plan
 (note 10)....................................        --        --        --           --         706           706
Other transactions, net.......................        (5)       65         3           --          --            63
Cash dividends ($.89 per share)...............        --        --   (36,750)          --          --       (36,750)
                                                --------   -------   -------      -------      ------       -------
Balance December 31, 1997.....................   207,764   143,784   315,864       13,980         (32)      681,360
Net income....................................        --        --   121,212           --          --       121,212
Other comprehensive loss--
 Unrealized losses on securities, net of
  deferred tax benefit of $484 and
  reclassification adjustment (note 4)........        --        --        --         (649)         --          (649)
                                                                                                            -------
   Total comprehensive income.................                                                              120,563
Restricted stock transactions, net (note 10)..        42       503       (10)          --          --           535
Stock options exercised, net of shares
 tendered (note 10)...........................       879     1,497      (403)          --          --         1,973
Earned portion of management recognition plan
 (note 10)....................................        --        --        --           --          32            32
Purchase and retirement of shares.............    (6,957)  (72,445)    2,801           --          --       (76,601)
Other transactions, net.......................        (2)      432        --           --          --           430
Cash dividends ($.99 per share)...............        --        --   (40,398)          --          --       (40,398)
                                                --------   -------   -------      -------      ------       -------
Balance December 31, 1998.....................   201,726    73,771   399,066       13,331          --       687,894
Net income....................................        --        --   150,823           --          --       150,823
Other comprehensive loss--
 Unrealized losses on securities, net of
  deferred tax benefit of $16,920 and
  reclassification adjustment (note 4)........        --        --        --      (27,052)         --       (27,052)
                                                                                                            -------
   Total comprehensive income.................                                                              123,771
Restricted stock transactions, net (note 10)..         9        93        --           --          --           102
Stock options exercised, net of shares
 tendered (note 10)...........................       486       216        --           --          --           702
Shares issued in acquisition (note 2).........     3,228    23,067        --           --          --        26,295
Purchase and retirement of shares.............    (7,548)  (67,448)       --           --          --       (74,996)
Other transactions, net.......................        (1)       (9)       --           --          --           (10)
Cash dividends ($1.10 per share)..............        --        --   (43,797)          --          --       (43,797)
                                                --------   -------   -------      -------      ------       -------
Balance December 31, 1999.....................  $197,900    29,690   506,092      (13,721)         --       719,961
                                                ========   =======   =======      =======      ======       =======

          See accompanying notes to consolidated financial statements.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years ended December 31, 1999, 1998 and 1997

                                                  1999       1998       1997
                                                ---------  ---------  ---------
                                                       (In Thousands)
Operating activities:
  Net income..................................  $ 150,823    121,212     95,424
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation, amortization and accretion,
     net......................................     25,331     16,859     23,418
    Provision for loan losses.................     14,296     15,884     16,376
    Net gain on sales of investment
     securities...............................     (1,378)    (2,178)      (480)
    Gains on sales of mortgage loans and
     credit card receivables..................    (36,315)        --         --
    Sales of loans held for sale..............    724,883    576,595    232,095
    Origination of loans held for sale........   (771,710)  (630,658)  (214,170)
  Changes in:
    Accrued interest receivable...............     (5,230)     2,084     (4,202)
    Accrued interest payable..................        429     (1,668)   (17,550)
    Other assets..............................     12,503     27,631        821
    Other liabilities.........................      1,281     (4,282)       905
Other operating activities, net...............     (6,507)    (5,053)    (5,600)
                                                ---------  ---------  ---------
      Net cash provided by operating
       activities.............................    108,406    116,426    127,037
                                                ---------  ---------  ---------
Investing activities:
  Proceeds from:
    Maturities and issuer calls of investment
     securities held to maturity..............      7,636      1,407      2,622
    Sales of investment securities available
     for sale.................................     44,715     36,036    176,481
    Maturities and issuer calls of investment
     securities available for sale............    550,654    628,252    501,394
    Sales of mortgage loans and credit card
     receivables..............................    386,729         --     25,658
  Purchases of:
    Investment securities available for sale..   (912,932)  (571,024)  (677,990)
    Premises and equipment....................    (34,980)   (18,129)   (10,584)
Net originations of loans.....................   (684,329)  (360,194)  (529,365)
Net cash acquired (paid) in acquisitions and
 dispositions.................................    (11,385)    (8,675)    14,577
                                                ---------  ---------  ---------
      Net cash used by investing activities...   (653,892)  (292,327)  (497,207)
                                                ---------  ---------  ---------
Financing activities:
  Net increase in deposit accounts............    203,910    484,220    243,143
  Net increase (decrease) in short-term
   borrowed funds.............................     30,614     11,819    (80,402)
  Proceeds from issuance of long-term debt....    154,600    126,140     50,129
  Repayments of long-term debt................    (64,558)   (10,131)    (7,997)
  Issuances of common stock from exercise of
   stock options, net.........................        261      1,973      3,417
  Purchase and retirement of common stock.....    (74,996)   (76,601)        --
  Other equity transactions, net..............        (10)       (14)       (44)
  Cash dividends paid.........................    (43,797)   (40,398)   (36,750)
                                                ---------  ---------  ---------
      Net cash provided by financing
       activities.............................    206,024    497,008    171,496
                                                ---------  ---------  ---------
Net increase (decrease) in cash and cash
 equivalents..................................   (339,462)   321,107   (198,674)
Cash and cash equivalents at beginning of year
 (note 1).....................................    740,451    419,344    618,018
                                                ---------  ---------  ---------
Cash and cash equivalents at end of year (note
 1)...........................................  $ 400,989    740,451    419,344
                                                =========  =========  =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
  Interest paid during the year...............  $ 257,118    256,250    267,649
  Income taxes paid during the year...........     81,492     71,618     57,597

          See accompanying notes to consolidated financial statements.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Consolidation

   The consolidated financial statements include the accounts and results of operations of CCB Financial Corporation ("CCB") and its wholly-owned subsidiaries, Central Carolina Bank and Trust Company ("CCB Bank"), American Federal Bank, FSB ("AmFed") and Central Carolina Bank-Georgia ("CCB-Ga.") (collectively, the "Subsidiary Banks"). The consolidated financial statements also include the accounts and results of operations of the wholly-owned subsidiaries of CCB Bank (CCB Investment and Insurance Service Corporation; CCBDE, Inc.; Salem Trust Company; Salem Advisors, Inc.; Southland Associates, Inc. and Corcoran Holdings, Inc. and its subsidiary, Watts Properties, Inc.) and AmFed (American Service Corporation of S.C.; AMFEDDE, Inc.; Mortgage North; Finance South, Inc. and McBee Holdings, Inc. and its subsidiary, Greenville Participations, Inc.). All significant intercompany transactions and accounts are eliminated in consolidation. CCB operates as one business segment.

   CCB Bank and AmFed provide a full range of banking services to individual and corporate customers through their branch networks based in North Carolina and South Carolina, respectively. CCB Bank also provides trust services to customers in Virginia and Florida through trust offices located in each of those states. CCB-Ga. is a special purpose bank that provided nationwide credit card services until the sale of the majority of its credit card receivables during 1999. CCB-Ga. is in the process of being dissolved. Neither CCB nor its Subsidiary Banks have foreign operations. CCB believes that there is no concentration of risk with any single customer or supplier, or small group of customers or suppliers, whose failure or nonperformance would materially affect CCB's results. Products and services offered to customers include traditional banking services such as accepting deposits; making secured and unsecured loans; renting safety deposit boxes; performing trust functions for corporations, employee benefit plans and individuals; and providing certain insurance and brokerage services. The Subsidiary Banks are subject to competition from other financial entities and are subject to the regulations of certain Federal and state agencies and undergo periodic examinations by those regulatory agencies.

   Certain amounts for prior years have been reclassified to conform to the 1999 presentation. These reclassifications have no effect on shareholders' equity or net income as previously reported.

 Financial Statement Presentation

   In preparing the financial statements, management is required to make estimates and assumptions that affect the reported balances of assets and liabilities as of the date of the balance sheet and income and expenses for the periods presented. Actual results could differ from those estimates.

   For purposes of the Statements of Cash Flows, CCB considers time deposits in other banks, federal funds sold and other short-term investments to be cash equivalents.

 Investment Securities

   CCB classifies its investment securities in one of the three following categories: (a) debt securities that CCB has the positive intent and ability to hold to maturity are classified as held for investment and reported at amortized cost; (b) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and reported at

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES fair value, with unrealized gains and losses included in earnings; and (c) debt and equity securities not classified as either held for investment or trading are classified as available for sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity. CCB has had no securities classified as trading securities. The net unrealized gains or losses on securities available for sale, net of taxes, are reported as a separate component of shareholders' equity. Changes in market values of securities classified as available for sale will cause fluctuations in shareholders' equity. Unrealized losses on securities held to maturity due to fluctuations in fair value are recognized when it is determined that an other than temporary decline in value has occurred.

   Investment securities classified as available for sale will be considered in CCB's asset/liability management strategies and may be sold in response to changes in interest rates, liquidity needs and/or significant prepayment risk. The cost of investment securities sold is determined by the "identified certificate" method. Premium amortization and discount accretion are computed using the interest method.

 Loan Portfolio

   The loan portfolio is comprised of the following: commercial, financial and agricultural; real estate-construction; real estate-mortgage; instalment loans to individuals, revolving credit accounts and leases. The lease portfolio includes rolling stock such as automobiles, trucks and trailers as well as a broadly diversified base of equipment.

   Interest income on loans is recorded on the accrual basis. Accrual of interest on loans (including impaired loans) is discontinued when management deems that collection of additional interest is doubtful. Interest received on nonaccrual loans and impaired loans is generally applied against principal or may be reported as interest income depending on management's judgment as to the collectibility of principal. When borrowers with loans on a nonaccrual status demonstrate their ability to repay their loans in accordance with the contractual terms of the notes, the loans are returned to accrual status.

 Reserve for Loan Losses

   The reserve for loan losses is increased by provisions charged to expense and reduced by loan charge-offs, net of recoveries. The reserve is maintained at a level considered adequate by management to provide for probable loan losses. The reserve is comprised of specific loan loss allocations, nonaccrual loan and classified loan allocations, and general allocations by loan type for all other loans. Specific loan loss allocations are determined for significant credits where management believes that a risk of loss exists.

   While management uses the best information available on which to base estimates, future adjustments to the reserve may be necessary if economic conditions, particularly in the Subsidiary Banks' markets, differ substantially from the assumptions used by management. Additionally, bank regulatory agency examiners periodically review the loan portfolio and may require CCB to charge-off loans and/or increase the reserve for loan losses to reflect their assessment of the collectibility of loans based on available information at the time of their examination.

   For all specifically reviewed loans for which it is probable that the Subsidiary Banks will be unable to collect all amounts due according to the terms of the loan agreement, the Subsidiary Banks determine a value at either the present value of expected cash flows discounted at the loan's

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES effective interest rate, or if more practical, the market price or value of the collateral. If the resulting value of the impaired loan is less than the recorded balance, impairment is recognized by creating a valuation allowance for the difference and recognizing a corresponding bad debt expense.

 Premises and Equipment

   Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the estimated lives of the assets on accelerated and straight-line methods. Leasehold improvements are amortized over the term of the respective leases or the estimated useful lives of the improvements, whichever is shorter.

 Other Real Estate

   Other real estate acquired through loan foreclosures is valued at the lower of cost or fair value less estimated cost of sale.

 Mortgage Servicing Rights

   Mortgage servicing rights ("MSR") are the rights to service mortgage loans for others which are capitalized and included in "other assets" on the Consolidated Balance Sheets at the lower of their cost or market. The cost of mortgage loans originated or purchased is allocated between the cost of the loans and the MSR. Capitalization of the allocated cost of MSR occurs when the underlying loans are sold or securitized. The cost of the MSR is amortized over the estimated period of and in proportion to net servicing revenues. MSR for loans originated by the Subsidiary Banks prior to 1996 were not capitalized in accordance with the then current accounting standards.

   CCB periodically evaluates MSR for impairment by estimating the fair value based on market prices for similar servicing assets. For purposes of impairment evaluation, the MSR are stratified based on predominate risk characteristics of the underlying loans, including loan type (conventional or government), term and amortization type (fixed or adjustable). If the carrying value of the MSR exceed the estimated fair value, a valuation allowance is established. Changes to the valuation allowance are charged against or credited to mortgage servicing income and fees up to the original cost of the MSR.

 Subordinated Notes

   Underwriting discounts and commissions and issuance expenses of the subordinated notes are included in "other assets" on the Consolidated Balance Sheets. These expenses are being amortized over the life of the subordinated notes.

 Intangibles Arising from Acquisitions

   Intangible assets arising from acquisitions result from CCB paying amounts in excess of fair value for businesses, core deposits and tangible assets acquired. Such amounts are being amortized by systematic charges to income over a period no greater than the estimated remaining life of the assets acquired or not exceeding the estimated remaining life of the existing deposit base assumed (primarily for up to 10 years). Goodwill is amortized on a straight-line basis over periods ranging from 10 to 20 years. CCB's unamortized goodwill is reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable. Unamortized goodwill associated with disposed assets is charged to current earnings.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

   Negative goodwill, included in "other liabilities" on the Consolidated Balance Sheets, represents the excess of fair value of net assets acquired over cost after recording the liability for recaptured tax bad debt reserves and after reducing the basis in noncurrent assets acquired to zero. Negative goodwill is being accreted into earnings on a straight-line basis over the estimated periods to be benefited (generally 10 years).

 Comprehensive Income

   Comprehensive income is the change in CCB's equity during the period from transactions and other events and circumstances from non-owner sources. Total comprehensive income is divided into net income and other comprehensive income
(loss). CCB's "other comprehensive income (loss)" for the three-year period ended December 31, 1999 and "accumulated other comprehensive income (loss)" as of December 31, 1999 and 1998 are comprised solely of unrealized gains and losses on certain investments in debt and equity securities.

 Income Taxes

   The provision for income taxes is based on income and expense reported for financial statement purposes after adjustment for permanent differences such as tax-exempt interest income. Deferred income taxes are provided when there is a difference between the periods items are reported for financial statement purposes and when they are reported for tax purposes and are recorded at the enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. Subsequent changes in tax rates will require adjustment to these assets and liabilities.

 Incentive and Performance Unit Plans

   CCB has incentive and related performance unit plans covering certain officers of CCB and the Subsidiary Banks. The market value of shares issued under the incentive plans and the estimated value of awards under the performance unit plans are being charged to operating expense over periods of up to three years.

   Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" encourages but does not require that companies record compensation cost for stock-based employee compensation plans at fair value. CCB has chosen to account for stock-based compensation plans using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. CCB's stock options have no intrinsic value at grant date, and consequently, no compensation cost is recognized for them.

   An employer that continues to apply the intrinsic value accounting method rather than the "fair value based method" must disclose certain pro forma information. Under the fair value based method, compensation cost is measured at the grant date of the option based on the value of the award and is recognized over the service period, which is usually the vesting period. The required pro forma amounts reflect the difference between compensation cost, if any, included in net income and the related cost measured by the fair value based method, including tax effects, that would have been recognized in the income statement if the fair value based method had been used.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

 Stock Split and Per Share Data

   All share and per share data has been retroactively restated for the two-for-one stock split effected in the form of a 100% stock dividend paid on October 1, 1998.

   Basic earnings per share ("EPS") excludes dilution and is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during each period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Diluted EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding plus dilutive stock options (as computed under the treasury stock method) assumed to have been exercised during the period.

 Fair Value of Financial Instruments

   The financial statements include disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the financial instrument. As the fair value of certain financial instruments and all nonfinancial instruments are not presented, the aggregate fair value amounts presented do not represent the underlying value of CCB.

 Derivative Financial Instruments

   CCB uses off-balance sheet derivative contracts for interest rate risk management. These contracts are accounted for on the accrual basis and the net interest differential, including premiums paid, if any, are recognized as an adjustment to interest income or expense of the related asset or liability. CCB does not utilize derivative financial instruments for trading purposes.

(2) ACQUISITIONS

   On October 1, 1999, CCB acquired Stone Street Bancorp, Inc. ("Stone Street"), a $129 million savings bank located in the Winston-Salem, North Carolina area. The acquisition was accounted for as a purchase and resulted in the issuance of approximately 646,000 shares of CCB stock. In accordance with purchase accounting, the operations and income of Stone Street are included in the income of CCB from the date of purchase. Goodwill totaling $3.6 million was recorded in the acquisition and is being amortized over a 15-year period. The Stone Street acquisition is not material to CCB's financial position or net earnings and pro forma information is not deemed necessary.

(3) RESTRICTIONS ON CASH AND DUE FROM BANKS

   The Subsidiary Banks are required to maintain reserve and clearing balances with the Federal Reserve Bank. These balances are included in "cash and due from banks" on the Consolidated Balance Sheets. For the reserve maintenance periods in effect at both December 31, 1999 and 1998, the Subsidiary Banks were required to maintain average reserve and clearing balances of $7,600,000.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

(4) INVESTMENT SECURITIES

   Investment securities with amortized costs of approximately $829,416,000 at December 31, 1999 and $638,400,000 at December 31, 1998 were pledged to secure public funds on deposit, repurchase agreements and for other purposes required by law. The investment securities portfolio is segregated into securities available for sale and securities held to maturity.

   CCB's other comprehensive income (loss) for the years ended December 31, 1999, 1998 and 1997 and accumulated other comprehensive income (loss) as of December 31, 1999 and 1998 are comprised solely of unrealized gains and losses on certain investments in debt and equity securities. Other comprehensive income (loss) for the years ended December 31, 1999, 1998 and 1997 follows:

                                                           1999    1998   1997
                                                         --------  -----  -----
                                                            (In Thousands)
   Unrealized holding gains (losses) arising during the
    year...............................................  $(26,225)   658  6,939
   Less reclassification adjustment for net realized
    gains, net of tax..................................       827  1,307    288
                                                         --------  -----  -----
   Unrealized gains (losses) on securities, net of
    applicable income taxes............................  $(27,052)  (649) 6,651
                                                         ========  =====  =====

 Securities Available for Sale

   Securities available for sale are presented on the Consolidated Balance Sheets at their market value. The amortized cost and approximate market values of these securities at December 31, 1999 and 1998 were as follows:

                                             1999                                      1998
                          ------------------------------------------ -----------------------------------------
                          Amortized  Unrealized Unrealized  Market   Amortized Unrealized Unrealized  Market
                             Cost      Gains      Losses     Value     Cost      Gains      Losses     Value
                          ---------- ---------- ---------- --------- --------- ---------- ---------- ---------
                                                             (In Thousands)
U.S. Treasury...........  $  354,316   1,977       (1,063)   355,230   389,043   11,871        --      400,914
U.S. Government agencies
 and corporations.......   1,109,062     439     (25,264)  1,084,237   672,502    4,222     (563)      676,161
Mortgage-backed
 securities.............      74,647   1,356         (98)     75,905   153,865    5,102        --      158,967
Equity securities.......      47,347     539         (138)    47,748    47,067    1,090        (1)      48,156
                          ----------   -----     --------  --------- ---------   ------     -----    ---------
 Total..................  $1,585,372   4,311      (26,563) 1,563,120 1,262,477   22,285      (564)   1,284,198
                          ==========   =====     ========  ========= =========   ======     =====    =========

   Equity securities include CCB Bank's and AmFed's required investment in stock of the Federal Home Loan Bank (the "FHLB") which totaled $25,494,000 at December 31, 1999 and $25,423,000.00 at December 31, 1998. No ready market exists for this stock and it has no quoted market value. However, redemption of this stock has historically been at par value. Accordingly, the carrying amounts were deemed to be a reasonable estimate of fair value.

   Net unrealized gains (losses) on securities available for sale totaled $(22,252,000), $21,721,000, and $22,731,000 at December 31, 1999, 1998 and
1997, respectively, and are included as a component of shareholders' equity, net of deferred tax liabilities (benefits) of $(8,531,000), $8,390,000 and $8,751,000 at December 31, 1999, 1998 and 1997, respectively. In the opinion of management, no securities are permanently impaired.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

   Gross gains and losses from sales of investment securities available for sale totaled $1,303,000 and $3,000, respectively in 1999, $2,203,000 and
$26,000, respectively, in 1998 and $578,000 and $98,000, respectively, in 1997.

   Following is a maturity schedule of securities available for sale at December 31, 1999:

                                                            Amortized  Carrying
                                                               Cost      Value
                                                            ---------- ---------
                                                               (In Thousands)
   Within 1 year........................................... $  168,739   168,956
   After 1 but within 5 years..............................    934,610   922,795
   After 5 but within 10 years.............................    351,841   339,700
   After 10 years..........................................      8,188     8,016
                                                            ---------- ---------
     Subtotal..............................................  1,463,378 1,439,467
   Mortgage-backed securities..............................     74,647    75,905
   Equity securities.......................................     47,347    47,748
                                                            ---------- ---------
     Total securities available for sale................... $1,585,372 1,563,120
                                                            ========== =========

 Securities Held to Maturity

   The carrying values and approximate market values of securities held to maturity at December 31, 1999 and 1998 were as follows:

                                         1999                                  1998
                         ------------------------------------- -------------------------------------
                         Carrying Unrealized Unrealized Market Carrying Unrealized Unrealized Market
                          Value     Gains      Losses   Value   Value     Gains      Losses   Value
                         -------- ---------- ---------- ------ -------- ---------- ---------- ------
                                                       (In Thousands)
States and political
 subdivisions........... $73,370    2,121       (43)    75,448  80,189    5,088        --     85,277

   Following is a maturity schedule of securities held to maturity at December 31, 1999:

                                                                 Carrying Market
                                                                  Value   Value
                                                                 -------- ------
                                                                 (In Thousands)
   Within 1 year................................................ $ 1,600   1,603
   After 1 but within 5 years...................................  10,878  11,248
   After 5 but within 10 years..................................  48,836  50,216
   After 10 years...............................................  12,056  12,381
                                                                 -------  ------
     Total securities held to maturity.......................... $73,370  75,448
                                                                 =======  ======

   Gains from calls of securities held to maturity totaled $78,000 during 1999 and $2,000 during 1998. Losses from calls of securities held to maturity totaled $1,000 during 1998.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

(5) LOANS

   A summary of loans at December 31, 1999 and 1998 follows:

                                                               1999      1998
                                                            ---------- ---------
                                                               (In Thousands)
   Commercial, financial and agricultural.................. $  697,776   686,133
   Real estate-construction................................  1,152,081   906,916
   Real estate-mortgage....................................  3,406,789 3,143,637
   Instalment loans to individuals.........................    571,771   488,110
   Revolving credit........................................     58,926   214,685
   Lease financing.........................................     76,424    54,955
                                                            ---------- ---------
     Total gross loans.....................................  5,963,767 5,494,436
   Less: Unearned income...................................      9,583     7,099
                                                            ---------- ---------
     Total loans........................................... $5,954,184 5,487,337
                                                            ========== =========

   During 1999, the Subsidiary Banks sold $151,342,000 of consumer credit card receivables to a large credit card issuer. As a result of the sale, the Subsidiary Banks realized a gain of $32,837,000. Under an agent bank agreement, the Subsidiary Banks will continue to offer consumer credit card products through the issuer bank. The Subsidiary Banks retained the commercial credit card portfolio.

   Loans of $15,950,000 and $16,761,000 at December 31, 1999 and 1998,
respectively, were not accruing interest. Loans with outstanding balances of $4,248,000 in 1999, $2,205,000 in 1998 and $2,281,000 in 1997 were transferred from loans to other real estate acquired through loan foreclosure. Other real estate acquired through loan foreclosures amounted to $2,872,000 and $791,000 at December 31, 1999 and 1998, respectively, and is included in "other assets" on the Consolidated Balance Sheets.

   The following is an analysis of interest income related to loans on nonaccrual status for the years ended December 31, 1999, 1998 and 1997:

                                                             1999  1998  1997
                                                            ------ ----- -----
                                                              (In Thousands)
   Interest income that would have been recognized if the
    loans had been current at original contractual rates... $1,307 1,138 1,055
   Amount recognized as interest income....................    322   288   171
                                                            ------ ----- -----
   Difference.............................................. $  985   850   884
                                                            ====== ===== =====

   In general, the Subsidiary Banks do not purchase loans or participate with others in the origination of loans and confine their lending activities to North and South Carolina with the exception of certain instalment loans which are available in market areas stretching from Virginia to Georgia. Substantially all loans are made on a secured basis and, with the exception of marketable mortgage loans, are originated for retention in the Subsidiary Banks' portfolios. Loans held for sale totaled $21,516,000 and $77,626,000 at December 31, 1999 and 1998, respectively. The Subsidiary Banks do not engage in highly leveraged transactions or foreign lending activities. The loan portfolios are well diversified and there are no significant concentrations of credit risk.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

   At December 31, 1999, impaired loans totaled $8,903,000, of which $6,513,000 were on nonaccrual status, and their related reserve for loan losses totaled $1,897,000. The average carrying value of impaired loans was $14,442,000 during 1999 and gross interest income recognized on impaired loans totaled $1,075,000. At December 31, 1998, the carrying value of loans considered to be impaired totaled $15,766,000, of which $9,030,000 were on nonaccrual status. The related reserve for loan losses on the impaired loans totaled $2,574,000. The average carrying value of impaired loans was $15,267,000 during the year ended December 31, 1998. Gross interest income recognized on the impaired loans totaled $845,000 during 1998 and $320,000 during 1997.

   During 1999 and 1998, the Subsidiary Banks had loan and deposit relationships with Executive Officers and Directors of CCB and their Associates. In the opinion of management, these loans do not involve more than the normal risk of collectibility and are made on terms comparable to other borrowers. Following is an analysis of these borrowings for the year ended December 31, 1999 (in thousands):

                                      Balance at
                                      Beginning   New             Balance at
                                       of Year   Loans Repayments End of Year
                                      ---------- ----- ---------- -----------
   Directors, Executive Officers and
    Associates.......................  $38,518   7,690   5,850      $40,358

   Loans serviced for the benefit of others totaled $948 million at December 31, 1999, $1.1 billion at December 31, 1998, and $1.2 billion at December 31, 1997. Mortgage servicing fees totaled $3,496,000 in 1999, $3,980,000 in 1998 and $3,978,000 in 1997. Mortgage servicing rights totaled $2,686,000 and $4,981,000 at December 31, 1999 and 1998, respectively, and are included in "other assets" on the Consolidated Balance Sheets. The estimated fair value of mortgage servicing rights was $3,270,000 at December 31, 1999 and $5,333,000 at December 31, 1998. Additionally, there is value associated with servicing originated prior to January 1, 1996 for which the carrying value is zero. No valuation allowance for capitalized mortgage servicing rights was required at December 31, 1999. The following table summarizes the changes in mortgage servicing rights during 1999 and 1998:

                                                                1999     1998
                                                              --------  -------
                                                               (In Thousands)
   Balance at beginning of year.............................. $  4,981    3,640
   Capitalized mortgage servicing rights.....................   12,508   12,980
   Amortization..............................................   (1,391)  (1,358)
   Sale of mortgage servicing................................  (13,412) (10,281)
                                                              --------  -------
   Balance at end of year.................................... $  2,686    4,981
                                                              ========  =======

   Certain real estate-mortgage loans are pledged as collateral for advances from the FHLB as set forth in Note 9.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

(6) RESERVE FOR LOAN LOSSES

   Following is a summary of the reserve for loan losses:

                                                       1999     1998     1997
                                                     --------  -------  -------
                                                          (In Thousands)
Balance at beginning of year........................ $ 73,182   67,594   61,257
Provision charged to operations.....................   14,296   15,884   16,376
Decrease from sale of credit card receivables.......   (1,967)      --       --
Addition from acquired financial institution........      886       --       --
Recoveries of loans previously charged-off..........    3,450    2,613    3,105
Loan losses charged to reserve......................  (12,581) (12,909) (13,144)
                                                     --------  -------  -------
Balance at end of year.............................. $ 77,266   73,182   67,594
                                                     ========  =======  =======

(7) PREMISES AND EQUIPMENT

   Following is a summary of premises and equipment:

                                                           Accumulated
                                                           Depreciation
                                                               and      Net Book
                                                    Cost   Amortization  Value
                                                  -------- ------------ --------
December 31, 1999:
Land............................................. $ 19,624        --     19,624
Buildings........................................   75,091    36,406     38,685
Leasehold improvements...........................   16,526     5,168     11,358
Furniture and equipment..........................  131,530    87,339     44,191
                                                  --------   -------    -------
  Total premises and equipment................... $242,771   128,913    113,858
                                                  ========   =======    =======

December 31, 1998:
Land............................................. $ 18,282        --     18,282
Buildings........................................   68,755    33,905     34,850
Leasehold improvements...........................   14,326     4,071     10,255
Furniture and equipment..........................  105,964    76,581     29,383
                                                  --------   -------    -------
  Total premises and equipment................... $207,327   114,557     92,770
                                                  ========   =======    =======

(8) TIME DEPOSITS AND OTHER SHORT-TERM BORROWED FUNDS

   Maturities of time deposits are as follows:

                                                                      Total
    Year Ending December 31                                         Maturities
    -----------------------                                       --------------
                                                                  (In Thousands)
    2000.........................................................   $2,193,963
    2001.........................................................      765,478
    2002.........................................................      148,393
    2003.........................................................       28,160
    2004 and thereafter..........................................          278
                                                                    ----------
      Total......................................................   $3,136,272
                                                                    ==========

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

   Short-term borrowed funds outstanding at December 31, 1999 and 1998 consisted of the following:

                                                                  1999    1998
                                                                -------- -------
                                                                 (In Thousands)
   FHLB short-term advances.................................... $100,000 105,000
   Federal funds purchased and master notes....................  174,748 128,482
   Treasury tax and loan depository note account...............   10,568   8,513
   Securities sold under agreements to repurchase..............   44,354  46,261
                                                                -------- -------
     Total short-term borrowed funds........................... $329,670 288,256
                                                                ======== =======

   The short-term FHLB advances were drawn under CCB Bank's FHLB line of credit and are secured by a blanket collateral agreement on CCB Bank's mortgage loan portfolio. Master note borrowings are unsecured obligations of CCB which mature daily and bore a weighted average interest rate of 4.71% at December 31, 1999. The treasury tax and loan depository note account is payable on demand and is collateralized by various investment securities with amortized costs of $32,478,000 and market values of $32,172,000 at December 31, 1999. Interest on borrowings under this arrangement is payable at .25% below the weekly federal funds rate as quoted by the Federal Reserve.

   The following table presents certain information for securities sold under agreements to repurchase. These short-term borrowings by the Subsidiary Banks are collateralized by U.S. Treasury and U.S. Government agency and corporation securities with carrying and market values of $380,128,000 at December 31, 1999. The securities collateralizing the short-term borrowings have been delivered to a third-party custodian for safekeeping. Following is a summary of this type of borrowing for the three previous years:

                                                         1999     1998   1997
                                                        -------  ------ -------
                                                            (In Thousands)
Balance at December 31................................  $44,354  46,261  76,500
Weighted average interest rate at December 31.........     4.65%   3.89    5.30
Maximum amount outstanding at any month end during the
 year.................................................  $49,189  70,398 125,383
Average daily balance outstanding during the year.....  $43,904  59,638 101,159
Average annual interest rate paid during the year.....     4.00%   4.88    5.29

   CCB has an unsecured $50 million line of credit with a commercial bank. No draws were outstanding as of December 31, 1999 or outstanding during 1999. The maximum outstanding during 1998 was $10,000,000. Interest expense on the draw from the line of credit totaled $72,000 during 1998. The line of credit currently requires an annual commitment fee of 12 basis points and may be withdrawn under certain events of default including failure to comply with covenants, failure to make principal or interest payments within the specified timeframe or voluntary or involuntary liquidation, reorganization or other relief with respect to indebtedness. No draws were outstanding as of December 31, 1998 or 1997.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

(9) LONG-TERM DEBT

   Following is a summary of long-term debt at December 31, 1999 and 1998:

                                                                 1999    1998
                                                               -------- -------
                                                                (In Thousands)
   Federal Home Loan Bank advances maturing through 2017...... $295,937 183,622
   6.75% subordinated notes...................................   32,985  32,985
   Mortgage payable at 9%, collateralized by bank premises....       --      88
                                                               -------- -------
     Total long-term debt..................................... $328,922 216,695
                                                               ======== =======

   The FHLB long-term advances are primarily at fixed rates of up to 6.30% and are collateralized by liens on first mortgage loans with book values not less than the outstanding principal balance of the obligations. Interest on the FHLB long-term advances totaled $10,530,000 in 1999, $7,895,000 in 1998 and
$2,891,000 in 1997.

   CCB's 6.75% subordinated notes due December 1, 2003 pay interest semi-annually and are not redeemable prior to maturity. There is no sinking fund for the notes. The notes are unsecured and subordinated to all present and future senior indebtedness of CCB. Interest on the subordinated notes totaled $2,226,000 in 1999, 1998 and 1997.

   Maturities of long-term debt are as follows:

                                                                      Total
    Year Ending December 31                                         Maturities
    -----------------------                                       --------------
                                                                  (In Thousands)
      2000.......................................................    $  2,165
      2001.......................................................     194,028
      2002.......................................................         170
      2003.......................................................      29,172
      2004.......................................................      33,148
      Thereafter.................................................      70,239
                                                                     --------
        Total....................................................    $328,922
                                                                     ========

(10) EMPLOYEE BENEFIT PLANS

 Pension Plan

   CCB has a noncontributory, defined benefit pension plan covering substantially all full-time employees. The pension plan, which makes provisions for early and delayed retirement as well as normal retirement, provides participants with retirement benefits based on credited years of service and an average salary for the five consecutive years within the last ten years preceding normal retirement that will produce the highest average salary. CCB's policy is to fund amounts allowable for federal income tax purposes. In 1998 and 1997, CCB contributed $2,614,000 and $2,871,000 respectively, to the pension plan. No contributions were made in 1999 due to funding limitations.

   At December 31, 1999, pension plan assets consist primarily of corporate stocks, including 64,100 shares of CCB's common stock, corporate bonds, and obligations of U.S. government agencies and corporations. The plan's assets are held and administered by CCB Bank's trust department. The change in benefit obligation, change in plan assets and funded status of the

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES pension plan and the amounts included in "other liabilities" on the Consolidated Balance Sheets at December 31, 1999 and 1998 are shown below:

                                                                 1999     1998
                                                                -------  ------
                                                                (In Thousands)
   Change in benefit obligation:
     Benefit obligation at January 1........................... $75,124  69,834
     Service cost..............................................   4,320   3,677
     Interest cost.............................................   5,157   4,859
     Actuarial gain............................................  (8,840)   (899)
     Benefit payments..........................................  (2,836) (2,347)
                                                                -------  ------
     Benefit obligation at December 31......................... $72,925  75,124
                                                                =======  ======
   Change in plan assets:
     Fair value of plan assets at January 1.................... $89,907  79,161
     Actual return on plan assets..............................   3,275  10,479
     Employer contributions....................................      --   2,614
     Benefit payments..........................................  (2,836) (2,347)
                                                                -------  ------
     Fair value of plan assets at December 31.................. $90,346  89,907
                                                                =======  ======

                                                                1999     1998
                                                              --------  -------
                                                               (In Thousands)
   Funded status:
     As of end of year....................................... $ 17,421   14,782
     Unrecognized transition asset...........................     (211)    (250)
     Unrecognized prior-service cost.........................      812      968
     Unrecognized net gain...................................  (21,117) (16,672)
                                                              --------  -------
     Accrued pension expense................................. $ (3,095)  (1,172)
                                                              ========  =======

   Assumptions used in computing the actuarial present value of the projected benefit obligation were as follows:

                                                                      1999  1998
                                                                      ----  ----
    Discount rate...................................................  7.75% 7.00
    Rate of increase in compensation level of employees.............  4.50% 5.00
    Expected long-term rate of return on pension plan assets........  8.00% 8.00

   The components of pension expense for the years ended December 31, 1999, 1998 and 1997 are shown below:

                                                        1999     1998    1997
                                                       -------  ------  ------
                                                          (In Thousands)
Service cost of benefits earned during the period..... $ 4,320   3,677   3,576
Interest cost on projected benefit obligation.........   5,157   4,859   4,569
Expected return on plan assets........................  (7,078) (6,412) (5,395)
Amortization of transition asset......................     (39)    (46)   (319)
Amortization of prior service cost....................     155     155     155
Amortization of net gain..............................    (592)   (523)     (1)
                                                       -------  ------  ------
  Net pension expense................................. $ 1,923   1,710   2,585
                                                       =======  ======  ======

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

                        Savings and Profit Sharing Plans

   CCB has a defined contribution employee benefit plan covering substantially all employees with one year's service. Under the plan, employee contributions are partially matched. In addition, CCB may make discretionary contributions to the plan. Total expense under this plan was $2,259,000, $2,882,000 and $2,850,000 in 1999, 1998 and 1997, respectively.

 Stock Options, Restricted Stock and Other Incentive Plans

   CCB's Long-Term Incentive Plan provides up to 2,000,000 shares of common stock for award as performance-based stock and cash incentives and other equity-based incentives. As of December 31, 1999, a total of 1,077,346 stock options to purchase shares of CCB's common stock and 32,718 shares of restricted stock had been awarded. The options and restricted stock vest over varying periods, from immediate vesting up to three years.

   During 1993, CCB adopted nonstatutory and incentive stock option plans as part of transactions to acquire financial institutions. The stock options were granted to the directors and certain officers of the acquired financial institutions entitling them to purchase shares of common stock. The options are earned and exercisable over periods of up to ten years. Additionally, CCB continued in effect nonstatutory and incentive stock option plans existing at the date of merger with acquired financial institutions. The stock options under these plans were granted to directors and certain officers of the respective financial institutions and entitled them to purchase shares of common stock at an exercise price equal to the fair market value of the stock on the date of grant. The options granted under these plans were exercisable for periods of up to ten years and certain of the stock options included vesting provisions of up to five years. All stock options outstanding at the time of the respective mergers were converted into options to acquire CCB common stock. No additional options have been granted under these option plans.

   CCB has elected to follow APB No. 25 and related interpretations in accounting for its employee stock options as permitted under SFAS No. 123. In accordance with APB No. 25, no compensation expense is recognized when stock options are granted because the exercise price of the stock options equals the market price of the underlying stock on the date of grant. Had compensation expense for the stock option plans been determined consistent with SFAS No. 123, CCB's net income and net income per share for the years ended December 31, 1999, 1998 and 1997 would have been reduced to the pro forma amounts indicated below. These pro forma amounts may not be representative of the effect on reported net income in future years since only options granted since December 31, 1994 have been included.

                                                           1999    1998    1997
                                                         -------- ------- ------
                                                          (In Thousands Except
                                                             Per Share Data)
   Net income
     As reported........................................ $150,823 121,212 95,424
     Pro forma..........................................  148,909 119,815 94,343
   Basic EPS
     As reported........................................     3.77    2.96   2.31
     Pro forma..........................................     3.73    2.93   2.27
   Diluted EPS
     As reported........................................     3.74    2.93   2.28
     Pro forma..........................................     3.69    2.89   2.25

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

   The weighted average fair value of options granted approximated $10.74 in 1999, $10.91 in 1998 and $8.32 in 1997. The fair values of the options granted in 1999, 1998 and 1997 are estimated on the date of the grants using the Black-Scholes option-pricing model. Option pricing models require the use of highly subjective assumptions, including expected stock volatility, which when changed can materially affect fair value estimates. The fair values were estimated using the following weighted-average assumptions:

                                                         1999     1998    1997
                                                        -------  ------- -------
   Dividend yield......................................    2.66%    2.00    2.00
   Expected volatility.................................   20.00    15.00   19.51
   Risk-free interest rate.............................    4.79     5.47    6.68
   Expected average life............................... 5 years  5 years 5 years

   A summary of stock option activity and related information for the years ended December 31, 1999, 1998 and 1997 follows:

                                              Outstanding        Exercisable
                                           ------------------- ----------------
                                                      Weighted         Weighted
                                                      Average          Average
                                            Option    Exercise Option  Exercise
                                            Shares     Price   Shares   Price
                                           ---------  -------- ------- --------
At December 31, 1996...................... 1,035,746   $15.60
  Granted.................................   442,166    32.90
  Exercised...............................  (287,582)   13.66
  Forfeited...............................   (24,510)   21.00
                                           ---------   ------
At December 31, 1997...................... 1,165,820    22.53  749,498  $18.22
                                                               =======  ======
  Granted.................................   348,460    55.72
  Exercised...............................  (209,313)   18.14
  Forfeited...............................   (32,448)   42.06
                                           ---------   ------
At December 31, 1998...................... 1,272,519    31.81  800,464  $22.11
                                                               =======  ======
  Granted.................................   338,140    55.57
  Assumed under acquisition of financial
   institution............................    82,059    45.31
  Exercised...............................  (155,940)   21.48
  Forfeited...............................   (45,118)   54.60
                                           ---------   ------
At December 31, 1999...................... 1,491,660   $38.39  979,150  $30.75
                                           =========   ======  =======  ======

   Exercise prices for options outstanding as of December 31, 1999 ranged from $2.60 to $56.75. The following table summarizes information about stock options outstanding at December 31, 1999:

                      Options Outstanding                Options Exercisable
                      ----------------------             ---------------------
                                  Weighted    Weighted               Weighted
                                   Average    Average                Average
       Range of       Number of     Years     Exercise   Number of   Exercise
   Exercise Prices     Options    Remaining    Price      Options     Price
   ---------------    ---------   ---------   --------   ---------   --------
   $ 2.60 to $25.03     433,627     4.47       $16.63     433,627     $16.63
   $31.46 to $45.31     428,860     7.18        35.11     360,907      34.90
   $47.22 to $55.81     334,140     8.96        55.24      71,875      55.24
   $55.97 to $56.75     295,033     8.29        56.03     112,741      56.12
                      ---------     ----       ------     -------     ------
   $ 2.60 to $56.75   1,491,660     7.10       $38.39     979,150     $30.75
                      =========     ====       ======     =======     ======

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

   A total of 32,718 shares of restricted stock have been awarded under the Long-Term Incentive Plan including 3,050 shares, 10,648 shares and 11,202 shares during 1999, 1998 and 1997, respectively. The grants in 1999, 1998 and 1997 were recorded at their fair values of $154,000, $580,000 and $388,000, respectively, on the dates of grant and had weighted average fair values of $50.54, $54.52 and $36.56 per share. Of the restricted stock awarded, a total of 3,780 shares have been forfeited. Forfeited stock totaled $52,000, $95,000 and $29,000 in 1999, 1998 and 1997. The tax benefit resulting from lapsed restrictions totaled $51,000 in 1998 and $41,000 in 1997. During 1999, 1998 and 1997, $390,000, $195,000, and $176,000, respectively, of compensation expense was recognized for restricted stock awards.

   The Long-Term Incentive Plan includes a Performance Unit Plan that covers certain senior officers. Eligible participants were awarded performance units which have a range in value from $0 to $200 each, with a target value of $100 each based on CCB's results as compared to a group of peer banks. As of December 31, 1999, 1998 and 1997, a total of 10,400, 13,330 and 17,614 units, respectively, were outstanding and will be deemed earned if and to the extent CCB meets profit objectives established by the Board of Directors over the three-year period ended December 31, 2000. Expense for this plan was $1,305,000, $1,200,000 and $1,100,000 for 1999, 1998 and 1997, respectively.

   CCB has a Management Performance Incentive Plan covering certain officers. The total award is based on a percentage of base salary of the eligible participants and financial performance of CCB as compared to certain targets established by the Board of Directors. Total expense under this plan was $7,304,000, $4,125,000, and $3,278,000 in 1999, 1998 and 1997, respectively.

   During 1993, CCB adopted Management Recognition Plans ("MRP") covering certain officers and directors. Common stock totaling 236,240 shares was awarded under the MRP and vested over periods of up to five years; all MRP shares were fully vested in 1998. Total expense under the MRP was $32,000 and $1,411,000 for 1998 and 1997, respectively.

 Postretirement Health and Life Insurance Plan

   CCB maintains a defined dollar benefit plan which provides postretirement health and life insurance for all employees who retire after age 55 with ten years of service. Benefits are provided through a self-insured plan administered by an insurance company. The following table sets forth the plan's change in benefit obligation, funded status and the amounts included in "other liabilities" on the Consolidated Balance Sheets at December 31, 1999 and 1998:

                                                                 1999     1998
                                                                -------  ------
                                                                (In Thousands)
   Change in benefit obligation:
     Benefit obligation at January 1........................... $ 7,984   7,450
     Service cost..............................................     321     285
     Interest cost.............................................     554     527
     Actuarial (gain) loss.....................................    (831)     97
     Benefit payments..........................................    (428)   (375)
                                                                -------  ------
     Benefit obligation at December 31......................... $ 7,600   7,984
                                                                =======  ======
   Funded status:
     As of end of year......................................... $(7,600) (7,984)
     Unrecognized net loss.....................................     994   1,933
                                                                -------  ------
     Accrued postretirement benefit expense.................... $(6,606) (6,051)
                                                                =======  ======

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

   The accumulated postretirement benefit obligations at December 31, 1999 and 1998 were determined using discount rates of 7.75% and 7.00%, respectively.

   Net periodic postretirement benefit expense charged to operations for the years ended December 31, 1999, 1998 and 1997 included the following components:

                                                                  1999 1998 1997
                                                                  ---- ---- ----
                                                                  (In Thousands)
   Service cost.................................................. $321 285  202
   Interest cost.................................................  554 527  513
   Amortization of net loss......................................  107 103   90
                                                                  ---- ---  ---
     Net postretirement benefit expense.......................... $982 915  805
                                                                  ==== ===  ===

   The health care trend rate was projected to be 5% for 2000 and thereafter. A 1% change in the assumed health care trend rates would have the following effects:

                                                                               1%       1%
                                                                            Increase Decrease
                                                                            -------- --------
                                                                             (In Thousands)
   Effect on total of service and interest cost components of net periodic
    postretirement benefit expense........................................    $ 27      (24)
   Effect on the accumulated postretirement benefit obligation............     389     (343)

(11) SHAREHOLDERS' EQUITY

 Earnings per Share

   The following schedule reconciles the numerators and denominators of the basic and diluted EPS computations for the years ended December 31, 1999, 1998 and 1997. Diluted common shares arise from the potentially dilutive effect of CCB's stock options outstanding.

                                                           1999    1998    1997
                                                         -------- ------- ------
                                                              (In Thousands
                                                         Except Per Share Data)
   Basic EPS:
     Average common shares outstanding..................   39,944  40,898 41,438
     Net income......................................... $150,823 121,212 95,424
     Earnings per share.................................     3.77    2.96   2.31
   Diluted EPS:
     Average common shares outstanding..................   40,315  41,409 41,947
     Net income......................................... $150,823 121,212 95,424
     Earnings per share.................................     3.74    2.93   2.28

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

Preferred Stock

   CCB is authorized to issue up to 10,000,000 shares of serial preferred stock, of which 800,000 have been designated as Series A Junior Participating Preferred Stock. No shares of preferred stock have been issued or were outstanding at December 31, 1999 or 1998.

 Rights Plan

   In 1990, CCB entered into a Rights Agreement (the "Rights Agreement") with CCB which provided for a plan (the "Rights Plan") under which preferred stock purchase rights were authorized (the "Rights"). During 1998, the Rights Agreement was amended and restated to extend its term and to make other changes necessary to update the Rights Plan. For use in connection with the Rights Plan, CCB's Board of Directors has designated a series of preferred stock designated as Series A Junior Participating Preferred Stock ("Preferred Shares") consisting of 800,000 shares and having certain special rights for purposes of dividends and other distributions, voting, dissolution and liquidation, and in connection with certain mergers or acquisitions of the common stock of CCB. No Preferred Shares have been issued.

   In accordance with the Rights Plan, one Right was distributed during 1990 to CCB's shareholders for each of their shares of common stock. Also under the Rights Plan, after the date of the Rights Agreement and before the earlier of the "Distribution Date" (as defined below) or the date of redemption or expiration of the Rights, each new share of common stock issued after the date of the Rights Plan also has attached to it one Right.

   The Rights currently are not exercisable, but may become so in the future on a date (the "Distribution Date") which is ten business days after (i) a public announcement that any person or group has become an "Acquiring Person" by acquiring beneficial ownership of 15% or more (or 10% in certain circumstances) of the outstanding common stock of CCB, or (ii) the date of commencement by any person of, or the announcement by any person of his intention to commence, a tender or exchange offer which would result in his becoming an Acquiring Person. However, after the time any person becomes an Acquiring Person, all Rights held by or transferred to such person (or any associate or affiliate of such person) shall be void and of no effect.

   Until the Distribution Date, each Right will be evidenced by the certificate evidencing the common share to which it relates and may be transferred only with such common share, and the surrender for transfer of any common share certificate also will constitute the transfer of the Rights related thereto. After the Distribution Date, separate certificates evidencing each Right will be distributed to the record holders of the common stock to which such Rights are attached, and each such Right may then be exercised to purchase one one-hundredth ( 1/100) of a Preferred Share for a price of $187.50 (the "Purchase Price") (all as adjusted from time to time as described in the Rights Agreement). In the alternative (and subject to certain exceptions), after any person becomes an Acquiring Person (i) each Right may be exercised to purchase the number of shares of CCB's common stock equal to the result obtained by multiplying the then current Purchase Price by the number of Preferred Shares interests covered by the Right, and dividing that product by 50% of the "current market price" of a share of CCB's common stock, or (ii) unless the Acquiring Person has become the beneficial owner of more than 50% of the outstanding common stock, CCB's Board of Directors at its option may exchange one share of CCB's common stock, or a number of shares of

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

Preferred Shares having voting rights equivalent to one share of common stock, for all or part of the outstanding Rights (all as adjusted from time to time as described in the Rights Agreement).

   If CCB is acquired in a merger or other business combination or if 50% of its consolidated assets or earning power is sold, each Right will entitle the holder, other than an Acquiring Person, to purchase securities of the surviving company equal to the current Purchase Price multiplied by the number of Preferred Shares interests covered by the Right, and dividing that product by 50% of the "current market price" of a share of the common stock of the surviving or acquiring company.

   The Rights will expire on October 1, 2008, and may be redeemed by CCB at a price of $.01 per Right at any time prior to the acquisition by a person or group of 15% or more (or 10% in certain circumstances) of CCB's outstanding common stock.

 Regulatory Matters

   CCB and the Subsidiary Banks are subject to risk-based capital guidelines requiring minimum capital levels based on the perceived risk of assets and off-balance sheet instruments. As required by the Federal Deposit Insurance Corporation Improvement Act, the federal bank regulatory agencies have jointly issued rules which implement a system of prompt corrective action for financial institutions. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, there are minimum ratios of capital to risk-weighted assets. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors. Failure to meet minimum capital requirements can initiate certain mandatory and possibly discretionary actions by regulators that, if undertaken, could have a material effect on CCB's consolidated financial statements.

   Disclosure about the Subsidiary Banks' capital adequacy are set forth in the table below. Tier I capital consists of common equity less goodwill and certain other intangible assets. Tier I excludes the equity of adjusting available for sale securities to market value. Total Capital is comprised of Tier I and Tier II capital. Tier II capital includes subordinated notes and loan loss reserves, as defined and limited according to regulatory guidelines. Balance sheet assets and the credit equivalent amount of off-balance sheet items per regulatory guidelines are assigned to broad risk categories and a category risk-weight is then applied. Management believes that as of December 31, 1999, CCB and the Subsidiary Banks met all capital adequacy requirements to which they were subject.

   As of December 31, 1999 (the most recent notification), the Federal Deposit Insurance Corporation ("FDIC") categorized the Subsidiary Banks as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Subsidiary Banks must meet minimum ratios for total risk-based, Tier I risk-based, and Tier I leverage (the ratio of Tier I capital to average assets) as set forth in the following table. There are no conditions or events since the latest notification that management believes have changed the Subsidiary Banks' category.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

   The risk-based capital and leverage ratios for CCB Bank, AmFed and CCB-Ga. as of December 31, 1999 and 1998 are presented below. CCB-Ga.'s high capital ratios are due to the sale of the majority of its assets (credit card receivables) without returning excess capital to the Parent Company. It is anticipated that CCB-Ga. will be dissolved in 2000 with the resulting return of capital to the Parent Company.

                               CCB Bank               AmFed           CCB-Ga.
                         --------------------- ------------------- -------------
                            1999       1998      1999      1999     1998   1998
                         ----------  --------- --------- --------- ------ ------
                                             (In Thousands)
Tier I capital.......... $  590,141    500,016   113,975   105,287 10,067 12,781
Total capital...........    655,394    557,567   124,549   116,807 10,067 13,577
Risk-weighted assets....  5,330,070  4,848,586   830,670   881,471  2,190 61,470
Adjusted quarterly
 average assets.........  6,866,296  6,396,674 1,256,837 1,218,405 28,623 88,290
Risk-based capital
 ratios:
  Tier I capital to
   risk-weighted assets:
    Actual..............      11.07%     10.31     13.72     11.94 459.68  20.79
    Regulatory minimum..       4.00       4.00      4.00      4.00   4.00   4.00
    Well-capitalized
     under prompt
     corrective action
     provisions.........       6.00       6.00      6.00      6.00   6.00   6.00
  Total capital to risk-
   weighted assets:
    Actual..............      12.30      11.50     14.99     13.25 459.68  22.09
    Regulatory minimum..       8.00       8.00      8.00      8.00   8.00   8.00
    Well-capitalized
     under prompt
     corrective action
     provisions.........      10.00      10.00     10.00     10.00  10.00  10.00
  Leverage ratio:
    Actual..............       8.59       7.82      9.07      8.64  35.17  14.48
    Regulatory minimum..       4.00       4.00      4.00      4.00   4.00   4.00
    Well-capitalized
     under prompt
     corrective action
     provisions.........       5.00       5.00      5.00      5.00   5.00   5.00

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

(12) SUPPLEMENTARY INCOME STATEMENT INFORMATION

   Following is a breakdown of the components of "other operating" expenses on the Consolidated Statements of Income:

                                                                Years Ended
                                                                December 31
                                                           ---------------------
                                                            1999    1998   1997
                                                           ------- ------ ------
                                                              (In Thousands)
   Marketing.............................................. $ 5,974  7,370  7,303
   External data processing services......................   6,298  5,364  4,446
   Deposit and other insurance............................   2,618  3,415  3,346
   Postage and freight....................................   4,449  4,486  4,107
   Printing and office supplies...........................   8,017  7,935  6,178
   Telecommunications.....................................   6,817  6,341  5,765
   Legal and professional fees............................   7,870 10,331  6,340
   Amortization of intangible assets......................   4,150  4,122  4,433
   All other..............................................  26,494 26,022 23,330
                                                           ------- ------ ------
     Total other operating expenses....................... $72,687 75,386 65,248
                                                           ======= ====== ======

(13) INCOME TAXES

   The components of income tax expense for the years ended December 31, 1999, 1998 and 1997 are as follows:

                                                         1999     1998    1997
                                                        -------  ------  ------
                                                           (In Thousands)
Current income taxes:
  Federal.............................................. $78,383  66,004  57,809
  State................................................   4,435   7,552   5,172
                                                        -------  ------  ------
    Total current tax expense..........................  82,818  73,556  62,981
                                                        -------  ------  ------
Deferred income tax benefit:
  Federal..............................................  (1,334) (4,071) (6,245)
  State................................................    (133)   (853)   (971)
                                                        -------  ------  ------
    Total deferred tax benefit.........................  (1,467) (4,924) (7,216)
                                                        -------  ------  ------
    Total income tax expense........................... $81,351  68,632  55,765
                                                        =======  ======  ======

   During 1999 and 1998, a total of $441,000 and $495,000, respectively, of income tax benefit was credited to additional paid-in capital as a result of the exercise of certain stock options and as a result of the lapse of restrictions on restricted stock.

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

   A reconciliation of income tax expense to the amount computed by multiplying income before income taxes by the statutory federal income tax rate follows:

                                                              % of Pretax
                                         Amount                 Income
                                  -----------------------  -------------------
                                   1999     1998    1997   1999   1998   1997
                                  -------  ------  ------  -----  -----  -----
                                              (In Thousands)
Tax expense at statutory rate on
 income before income taxes.....  $81,261  66,445  52,916  35.00% 35.00  35.00
State taxes, net of federal
 benefit........................    2,797   4,354   2,731   1.20   2.29   1.81
Increase (reduction) in taxes
 resulting from:
  Tax-exempt interest on
   investment securities and
   loans........................   (1,486) (1,370) (1,411)  (.64)  (.70)  (.93)
  Other, net....................   (1,221)   (797)  1,529   (.52)  (.40)  1.00
                                  -------  ------  ------  -----  -----  -----
Income tax expense..............  $81,351  68,632  55,765  35.04% 36.19  36.88
                                  =======  ======  ======  =====  =====  =====

   At December 31, 1999 and 1998, CCB had recorded net deferred tax assets of $35,582,000 and $16,295,000, respectively, which are included in "other assets" on the Consolidated Balance Sheets. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. In management's opinion, it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets. In addition, taxes paid during the carryback period exceed CCB's recorded net deferred tax asset. Consequently, management has determined that a valuation allowance for deferred tax assets was not required at December 31, 1999 or 1998. In connection with the Stone Street acquisition, CCB acquired a net deferred tax asset of $900,000 representing tax bases in excess of financial amounts. The sources and tax effects of cumulative temporary differences that give rise to significant portions of the net deferred tax assets at December 31, 1999 and 1998 are shown below:

                                                                 1999    1998
                                                                ------- ------
                                                                (In Thousands)
   Deferred tax assets:
     Reserve for loan losses................................... $28,784 26,370
     Postretirement benefits...................................   4,234  2,853
     Deferred compensation.....................................   2,338  2,453
     Unrealized losses on investment securities available for
      sale.....................................................   8,530     --
     Other.....................................................   4,918  5,838
                                                                ------- ------
       Total gross deferred tax assets.........................  48,804 37,514
                                                                ------- ------
   Deferred tax liabilities:
     Intangible assets.........................................     676  1,218
     Deferred loan fees and costs..............................   4,232  3,333
     Premises and equipment....................................   2,915  1,542
     FHLB dividends............................................   2,294  2,581
     Unrealized gains on investment securities available for
      sale.....................................................      --  8,390
     Mortgage servicing rights gain............................   1,569  2,724
     Other.....................................................   1,536  1,431
                                                                ------- ------
       Total gross deferred tax liabilities....................  13,222 21,219
                                                                ------- ------
       Net deferred tax asset.................................. $35,582 16,295
                                                                ======= ======

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

(14) COMMITMENTS, CONTINGENCIES AND OFF-BALANCE SHEET RISK

 Commitments and Contingencies

   The Subsidiary Banks lease certain real property and equipment under long-term operating leases expiring at various dates to 2019. Total rental expense amounted to $8,601,000 in 1999, $7,467,000 in 1998 and $6,319,000 in 1997. A
summary of noncancellable, long-term lease commitments at December 31, 1999 follows:

                                                Type of Property
                                             -----------------------    Total
                                             Real Property Equipment Commitments
                                             ------------- --------- -----------
                                                       (In Thousands)
   Year Ending December 31
   -----------------------
   2000.....................................    $ 6,923      3,186     10,109
   2001.....................................      6,447      2,637      9,084
   2002.....................................      6,050      1,845      7,895
   2003.....................................      5,264        276      5,540
   2004.....................................      4,213         30      4,243
   Thereafter...............................     31,535         --     31,535
                                                -------      -----     ------
     Total lease commitments................    $60,432      7,974     68,406
                                                =======      =====     ======

   Generally, real estate taxes, insurance, and maintenance expenses are obligations of the Subsidiary Banks. It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will not be less than the amounts shown for 2000.

   Certain legal claims have arisen in the normal course of business in which CCB and certain of its Subsidiary Banks have been named as defendants. Although the amount of any ultimate liability with respect to such matters cannot be determined, in the opinion of management and counsel, any such liability will have no material effect on CCB's financial position or results of operations.

   In addition to legal actions in the normal course of business, AmFed filed a claim against the United States of America in the Court of Federal Claims in 1995. The complaint seeks compensation for exclusion of supervisory goodwill from the calculation of AmFed's regulatory capital requirements as a result of enactment of the Financial Institution Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). During the 1980's, healthy thrift institutions were encouraged to buy troubled thrifts through the regulatory agencies allowing the thrifts to count supervisory goodwill as regulatory capital on their balance sheets and amortize the purchase over several decades. Supervisory goodwill represented the difference between the purchase price and the actual value of an insolvent thrift's tangible assets. However, when the FIRREA legislation was enacted in 1989, the acquiring thrifts were required to write-off their supervisory goodwill more rapidly, effectively wiping out a significant part of their regulatory capital. Over 100 lawsuits have been filed by the acquiring thrifts seeking compensation from the United States for the losses suffered from capital restrictions. AmFed's supervisory goodwill arose from acquisitions in 1982. CCB is vigorously pursuing this litigation. The amount of recovery, if any, which could result if AmFed were to prevail in its suit cannot be determined at this time. Legal expenses incurred in pursuit of the claim have been nominal.

   Commitments to extend credit are agreements to lend to customers as long as there is no violation of any condition established in the contract. These commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of these

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's credit worthiness is evaluated on a case-by-case basis and collateral, primarily real estate or business assets, is generally obtained. At December 31, 1999 and 1998, the Subsidiary Banks had commitments to extend credit of approximately $1.7 billion and $1.8 billion. These amounts include unused revolving credit lines and home mortgage equity lines of $94 million and $496 million, respectively, at December 31, 1999 and $403 million and $416 million, respectively, at December 31, 1998.

   Standby letters of credit are commitments issued by the Subsidiary Banks to guarantee the performance of a customer to a third party. The standby letters of credit are generally secured by non-depreciable assets. The Subsidiary Banks had approximately $39 million and $31 million in outstanding standby letters of credit at December 31, 1999 and 1998.

 Off-Balance Sheet Risk

   The Subsidiary Banks are parties to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of their customers and to reduce their own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit and interest rate contracts. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the Consolidated Balance Sheets. The contract or notional amount of these instruments reflects the extent of involvement that the Subsidiary Banks have in classes of financial instruments.

   The Subsidiary Banks use the same credit policies in making commitments to extend credit that are used for on-balance sheet instruments. For standby letters of credit, the Subsidiary Banks use a more strict credit policy due to the nature of the instruments. CCB's exposure to credit loss for commitments to extend credit and standby letters of credit in the event of the other party's nonperformance is represented by the contract amount of the instrument and is essentially the same as that involved in extensions of loans with collateral being obtained if deemed necessary.

   For interest rate contracts, the contract or notional amounts do not represent amounts to be exchanged between parties and are not a measure of financial risks, but only provide the basis for calculating interest payments between the counterparties. Potential credit risk on these contracts arises from the counterparty's inability to meet the terms of the contract. With management's policy of settling interest payments quarterly, the risk of loss from nonperformance is decreased. Management considers the credit risk of these contracts to be minimal and manages this risk through routine review of the counterparty's financial ratings.

   As of December 31, 1999, CCB had off-balance sheet derivative financial instruments in the form of interest rate swaps (basis swaps) with notional principal of $200 million. The interest rate swaps were entered into in July 1999 and April 1998 with two-year terms; the counterparties are large financial institutions. The purpose of entering into the interest rate swaps was to synthetically convert CCB's U.S. Treasury-based liabilities (certain types of deposit accounts) into prime rate-based liabilities and lock-in a favorable spread between the two indices. Payments or receipts of interest are computed by netting (1) payment of the notional amount times the prime rate, as adjusted by the terms of the basis swaps, and (2) receipt of the notional amount times the 91-day weekly Treasury Bill rate. Consequently, if the Treasury Bill rate increases more than the prime rate increases, CCB receives a greater net interest payment. Therefore, the negative impact of paying higher rates on the portions of the deposit base tied to the U.S. Treasury rates while earning "lower"

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES yields on prime-based earning assets (loans), is decreased. Net interest payments received on these financial instruments had a positive impact on interest expense in 1999 of $353,000 and a negative impact of $105,000 in 1998. CCB was party to another basis swap for $100 million that expired during 1999 and was replaced by the basis swap entered into in July 1999. Since inception, the cumulative impact of the three interest rate swaps as of December 31, 1999 was to decrease deposit interest expense by $272,000. CCB's interest rate swaps provide for the quarterly exchange of interest payments between counterparties. At December 31, 1999, interest receivable on these contracts totaled $78,000.

(15) DIVIDEND RESTRICTIONS

   Certain restrictions exist regarding the ability of the Subsidiary Banks to transfer funds to CCB in the form of cash dividends. Regulatory capital requirements must be met by the Subsidiary Banks as well as restrictions under the General Statutes of North Carolina in regard to CCB Bank. Under these requirements, the Subsidiary Banks have approximately $283,903,000 in retained earnings at December 31, 1999 that can be transferred to CCB in the form of cash dividends. Total dividends declared by the Subsidiary Banks to CCB in 1999 were $88,900,000.

   As a result of the above requirements, consolidated net assets of the Subsidiary Banks amounting to approximately $493,034,000 at December 31, 1999 were restricted from transfer to CCB.

(16) CCB FINANCIAL CORPORATION (PARENT COMPANY)

   CCB Financial Corporation's principal asset is the investment in its Subsidiary Banks and its principal source of income is dividends from the Subsidiary Banks. The Parent Company's Condensed Balance Sheets at December 31, 1999 and 1998 and the related Condensed Statements of Income and Cash Flows for the three-years ended December 31, 1999 are as follows:

                            Condensed Balance Sheets
                        As of December 31, 1999 and 1998

                                                                 1999     1998
                                                              ---------- -------
                                                                (In Thousands)
Cash and short-term investments.............................. $  185,840 177,036
Loans........................................................     75,096  65,653
  Less reserve for loan losses...............................        792     792
                                                              ---------- -------
    Net loans................................................     74,304  64,861
Investment in subsidiaries...................................    727,631 658,951
Other assets.................................................     19,969  17,772
                                                              ---------- -------
    Total assets............................................. $1,007,744 918,620
                                                              ========== =======
Master notes................................................. $  174,748 128,482
Note payable to subsidiary...................................     60,000  52,000
Subordinated notes...........................................     32,985  32,985
Other liabilities............................................     20,050  17,259
                                                              ---------- -------
    Total liabilities........................................    287,783 230,726
Shareholders' equity.........................................    719,961 687,894
                                                              ---------- -------
    Total liabilities and shareholders' equity............... $1,007,744 918,620
                                                              ========== =======

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

                          Condensed Income Statements
                  Years Ended December 31, 1999, 1998 and 1997

                                                     1999      1998     1997
                                                   --------  --------  -------
                                                        (In Thousands)
Dividends from subsidiaries......................  $ 88,900   151,700   32,100
Interest income..................................    11,413    10,909    9,811
Other income.....................................        48        66        8
                                                   --------  --------  -------
  Total operating income.........................   100,361   162,675   41,919
                                                   --------  --------  -------
Interest expense.................................    11,714    10,188    8,881
Provision for loan losses........................        --        --      102
Merger-related expense...........................        --        --    3,873
Management fees..................................       589       563      150
Other operating expenses.........................       889     1,303      870
                                                   --------  --------  -------
  Total operating expenses.......................    13,192    12,054   13,876
                                                   --------  --------  -------
Income before income taxes.......................    87,169   150,621   28,043
Income taxes.....................................      (606)     (377)    (910)
                                                   --------  --------  -------
Income before equity in undistributed net income
 of subsidiaries.................................    87,775   150,998   28,953
Equity in undistributed net income (loss) of
 subsidiaries....................................    63,048   (29,786)  66,471
                                                   --------  --------  -------
Net income.......................................  $150,823   121,212   95,424
                                                   ========  ========  =======

                       Condensed Statements of Cash Flows
                  Years Ended December 31, 1999, 1998 and 1997

                                                     1999      1998     1997
                                                   --------  --------  -------
                                                        (In Thousands)
Net cash provided by operating activities........  $ 88,980   153,493   26,347
Investment in subsidiaries.......................   (32,683)       --    2,598
Net decrease in loans to subsidiaries............        --    10,000       --
Net increase in loans............................    (9,443)   (4,776)  (7,835)
Other, net.......................................       (69)      (24)      (4)
                                                   --------  --------  -------
  Net cash provided (used) by investing
   activities....................................   (42,195)    5,200   (5,241)
                                                   --------  --------  -------
Increase in master notes.........................    46,266    11,110   32,505
Proceeds from issuance of debt to subsidiaries...     8,000     3,000    4,800
Proceeds from stock issuance in acquisition......    26,295        --       --
Purchase and retirement of common stock..........   (74,996)  (76,601)      --
Cash dividends...................................   (43,797)  (40,398) (36,750)
Other, net.......................................       251     1,959    3,417
                                                   --------  --------  -------
  Net cash provided (used) by financing
   activities....................................   (37,981) (100,930)   3,972
                                                   --------  --------  -------
Net increase in cash and short-term investments..     8,804    57,763   25,078
Cash and short-term investments at beginning of
 year............................................   177,036   119,273   94,195
                                                   --------  --------  -------
Cash and short-term investments at end of year...  $185,840   177,036  119,273
                                                   ========  ========  =======

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

(17) QUARTERLY FINANCIAL DATA (UNAUDITED)

   Summarized consolidated quarterly financial data for the years ended December 31, 1999 and 1998 follows:

                                       1999                            1998
                         -------------------------------- -------------------------------
                                    3rd     2nd     1st     4th     3rd     2nd     1st
                         4th Qtr.  Qtr.    Qtr.    Qtr.    Qtr.    Qtr.    Qtr.    Qtr.
                         -------- ------- ------- ------- ------- ------- ------- -------
                                       (In Thousands Except Per Share Data)
Interest income......... $154,344 146,486 145,796 142,973 145,517 145,683 144,562 141,637
Interest expense........   69,620  63,741  62,071  62,115  62,756  64,604  64,234  62,968
                         -------- ------- ------- ------- ------- ------- ------- -------
Net interest income.....   84,724  82,745  83,725  80,858  82,761  81,079  80,328  78,669
Provision for loan
 losses.................    3,525   3,284   5,676   1,811   4,320   4,778   3,646   3,140
                         -------- ------- ------- ------- ------- ------- ------- -------
Net interest income
 after provision for
 loan losses............   81,199  79,461  78,049  79,047  78,441  76,301  76,682  75,529
Gain on sale of credit
 card receivables.......      --      --   32,837     --      --      --      --      --
Other income............   32,476  28,549  32,551  32,041  30,275  28,588  29,508  24,737
Other expenses..........   62,765  60,453  61,596  59,222  58,313  58,894  58,918  54,092
                         -------- ------- ------- ------- ------- ------- ------- -------
Income before income
 taxes..................   50,910  47,557  81,841  51,866  50,403  45,995  47,272  46,174
Income taxes............   17,470  16,012  29,756  18,113  18,814  15,632  17,296  16,890
                         -------- ------- ------- ------- ------- ------- ------- -------
Net income.............. $ 33,440  31,545  52,085  33,753  31,589  30,363  29,976  29,284
                         ======== ======= ======= ======= ======= ======= ======= =======
Net income per share:
  Basic................. $    .84     .80    1.30     .84     .78     .75     .73     .70
  Diluted...............      .83     .79    1.29     .83     .77     .74     .72     .70

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES

(18) FAIR VALUE OF FINANCIAL INSTRUMENTS

   Disclosure of fair value estimates of on- and off-balance sheet financial instruments is required under SFAS No. 107. Certain financial instruments and all non-financial instruments are excluded from its disclosure requirements. Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business. Significant assets and liabilities that are not considered financial instruments include premises and equipment, intangible assets, negative goodwill, the trust department and mortgage banking operations. In addition, the tax ramifications resulting from the realization of the unrealized gains and losses of the financial instruments would have a significant impact on the fair value estimates presented and have not been considered in any of the fair value estimates. Accordingly, the aggregate fair value amounts presented below do not represent the underlying value of CCB. Estimated fair values of certain on-and off-balance sheet financial instruments at December 31, 1999 and 1998 are presented below (in thousands):

                                              1999                1998
                                      -------------------- -------------------
                                       Carrying    Fair    Carrying    Fair
                                        Amount     Value    Amount     Value
                                      ---------- --------- --------- ---------
                                                   (In Thousands)
Financial assets:
  Cash, time deposits in other banks
   and other short-term investments.. $  400,989   400,989   740,451   740,451
  Investment securities..............  1,636,490 1,638,568 1,364,387 1,369,475
  Net loans..........................  5,876,918 5,912,856 5,414,155 5,527,581
  Financial liabilities:
  Deposits...........................  6,717,025 6,705,433 6,459,764 6,475,689
  Short-term borrowings..............    329,670   329,670   288,256   288,256
  Long-term debt.....................    328,922   320,295   216,695   219,236
Off-balance sheet financial
 instruments:
  Interest rate swaps................         78       100        26      (430)

   Fair value estimations are made at a point in time based on relevant market information and the characteristics of the on- and off-balance sheet financial instruments being valued. The estimated fair value presented does not represent the gain or loss that could result if CCB chose to liquidate all of its holdings of a financial instrument. Because no market exists for a large portion of CCB's financial instruments, fair value estimates are based on management's judgments about expected loss experience, current economic conditions, the risk characteristics of the individual financial instruments and other factors. Accordingly, these estimates are subjective in nature and involve a high degree of judgment and cannot be determined with a high degree of precision. Changes in assumptions and/or the methodology used could significantly impact the fair values presented above.

 Financial Assets

   The fair value of cash, time deposits in other banks and other short-term investments is equal to their carrying value due to the nature of those instruments. The fair value of investment securities is based on published market values. The fair value of net loans is based on the discounting of scheduled cash flows through estimated maturity using market rates and management's judgment about the credit risk inherent in the different segments of the loan portfolio. Estimates of maturity, except for residential mortgage loans, are based on the stated term of the loan or CCB's estimates of

                   CCB FINANCIAL CORPORATION AND SUBSIDIARIES prepayments considering current economic and lending conditions. Estimates of maturity for residential mortgage loans are based on prepayments estimated by secondary market sources.

 Financial Liabilities

   The fair value of noninterest-bearing deposits, savings and NOW accounts and money market accounts is the amount payable on demand at December 31, 1999 and 1998. The fair value of time deposits is estimated based on the discounted value of contractual cash flows using the currently offered rate for deposits with similar remaining maturities. Short-term borrowings are generally due within 90 days, and, accordingly, the carrying amount of these instruments is considered to be a reasonable approximation of their fair value. The estimated fair value of long-term debt is based on quoted market rates for the same or similar issues or is based on the market rates for debt of the same remaining maturities.

 Off-Balance Sheet Financial Instruments

   The estimated fair value of commitments to extend credit and standby letters of credit are equal to their carrying value due to the majority of these off-balance sheet instruments having relatively short terms to maturity and being written at variable rates. The carrying amounts of commitments to extend credit and standby letters of credit are comprised of unamortized fee income, if any. These amounts are not material to CCB. The carrying amounts are reasonable estimates of the fair value of these off-balance sheet financial instruments due to their maturity and repricing terms.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
CCB Financial Corporation

   We have audited the consolidated balance sheets of CCB Financial Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CCB Financial Corporation and subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ KPMG LLP

Raleigh, North Carolina
January 20, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               $200,000,000


                       National Commerce Capital Trust II

                           % Trust Preferred Securities
              Liquidation Amount $25 per Trust Preferred Security

                     Fully and Unconditionally Guaranteed,

                to the extent described in this prospectus,

                   by National Commerce Financial Corporation

                                    JPMorgan

                            Merrill Lynch & Co.


                               ----------------

                         NBC Capital Markets Group


                           Salomon Smith Barney


                                UBS Warburg


                            Wachovia Securities


                               ----------------

                       Keefe, Bruyette & Woods, Inc.


                       Morgan Keegan & Company, Inc.


                     Sandler O'Neill & Partners, L.P.


                        SunTrust Robinson Humphrey


                                        , 2001




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The expenses of this offering in connection with this registration statement, other than underwriting compensation, are estimated as follows:

   SEC Registration Fee............................................... $ 50,000
   New York Stock Exchange Listing Fee................................   58,300
   Accounting Fees and Expenses.......................................  125,000
   Legal Fees and Expenses............................................  225,000
   Printing and Engraving.............................................  150,000
   Trustee Fees and Expenses..........................................   30,000
   Fees of Rating Agencies............................................  170,000
   Miscellaneous......................................................   16,700
                                                                       --------
     Total............................................................ $825,000
                                                                       ========

The foregoing expenses are to be paid by NCF.

Item 14. Indemnification of Directors and Officers

   NCF is a Tennessee corporation. Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act contain detailed provisions on indemnification of directors and officers of a Tennessee corporation against reasonable expenses.

   NCF's Restated Charter provides that no director of NCF shall be personally liable to NCF or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to NCF or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
(iii) for unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act.

   NCF's Bylaws provide that NCF shall indemnify any person who is made a party to a suit by or in the right of NCF to procure a judgment in its favor by reason of the fact that he, his testator or intestate is or was a director or officer of NCF against amounts paid in settlement and reasonable expenses including attorneys' fees actually and necessarily incurred as a result of such suit or proceeding or any appeal therein to the extent permitted by and in the manner provided by the laws of Tennessee. NCF shall indemnify any person made or threatened to be made a party to a suit or proceeding other than by or in the right of any company of any type or kind, domestic or foreign, by reason of the fact that he, his testator or intestate, was a director or officer of NCF or served such other company in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such suit or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of NCF and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that this conduct was unlawful, and to the extent permitted by, and in the manner provided by, the laws of Tennessee.

   The directors and officers of NCF are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

   Pursuant to the underwriting agreement, a form of which is filed as Exhibit
1.1 to this registration statement, the underwriters have agreed to indemnify, under certain conditions, the directors, officers and controlling persons of NCF against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933.

   Under the Trust Agreement, NCF will agree to indemnify each of the trustees of the trust or any predecessor trustee for the trust, and to hold the trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

Item 15. Recent Sales of Unregistered Securities

   On July 26, 2000, NCF acquired FMT Holding Company, the former parent of First Mercantile Trust Company and First Mercantile Capital Management, Inc. Pursuant to the Agreement and Plan of Reorganization between NCF and FMT Holding Company, NCF issued 1,700,000 shares of its unregistered common stock to the shareholders of FMT Holding Company in exchange for all the outstanding common stock of FMT Holding Company.

   On August 18, 1999, NCF acquired Southeastern Mortgage of Tennessee, Inc. NCF issued 199,250 shares of its unregistered common stock to the shareholders of Southeastern Mortgage of Tennessee, Inc. in exchange for all of that company's outstanding common stock.

   In both of these transactions, NCF issued its common stock without registration under the Securities Act of 1933, as amended, pursuant to the exemption from registration provided by Rule 506 promulgated under the Securities Act. In both transactions, NCF reasonably believed that there were no more than 35 purchasers of NCF's common stock and that each purchaser who was not an accredited investor had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment in NCF common stock.

Item 16. Exhibits and Financial Statement Schedules

   An index to Exhibits appears on the pages following the signature pages hereof.

Item 17. Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants under this registration statement pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   Each of the undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Each undersigned registrant undertakes that:

  1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by each registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, NCF has duly caused this amendment number 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on December 5, 2001.


                                          National Commerce Financial
                                           Corporation

                                                 /s/ Ernest C. Roessler
                                          By: _________________________________
                                                     Ernest C. Roessler
                                               President and Chief Executive
                                                          Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints K. Elizabeth Whitehead and Charles A. Neale, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done be virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this amendment number 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



              Signature                          Title                   Date
              ---------                          -----                   ----


                  *                    Chairman of the Board and   December 5, 2001
______________________________________  Director
          Thomas M. Garrott


                  *                    President and Chief         December 5, 2001
 ______________________________________ Executive Officer
          Ernest C. Roessler            (Principal Executive
                                        Officer) and Director

                  *                    Chief Financial Officer     December 5, 2001
 ______________________________________ (Principal Financial
            Sheldon M. Fox              Officer)

                  *                    Accounting Officer          December 5, 2001
 ______________________________________ (Principal Accounting
            Mark A. Wendel              Officer)

                  *                    Director                    December 5, 2001
 ______________________________________
         James B. Brame, Jr.

                  *                    Director                    December 5, 2001
______________________________________
        Bruce E. Campbell, Jr.

              Signature                          Title                   Date
              ---------                          -----                   ----


                  *                    Director                    December 5, 2001
______________________________________
         John D. Canale, III


                  *                    Director                    December 5, 2001
 ______________________________________
       James H. Daughdrill, Jr.

                                       Director                              , 2001
 ______________________________________
      Thomas C. Farnsworth, Jr.

                  *                    Director                    December 5, 2001
 ______________________________________
        Blake P. Garrett, Jr.

                  *                    Director                    December 5, 2001
 ______________________________________
            R. Lee Jenkins

                  *                    Director                    December 5, 2001
 ______________________________________
            C. Dan Joyner

                  *                    Director                    December 5, 2001
 ______________________________________
        W. Neely Mallory, Jr.

                  *                    Director                    December 5, 2001
 ______________________________________
          Eugene J. McDonald

                                       Director                             , 2001
 ______________________________________
        James E. McGehee, Jr.

                                       Director                             , 2001
 ______________________________________
       Phillip H. McNeill, Sr.

                  *                    Director                    December 5, 2001
 ______________________________________
            Eric B. Munson

                                       Director                             , 2001
 ______________________________________
           J. Bradbury Reed

                  *                    Director                    December 5, 2001
 ______________________________________
             David E. Shi

                                       Director                             , 2001
 ______________________________________
          H. Allen Tate, Jr.

                                       Director                             , 2001
______________________________________
           Phail Wynn, Jr.

       /s/ Charles A. Neale                                        December 5, 2001
*By: _________________________________
           Charles A. Neale
         As Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this amendment number 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Memphis, Tennessee on December 5, 2001.


                                          National Commerce Capital Trust II

                                                     /s/ Sheldon M. Fox
                                          By: _________________________________
                                             Name: Sheldon M. Fox
                                             Title:Trustee

                                                    /s/ Charles A. Neale
                                          By: _________________________________
                                             Name: Charles A. Neale
                                             Title:Trustee

                               INDEX TO EXHIBITS


 Exhibit
 Number                          Description of Exhibits
 ------- ----------------------------------------------------------------------
  1.1**  Form of Underwriting Agreement.


  2.1 Agreement and Plan of Reorganization entered into as of July 15, 2001 by and between NCF and SouthBanc Shares, Inc. is incorporated by reference from Exhibit 2.1 of NCF's Form S-4 filed on September 13,
         2001.

  3.1 Articles of Amendment to NCF's Amended and Restated Charter is incorporated by reference from Exhibit 3.1 of NCF's Form S-3/A filed on July 9, 2001.

  3.2    NCF's Amended and Restated Charter is incorporated by reference from
         Exhibit 3.1 to NCF's Form 8-K dated July 11, 2000.

  3.3 Bylaws of NCF as amended is incorporated by reference from Exhibit 3.2 to NCF's Annual Report on Form 10-K for the year ended December 31,
         1995.

  4.1 Specimen Stock Certificate of NCF is incorporated herein by reference from Exhibit 4.1 of NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

  4.2**  Certificate of Trust of National Commerce Capital Trust II.


  4.3    Intentionally Omitted.


  4.4    Intentionally Omitted.


  4.5**  Trust Agreement of National Commerce Capital Trust II.


  4.6**  Form of Preferred Securities Certificate.


  4.7    Intentionally Omitted.


  4.8**  Form of Subordinated Debenture.


  4.9**  Form of Junior Subordinated Indenture.


  4.10** Form of Guarantee Agreement.


  4.11   Form of indenture dated November 1, 1993 between CCB Financial
         Corporation and Bank of New York as successor to Wachovia Bank of North Carolina, N.A., Trustee, pursuant to which NCF's Subordinated
         Notes are issued and held is incorporated herein by reference from
         Exhibit 4.2 of the Central Carolina Bank and Trust Company
         Registration Statement No. 33-50793 on Form S-3 (File No. 001-11989).

  4.12   Article 5 of the Amended and Restated Charter (included in Exhibit
         3.2).


  4.13   Articles II and IV of the Bylaws (included in Exhibit 3.3).


  4.14** Form of Amended and Restated Trust agreement of National Commerce
         Capital Trust II.


  5.1** Opinion of Bass, Berry & Sims PLC, counsel to NCF, as to the legality of the securities being registered.


  5.2**  Opinion of Richards, Layton & Finger, P.A.


  8.1** Opinion of Bass, Berry & Sims PLC, counsel to NCF, as to certain federal income tax matters.


 10.1    Form of Promissory Notes of National Bank of Commerce payable to The
         Mallory Partners is incorporated herein by reference from Exhibit 10.1 to NCF's Annual Report on Form 10-K for the year ended December 31,
         1987 (File No. 0-6094).

 10.2*   Amended and Restated Employment Agreement entered into as of November
         1, 2001 by and between NCF and Thomas M. Garrott.

 Exhibit
 Number                          Description of Exhibits
 ------- ----------------------------------------------------------------------


  10.3* Employment Agreement entered into as of November 1, 2001, by and between NCF and Ernest C. Roessler.


  10.4 Employment Agreement entered into as of March 17, 2000, effective as of July 5, 2000, by and among NCF and William R. Reed, Jr. is incorporated by reference from Exhibit 10.24 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

  10.5 Employment Agreement entered into as of March 17, 2000, effective as of July 5, 2000, by and among NCF and Richard L. Furr is incorporated by reference from Exhibit 10.25 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

  10.6 Employment Agreement entered into as of March 17, 2000, effective as of July 5, 2000, by and among NCF and Lewis E. Holland is incorporated by reference from Exhibit 10.26 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

  10.7 Employment Agreement entered into as of March 17, 2000, effective as of July 5, 2000, by and among NCF and J. Scott Edwards is incorporated by reference from Exhibit 10.27 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

  10.8 Employment Agreement entered into as of March 17, 2000, effective as of July 5, 2000, by and among NCF and Sheldon M. Fox is incorporated by reference from Exhibit 10.28 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

  10.9 Employment Agreement entered into as of March 17, 2000, effective as of July 5, 2000, by and among NCF and David T. Popwell is incorporated by reference from Exhibit 10.29 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

  10.10 Employment Agreement entered into as of March 17, 2000, effective as of July 5, 2000, by and among NCF and Tom W. Scott is incorporated by reference from Exhibit 10.30 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

  10.12 Change of Control Agreement dated as of July 5, 2000 by and between National Commerce Financial Corporation and William R. Reed is incorporated by reference from Exhibit 10.32 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

  10.13 Change of Control Agreement dated as of July 5, 2000 by and between National Commerce Financial Corporation and Richard L. Furr is incorporated by reference from Exhibit 10.33 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

  10.14 Change of Control Agreement dated as of July 5, 2000 by and between National Commerce Financial Corporation and Lewis E. Holland is incorporated by reference from Exhibit 10.34 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

  10.15 Change of Control Agreement dated as of July 5, 2000 by and between National Commerce Financial Corporation and J. Scott Edwards is incorporated by reference from Exhibit 10.35 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

  10.16 Change of Control Agreement dated as of July 5, 2000 by and between National Commerce Financial Corporation and Sheldon M. Fox is incorporated by reference from Exhibit 10.36 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

 Exhibit
 Number                          Description of Exhibits
 ------- ----------------------------------------------------------------------
  10.17  Change of Control Agreement dated as of July 5, 2000 by and between
         National Commerce Financial Corporation and David T. Popwell is
         incorporated by reference from Exhibit 10.37 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

  10.18 Change of Control Agreement dated as of July 5, 2000 by and between National Commerce Financial Corporation and Tom W. Scott is incorporated by reference from Exhibit 10.38 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

  10.19 Hillsborough Savings Bank, Inc., SSB Management Recognition Plan is incorporated by reference to Exhibit 10.II.B of the Form 10-K of Piedmont Bancorp, Inc. ("PBI") for the fiscal year ended June 30, 1996 (File No. 001-14070).

  10.20 Piedmont Bancorp, Inc. Stock Option Plan is incorporated by reference to Exhibit 10.II.A to PBI's Form 10-K for the fiscal year ended June
         30, 1996 (File No. 001-14070).

  10.21  1993 Incentive Stock Option Plan is incorporated by reference to
         Exhibit 28 to the Registration Statement No. 33-61270 on Form S-8 of
         CCB Financial Corporation ("CCB")
         (File No. 001-11989).

  10.22 Salem Trust Bank 1986 Incentive Stock Option Plan is incorporated by reference to Exhibit 99 of Central Carolina Bank and Trust Company's
         Registration Statement No. 333-22031 on Form S-8 (File No. 001-11989).

  10.23 1995 Directors Performance Plan of American Federal Bank, FSB is incorporated by reference to Exhibit 99 to Central Carolina Bank and Trust Company's Registration Statement No. 333-34231 on Form S-8 (File
         No. 001-11989).

  10.24  1993 Nonstatutory Stock Option Plan for CCB Savings Bank of Lenoir,
         Inc., SSB is incorporated by reference to Exhibit 99 of Central
         Carolina Bank and Trust Company's Registration Statement No. 33-53599 on Form S-8, as amended by Amendment No. 1 to the 1993 Nonstatutory
         Stock Option Plan for CCB Savings Bank of Lenoir, Inc., SSB
         (incorporated by reference to Exhibit 10(G) of Central Carolina Bank and Trust Company's Annual Report on Form 10-K for the year ended
         December 31, 1993)(File No. 001-11989).

  10.25 1993 Nonstatutory Stock Option Plan for Graham Savings Bank, Inc., SSB is incorporated by reference to Exhibit 99 to Central Carolina Bank and Trust Company's Registration Statement No. 33-53595 on Form S-8
         (File No. 001-11989).

  10.26  Security Capital Bancorp Omnibus Stock Ownership and Long Term
         Incentive Plan is incorporated by reference to Exhibit 99 to Central
         Carolina Bank and Trust Company's Registration Statement No. 33-61791 on Form S-8 (File No. 001-11989).

  10.27 Long-Term Incentive Plan is incorporated by reference to Exhibit 99 to Central Carolina Bank and Trust Company's Registration Statement No.
         33-54645 on Form S-8 (File No. 001-11989).

  10.28  American Federal Bank, FSB Amended and Restated 1988 Stock Option and
         Incentive Plan is incorporated by reference to Exhibit 99 of Central
         Carolina Bank and Trust Company's Registration Statement No. 33-34207 on Form S-8 (File No. 001-11989).

  10.29 Stone Street Bancorp, Inc. Stock Option Plan is incorporated by reference to Exhibit 99 of Central Carolina Bank and Trust Company's
         Registration Statement No. 33-9158 on Form S-8 (File No. 001-11989).

  10.30  Deferred Compensation Agreement as of December 1, 1983 for Thomas M.
         Garrott is incorporated by reference to Exhibit 10c(2) to NCF's Form
         10-K for the year ended December 31, 1984 (File No. 0-6094).

 Exhibit
 Number                          Description of Exhibits
 ------- ----------------------------------------------------------------------
 10.31   1990 Stock Plan of NCF is incorporated by reference from Exhibit A to
         NCF's Proxy Statement for the 1990 Annual Meeting of Shareholders
         (File No. 0-6094).

 10.32 1994 Stock Plan of NCF, as amended and restated effective as of November 1, 1996, is incorporated by reference from Exhibit A to NCF's
         Proxy Statement for the 1997 Annual Meeting of Shareholders.

 10.33 Amendment Number One to the 1994 Stock Plan of NCF, as amended and restated effective as of November 1, 1996, is incorporated by reference from Exhibit 10.17 to NCF's Annual Report on Form 10-K for the year ended December 31, 1998.

 10.34 Amendment Number Two to the 1994 Stock Plan of NCF, as amended and restated effective as of November 1, 1996, is incorporated by reference from Exhibit 10.21 to NCF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

 10.35 Resolution authorizing Pension Restoration Plan is incorporated by reference from Exhibit 10(c)(7) to NCF's Annual Report on Form 10-K for the year ended December 31, 1986 (File No. 0-6094).

 10.36 National Commerce Financial Corporation Deferred Compensation Plan effective January 1, 1999, is incorporated by reference from Exhibit
         10.19 to NCF's Annual Report on Form 10-K for the year ended December
         31, 1998.

 10.37 CCB Financial Corporation Retirement Income Equity Plan as amended and restated effective January 1, 1998 is incorporated by reference from
         Exhibit 10.1 to NCF's Annual Report on Form 10-K for the year ended
         December 31, 2000.

 12.1*   Statement re: computation of ratios.

 16.1 A letter from Ernst & Young LLP regarding change in certifying accountant is incorporated by reference from Exhibit 16.1 to NCF's
         Current Report on Form 8-K dated March 20, 2001, as amended June 11,
         2001 on Form 8-K/A.

 21.1    List of subsidiaries of NCF is incorporated by reference from NCF's
         Form S-4 filed on September 13, 2001.

 23.1*   Consent of Ernst & Young LLP.

 23.2**  Consent of KPMG LLP.

 23.3**  Consent of Bass, Berry & Sims PLC (included in the opinion filed as
         Exhibit 5.1).

 23.4** Consent of Richards, Layton & Finger, P.A. (included in the opinion filed as Exhibit 5.2).

 24.1 Powers of Attorney (included on the signature page of this registration statement).

 25.1**  Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of The Bank of New York, as trustee under the Indenture.

 25.2** Form T-1 Statement of Eligibility for The Bank of New York, as property trustee under the Amended and Restated Declaration of Trust for National Commerce Capital Trust II.

 25.3** Form T-1 Statement of Eligibility for The Bank of New York, as guarantee trustee under the Guarantee Agreement.

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* Filed previously.


** Filed herewith.


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